MARTIN J. BRILL (State Bar No. 53220)
DOUGLAS D. KAPPLER (State Bar No. 48979)
ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California 90067
Telephone:  (310) 277-7400
Telecopier: (310) 277-7584

Attorneys for Debtors in Possession



                           UNITED STATES  BANKRUPTCY COURT
                            CENTRAL DISTRICT OF CALIFORNIA



In re                                  )  Bk. No. LA 94-11730-AA Chapter 11
                                       )
AMERICAN BLOOD INSTITUTE, INC.,        )  (Joint Administration of Case Nos. LA
a Delaware corporation; AVRE, INC.,    )  94-11730-AA, LA 94-11736-AA, and LA
a Nevada corporation; and BINARY       )  94-11738-AA)
ASSOCIATES, INC., a Colorado           )
corporation,                           )  [Cases Not Consolidated]
                                       )
                  Debtors.             )  MOTION FOR ORDER CONFIRMING THIRD
                                       )  AMENDED JOINT PLAN OF REORGANIZATION
                                       )  OF AMERICAN BLOOD INSTITUTE, INC.,
                                       )  AVRE, INC. AND BINARY ASSOCIATES, INC.
                                       )
                                       )  Date:  January 24, 1996
                                       )  Time:  10:30 a.m.
                                       )  Place: Courtroom "1375"
                                       )         Roybal Federal Building
                                       )         255 East Temple Street
---------------------------------------)         Los Angeles, CA 90012

                                 TABLE OF CONTENTS
                                 -----------------                         PAGE
                                                                           ----
TABLE OF AUTHORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii

I.        INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
II.       ABBREVIATED HISTORY OF THESE PROCEEDINGS . . . . . . . . . . . . .  3
III.      THE DISCLOSURE STATEMENT AND THE PLAN. . . . . . . . . . . . . . .  5
IV.       CONFIRMATION CRITERIA. . . . . . . . . . . . . . . . . . . . . . .  6
          A. The Plan Complies With The Applicable
             Provisions Of Chapter 11 (Section 1129(a)(1)) . . . . . . . . .  7
             1.   Section 1122 . . . . . . . . . . . . . . . . . . . . . . .  7
             2.   Section 1123 . . . . . . . . . . . . . . . . . . . . . . .  9

          B. Under Section 1129(a)(2) The Proponents Of The Plan Comply
             With The Applicable Provisions Of Chapter 11. . . . . . . . . . 13
          C. Under Section 1129(a)(3) The Plan Has Been
             Proposed In Good Faith And Not By Any Means Forbidden By Law. . 16
          D. Under Section 1129(a)(4) Various Disclosures Have Been Made . . 16
          E. Under Section 1129(a)(5) Disclosures Regarding Insiders Have
             Been Made.  . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          F. Regulatory Approval Under Section 1129(a)(6). . . . . . . . . . 17
          G. Under Section 1129(a)(7) The Plan Satisfies
             The Best Interests Of Creditors Test  . . . . . . . . . . . . . 17
          H. All Classes Except Class 2 Have Accepted The Plan Or Are Not
             Impaired Under The Plan Under Section 1129(a)(8). . . . . . . . 18
          I. Acceptance By Class 2 Of The Plan Is Not
             Necessary (Section 1129(b)) . . . . . . . . . . . . . . . . . . 19
          J. Under Section 1129(a)(9) Priority Payments Are
             Treated Appropriately Under The Plan. . . . . . . . . . . . . . 24
          K. Under Section 1129(a)(10) At Least One Class
             Of Impaired Claims Has Accepted The CCI Plan  . . . . . . . . . 25
          L. Under Section 1129(a)(11) The Plan Is Feasible  . . . . . . . . 26

                          -----------------------------                 PAGE(S)
                                                                        -------
          M.   Under Section 1129(a)(12), All Fees Payable
               Under Section 1930 Of Title 28 Have Been Paid . . . . . . . . 26
          N.   The Requirements Of Section 1129(a)(13) Have
               Been Met . . . . . . . . . . . . . . . . . . . . . . . . . .  27
V.        CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

DECLARATION OF MARTIN J. BRILL . . . . . . . . . . . . . . . . . . . . . . . 29

DECLARATION OF JERRY L. BURDICK . . . . . . . . . . . . . . . . . . . . . .  33

DECLARATION OF STEVEN GREEN . . . . . . . . . . . . . . . . . . . . . . . .  35

DECLARATION OF CHELL CHELLIAH . . . . . . . . . . . . . . . . . . . . . . .  38

                                TABLE OF AUTHORITIES
                                --------------------

CASES                                                                   PAGE(S)
-----                                                                  --------
IN RE HOLLINGER,
              15 B.R. 35 (Bankr. W.D.L.A. 1981) . . . . . . . . . . . .  22,23

IN RE HOTEL ASSOCIATES,
              165 B.R. 470 (9th BAP 1994) . . . . . . . . . . . . . . . . . 23

IN RE PINE LAKE VILLAGE APARTMENT CO.,
              19 B.R. 819 (Bankr. S.D.N.Y. 1982) . . . . . . . . . . . . .  21

IN RE SULLIVAN,
              26 B.R. 677 (Bankr. W.D.N.Y. 1982) . . . . . . . . . . . . . . 7

STATUTES

11 U.S.C. section 503(a)(7) . . . . . . . . . . . . . . . . . . . . . . . .  25
11 U.S.C. section 507(a) . . . . . . . . . . . . . . . . . . . . . . . . . .  9
11 U.S.C. section 507(a)(1) . . . . . . . . . . . . . . . . . . . . . . . .  24
11 U.S.C. section 507(a)(3) . . . . . . . . . . . . . . . . . . . . . . .  7,25
11 U.S.C. section 507(a)(4) . . . . . . . . . . . . . . . . . . . . . . .  7,25
11 U.S.C. section 507(a)(5) . . . . . . . . . . . . . . . . . . . . . . .  7,25
11 U.S.C. section 507(a)(6) . . . . . . . . . . . . . . . . . . . . . . .  7,25
11 U.S.C. section 507(a)(7) . . . . . . . . . . . . . . . . . . . . . . . . . 7
11 U.S.C. section 507(a)(8) . . . . . . . . . . . . . . . . . . . . . . . .  25
11 U.S.C. section 544 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 545 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 546 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 548 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 549 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 550 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 551 . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
11 U.S.C. section 1121 . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
11 U.S.C. section 1122 . . . . . . . . . . . . . . . . . . . . . . . . . . 7,14
                                     -iii-

                        --------------------------------                PAGE(S)
                                                                        -------

11 U.S.C. section 1123 . . . . . . . . . . . . . . . . . . . . . . 7, 9, 11, 14
11 U.S.C. section 1123(a) . . . . . . . . . . . . . . . . . . . . . . . .  9-11
11 U.S.C. section 1123(a)(6)  . . . . . . . . . . . . . . . . . . . . . . .  14
11 U.S.C. section 1123(b) . . . . . . . . . . . . . . . . . . . . . . . . 11,12
11 U.S.C. section 1124(3) . . . . . . . . . . . . . . . . . . . . . . . . . . 7
11 U.S.C. section 1125 . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
11 U.S.C. section 1126 . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
11 U.S.C. section 1127 . . . . . . . . . . . . . . . . . . . . . . . . .  13,14
11 U.S.C. section 1129(a)(1) . . . . . . . . . . . . . . . . . . . . . . 6,7,13
11 U.S.C. section 1129(a)(2) . . . . . . . . . . . . . . . . . . . . . .  13,15
11 U.S.C. section 1129(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . 16
11 U.S.C. section 1129(a)(4) . . . . . . . . . . . . . . . . . . . . . . . . 16
11 U.S.C. section 1129(a)(5) . . . . . . . . . . . . . . . . . . . . . . . . 17
11 U.S.C. section 1129(a)(6) . . . . . . . . . . . . . . . . . . . . . . . . 17
11 U.S.C. section 1129(a)(7) . . . . . . . . . . . . . . . . . . . . . . . . 17
11 U.S.C. section 11l9(a)(8) . . . . . . . . . . . . . . . . . . . . . . . . 18
11 U.S.C. section 1129(a)(9) . . . . . . . . . . . . . . . . . . . . . .  13,24
11 U.S.C. section 1129(a)(9)(B) . . . . . . . . . . . . . . . . . . . . . .  25
11 U.S.C. section 1129(a)(9)(C) . . . . . . . . . . . . . . . . . . . . . .  25
11 U.S.C. section 1129(a)(10) . . . . . . . . . . . . . . . . . . . . . . 25,26
11 U.S.C. section 1129(a)(11) . . . . . . . . . . . . . . . . . . . . . . .  26
11 U.S.C. section 1129(a)(12) . . . . . . . . . . . . . . . . . . . . . . 26,27
11 U.S.C. section 1129(a)(13) . . . . . . . . . . . . . . . . . . . . . . .6,27
11 U.S.C. section 1129(b) . . . . . . . . . . . . . . . . . . . . . 18,19,21,22
11 U.S.C. section 1129(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . 21

                            --------------------------------            PAGE(S)
                                                                        -------
11 U.S.C. section 3020(b)(2) . . . . . . . . . . . . . . . . . . . . . . . . 16
28 U.S.C. section 1930 . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

RULES

Federal Rule of Bankruptcy Procedure 3019 . . . . . . . . . . . . . . . . .  14

OTHER

5 COLLIER ON BANKRUPTCY
      PARA 1122.03[6] at 1122-12 (15th ed. 1983) . . . . . . . . . . . . . . 21

Klee,
       "All You Ever Wanted to Know About Cramdown Under the New Bankruptcy
Code, " 53 Am. Bankr. L.J. 133, 141-142, 167-168 (1979) . . . . . . . . . .  21

Pachulski,
      "The Cramdown and Valuation Under Chapter 11 of the
      Bankruptcy Code, " 58 N.C.L. Rev. 925, 936-938 (1980)  . . . . . . . . 21

TO THE HONORABLE ALAN M. AHART, UNITED STATES BANKRUPTCY JUDGE; THE UNITED STATES TRUSTEES; CREDITORS OF THE ABOVE-NAMED DEBTORS AND ALL OTHER INTERESTED PARTIES:

        PLEASE TAKE NOTICE that on January 24, 1996 at 10:30 a.m. in
Courtroom 1375 of the above-entitled Court located at 255 East Temple Street, Los Angeles, California, American Blood Institute, Inc. ("ABI"), AVRE, Inc. ("AVRE"), and Binary Associates, Inc. ("Binary") (collectively the "Debtors") a hearing will be held on the Debtors Motion to Confirm the Third Amended
Joint Plan of Reorganization of ABI, AVRE and Binary (the "Motion" and the "Plan", respectively).

         This Motion is made on the grounds that the Plan meets all of the requirements for confirmation set forth in 11 U.S.C. section 1129(a)(1)-(13) and should be confirmed by the Court.

         This Motion is based on these moving papers, the memorandum of points and authorities that follows, the supporting declarations attached hereto, all of the papers and records on file herein, and such further evidence, both oral and documentary, as may be presented at the hearing on this Motion.

         PLEASE TAKE NOTICE that Local Bankruptcy Rule 111(1)(g) requires that any response to this Motion be filed with the Clerk of the Court and served upon the attorneys for the Debtors at the address set forth in the upper left-hand corner of the first page hereof not later than eleven (11) days prior to the hearing date. Pursuant to Local Bankruptcy Rule 111(1)(j), the failure to timely file and serve written opposition may be deemed by the

Court to be consent to the granting of the relief requested in the Motion.


DATED:  January 3, 1996             ROBINSON, DIAMANT, BRILL & KLAUSNER
                                    A Professional Corporation

                                    By: Martin J. Brill
                                       --------------------------------

                                               MARTIN J. BRILL
                                                Attorneys for
                                            Debtors in Possession

                         MEMORANDUM OF POINTS AND AUTHORITIES
                         ------------------------------------

                                          I.

                                     INTRODUCTION
                                     ------------

       This memorandum and the materials filed concurrently as exhibits hereto are submitted for the purpose of assisting the Court at arriving at a fully informed judgment on the issue of whether the plan is worthy of confirmation. Since its inception, this reorganization proceeding has been a great challenge to all involved in it. The final act of the reorganization process is now at hand, and it remains for this Court to determine whether the Plan meets the statutory requirements for confirmation. This memorandum attempts to make comprehensive analysis of the economic, financial and legal issues placed before the Court in this case.

                                         II.

                       ABBREVIATED HISTORY OF THESE PROCEEDINGS
                       ----------------------------------------

These proceedings were commenced January 7, 1994 by the filing of voluntary petitions by each of the Debtors under chapter 11 of the Bankruptcy Code. Early in the case the Court entered an order approving joint administration of all these cases thereby avoiding duplication of costs and expenses.

     By order entered September 21, 1994 the Bankruptcy Court authorized ABI to obtain up to $4.5 million in credit through the issuance of Debtors' Notes. The Debtors filed a plan based on such financing. ABI initially attempted to place the Notes through Relco Corporation ("Relco"), an investment banking firm primarily engaged in restructuring and financing companies in chapter 11. Relco was unable to place the Notes, and ABI was forced to turn to other sources and withdraw the Plan based on financing from Relco.

     More recently, ABI received a best efforts commitment from First Equity Capital Corporation ("First Equity") to place $1.2 million in Debtors' Notes with its clients, which will net approximately $1 million to ABI. Based on this new financing source, the Debtors filed their Second Amended Joint Plan on October 26, 1995. In order to meet certain objections to the Second Amended Joint Plan and its accompanying disclosure statement, the Debtors filed their Third Amended Joint Plan of Reorganization (the "Plan") and accompanying disclosure statement. The disclosure statement for the Plan was approved by the Court by order entered December 28, 1996 pursuant to the hearing held on December 6, 1995 as containing adequate information, it was disseminated to creditors and other interested parties together with the ballots and certain other materials on December 8, 1995. A copy of the order approving the disclosure statement for the Plan is attached hereto as Exhibit "A"

    As of the date of the filing of this Motion, the $1.2 million in Debtors' Notes have been substantially subscribed. As is shown more fully in the disclosure statement to the Plan, full subscription of $1.2 million in Debtors' Notes will yield sufficient cash to fund the Plan.

    Meanwhile, CVD Financial Corporation ("CVD") obtained relief from stay to foreclose on its security effective January 2, 1996 by order entered August 25, 1995. CVD is the major creditor of the Debtors and is secured by the assets of each of the Debtors and the stock of AVRE and Binary. On November 29, 1995 the Debtors filed a complaint against CVD seeking to enjoin CVD from proceeding with foreclosure until after the confirmation hearing on the Plan.
 Hearing on a preliminary injunction in connection with the complaint scheduled for December 20, 1995 has been continued to January 17, 1996, and CVD has agreed that it will not foreclose on its security until after the hearing on the preliminary injunction.

                                        III.

                        THE DISCLOSURE STATEMENT AND THE PLAN

    As noted above, on November 27, 1995 the Debtors filed the Plan with the Court. Also on November 27, 1995 the Debtors filed the Disclosure Statement with respect to the Plan, which Disclosure Statement was approved by this Court's order entered December 28, 1995.

    The Debtors' management worked closely with bankruptcy counsel to prepare the Disclosure Statement, which the Court has ruled contains adequate information regarding the Plan. After obtaining approval of the Disclosure Statement, the Debtors caused materials consisting of the Disclosure Statement, the form of ballots, the Plan, the Notice of Hearing to Consider Confirmation of the Plan and Time Fixed for Filing Acceptance or

Rejection of the Plan, and a letter from counsel to the Official Creditors Committee to be disseminated to creditors. A copy of the materials so disseminated is filed herewith as Exhibit "B."

    The Disclosure Statement is quite complete, describing the history and nature of the Debtors and the reorganization proceedings and describing the management, business and finances of the Debtors. The Disclosure Statement also summarizes the Plan, including a forecast of post-reorganization operations, and has a copy of the Plan attached as an exhibit. The Disclosure Statement contains the liquidation, implementation and feasibility analysis that will serve as a cornerstone for showing that the Plan complies with the confirmation requirements of the Code discussed below. Rather than repeat material contained is the Disclosure Statement, this memorandum incorporates by reference the discussion in the Disclosure Statement.

                                         IV.

                                CONFIRMATION CRITERIA

     In order to be confirmed, the Plan must comply with all of the requirements set forth in 11 U.S.C. sections 1129(a)(1)-(13). This memorandum demonstrates conclusively that the Plan complies with each of the requirements set forth in the Code and should therefore be confirmed by this Court.

      A.   THE PLAN COMPLIES WITH THE APPLICABLE PROVISIONS
           OF CHAPTER 11 (SECTION 1129(a)(1)).

     Section 1129(a)(1) of the Code requires a plan to comply with the applicable provisions of Chapter 11. In general, a plan must comply with sections 1121 and 1123 of the Code. IN RE SULLIVAN, 26 B.R. 677, 678 (Bankr. W.D.N.Y. 1982).

           1.   SECTION 1122.

            Section 1122 of the Code relates to classification of claims or interests. Section 1122 (a) requires a plan to place a claim or interest in a particular class only if the claim or interest is substantially similar to other claims or interests of such class. Article II of the Plan designates classes of claims and interests.

     Class 1 consists of all allowed unsecured claims entitled to priority under Section 507(a)(3), (4), (5), (6) or (7) of the Code. Since these claims are all entitled to priority and all receive identical treatment under the Plan, and since this class is unimpaired under Section 1124(3) of the Code because each holder of a class 1 claim will receive cash on the effective date of the plan equal to the allowed amount of the claim, it is not necessary to classify separately the various priority claims into different classes.

     Class 2 consists of the allowed secured claim of CVD, estimated at approximately $1.6 million. The Plan provides that the Class 2 claimant will be paid $600,000 cash on the effective date, the balance to be amortized and paid over four years with interest of 14% per annum on the unpaid balance. A copy of the proposed note to be given CVD is attached hereto as Exhibit "C" and is incorporated herein by this reference. CVD shall retain any valid security interest it holds for its claim.

                 Class 3 consists of all allowed unsecured claims against ABI. Pursuant to Section 4.4 of the Plan, holders of Class 3 Claims will share in the distribution of the balance remaining from $200,000 cash after payment of Class 5 and Class 6 Claims therefrom up to a maximum payment of Class 3 Claims of $.10 cash for each claim dollar. Holders of Class 3 Claims will also share 10,000 shares of Reorganized ABI common stock and 50% of any net affirmative recovery received by Debtors on account of any avoidable transfers.

    Class 4 consists of holders of unsecured Notes of ABI. Holders of unsecured Notes shall receive 105,275 shares of common stock of reorganized ABI.

    Class 5 consists of all allowed unsecured claims against AVRE. Pursuant to Section 4.6 of the Plan, holders of Class 5 Claims shall receive $.80 for each claim dollar in cash as soon as practicable after the effective date.

    Class 6 consists of all allowed unsecured claims against Binary pursuant to Section 4.7 of the Plan, creditors of Binary holding unsecured claims shall receive $.80 for each claim dollar in cash as soon as practicable after the effective date.

    Class 7 consists of preferred and common equity interests of ABI. Pursuant to Section 4.8 of the Plan, on the effective date all preferred and common equity interests of ABI shall be deemed cancelled, annulled and terminated, and the holders of such interests shall receive no distribution under the Plan on account of their interests in such class.

    Class 8 consists of the holder of the issued and outstanding common stock of AVRB and Binary. Pursuant to Section 4.a of the Plan, the holder of such stock, ABI, shall retain all such interests.

    2.   SECTION 1123.

    A plan must also comply with the requirements of Section 1123 of the Code. Subsection (a) of Section 1123 sets forth seven mandatory requirements. Under paragraph one, a plan must designate classes of claims other than claims of a kind specified in paragraphs 1, 2 and 8 of
Section 507(a). Article II of the Plan designates classes of claims and interests in accordance with this requirement. Claims of the kind specified in paragraphs 1, 2 and 8 of Section 507(a) are not classified and are treated in
Article III of the Plan.

    Paragraph 2 of Section 1123(a) requires that a plan specify any class of claims or interests that is not impaired under the plan. Article V of the Plan specifies classes of claims and interests that are not impaired under the plan thereby satisfying this requirement.

    Paragraph 3 of Section 1123(a) requires that a plan specify the treatment of any class of claims or interests that is impaired under the Plan. Article IV of the Plan indicates the treatment of the impaired classes of claims and interests under the Plan.

    Paragraph 4 of Section 1123(a) requires that a plan provide the same treatment for each claim or interest of a particular class unless the holder of particular claim or interest agrees to less favorable treatment of such particular claim or interact. Articles III and IV of the Plan each specify identical treatment of all claims and interests in a various class unless a holder agrees to a different or a lees favorable treatment.

    Paragraph 5 of Section 1123(a) requires that a plan provide adequate means for the execution of the plan. Article VII of the Plan provides the means for the implementation and execution of the plan, including continued business operations of the Debtors' entities and the borrowing of up to $1,175,000 by means of Debtors' Notes.

    Paragraph 6 of Section 1123(a) specifies that a plan must provide for the inclusion in the charter of the debtor of a provision prohibiting the issuance of non-voting equity securities and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes. Article X of the Plan, which provides for the amendment to charter documents of the Debtors, is consistent with these requirements. Furthermore, the Amendment to the Plan filed contemporaneously herewith and attached hereto as Exhibit 'D' specifies that the Reorganized Debtor shall adopt an amendment to its Articles of Incorporation that shall contain provisions that prohibit the issuance of nonvoting equity securities.

    Paragraph 7 of Section 1123(a) requires that a plan contain only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer, director or trustee under the plan, and any successor to such officer, director or trustee. The Plan does not propose to alter the rights of shareholders with respect to the election of directors in accordance with applicable law. The exercise of voting rights under applicable law is consistent with the interests of creditors and equity security holders and with public policy.

    Subsection (b) of Section 1123 specifies five permissive provisions that may be included in the plan. Paragraph 1 of Section 1123(b) provides that a plan may impair or leave unimpaired any class of claims, secured or unsecured, or of interests. The plan does so in Article IV.

    Paragraph 2 of Section 1123(b) specifies that, subject to Section 365 of the Code, a plan may provide for the assumption or rejection of any executory contract or unexpired lease of the Debtors not previously rejected. Article IX of the Ply does so. The Debtors, by means of this Notice, request as order of the Court assuring the following executory contracts consistent with
Article IX of the Plan:

    (1) Leases of real property for the following locations:

         a)   611 North Las Vegas Boulevard, Las Vegas,
              Nevada;
         b)   1174 Fort Campbell Boulevard, Clarksville,
              Tennessee;

         c)   129 and 141 North Spruce, Colorado Springs,
              Colorado; and

         d)   411 and 413 West 4th Street, Pueblo,
              Colorado.

    (2)  Contracts for sale of source plasma with Alpha
    Therapeutics, Inc.

The Debtors are current with respect to their obligations under each of the contracts or leases specified above and are entitled to assume each such contract or lease.

    Paragraph 3 of Section 1123(b) specifies that a plan may provide for the settlement or adjustment of any claim or interest belonging to the debtor or to the estate and for the retention and enforcement by the debtor, by the trustee, or by a representative of the estate appointed for such purpose of any such claim or interest. Section 7.5 of the Plan provides that all property of each of the bankruptcy estates, including but not limited to claims for relief under 11 U.S.C. Sections 544, 545, 546, 548, 549, 550 and 551, shall be revested in the reorganized debtor of that estate.

    Paragraph 4 of Section 1123(b) specifies that a plan may provide for the sale of all or part of the property of the estate. The provision is permissive, and the Plan does not provide for any sale of property.

    Paragraph 5 of Section 1123(b) specifies that a plan may include any other appropriate provision not inconsistent with the applicable provisions of the Code. For example, Article III of the Plan specifies the treatment of unclassified claims. This is entirely appropriate due to the confirmation requirements specified in Section 1129(a)(9) of the Code. Article I of the Plan contains the definitions of various terms of the Plan consistent with the purposes of the Code. Miscellaneous provisions of the Plan provide for retention of jurisdiction by the Court, the discharge of the Debtors, and the issuance of stock. Each of these provisions is consistent with the Code.

    Based upon the foregoing analysis, it is respectfully submitted that the Plan complies with the applicable provisions of Chapter 11, and, therefore, the requirements of Section 1129(a)(1) are met.

    B.   UNDER SECTION 1129(a)(2) THE PROPONENTS OF THE
         PLAN COMPLY WITH THE APPLICABLE PROVISIONS OF
         CHAPTER 11.

    The Debtors are the proponents of the Plan. Chapter 11 essentially requires the proponent to comply with Section 1125 before soliciting acceptances of the Plan and to comply with Section 1127 for any modification of a plan.

    Section 1125 of the Code specifies that acceptance or rejection of a plan may not be solicited after the commencement of a case unless at the time of or before such solicitation there is transmitted to the party being solicited a summary of the plan and a written disclosure statement approved by the court. Section 1125 also requires the same disclosure statement to be transmitted to each holder of the claim or interest of a particular class.
As previously noted, the Debtors obtained entry of an order of this Court approving the Disclosure Statement. The order specifies that the Disclosure Statement contains adequate information. SEE Exhibit "A" filed concurrently herewith.

    The attached Declarations of Jerry L. Burdick and Martin J. Brill show that the Debtors did not solicit the acceptance or rejection of the Plan from a holder of a claim or interest prior to the dissemination to such holder of a summary of the Plan and the written Disclosure Statement approved by the Court in the form of Exhibit "B" filed concurrently herewith. As is shown by the Declaration of Martin J. Brill attached hereto, the Disclosure Statement was transmitted to each holder of a claim or interest of a particular class.

    Section 1127 of the Code provides that the proponent of the Plan may modify such Plan at any time before confirmation, but may not modify such Plan so that such Plan as modified fails to meet the requirements of sections 1122 and 1123 of this Title. Contemporaneously with the Motion, the Debtor has filed a modification to the Plan, a copy of which is attached as Exhibit "D" hereto. The modification provides (1) that Barry D. Plost will become chairman, president and CEO of the Reorganized Debtors on the effective date of the Plan instead of Alfred Jay Moran, Jr. and (2) that the Reorganized Debtors shall amend their Articles of Incorporation to prohibit the issuance of nonvoting equity securities in compliance with section 1123(a)(6) of the Code.

    These amendments conform to and meet the requirements of sections 1122 and 1123 of the Code.

    Furthermore, Federal Rule of Bankruptcy Procedure 3019 provides as follows:

      "In a chapter 9 or chapter 11 case, after a plan has been accepted and before its confirmation, the proponent may file a modification of the plan. If the court finds after hearing on notice to the trustee, any committee appointed under the Code, and any other entity designated by the Court that the proposed modification does not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification, it shall be deemed accepted by all creditors and equity security holders who have previously accepted the plan."

    The modifications described above do not adversely change the rights of any creditor or interest holder. By this Motion, the Debtor requests that the Court so find and that the Court order that the modification is deemed accepted by all creditors and equity security holders who have previously accepted the Plan.

    Based on the foregoing, it is respectfully submitted that the Debtors have complied with the applicable provisions of Chapter 11. Therefore the requirements of Section 1129(a)(2) of the Code are met.

     C.   UNDER SECTION 1129(a)(3) THE PLAN HAS BEEN
          PROPOSED IN GOOD FAITH AND NOT BY ANY MEANS
          FORBIDDEN BY LAW.

    Bankruptcy Rule 3020(b)(2) provides that the Court need not require evidence that a plan has been proposed in good faith and not by any means forbidden by law if no objection has been filed. The Debtors are not aware of any objections to the Plan on the basis that it was not proposed in good faith or was proposed by any means forbidden by law. Therefore, this Court need not receive evidence on this issue. The Debtors are prepared to offer testimony to show that the Plan has been proposed in good faith and not by any means forbidden by law to the extent it becomes an issue.

     D.   UNDER SECTION 1129(a)(4) VARIOUS DISCLOSURES HAVE
          BEEN MADE.

    Section 1129(a)(4) of the Code requires that any payment made or promised by the proponent, debtor or person issuing securities or acquiring property under a plan for services or for costs and expenses in, or connection with, the case, or in connection with the plan, and incident to the case, has been disclosed to the Court and that any such payment, if made before confirmation, be reasonable or, if fixed after confirmation, be subject to the approval of the Court as reasonable. Under the Plan, all professionals rendering services in the case are receiving compensation only with Court approval; all payments made or promised under the Plan have been disclosed to the Court in the Plan.

     E.   UNDER SECTION 1129(a)(5) DISCLOSURES REGARDING
          INSIDERS HAVE BEEN MADE.

    Section 1129(a)(5) of the Code requires the proponent of a Plan to disclose the identity of any individuals proposed to serve as officers, directors or voting trustees of the debtor after confirmation. Such disclosures with respect to the Debtors have been made in Article IX of the Disclosure Statement. Concurrently with the filing of this Motion, the Debtors are filing an amendment to the Plan, which provides, in part, that on the Effective Date Barry D. Plost will replace Alfred Jay Moran, Jr. as Chairman, President and Chief Executive Officer. The amendment, a copy of which is attached hereto as Exhibit "D", makes all the disclosures as required by Section 1129(a)(5).

     F.   REGULATORY APPROVAL UNDER SECTION 1129(a)(6)

    Section 1129(a)(6) of the Code requires the approval of any regulatory commission of any rate change provided for in a plan. The Plan provides for no rate change and, to the best knowledge of Debtors' management, no regulation commission has such jurisdiction.


     G.   UNDER SECTION 1129(a)(7) THE PLAN SATISFIES THE
          BEST INTERESTS OF CREDITORS TEST.

    Section 1129(a)(7) of the Code requires, with respect to each class of claims or interests, that the holder of a claim or interest in such class will receive or retain under a plan, on account of such claim or interest, property of a value, as of the affective date of the plan, that is not less than the holder would receive or retain if the debtor were liquidated under Chapter 7 of the Code on such date. This provision requires a liquidation analysis commonly referred to as the "best interest of creditors test."

    A liquidation analysis for each of the three debtor entities is presented in Article XII of the Disclosure Statement. In essence, it shows that unsecured creditors and shareholders would not recover any consideration for their claims or interests on liquidation. Under the Plan, general unsecured creditors of ABI will receive a cash distribution up to a maximum of $.10 on the dollar, a PRO RATA distribution of common stock of reorganized ABI, plus 50% of any net affirmative recovery received by the Debtors against the recipients of avoidable transfers. Furthermore, general unsecured creditors of AVRE and Binary will receive cash in the amount of 80% of the allowed amount of their claims. Thus, the Plan satisfies the requirements of Section 1129(a)(7).


     H.   ALL CLASSES EXCEPT CLASS 2 HAVE ACCEPTED THE PLAN
          OR ARE NOT IMPAIRED UNDER THE PLAN UNDER SECTION
          1129(a)(8).

    Section 1129(a)(8) of the Code requires that each class of claims or interests is either unimpaired under the Plan or has accepted the Plan, subject to the so called "cramdown" provisions of Section 1129(b). Pursuant to Section 1126 of the Code a class of claims has accepted a plan if at least two-thirds an amount and more than one-half in number of those voting have accepted the plan. A class of interests has accepted a plan if at least two-thirds in amount of the allowed interests of those voting have accepted the plan.

    In this case, all classes and interests other than Class 2 are either unimpaired or have voted to accept the Plan. A tally of the balloting on the Plan has been filed contemporaneously with this Motion and a copy of the tally is attached hereto as Exhibit "E". The tally is summarized in the chart that follows:

            I.   ACCEPTANCE BY CLASS 2 OF THE PLAN IS NOT NECESSARY
                (SECTION 1129(b)).
                 Section 1129(b) of the Code states, in pertinent part that:

    "(1) notwithstanding Section 510(a) of this Title, if all of the applicable requirements of subsection (a) of this Section other than paragraph (8) are met with respect to a plan, the court, on request of the proponent of the plan, shall confirm the plan notwithstanding the requirements of such paragraph if the plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

    (2) For the purpose of this subsections the condition that a plan be fair and equitable

-----------------------------------------------------------------------------------------------------------------------------------
CLASS        IMPAIRMENT  TOTAL     TOTAL      NUMBER       NUMBER    AMOUNT     AMOUNT     % OF       % OF      % OF        % OF
                         NUMBER   AMOUNT     ACCEPTING   REJECTING  ACCEPTING  REJECTING  NUMBER     NUMBER     AMOUNT     AMOUNT
                         VOTING   VOTING                                                 ACCEPTING  REJECTING  ACCEPTING  REJECTING
-----------------------------------------------------------------------------------------------------------------------------------
  1          Unimpaired    0
-----------------------------------------------------------------------------------------------------------------------------------
  2           Impaired     1     $1,913,954      0           1              0   1,913,954     0%     100%         0%         100%
-----------------------------------------------------------------------------------------------------------------------------------
  3           Impaired    43     $1,755,627     42           1      1,753,627       2,000   97.67%  2.33%       99.89%       .11%
-----------------------------------------------------------------------------------------------------------------------------------
  4           Impaired     1       $150,000      1           0        150,000           0    100%     0%         100%         0%
-----------------------------------------------------------------------------------------------------------------------------------
  5           Impaired     2           $872      2           0            872           0    100%     0%         100%         0%
-----------------------------------------------------------------------------------------------------------------------------------
  6           Impaired     6         $3,890      6           0          3,890           0    100%     0%         100%         0%
-----------------------------------------------------------------------------------------------------------------------------------
  7           Impaired     2           UK        2           0            UK            0    100%     0%         100%         0%
-----------------------------------------------------------------------------------------------------------------------------------
  8          Unimpaired    0
-----------------------------------------------------------------------------------------------------------------------------------

          with respect to a class includes the
          following requirements: (A) with respect to a class of secured claims, the plan provides --

              (i) (I) that the holders of such claims
              retain the liens securing such claims,
              whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and (II) that each holder of a claim of such class receive on account of such claim deferred cash payments totalling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder's interest in the estate's interest in such property; . . . "

    Thus, the acceptance of the Plan by the holder of the Class 2 Claim is not necessary if the Plan does not discriminate unfairly and provides that the holder of such claim retains its security interest and receives deferred cash payments totalling at least the allowed amount of the claim with a value as of the effective date of the holder's interest in its security.

    Unfair discrimination under Section 1129(b) only concerns the different treatment of unsecured claims of equal rank. SEE Pachulski, "The Cramdown and Valuation Under Chapter 11 of the Bankruptcy Code," 58 N.C.L. Rev. 925, 936-938 (1980) ("...requirement that a plan not 'discriminate unfairly' seems to be designed to ensure that the defending class is not treated in an unfairly discriminatory manner vis-a-vis other classes of equal rank."); Klee, "All You Ever Wanted to Know About Cramdown Under the New Bankruptcy Code,"
53 Am. Bankr. L.J. 133, 141-142, 167-168 (1979) ("the legislative history states that the [prohibition against unfair discrimination] 'is included for clarity' and applies in the context of subordinated debentures. The requirement is intended . . . to permit the court to evaluate the complex relationship inherent in the relative priority of classes caused by partial subordination." (footnote omitted)); IN RE PINE LAKE VILLAGE APARTMENT CO.,
19 B.R. 819, 830 (Bankr. S.D.N.Y. 1982) (debtor cannot "cramdown" class consisting of the unsecured deficiency claim of an undersecured creditor while treating other unsecured claims differently, "this [Section 1122(b) which allows a class of reduced claims for administrative convenience] is the only exception expressed in the Code for separately designating unsecured claims. Any other designation would have to comply with 11 U.S.C. Section 1129(b)(1) that prescribes as a prerequisite for confirmation that 'the plan does not discriminates unfairly.'"

    CVD's secured claim was properly treated in a separate class from all other claims because it is secured by different property than any other claims. 5 COLLIER ON BANKRUPTCY

1122.03[6] at 1122-12 (15th ed. 1983) ("ordinarily each holder of an allowed claim secured by a security interest in specific property of the debtor must be placed in a separate class."); IN RE HOLLINGER, 15 B.R. 35 (Bankr. W.D.L.A. 1981) (Chapter 11 plan separately classifying creditors secured by different properties as property). Thus, since there is no other secured claim of equal rank with respect to which Class 2 Claims are discriminated and, to the extent CVD may have any unsecured claim, that unsecured claim will be treated identically with all other unsecured claims in Class 3, the Plan does not unfairly discriminate against Class 2.

    It is also evident that the Plan satisfies the fair and equitable requirement by giving CVD a replacement note amortized over four years. It has long been held that a stretching out of a secured creditor for a reasonable time with appropriate interest meets the fair and equitable requirement of S1129(b):

- . . . where dissenting claimant is receiving payment in full over a reasonable period of time, with an appropriate interest or discount factor being paid, that creditor is receiving all that the law requires, that is - full payment over a reasonable period of time . . . Therefore, payment over a reasonable period of time with an appropriate interest or discount factor is generally the equivalent of payment now; or at least, it is a satisfactory substitute (provided by reorganization law) for any rights
                surrendered by the secured claimant pursuant to the 'cram down' provided in the plan."

IN RE HOLLINGER, 15 B.R. 35 (Bankr. W.D.La. 1981). The Ninth Circuit standard for determining a fair interest or discount rate has been set forth IN RE HOTEL ASSOCIATES, 165 B.R. 470 (9th BAP 1994) as follows:

         "To determine whether a secured creditor has been provided the present value of its claim, the bankruptcy court must make a case-by-case determination of what interest the reorganizing debtor would have to pay a creditor in order to obtain a loan on equivalent terms in the open market.
         (citations omitted) The appropriate interest rate is the prevailing market rate for that type and quality of loan."

         In the instant case, the Debtors propose to pay down the current balance on the CVD obligation by $600,000 on the Effective Date and issue a replacement Note for the balance. A copy of the proposed replacement Note is attached as Exhibit "C". The Note terms are fair and equitable as to CVD and provide, INTER ALIA, to fully amortize the balance over four years at an interest rate of 14% per annum.

         As the declaration of Steven Green, a partner of the business consulting firm of Kibel, Green Inc. shows, the 14% rate proposed here actually exceeds the market rate for this type of loan and is more than fair and equitable -- even generous -- under the Ninth Circuit standard cited above. Furthermore, CVD will retain all valid security interests it previously enjoyed. This includes all of the issued stock of AVRE and Binary. This stock has been valued by the outside accounting firm of Duitch Franklin & Company at over $2,000,000.00. SEE, Declaration of Chell Chelliah attached hereto. Accordingly, the CVD obligation, which will be paid down to approximately $1 million on the Effective Date will be secured by assets worth at least $2 million. Furthermore, business projections of the Debtors, which Duitch Franklin & Company have examined and find reasonable, show the Reorganized Debtor will be able to meet its obligations under the Plan, including repayment of the replacement Note to CVD.

         Thus, since the Plan does not discriminate unfairly and is fair and equitable with respect to Class 2, the acceptance of the Plan by Class 2 is not necessary for the Plan to be confirmed.

     J.   UNDER SECTION 1129(a)(9) PRIORITY PAYMENTS ARE
          TREATED APPROPRIATELY UNDER THE PLAN.

         Section 1129(a)(9) of the Code requires particular treatment with respect to priority claims. Under subparagraph (A), administrative claims and expenses entitled to priority under Section 507(a)(1) are entitled to cash on the effective date of the Plan equal to the allowed amount of the claim unless the holder of the claim agrees to a different treatment. Section 3.1 of the Plan so provides.

         Under subparagraph (B), a class of claims of the kind specified in
Section 507(a)(3), (4), (5), (6) or (7) is entitled to receive cash on the effective date of the Plan equal to the allowed amount of such claim unless the class has voted to accept deferred payment. Under Section 4.1 of the Plan, Class 1 (consisting of unsecured claims entitled to priority under 507(a)(3), (4), (5), (6) or (7) of the Bankruptcy Code) is entitled to receive cash on the effective date of the Plan, unless such holder shall have agreed to a different treatment. Thus, the Plan complies with Section 1129(a)(9)(B).

         Under subparagraph (C), each holder of a priority tax claim as specified in 507(a)(8) is entitled to receive deferred cash payments over a period not exceeding six years after the date of assessment of such claim of a value, as of the effective date of the Plan, equal to the allowed amount of such claim. Under Section 3.2 of the Plan, tax claims against the Debtors shall be paid in full in cash on the effective date or as soon thereafter as is practicable. Accordingly, since the Plan provides more favorable treatment than required by the Code, the Plan complies with Section 1129(a)(9)(C).

     K.   UNDER SECTION 1129(a)(10) AT LEAST ONE CLASS OF
          IMPAIRED CLAIMS HAS ACCEPTED THE CCI PLAN.

         Section 1129(a)(10) of the Coda requires that if a class of claims is impaired under the Plan, at least one class of claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider. In this case, Classes 3, 4, 5, 6, and 7, all impaired classes, have voted to accept the Plan as discussed in Section H of this memorandum. Also SEE Exhibit "E." Thus the requirements of 1129(a)(10) are satisfied.

     L.   UNDER SECTION 1129(a)(11) THE PLAN IS FEASIBLE.

    Section 1129(a)(11) requires that the Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor. In this connection, the Debtors have provided financial projections for the life of the Plan. Those projections show that the Debtors will be able to meet all of their post-confirmation obligations without the further need of financial reorganization. These projections together with supporting records have been analyzed by the outside accounting firm of Duitch Franklin & Company and found to be reasonable. SEE Declaration of Chell Chelliah attached hereto.

    Furthermore, the Debtors have obtained the necessary funding to meet its obligations under the Plan following confirmation. SEE Declaration of Jerry Burdick attached hereto. Accordingly, the Debtors will be able to make all payments required under the Plan and the Reorganized Debtors will be able to operate following confirmation of the Plan without liquidation or the need for further financial reorganization.

     M.   UNDER SECTION 1129(a)(12), ALL FEES PAYABLE UNDER
          SECTION 1930 OF TITLE 28 HAVE BEEN PAID.

    Section 1129(a)(12) requires that the Court find all fees payable under
Section 1930 of Title 28, as determined by the

Court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees as of the effective date of the Plan. As is shown by the Declaration of Jerry Burdick, all such fees have been paid or will be paid prior to the hearing on confirmation of the Plan. Accordingly, the requirements of 11 U.S.C. Section 1129(a)(12) have been mat.

     N.   THE REQUIREMENTS OF SECTION 1129(a)(13) HAVE BEEN
          MET.

    Section 1129(a)(13) requires that the Plan provide for the continuation after its effective date of payment of all retiree benefits established prior to confirmation of the Plan for the duration of the period the Debtor is obligated itself to provide such benefits. In this case, none of the Debtors have provided retiree benefits at any time prior to confirmation. Accordingly, the Debtors are not required to make provisions in the Plan under this section and have therefore met the requirements of Section 1129(a)(13).

                                          V.

                                      CONCLUSION

    Based on the foregoing discussion, the Debtors respectfully request that the Plan be confirmed by this Court.


DATED:  January 3, 1996                ROBINSON, DIAMANT, BRILL & KLAUSNER
                                       A Professional Corporation

                                       By: /s/ Martin J. Brill
                                          --------------------------------
                                                  MARTIN J. BRILL
                                       Attorneys for Debtors in Possession

                             DECLARATION OF MARTIN J. BRILL
                             ------------------------------

    I, MARTIN J. BRILL, do hereby declare as follows:

    1. I am an attorney at law duly licensed to practice before this Court. I am a member of Robinson, Diamant, Brill & Klausner, attorneys for the Debtors herein. I have personal knowledge of the facts stated herein and if called as a witness, could and would testify competently thereto.

    2. These proceedings were commenced January 7, 1994 by the filing of voluntary petitions by each of the Debtors under chapter 11 of the Bankruptcy Code. Early in the case the Court entered an order approving joint administration of all these cases thereby avoiding duplication of costs and expenses.

    3. By order entered September 21, 1994 the Bankruptcy Court authorized ABI to obtain up to $4.5 million in credit through the issuance of Debtors' Notes. The Debtors filed a plan based on such financing. ABI initially attempted to place the Notes through Relco Corporation ("Relco"), an investment banking firm primarily engaged in restructuring and financing companies in chapter 11. Relco was unable to place the Notes, and ABI was forced to turn to other sources and withdraw the Plan based on financing from Relco.

    4. More recently, ABI received a best efforts commitment from First Equity Capital Corporation ("First Equity") to place $1.2 million in Debtors' Notes with its clients, which will net approximately $1 million to ABI.
Based on this new financing source, the Debtors filed their Second Amended Joint Plan on October 26, 1995. In order to meet certain objections to the Second Amended Joint Plan and its accompanying disclosure statement, the Debtors filed their Third Amended Joint Plan of Reorganization (the "Plan") and accompanying disclosure statement. The disclosure statement for the Plan was approved by the Court on by order entered December 28, 1995 pursuant to a hearing held December 6, 1995 as containing adequate information and was disseminated to creditors and other interested parties together with the ballots and certain other materials on December 8, 1995. A copy of the order approving the disclosure statement for the Plan is attached hereto as Exhibit "A".

    5. As of the date of the filing of this Motion, the $1.2 million in Debtors' Notes have been substantially subscribed. As is shown more fully in the disclosure statement to the Plan, full subscription of $1.2 million in Debtors' Notes will yield sufficient cash to fund the Plan.

    6. Meanwhile, CVD Financial Corporation ("CVD") obtained relief from stay to foreclose on its security effective January 2, 1996 by order entered August 25, 1995. CVD is the major creditor of the Debtors and is secured by the assets of each of the Debtors and the stock of AVRE and Binary. On November 29, 1995 the Debtors filed a complaint against CVD seeking to enjoin CVD from proceeding with foreclosure until after the confirmation hearing on the Plan. Hearing on a preliminary injunction in connection with the company scheduled for December 20, 1995 has been continued to January 17, 1996, and CVD has agreed that it will not foreclose on its security until after the hearing on January 17, 1996.

    7. After obtaining approval of the Disclosure Statement, on behalf of the Debtors, I caused materials consisting of the Disclosure Statement, the form of Ballots, the Notice of Hearing to Consider Confirmation of the Plan and time for fixed for filing acceptances or rejections of Plan, and a letter from counsel to the Official Creditors Committee to be mailed to creditors and interested parties. A true and correct copy of the materials so mailed
is attached hereto as Exhibit                                          "B".

    8. These materials were mailed on December 8, 1995 under my direction to all entities for whom Proofs of Claim or interest have been filed under the Chapter 11 cases, to the holders of allowed claims, to holders of record of the Debtors securities, the U.S. Trustee, and to all persona requesting special notice in the cases.

    9. To my knowledge, none of the Debtors solicited votes accepting or rejecting the Plan prior to December 8, 1995.

    10. The Plan proposes to pay down the CVD obligation by $600,000 on the effective date and give CVD a Replacement Note for the balance amortized over 4 years. A true and correct copy of the proposed Replacement Note la attached hereto as Exhibit "C" and is incorporated herein by this reference.

    11. I am the person responsible for tabulation of the votes accepting or rejecting the Plan. True and correct copies of the tabulations of the votes accepting or rejecting the Plan, which votes were received prior to 5:00 p.m., December 29, 1995, are attached hereto as Exhibit "E" and incorporated herein by this reference. To the beat of my knowledge, the tabulations filed as Exhibit "E" are accurate and complete.

    12. Attached hereto as Exhibit 'D' is a true and correct copy of the Amendment to the Plan filed by the Debtors, the Plan proponents herein.

    I declare under penalty of perjury that the foregoing is true and correct and that this Declaration was executed on January 2, 1996, at Los Angeles, California.


                                       /s/ Martin J. Brill
                                       -----------------------------
                                              MARTIN J. BRILL

                        DECLARATION OF JERRY L. BURDICK
                        -------------------------------

    I, JERRY L. BURDICK, do hereby declare as follows:

    1. I am the Executive Vice-President, Finance and Administration, and Chief Financial Officer of each of the Debtor entities. I have personal knowledge of each of the facts set forth herein and if called as a witness, could and would testify competently thereto.

   2. Pursuant to Article IX of the Plan, the Debtor seeks to assume the executory contracts and unexpired leases:

         (1)  Leases of real property for the following locations:

               (a)  611 N. Law Vegas Boulevard, Las Vegas,
                    Nevada;

               (b)  1174 Port Campbell Boulevard, Clarksville,
                    Tennessee;

               (c)  129 and 141 N. Spruce, Colorado Springe,
                    Colorado; and

               (d)  411 and 413 West 4th Street, Pueblo,
                    Colorado.
         (2)  Contracts for sale of source plasma with Alpha Therapeutics, Inc.

    3. The Debtors are current with respect to their obligations under each of the executory contracts or unexpired leases specified above, and are entitled to assume such contracts or leases.

    4. To my knowledge, neither the Debtors herein nor anyone acting on their behalf solicited votes accepting or rejecting the Plan prior to December 8, 1995.

    5. I am informed and believe that the funding to be provided by First Equity Capital Corporation is substantially in place and will be fully subscribed in advance of the date set for hearing on the Disclosure Statement.

    6.   Each of the Debtors is current with respect to fees payable under
Section 1930 of Title 28 and will make such further payments as determined by the Court at the hearing on the confirmation of the Plan.

    7. I have personally prepared the insolvency analysis contained in the Disclosure Statement for the Third Amended Joint Plan of Reorganization of American Blood Institute, Inc.; AVRE, Inc., and Binary Associates, Inc. The statements contained therein are based on records of the Debtors and accurately reflect those records. The liquidation analysis shows, and it is my opinion that in the event of a Chapter 7 liquidation there would be no funds to distribute to general unsecured creditors in any of the bankruptcy estates herein.

    I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct and that this Declaration was executed at Los Angeles, California on January 2, 1996.

                                       /s/ Jerry L Burdick
                                       ---------------------------
                                           JERRY L BURDICK

                            DECLARATION OF STEVEN GREEN
                            ---------------------------

     I, Steven Green, do hereby declare as follows:

    l. I am 42 years of age, a recognized specialist in turnaround crisis consulting management, and the Co-Pounder and President of the Los Angeles-based management consulting firm of Kibel, Green Inc. I am known for taking troubled companies and turning their crisis condition into one of healthy stability. I have had extensive experience assisting debtor companies restructure and refinance in Chapter 11 bankruptcy proceedings.

    2. Founded in 1984, Kibel, Green Inc. advises a wide range of companies in a diversified array of industries such as real estate, manufacturing, aerospace, service, distribution, retail and financial institutions. The firm has been involved with more than $5 billion of refinancing and has advised hundreds of companies.

    3. Prior to starting Kibel, Green Inc., I directed the turnaround of several failing companies. Working concurrently as Chief Operating Officer for four separate companies, one operating under the protection of Chapter 11 bankruptcy proceedings, while the other three experienced varying degrees of financial and operational difficulties, I was able to reorganize and stabilize each company. These successful turnarounds earned me a reputation for creativity, tenacity, and financial acumen, and led me to co-found the now nationally recognized advisory firm of Kibel, Green Inc.

    4. I am one of a handful of individuals across the nation who has both an undergraduate and graduate degree in entrepreneurship. My undergraduate degree is from Northeastern University, Boston (1976), and my graduate degree is from the University of Southern, California (1977). I have taught classes at Cal Poly and given seminars of "Managing Your Company During Crisis Situations." In addition, I am a sought-after lecturer and have written published articles covering topics associated with financially troubled companies.

    5. Also active in other educational pursuits, I am a member of the Advisory Council for the Entrepreneur Program at the University of Southern California. The Advisory Council is comprised of successful business men and women who donate their time and money to students in the Entrepreneur Program. Recently I was honored as the "Outstanding Alumni of the Year" award by the University of Southern California Entrepreneur Program. I am also a member of the Los Angeles Chapter of Young Presidents Organization.

    6. I am familiar with the obligation owed to CVD Financial Corporation ("CVD") by American Blood Institute, Inc. ("ABI"), AVRE, Inc. ("AVRE") and Binary Associates, Inc. ("Binary'). I am also familiar with the provisions made by payment of the CVD obligation in the Third Plan of Reorganization of ABI, AVRE, and Binary. In that regard, I am familiar with the terms of the Replacement Note to be given CVD under the Plan.

    7. Current market interest rates for secured loans to reorganized Debtors is in the range of Prime plus 4% to Prime plus 7%, which in today's market would be 12 1/2% to 15 1/2%.

    8. It is my opinion that the proposed rate of 14% interest on the CVD Replacement Note is in the range of current market interest rates for loans of this nature.

    I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct and that this Declaration was executed at Los Angeles, California on January 3, 1996.

                                       /s/ Steven Green
                                       --------------------------
                                              STEVEN GREEN

                         DECLARATION OF S. CHELL CHELLIAH
                         -------------------------------


I, S. CHELL CHELLIAH, declare as follows:

    1. I submit this declaration in support of the THIRD AMENDED JOINT PLAN OF REORGANIZATION ("PROPOSED PLAN") of American Blood Institute, Inc. ("ABI"); AVRE, Inc. ("AVRE") and Binary Associates, Inc. ("Binary"), Debtors in Possession herein (collectively "the Debtors") and to address the objections of CVD Financial Corporation ("CVD") relating to the financial viability of the PROPOSED PLAN. I am a member of Duitch, Franklin & Co., ("DF&Co.") Certified Public Accountants and Business Consultants, which has been retained by the Debtors as financial consultants subject to authorization by the United States Bankruptcy Court. The facts stated herein are based on my own personal knowledge, except those on information and belief, and as to those facts, I am informed and believe that they are true.

    2. I am a Certified Public Accountant, a Certified Fraud Examiner, a Certified Insolvency and Reorganization Accountant and the head of the Litigation Support and Insolvency Services Group of DF&Co. I have spent the last fourteen years in public accounting as an investigative accountant, financial consultant and auditor with an international firm as well as with DF&Co. During this time I have performed numerous audits, business valuations, due-diligence reviews including financial viability studies and collateral reviews for buyers of businesses and finance corporations, directed Chapter 7 liquidations, Chapter 11 plans of reorganization and state court receiverships, including litigation support services as accountant to the trustee, examiner, creditors' committee, debtor in possession and receiver. Further details regarding my background and qualifications can be found in my resume, a true and correct copy of which is attached as Exhibit 7 and is incorporated herein by this reference.

    3. This declaration sets forth my opinions as an independent accountant concerning the reasonableness of the underlying assumptions of the Debtors financial projections and the related impact on the overall financial viability of the PROPOSED PLAN. Based on the Debtors financial projections, I have also opined on the estimated collective value of the stock of AVRE and Binary. Furthermore, I have investigated the issues and objections raised by CVD pertaining to certain financial aspects of the PROPOSED PLAN. The outcome of these investigations and my opinion on the validity of these issues

                                      -l-
and concerns are also set forth in this declaration. In forming these opinions, I have relied only on the types of information upon which I and other persons within my area of expertise customarily and necessarily rely upon.

    4. Specifically, I have relied primarily upon my personal inspection of the past financial history, disclosure statement, PROPOSED PLAN, the Debtors financial projections, articles and statistics published by the American Blood Resources Association ("ABRA") on the plasma and plasma products industry, discussions with Mr. Alfred J. Moran, Jr., Mr. Jerry L. Burdick and Mr. Brian Olsen, the key personnel of the Debtors ("Management").

OVERVIEW

    5. Based on my personal inspection and investigation of the Debtors financial history, future outlook and the plasma industry, it is my opinion that the underlying assumptions of the Debtors projections, as reflected in the disclosure statement (see Exhibit 6) and PROPOSED PLAN, are reasonable. Based on this, it is my opinion that the PROPOSED PLAN is viable with respect to these aspects. The estimated total collective value of the stock of AVRE
and Binary, based on the Debtors   financial projections, is in my opinion,
in excess of $2,000,000. The issues and objections raised by CVD, relating to the financial viability of the PROPOSED PLAN, were investigated (addressed
in detail   below) and were found to be without merit. The financial
projections were prepared by Management   of the Debtors and are based upon
assumptions which I believe are reasonable. Nevertheless, no   assurance can
be given that any of the results or events described in the PROPOSED PLAN and
the   Debtors financial projections will occur in the manner stated and at
the predicted times. Actual results   may vary from projected results.

BACKGROUND

    6. ABI was incorporated in 1986 and was initially engaged in the business of whole blood collection and distribution on a "for profit" basis, which proved to be unprofitable. The current Management team was brought in 1993, to perform an in-depth analysis of the business and to formulate and implement corrective measures. After completing the analysis, the Management decided to change the focus of the business from whole blood to the more profitable plasma collection business.

Accordingly, ABI obtained financing and acquired the six plasma collection centers (AVRE and Binary) which now form the core business of the Debtors. The Debtors product is source plasma. Source plasma is plasma collected from humans. Plasma is the liquid part of blood and is collected with a procedure similar to giving blood. The clear plasma is mechanically separated from the cellular elements of the blood (such as red and white blood cells and platelet) through centrifugation and/or membrane filtration at the time of the donation. These cellular elements are then returned to the donor as part of the same procedure. The process of collecting plasma is known as plasmapheresis. Because blood cells are returned, it is possible for individuals to donate plasma more frequently than whole blood. Donations of plasma can be made up to twice a week or 104 times per year by an individual pursuant to FDA rules (medically, a donor can give 182 times a year). Most regular donors give between 40 to 60 times per year. The six plasma centers of the wholly owned subsidiaries (AVRE and Binary) of ABI are currently operating under the d.b.a. SeraCare. The name SeraCare is registered with the United States Patent and Trademark Office. Management anticipates that after emergence from Chapter 11, ABI will file for a name change from ABI to SeraCare, Inc. The locations of the six plasma collection centers are:

              a)   Las Vegas, Nevada
              b)   Phoenix, Arizona
              c)   Colorado Springs, Colorado (two centers)
              d)   Pueblo, Colorado
              e)   Clarksville, Tennessee


The Debtors filed for protection under Chapter 11 of the Federal Bankruptcy Code on January 7, 1994 when the secured lender (CVD) called a default and attempted to foreclose on the six plasma collection centers.

    7. Based on the foregoing, the factors that should be taken into consideration in reviewing the financial history of the Debtors are:

               (a) ABI's business changed dramatically in late 1993 and 1994 from whole blood to plasma

      (b) The change was achieved through acquisition of six plasma collection centers via two wholly owned subsidiaries, AVRE, Inc.
           and Binary Associates, Inc.
      (c) During 1994 and early 1995 Management has essentially completed the internal restructuring of the plasma operations which included; structural and cosmetic upgrades to the centers; personnel changes and improved marketing efforts.
      (d) Internal restructuring would have impacted the immediate revenue and profitability of the business whilst in transition.
      (e) The later period in 1995 would therefore, be more indicative of the future potential and profitability of the Debtors.

PLASMA INDUSTRY OVERVIEW

    8. The source plasma is sold to fractionators who process the plasma into two primary groups of plasma products; injectible and non-injectible. The fractionators process the collected plasma through two sterilization processes which are specifically designed to kill bacterial or viral occurrences. Because of the commingling of plasma from various suppliers and the sterilization process, the fractionators bear substantially all risks of plasma received by end users.

    9. Specialty plasmas generally contain high concentrations of specific antibodies and are used primarily to manufacture immune globulin therapeutic products, which bolster the immunity of patients or treat certain immune system disorders. The Debtors currently collect and sell two specialty plasmas, Cytomegalovirus Antibody Plasma ("CMV") and Tetanus antibody plasma. The Debtors intends to place a greater emphasis on the collection of specialty plasmas by identifying potential specialty plasma donors through screening and testing procedures, and by developing more FDA-licensed programs to inoculate donors.

    10. Depending on the rarity of the antibody or medical history of the donor, the pricing for specialty plasmas currently range from $80 to $3,500 per liter. The average spot price of source plasma is currently approximately $76. Donors are typically paid from $15 to $25 per visit. The source plasma industry has experienced a number of fluctuations in the supply and demand cycles. The market factors driving the plasma industry include:

        a) The expanded use of immune globulins to prevent and treat disease.
        b)   The worldwide plasma shortage.
        c)   Extensive public concern over the safety of blood products.
        d) An increase in regulatory control over the collection and testing of plasma.

A worldwide shortage of plasma began in 1991, driven partly by the increased need for plasma components to treat larger and older populations, and partly by a diminished pool of donors that resulted from more restrictive testing and screening requirements imposed by regulatory authorities. In 1991 the FDA required mandatory screening for Hepatitis C, thereby disqualifying donations from a significant portion of the then existing donor base. Another market factor has been the increasing concern over HIV and other viruses, which has led to increased testing and higher scrutiny.

    11. The source plasma is sold to fractionators. The five leading fractionators in the U.S. are:

        a)   Alpha Therapeutic Corporation
        b)   Armour Pharmaceutical
        c)   Miles Laboratories
        d)   Hyland Therapeutics
        e)   North American Biologicals, Inc.

The Debtors generally sell their plasma (approximately 32% currently) under contracts ranging from one to three years which allow for annual pricing renegotiations. Pricing for product deliveries is generally mutually agreed to prior to the beginning of the contract year and fixed for that year. Consequently, the Debtors may be adversely or beneficially affected if, costs of producing and selling plasma rise or fall during the year, as a result of changes in governmental regulation, changes in donor fees or other factors. In fact the Debtors operations were adversely impacted in April 1995 due to a surprise curtailment in volume by their main contractual customer (see section on Current Operations).

    12. The total number of plasma centers in the U.S. was estimated at 440 as of February 1994. Total collections of plasma in the U.S. for the comparable period approximated 8,100,000 liters which approximates to 18,400 liters per center per year. The industry is fairly evenly distributed with large numbers of small operators and three larger operators with greater than 30 centers (see below) . These organizations would form the main competitors to the Debtors operations.
Note that the larger competitors are also the main contractual customers of the Debtors:

      --------------------------------------------------------------------
      MAIN COMPETITORS                       % of                Number of
      (As of February 1994)                  Total                Centers
      --------------------------------------------------------------------
      Alpha Therapeutic                       15%                   68
      North America Biological                13%                   59
      SeraTec                                  8%                   33
      Miles                                    4%                   17
      Plasma Alliance                          5%                   21
      Community                                3%                   15
      Plasma Services                          3%                   12
      ARC                                      3%                   14
      Assoc. Bioscience                        2%                    8
      SERACARE                                 1%                    6
      All Others (smaller or equivalent)      43%                  187
      --------------------------------------------------------------------
      Total number of centers in the U.S.    100%                  440
      --------------------------------------------------------------------

    13. Donors vary depending upon the location of the centers as well as the donor's economic status. Donors are typically paid from $15 to $25 per visit. They commonly include blue collar workers, housewives, college students and military personnel. Ages range from 18 to 60, with the predominant number being white males under 30 and middle-aged housewives. Typically 20% are females, 22% are college students, 77% are Caucasians and 85% are below 40 years of age. Medically, a donor could give 182 times a year; however, FDA standards restrict the frequency to twice a week or 104 times per year. Most regular donors give between 40 to 60 times per year. Quality Plasma Program certification now excludes drug or alcoholic addicts or homeless persons by requiring proof of permanent address as well as alcohol and drug use testing.

    14. The Debtors has qualified all six centers for Quality Plasma Program ("QPP") certification by the American Blood Resources Association. Within the past five years, ABRA has created this certification process which has been successful in upgrading the U.S. plasma collection industry. Examples of the strict rules which are enforced by the FDA, state authorities and ABRA include facilities upgrade, high operating standards, strict donor screening for drugs and disease, verified addressess for all donors, use of a national registry of deferred donors and viral reactive rate within prescribed limits.

CURRENT OPERATIONS

    15. The Debtors six plasma collection centers currently collect approximately 9,500 liters of plasma per month (114,000 liters per annum or 19,000 liters per center per annum). Approximately thirty two percent (32%) of this plasma is sold under a long term contract to Alpha Therapeutics Corporation, a subsidiary of Green Cross Corporation of Japan. Alpha Therapeutics is one of the major companies in the plasma collection, fractionation and product distribution businesses in the U.S. Approximately forty two percent (42%) of the Debtors plasma is sold through brokers to European fractionators. Approximately twenty six percent (26%) of the Debtors collected plasma is sold as specialty plasma (Hyperimmune plasma-Tetanus and CMV) to domestic customers.

    16. The actual operating results for the ten month period to October 31, 1995 were as follow (See Exhibit 1 and 2):

                                 TOTAL TO 10/95          PER CENTER      PER CENTER PER MONTH
         Revenue                   $5,454,000             $909,000              $91,000
         Net operating Profit        $215,000              $36,000               $4,000
         Liters of Plasma              95,000               16,000                1,583
         Price per liter                  $57                  $57                  $57


                                    [Chart]

    17. The actual results of the Debtors for the 10 month period to October 31, 1995 (for the existing six centers), show that the months April, May, June, and July were abnormally low compared to the months January, February, March, August, September and October of 1995 (See Exhibit 1). This reduction reflects the fact that Alpha Therapeutics, for the first time in ten years exercised its contractual option to decrease its purchase of source plasma volumes by twenty five percent (25%) for six months. The Debtors Management used this opportunity to negotiate a CMV Hyperimmune program and a Tetanus hyperimmune stimulation program with North American Biologicals, Incorporated; thus, more than compensating for the twenty five percent (25%) shortfall in volume, at a $2.00 per liter increase in margin for Tetanus and an $8.00 per liter increase in margin for CMV hyperimmune plasma. The time it took to initiate the hyperimmune programs negatively impacted earnings; however, as can be seen, beginning with September 1995, the earnings recovered to near first quarter actual for 1995. Furthermore, the new contract with Alpha Therapeutics, beginning January 1996, includes a lower maximum reduction possible of ten percent (10%) instead of the previous twenty five percent (25%).

OVERVIEW OF FINANCIAL OUTLOOK AND PROJECTIONS

    18. The Management believes that the Debtors are ready to emerge from Chapter 11 and that it can improve the profitability of the present centers by expanding marketing efforts, focussing more on specialty plasmas, and continuing to reduce costs. In addition, the Debtors plan to grow over the next four years through the acquisition of additional plasma collection centers and the development of higher profit hyperimmune plasma stimulation programs in addition to its current Tetanus and CMV programs. Currently, most of the specialty plasma is derived serendipitiously (not the result of stimulation).

    19.  The fundamental elements of the Debtors business strategy are:

         a) To manage the existing centers effectively to increase operating efficiency, monthly volume and profitability.

         b) To maintain all facilities at QPP standards (the industry quality standards for plasma collection centers).

         c) To pay close attention to trends in the plasma market in order to maintain an optimal mix of contract and spot market sales.

         d) To initiate an aggressive program to acquire additional plasma centers, utilizing internally generated cash flow. The Debtors believes that it will be possible to increase its centers from the current six (6) to twelve (12) over a four year period from internally generated cash flows. This does not take into account the additional significant impact possible from acquiring additional centers by raising external financing.

         e) To institute a specialty plasma collection program whereby specialty plasma donors within the Debtors donor base are identified and their plasma is collected and sold at higher margins.

         f) To develop a hyper-immune specialty plasma business by converting certain SeraCare centers to hyper-immune plasma collection.



                                   [CHART]



ASSUMPTIONS UNDERLYING FOUR YEAR FORECAST

    20. The detailed assumptions prepared by the Debtors which supports the Debtors financial projections is attached as Exhibit 6 and was extracted from Exhibit C of the disclosure statement of the PROPOSED PLAN. A review of the charts above and supporting Exhibits 1, 2 and 3 show that the revenue projections for Year 1 are approximately 11% below the annualized current year (1995) results with net operating profits almost on-par with the annualized 1995 results. The increased margins are likely to be achieved given that Management already has a more profitable contract with North American Biologicals, Incorporated. As mentioned before, during 1995, Management negotiated a CMV hyperimmune program and a Tetanus hyperimmune stimulation program with North American Biologicals, Incorporated, at a $2.00 per liter increase in margin for Tetanus and an $8.00 per liter increase in margin for CMV hyperimmune plasma. Based on all of the foregoing, I believe that the Debtors financial projections for Year 1 are reasonable.

    21. The Debtors financial projections for Year 2 to 4 are all based on similar gross profit margins as Year 1, but take into account increased revenues and profits from newly acquired centers. The increase in indirect (administrative and overhead type) expenses are reasonably expected to be less than directly proportional. In other words as the Debtors continue to expand through acquisition of new centers, economies of scale would help beneficially impact the net operating profits.



                                   [CHART]



Overall the Debtors revenue projections and gross profit margins per center are reasonable based on the actual results to date. Furthermore, the Debtors projected gross profit margins show a progressive decrease with the increasing number of centers. This is reasonable and allows for any inefficiencies that may arise as a result of the expansion. Eventually it can be contemplated that the higher profit margins will be achieved by the Debtors as the business stabilizes after a period of rapid growth.

                                   [CHART]



The average monthly net operating profit per the Debtors actual and projections are as follows:

                                Total Per Month    # of Centers   Per Center
                                ---------------    ------------   ----------
            August                   $20,440             6          $3,407

            September                $29,608             6          $4,935

            October                  $37,219             6          $6,203

            Full Year - 1995         $21,498             6          $3,583

            Projection - Year 1      $21,220             6          $3,537

            Projection - Year 2      $28,096             6.42       $4,376

            Projection - Year 3      $37,557             7.67       $4,897

            Projection - Year 4      $54,688            10.75       $5,087

Based on all of the foregoing, I believe that the assumptions underlying the Debtors four year financial projections are reasonable.

ISSUES AND CONCERNS RAISED BY CVD

    22. Pertinent excerpts from CVD Financial Corporation's objections to the disclosure statement for the PROPOSED PLAN ("the CVD objections") read as follows:

         a) Page 3, lines 11 and 17; "The Debtors actual post-petition financial results severely question the plan's feasibility and the Debtors projections. The Debtors so-called profitable operations appear to be no more than creative accounting by delaying and doubling the unpaid accounts payable. The Debtors projections forecast more than double the average monthly net income per plasma center received in the 12 months operating results."

         b) Page 5, lines 1 to 3; "The operating reports of Binary show that the outstanding accounts payable as of August 31, 1995, have doubles since March 1995 while gross sales have declined."

         c) Page 5, lines 6 to 8; "The substantial unpaid accounts payable raise questions about the purported "profitability" of Debtors operations 1995."

         d) Page 5, lines 20 to 22; "However, in the three months ending August 31, 1995, AVRE and Binary had a combined net income, before bankruptcy expenses, of approximately $42,000."

RESPONSE TO ISSUES AND CONCERNS RAISED BY CVD

    23. The main issue raised in (a), (c) and (d) relates to the past profitability of the operations as an indicator of the future profitability as reflected in the Debtors financial projections. In expressing concern regarding the profitability of the Debtors, CVD fails to take into consideration the following facts:

         a) The Debtors operations have undergone a significant reorganization and are now returning to a more stable mode of operations.

         b) The Debtors operations during the months of April, May, June and July were adversely affected by the surprise volume reduction action taken by their main contractual customer (see section on Current Operations).

         c) Management had taken corrective action to compensate for this unforeseen and unusual event (see section on Current Operations).

         d) Based on all of the foregoing and on the profitable results of the earlier months. The later months in 1995 should accepted as more indicative of the future potential and profitability of the Debtors.

    24. The actual operating results of August, September and October of 1995 were significantly profitable and show a marked improvement compared to the prior months (see section on "Current Operations"). The Debtors net operating profit for the later months in 1995 were as follows:

              August                         $20,440

              September                      $29,608

              October                        $37,219
                                             -------
              Total for three months         $87,267
                                             -------
              MONTHLY AVERAGE                $29,089
                                             -------

The Debtors were also significantly more profitable in the earlier months of 1995 as follows:

              January                        $35,712

              February                       $34,248

              March                          $34,672
                                             -------
              Total for three months        $104,632
                                             -------
              MONTHLY AVERAGE                $34,877
                                             -------

Therefore, it is clear that net operating profits in excess of $25,000 per month with six operating centers is reasonable for the Debtors and that this amount can reasonably be expected to increase with additional centers.

    25. The financial projections for the first twelve months after reorganization ("Year 1") are based on average monthly net operating profits of $21,220 (based on six operating locations) and are thus comparable and consistent with the actual results proven to be achievable in 1995. In my opinion, the amounts reflected in the first twelve month projections by the Debtors, are reasonable for the reasons specified above. The latter twelve month periods show progressive increase in net operating profits with a progressive increase in the number of operating locations. The rationale for this is that indirect expenses will not increase in direct proportion to the increase in location and associated revenues and profits. This correctly assumes that the infra-structure required to support the operations such as upper management, financial etc. are already in place and have excess capacity capable of handling the planned expansion. Per the Debtors projections, the amounts of average monthly net operating profits of

$28,096 for the second twelve month period ("Year 2") is based on increasing the number of locations by one during this period (total seven), with the average number of operating locations during the year computed as 6.42. Per the Debtors projections, the amounts of average monthly net operating profits of $37,558 for the third twelve month period ("Year 3") is based on increasing the number of locations by two during this period (total nine), with the average number of operating locations during the year computed as
7.67. Per the Debtors projections, the amounts of average monthly net operating profits of $54,688 for the fourth twelve month period ("Year 4") is based on increasing the number of locations by three during this period (total twelve), with the average number of operating locations during the year computed as 10.75.

The average monthly net operating profit per the Debtors actual and projections are as follows:

                               Total Per Month     # of Centers   Per Center
                               ---------------     ------------   ----------
         August                    $20,440              6           $3,407

         September                 $29,608              6           $4,935

         October                   $37,219              6           $6,203

         Full Year - 1995          $21,498              6           $3,583

         Projection - Year 1       $21,220              6           $3,537

         Projection - Year 2       $28,096              6.42        $4,376

         Projection - Year 3       $37,557              7.67        $4,897

         Projection - Year 4       $54,688             10.75        $5,087

This comparison of actual operating results in 1995 to the Debtors projected results, clearly indicates that the Debtors financial projections are reasonable. The average monthly net operating profit per location assumed in the financial projections for Year 1 is $3,537; Year 2 is $4,379; Year 3 is $4,899 and Year 4 is $5,087. The amount projected for Year 4 is lower than that already achieved by the Debtors in October 1995. Based on all of the foregoing, I believe that the operating profits reflected in the financial projections are reasonable.

    26. In expressing concern regarding accounts payable increasing from March 1995 to August 1995 (paragraph 22, (a) (b) & (c)) CVD is choosing to ignore the fact that the operations of the Debtors did not generate significant profits during this specific period due to the unexpected and unusual action taken by Alpha Therapeutics as described in paragraph 17, which is reiterated below. This reduction reflects the fact that Alpha Therapeutics, for the first time in ten years, exercised its contractual option to decrease its purchase of source plasma volumes by twenty five percent (25%), for six months. This adversely impacted the earnings for this period. The Debtors management used this opportunity to negotiate a CMV hyperimmune program and a Tetanus hyperimmune stimulation program with North American Biologicals, Incorporated; thus, more than compensating for the twenty five percent (25%) shortfall in volume, at a $2.00 per liter increase in margin for Tetanus and an $8.00 per liter increase in margin for CMV hyperimmune plasma. The time it took to initiate the hyperimmune programs negatively impacted earnings; however, as can be seen, beginning with September 1995, the earnings recovered to near first quarter historical actual for early 1995. The new contract with Alpha Therapeutics beginning January 1996, includes a lower maximum reduction possible of ten percent (10%) instead of the previous twenty five percent (25%). The resulting decrease in cash flow led to the increase in accounts payable, the eventual payment of which is clearly contemplated and addressed in the Debtors PROPOSED PLAN.

    27. Based on all of the foregoing it is my opinion that the issues and concerns raised by CVD are without merit and are clearly unsupported by the facts available relating to the actual operating results and profitability of the Debtors.

ESTIMATED TOTAL COLLECTIVE VALUE OF THE STOCK OF AVRE AND BINARY

     28. I have performed a business valuation to estimate the collective value of the stock of AVRE and Binary and have found this to be in excess of $2,000,000 (see Exhibit 4 and 5). For this business valuation, I have selected an income approach of business valuation which discounts the projected net cash flows of the business to their present value. This method handles expected uneven income or cash flow streams, unusual lump sum payments, new centers and the likes, thus is particularly suitable to the Debtors business. Additional reasons for selecting the income method were the unsuitability of the asset based methods for a business of this type the lack of availability or reliable comparable data for this type of small privately owned businesses in a rather specialized market niche.

The latter fact precluded the effective use of a market comparable method. Another available method, the asset based method is unsuitable for a non capital intensive business with significant characteristics of a service business. The base information for use in such a discounted cash flow method are reasonable financial projections. I have reviewed the Debtors financial projections and have found these to be reasonable. The Debtors financial projections contain the expenses attributable to ABI as the parent company of AVRE and Binary. In preparing this business valuation, I have assumed that these expenses fairly reflect the expenses that would be incurred by AVRE and Binary if they were to operate as independent entities. Therefore my collective business valuation of AVRE and Binary is based on the Debtors financial projections. No other allowances need to be made for ABI, since ABI is not projected to generate any revenues other than through the operations of AVRE and Binary.

    29. In arriving at the estimate of business value, I have estimated that the return an investor would require for a business of this type would be approximately 21%. This consists of two components, the risk premium and the safe rate of return. I estimated the risk at 15% by evaluating the risk environment of the Debtors. I considered amongst other factors, competition, management ability and depth, profitability and stability of earnings and financial strength of both AVRE and Binary. The current risk free rate of return is estimated at 6.25% based on the quoted value (Wall Street Journal - 12/18/95) of the Lehman Brothers Long Term T-Bond rate. This reflects the nearest equivalent to a long term safe investment return currently available in the marketplace. Based on all of the above, the total return likely to be anticipated by an informed investor ( the discount rate) is estimated as 21.25% (15% + 6.25%). This expected rate of return was used in discounting back to the present value, the projected future cash flows of the Debtors. Furthermore, I have estimated that the long term real growth rate (i.e. growth rate without any allowance for inflation) after Year 4 onwards will be 6%. The long term inflation rate based on all available current economic data in the marketplace, is estimated at 3%. Therefore the total long term growth is computed as 9% (6%+3%). The capitalization rate was computed as 12.25% by taking the estimated discount rate less long term growth rate (21.25% - 9%) and was used in computing the terminal value (i.e. the value of the business at the end of year 5 which reflects all of its earning potential from Year 5 onwards, as a going concern). Please refer to Exhibit 4 and 5 for details of the business valuation computation, reflecting the collective value of the stock of AVRE and Binary in excess of $2,000,000.

CONCLUSION

    30. Based on all of the foregoing it is my opinion that the underlying assumptions on which the Debtors financial projections are based, are reasonable and the PROPOSED PLAN is viable with respect to these aspects. Based on the future outlook as portrayed in the Debtors financial projections, I believe that the estimated collective value of the stock of AVRE and Binary is in excess of $2,000,000. It is my opinion that the issues and objections rasied by CVD relating to the financial viability of the plan were found to be without merit, as addressed in detail above. The financial projections were prepared by the Management of the Debtors and are based upon assumptions which I believe to be reasonable. Nevertheless, no assurance can be given that any of the results or events described in the PROPOSED PLAN and the Debtors financial projections will occur in the manner stated and at the predicted times. Actual results may vary from projected results.

    I declare, under penalty of perjury, that the above is true and correct. Executed the 28th day of December, 1995 at Los Angeles, California.


                                          /s/ S. Chell Chelliah
                                  ----------------------------------------
                                              S. CHELL CHELLIAH

DF and Co. - Litigation Support and Insolvency Services Group
ABI Inc., AVRE, Inc. and Binary Assoc. Inc.  Chapter 11 Case No: LA 94 11730 AA


SERACARE      Current   Current   Current   Current   Current   Current   Current   Current   Current   Current   Current   Current
-----------------------------------------------------------------------------------------------------------------------------------
RESULTS OF     Actual    Actual    Actual    Actual    Actual    Actual    Actual    Actual    Actual    Actual    Actual    Actual
 OPERATING      1995      1995      1995      1995      1995      1995      1995      1995      1995      1995      1995      1995
 ACTIVITIES   ---------------------------------------------------------------------------------------------------------------------
--------------  Jan       Feb       Mar       Apr       May       Jun       Jul       Aug       Sept      Oct       Nov       Dec
(Source:      ---------------------------------------------------------------------------------------------------------------------
 Operating
 Reports and
 Exhibits "C"
 Of Disclosure
 Statement.)
--------------

REVENUE       $549,153  $591,016  $445,714  $417,565  $447,747  $464,401  $458,617  $552,403  $671,922  $655,555     Unavailable

DIRECT
  EXPENSES    $454,094  $504,810  $547,840  $365,162  $386,358  $393,877  $386,940  $468,674  $578,775  $555,666     Unavailable
-----------------------------------------------------------------------------------------------------------------

GROSS PROFIT   $95,059   $86,206   $97,874   $52,403   $61,389   $70,524   $71,677   $83,729   $93,147   $99,889     Unavailable

INDIRECT
 EXPENSES      $59,347   $51,958   $63,202   $52,838   $58,292   $66,292   $55,490   $63,289   $63,539   $62,670     Unavailable
-----------------------------------------------------------------------------------------------------------------

NET OPERATING
 PROFIT        $35,712   $34,248   $34,672     ($435)   $3,097    $4,232   $16,187   $20,440   $29,608   $37,219     Unavailable
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE NUMBER
 OF LOCATIONS        6         6         6         6         6         6         6         6         6         6
-----------------------------------------------------------------------------------------------------------------------------------


-------------
PER MONTH
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE SALES
 PER LOCATION  $91,526   $98,503  $107,619   $69,594   $74,625   $77,400   $76,436   $92,067  $111,987  $109,259

AVERAGE NET
PROFIT/LOCATION $5,952    $5,708    $5,779      ($73)     $516      $705    $2,698    $3,407    $4,935    $6.203
-----------------------------------------------------------------------------------------------------------------------------------


-------------
PROFITABILITY
 RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT %   17.31%    14.59%    15.16%     12.55%    13.71%   15.19%    15.63%    15.16%    13.86%    15.24%

NET PROFIT %      6.50%     5.79%     5.37%     -0.10%     0.69%    0.91%     3.53%     3.70%     4.41%     5.68%
-----------------------------------------------------------------------------------------------------------------------------------



                            EXHIBIT 1 PAGE 1 OF 1

DF and Co. - Litigation Support and Insolvency Services Group
ABI Inc., AVRE, Inc. and Binary Assoc. Inc.  Chapter 11 Case No: LA 94-11730-AA


        SERACARE             Current       Current      Year 1       Year 2       Year 3       Year 4
--------------------------------------------------------------------------------------------------------
RESULTS OF OPERATING                      Annualized
  ACTIVITIES                  Actual     ------------  Projection   Projection   Projection   Projection
--------------------------  To 10/31/95   To 12/31/95     1996         1997         1998         1999
(Source: Operating Reports -----------------------------------------------------------------------------
 And Exhibit "C" Of
 Disclosure Statement.)    PARTIAL YEAR    FULL YEAR    FULL YEAR    FULL YEAR    FULL YEAR    FULL YEAR
--------------------------------------------------------------------------------------------------------
REVENUE                     $5,454,903    $6,544,912   $5,841,977   $6,156,977   $7,101,977   $9,432,977

DIRECT EXPENSES             $4,642,196    $5,570,635   $4,701,640   $4,958,705   $5,729,900   $7,632,181
--------------------------------------------------------------------------------------------------------
GROSS PROFIT                  $811,897      $974,277   $1,140,337   $1,198,272   $1,372,077   $1,800,796

INDIRECT EXPENSES             $596,917      $716,300     $885,688     $861,113     $921,385   $1,144,530
--------------------------------------------------------------------------------------------------------
NET OPERATING
 PROFIT                       $214,980      $257,977     $254,649     $337,159     $450,692     $656,266
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
AVERAGE NUMBER OF
LOCATIONS                       6.00          6.00         6.00         6.42         7.67        10.75
--------------------------------------------------------------------------------------------------------


-----------------------------------------------------
PER YEAR                   PARTIAL YEAR   ANNUALIZED
--------------------------------------------------------------------------------------------------------
AVERAGE SALES PER
 LOCATION                    $909,016     $1,090,819     $973,663     $959,031     $925,972     $877,486

AVERAGE NET
PROFIT/LOCATION               $35,830        $42,996      $42,442      $52,517      $58,760      $61,048
--------------------------------------------------------------------------------------------------------


-----------------------
PER MONTH
--------------------------------------------------------------------------------------------------------
AVERAGE SALES PER
 LOCATION                     $90,902        $90,902      $81,139      $79,919      $77,162      $73,124

AVERAGE NET
PROFIT/LOCATION                $3,583         $3,583       $3,537       $4,376       $4,897       $5,087
--------------------------------------------------------------------------------------------------------


-----------------------
PROFITABILITY RATOS
--------------------------------------------------------------------------------------------------------
GROSS PROFIT %                  14.89%         14.89%       19.52%       19.46%       19.32%       19.09%

NET PROFIT %                     3.94%          3.94%        4.36%        5.48%        6.35%        6.96%
--------------------------------------------------------------------------------------------------------



                            EXHIBIT 2 PAGE 1 OF 1

DF and Co. - Litigation Support and Insolvency Services Group
ABI Inc., AVRE, Inc. and Binary Assoc. Inc.  Chapter 11 Case No: LA 94 11730 AA


      SERACARE        Year 1       Year 1       Year 1       Year 1       Year 1       Year 1
-----------------------------------------------------------------------------------------------
RESULTS OF          Projection   Projection   Projection   Projection   Projection   Projection
 OPERATING             1996         1996         1996         1996         1996         1996
 ACTIVITIES         ---------------------------------------------------------------------------
-------------------    Jan          Feb          Mar          Apr          May          June
(Source: Operating  ---------------------------------------------------------------------------
 Reports and
 Exhibit "C" of
 Disclosure
 Statement)
------------------

REVENUE             $476,988     $426,118     $464,352     $428,345     $452,746     $475,704

DIRECT EXPENSES     $387,851     $348,927     $382,154     $351,256     $372,855     $383,885
-----------------------------------------------------------------------------------------------
GROSS PROFIT         $89,137      $77,191      $82,198      $77,089      $79,891      $91,819

INDIRECT EXPENSES    $75,310      $75,157      $74,487      $74,428      $74,525      $73,855
-----------------------------------------------------------------------------------------------
NET OPERATING
 PROFIT              $13,827       $2,034       $7,711       $2,661       $5,366      $17,964
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
AVERAGE NUMBER OF
 LOCATIONS              6            6            6            6            6            6
-----------------------------------------------------------------------------------------------


------------------
PER MONTH
-----------------------------------------------------------------------------------------------
AVERAGE SALES
 PER LOCATION        $79,498      $71,020      $77,392      $71,391      $75,458      $79,284

AVERAGE NET
 PROFIT/LOCATION      $2,305         $339       $1,285         $444         $894       $2,994
-----------------------------------------------------------------------------------------------


--------------------
PROFITABILITY RATIOS
-----------------------------------------------------------------------------------------------
GROSS PROFIT %         18.69%       18.11%       17.70%       18.00%       17.65%       19.30%

NET PROFIT %            2.90%        0.48%        1.66%        0.62%        1.19%        3.78%
-----------------------------------------------------------------------------------------------



      SERACARE        Year 1       Year 1       Year 1       Year 1       Year 1       Year 1
-----------------------------------------------------------------------------------------------
RESULTS OF          Projection   Projection   Projection   Projection   Projection   Projection
 OPERATING             1996         1996         1996         1996         1996         1996
 ACTIVITIES         ---------------------------------------------------------------------------
-------------------    Jul          Aug          Sept         Oct          Nov          Dec
(Source: Operating  ---------------------------------------------------------------------------
 Reports and
 Exhibit "C" of
 Disclosure
 Statement)
------------------

REVENUE             $487,263     $518,733     $510,273     $513,326     $527,044     $561,085

DIRECT EXPENSES     $389,136     $414,312     $403,205     $408,919     $420,255     $438,865
-----------------------------------------------------------------------------------------------
GROSS PROFIT         $98,127     $104,421     $107,068     $104,387     $106,789     $122,220

INDIRECT EXPENSES    $73,817      $73,621      $72,950      $72,895      $72,690      $71,953
-----------------------------------------------------------------------------------------------
NET OPERATING
 PROFIT              $24,310      $30,800      $34,118      $31,492      $34,099      $50,267
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
AVERAGE NUMBER OF
 LOCATIONS              6            6            6            6            6            6
-----------------------------------------------------------------------------------------------


------------------
PER MONTH
-----------------------------------------------------------------------------------------------
AVERAGE SALES
 PER LOCATION        $81,211      $86,456      $85,046      $85,554      $87,841      $93,514

AVERAGE NET
 PROFIT/LOCATION      $4,052       $5,133       $5,686       $5,249       $5,683       $8,178
-----------------------------------------------------------------------------------------------


--------------------
PROFITABILITY RATIOS
-----------------------------------------------------------------------------------------------
GROSS PROFIT %         20.14%       20.13%       20.98%       20.34%       20.26%       21.78%

NET PROFIT %            4.99%        5.94%        6.69%        6.13%        6.47%        8.96%
-----------------------------------------------------------------------------------------------


                            EXHIBIT 3 PAGE 1 OF 4


DF and Co. - Litigation Support and Insolvency Services Group                 ABI Inc., AVRE, Inc. and Binary Assoc. Inc.
Chapter 11 Case No.: LA 94 11730 AA

--------------------------------------------------------------------------------------------------------------------------
  SeraCare      Year 2       Year 2       Year 2       Year 2      Year 2      Year 2      Year 2      Year 2    Year 2
--------------------------------------------------------------------------------------------------------------------------
RESULTS OF    Projection   Projection   Projection   Projection   Projection  Projection  Projection Projection Projection
 OPERATING       1997        1997         1997         1997         1997        1997        1997       1997       1997
 ACTIVITIES
(Source:         Jan          Feb          Mar          Apr          May         Jun        Jul         Aug       Sept
Operating
Reports and
Exhibit
"C" of
Disclosure
Statement)
--------------------------------------------------------------------------------------------------------------------------


REVENUE        $476,988     $426,118     $464,352     $428,345    $452,746    $475,704    $487,263    $581,733  $573,273

DIRECT         $387,851     $348,927     $382,154     $351,256    $372,855    $383,885    $389,136    $465,725  $454,618
EXPENESES
--------------------------------------------------------------------------------------------------------------------------

GROSS           $89,137      $77,191      $82,198      $77,089     $79,891     $91,819     $98,127    $116,008  $118,655
PROFIT

INDIRECT        $71,700      $71,513      $70,938      $70,983     $70,834     $70,209     $70,121     $73,834   $73,113
EXPENSES
--------------------------------------------------------------------------------------------------------------------------
NET             $17,437       $5,678      $11,260       $6,151      $9,057     $21,610     $28,006     $42,174   $45,542
OPERATING
PROFIT
--------------------------------------------------------------------------------------------------------------------------
AVERAGE           6             6           6            6            6           6          6            7          7
NUMBER OF
LOCATIONS
--------------------------------------------------------------------------------------------------------------------------
PER MONTH
----------
AVERAGE SALES
PER LOCATION   $79,498       $71,020     $77,392      $71,391      $75,458     $79,289    $81,211    $83,105     $81,896

AVERAGE NET     $2,906       $   946     $ 1,877       $1,025      $ 1,510     $ 3,602    $ 4,668    $ 6,025     $ 6,506
PROFIT/LOCATION
--------------------------------------------------------------------------------------------------------------------------
PROFITABLITY
 RATIOS
------------

GROSS PROFIT %    18.69%       18.11%      17.70%       18.00%       17.65%      19.30%     20.14%     19.94%      20.70%

NET PROFIT %       3.66%        1.33%       2.42%        1.44%        2.00%       4.54%      5.75%      7.25%       7.94%



 --CONTINUED--

----------------------------------------------------
  SeraCare     Year 2         Year 2         Year 2
----------------------------------------------------
RESULTS OF
 OPERATING     Projection   Projection   Projection
 ACTIVITIES       1997        1997         1997
(Source:
Operating         Oct          Nov          Dec
Reports and
Exhibit
"C" of
Disclosure
Statement)
----------------------------------------------------
REVENUE         $576,336    $590,044     $624,085

DIRECT          $460,352    $471,668     $490,278
EXPENESES
----------------------------------------------------

GROSS           $115,974    $118,376     $133,807
PROFIT

INDIRECT        $ 73,070    $ 72,815     $ 72,028
EXPENSES
----------------------------------------------------
NET             $ 42,904    $ 45,561     $ 61,779
OPERATING
PROFIT
----------------------------------------------------
AVERAGE
NUMBER OF           7          7             7
LOCATIONS
----------------------------------------------------
PER MONTH
----------
AVERAGE SALES   $ 82,332    $ 84,292     $ 89,155
PER LOCATION

AVERAGE NET     $  6,129    $  6,509     $  8,826
PROFIT/LOCATION
----------------------------------------------------
PROFITABLITY
 RATIOS
------------

GROSS PROFIT %      20.12%     20.06%       21.44%

NET PROFIT %         7.44%      7.72%        9.90%



                            EXHIBIT 3 PAGE 2 OF 4


DF and Co. - Litigation Support and Insolvency Services Group       ABI Inc., AVRE, Inc. and Binary Assoc. Inc.
Chapter 11 Case No.: LA 94 11730 AA

----------------------------------------------------------------------------------------------------------------------
  SeraCare         Year 3        Year 3       Year 3       Year 3       Year 3       Year 3       Year 3        Year 3
----------------------------------------------------------------------------------------------------------------------
RESULTS OF      Projection    Projection   Projection   Projection   Projection   Projection   Projection   Projection
 OPERATING         1998          1998         1998         1998         1998         1998         1998          1998
 ACTIVITIES
(Source:           Jan           Feb           Mar          Apr         May           Jun          Jul           Aug
Operating
Reports and
Exhibit
"C" of
Disclosure
Statement)
----------------------------------------------------------------------------------------------------------------------


REVENUE            $539,988      $489,118     $527,352     $491,345    $515,746      $538,704     $550,263    $644,733

DIRECT             $439,264      $400,340     $433,567     $402,669    $424,268      $435,298     $440,549    $517,138
EXPENESES
----------------------------------------------------------------------------------------------------------------------
GROSS PROFIT       $100,724      $ 88,778     $ 93,785     $ 88,676    $ 91,478      $103,406     $109,714    $127,595

INDIRECT           $ 70,830      $ 65,971     $ 67,599     $ 65,526    $ 66,556      $ 70,925     $ 73,361    $ 82,703
EXPENSES
----------------------------------------------------------------------------------------------------------------------
NET OPERATING      $ 29,894      $ 22,807     $ 26,186     $ 23,150    $ 24,922      $ 32,481     $ 36,353    $ 44,892
PROFIT
----------------------------------------------------------------------------------------------------------------------
AVERAGE NUMBER OF      7             7            7            7           7             7             7          8
LOCATIONS
----------------------------------------------------------------------------------------------------------------------
PER MONTH
---------
AVERAGE SALES
    PER LOCATION   $ 77,141      $ 69,874     $ 75,336    $ 70,192    $ 73,678      $ 76,958     $ 78,609    $  80,592

AVERAGE NET
PROFIT/LOCATION    $  4,271      $  3,258     $  3,741    $  3,307    $  3,560      $  4,640     $  5,193    $   5,612
----------------------------------------------------------------------------------------------------------------------
PROFITABLITY RATIOS
-------------------
GROSS PROFIT %        18.65%        18.15%       17.78%      18.05%     17.74%         19.20%       19.94%       19.79%

NET PROFIT %           5.54%         4.66%        4.97%       4.71%      4.83%          6.03%        6.61%        6.96%



-- CONTIUNED --


-----------------------------------------------------------------------
  SeraCare          Year 3        Year 3         Year 3        Year 3
-----------------------------------------------------------------------
RESULTS OF        Projection    Projection     Projection    Projection
 OPERATING           1998          1998           1998          1998
 ACTIVITIES
(Source:             Sept          Oct            Nov            Dec
Operating
Reports and
Exhibit
"C" of
Disclosure
Statement)
-----------------------------------------------------------------------
REVENUE             $636,273     $702,326       $716,044    $750,085

DIRECT              $506,031     $563,178       $574,494    $593,104
EXPENESES
-----------------------------------------------------------------------
GROSS PROFIT        $130,242     $139,148       $141,550    $156,981

INDIRECT             $83,300      $89,148        $89,909    $ 95,557
EXPENSE
-----------------------------------------------------------------------
NET OPERATING        $46,942      $50,000        $51,641    $ 61,414
PROFIT
-----------------------------------------------------------------------
AVERAGE NUMBER OF      8           9                9           9
LOCATIONS
-----------------------------------------------------------------------
PER MONTH
---------
AVERAGE SALES
    PER LOCATION     79,534      $78,016         $79,560     $83,343

AVERAGE NET
PROFIT/LOCATION      $5,868       $5,556          $5,738      $6,825
------------------------------------------------------------------------
PROFITABLITY RATIOS
------------------------------------------------------------------------
GROSS PROFIT %        20.47%       19.81%          19.77%      20.91%

NET PROFIT %           7.38%        7.12%           7.21%       8.19%


                            EXHIBIT 3 PAGE 3 OF 4



DF and Co. - Litigation Support and Insolvency Services Group                        ABI Inc., AVRE, Inc. and Binary Assoc. Inc.
Chapter 11 Case No.: LA 94 11730 AA

--------------------------------------------------------------------------------------------------------------------------
RESULTS OF       Year 4      Year 4      Year 4      Year 4      Year 4      Year 4       Year 4      Year 4      Year 4
 OPERATING     Projection  Projection  Projection  Projection  Projection  Projection  Projection   Projection  Projection
 ACTIVITIES       1999        1999        1999        1999        1999        1999         1999        1999        1999
(Source:
Operating
Reports and       Jan         Feb         Mar         Apr         May         Jun          Jul         Aug         Sept
Exhibit
"C" of
Disclosure
Statement)
--------------------------------------------------------------------------------------------------------------------------


REVENUE          $728,988    $678,118    $716,352     $680,345   $704,746     $727,704     $802,263    $833,733   $825,273

DIRECT           $593,503    $554,579    $587,806     $556,908   $578,507     $589,537     $646,201    $671,377   $660,270
EXPENESES
--------------------------------------------------------------------------------------------------------------------------
GROSS            $135,485    $123,539    $128,546     $123,437   $126,239     $138,167     $156,062    $162,356   $165,003
PROFIT

INDIRECT         $ 88,834    $ 83,976    $ 85,604     $ 83,530   $ 84,561     $ 88,930     $ 98,433    $100,750   $101,284
EXPENSES
--------------------------------------------------------------------------------------------------------------------------
NET
OPERATING
PROFIT           $ 46,651    $ 39,563    $ 42,942     $ 39,907   $ 41,678     $ 49,237     $ 57,629    $ 61,606   $ 63,719
--------------------------------------------------------------------------------------------------------------------------
AVERAGE NUMBER OF
LOCATIONS            10          10         10            10         10          10           11           11           11
--------------------------------------------------------------------------------------------------------------------------
PER MONTH
---------
AVERAGE SALES
PER LOCATION     $ 72,899    $ 67,812    $ 71,635     $ 68,035   $ 70,475     $ 72,770     $ 72,933    $ 75,794   $ 75,023

AVERAGE NET
PROFIT/LOCATION  $  4,665    $  3,956    $  4,294     $  3,991   $  4,168     $  4,924     $  5,239    $  5,601   $  5,793
--------------------------------------------------------------------------------------------------------------------------
PROFITABLITY RATIOS
-------------------
GROSS PROFIT %       18.59%     18.22%      17.94%       18.14%     17.91%       18.99%       19.45%      19.47%     19.99%

NET PROFIT %          6.40%      5.83%       5.99%        5.87%      5.91%        6.77%        7.18%       7.39%      7.72%




-- CONTINUED --


-----------------------------------------------------
RESULTS OF          Year 4       Year 4      Year 4
 OPERATING        Projection   Projection  Projection
 ACTIVITIES          1999         1999        1999
(Source:
Operating
Reports and           Oct          Nov         Dec
Exhibit
"C" of
Disclosure
Statement)




-----------------------------------------------------
REVENUE           $ 891,326    $ 905,044    $ 939,085

DIRECT
EXPENESES         $ 717,417    $ 728,733    $ 747,343
-----------------------------------------------------
GROSS
PROFIT            $ 173,909    $ 176,311    $ 191,742

INDIRECT          $ 107,153    $ 107,914    $ 113,561
EXPENSES
------------------------------------------------------
NET
OPERATING         $  66,756    $  68,397    $  78,181
PROFIT
------------------------------------------------------
AVERAGE NUMBER OF
LOCATIONS              12          12           12
------------------------------------------------------
PER MONTH
---------
AVERAGE SALES
PER LOCATION      $  74,277    $ 75,420     $  78,257

AVERAGE NET
PROFIT/LOCATION   $   5,563    $  5,700     $   6,515
-----------------------------------------------------
PROFITABLITY RATIOS
------------------
GROSS PROFIT %        19.51%      19.48%        20.42%

NET PROFIT %           7.49%       7.56%         8.33%


                            EXHIBIT 3 PAGE 4 OF 4


DF and Co. - Litigation Support and Insolvency Services Group                        ABI Inc., AVRE, Inc. and Binary Assoc. Inc.
                                                                                     Chapter 11 Case No.: LA 94 11730 AA

     SeraCare                             Year 1        Year 2         Year 3        Year 4               Year 5
--------------------------------------------------------------------------------------------------------------------------
RESULTS OF OPERATING ACTIVITIES         Projection    Projection     Projection    Projection           Projection
-------------------------------           1996          1997           1998          1999                 2000
(Source: Operating Reports and          ----------------------------------------------------------------------------------
Exhibit "C" of Disclosure Statement.)  Full Year     Full Year      Full Year     Full Year            Full Year
--------------------------------------------------------------------------------------------------------------------------


REVENUE                                 $5,841,977    $6,156,977     $7,101,977    $9,432,977             $10,529,832
                                                                                                    Based on 12 locations
DIRECT EXPENESES                        $4,701,640    $4,958,705     $5,729,900    $7,632,181
--------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                            $1,140,337    $1,198,272     $1,372,077    $1,800,796

INDIRECT EXPENSES                         $885,688      $861,113       $921,385    $1,144,530
                                                                                                    Based on 12 locations
--------------------------------------------------------------------------------------------------------------------------
NET OPERATING PROFIT                      $254,649      $337,159       $450,692      $656,266                $732,576
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
AVERAGE NUMBER OF LOCATIONS                   6.00          6.42           7.67         10.75                      12
--------------------------------------------------------------------------------------------------------------------------

PER YEAR
--------------------------------------------------------------------------------------------------------------------------
AVERAGE SALES PER LOCATION                $973,663      $959,031       $925,942      $877,486                $877,486

AVERAGE NET PROFIT/LOCATION                $42,442       $52,517        $58,760       $61,048                 $61,048
--------------------------------------------------------------------------------------------------------------------------

PER MONTH
--------------------------------------------------------------------------------------------------------------------------
AVERAGE SALES PER LOCATION                 $81,139       $79,919        $77,162       $73,124                 $73,124

AVERAGE NET PROFIT/LOCATION                 $3,537        $4,376         $4,897        $5,087                  $5,087
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
NET OPERATING PROFIT                      $254,649      $337,159       $450,692      $656,266                $732,576
--------------------------------------------------------------------------------------------------------------------------
Add: Amortization                             $104,016      $105,266       $109,010      $118,266            $118,266
Add: Depreciation                              $72,000       $72,000        $72,000       $72,000             $72,000
                                           -------------------------------------------------------------------------------
Cash Flow from Operations                     $430,665      $514,425       $631,702      $846,532            $922,842
Accounts Receivable                           $171,000                     ($50,000)     ($75,000)
Inventory                                      $70,000      ($19,000)      ($30,000)     ($45,000)
Goodwill                                                    ($60,000)     ($120,000)    ($120,000)
Fixed Assets                                               ($150,000)     ($240,000)    ($330,000)
Accounts Payable                             ($224,000)      $20,000        $40,000       $50,000
Accrued Liabilities                           ($35,000)       $5,000        $10,000       $20,000
Notes/Payable - Secured Creditors            ($250,000)    ($250,000)     ($250,000)    ($250,000)          ($250,000)

                                        ----------------------------------------------------------------------------------
NET CASH FLOW                                 $162,665       $60,425        ($8,298)      $96,532        $672,842
                                        ----------------------------------------------------------------------------------



                            EXHIBIT 4 PAGE 1 OF 1

DF and Co. - Litigation Support and Insolvency Services Group                        ABI Inc., AVRE, Inc. and Binary Assoc. Inc.
                                                                                     Chapter 11 Case No.: LA 94 11730 AA

--------------------------------------------------------------------------------------------------------------------------
     AVRE & BINARY                        Year 1        Year 2         Year 3        Year 4               Year 5
--------------------------------------------------------------------------------------------------------------------------
ESTIMATION OF BUSINESS VALUE            Projection    Projection     Projection    Projection           Projection
-------------------------------           1996          1997           1998          1999                 2000
(Source: Operating Reports and          ----------------------------------------------------------------------------------
Exhibit "C" of Disclosure Statement.)   Full Year     Full Year      Full Year     Full Year             Full Year
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
NET CASH FLOW (Years 1 to 5)               $162,665        $60,425         ($8,298)     $96,532                  $672,842
                                        ----------------------------------------------------------------------------------
                                                                                                    (/Capitalization Rate)
                                                                                                       = Terminal Value
                                        ----------------------------------------------------------------------------------
PROJECTED FUTURE CASHFLOWS                 $162,665        $60,425         ($8,298)     $96,532                $5,492,588
                                        ----------------------------------------------------------------------------------

                                                                                                      Capitalization Rate
                                                                                                          of 12.25%
                                                                                                    ----------------------
                                        -------------
RISK PREMIUM                                   15.00%
                                                         -----------------------------------------------------------------
RISK FREE RATE OF RETURN                        6.25%    Lehman Bros. - Long Term T-Bond Rate Wall Street Jnl - 12/18/95)
                                                         -----------------------------------------------------------------
DISCOUNT RATE                                  21.25%
                                                         -----------------------------------------------------------------
LONG TERM GROWTH RATE                           9.00%    Real Growth Rate of 6% & Long Term Inflation Rate of 3%=9%
                                                         -----------------------------------------------------------------
CAPITALIZATION RATE                            12.25%
                                        -------------

                                        -------------
TOTAL OF FUTURE CASH FLOWS                 $5,803,912
                                        -------------

                                        -------------------------------------------
NET PRESENT VALUE OF ABOVE                 $2,311,154    Discounted at:      21.25%
                                        -------------------------------------------

                                        -------------
VALUE OF TANGIBLE NET ASSETS             Estimated at
                                            Zero
                                        -------------

                                        -------------
ESTIMATED COLLECTIVE VALUE
OF 100% OF ISSUED STOCK OF                 $2,311,154
AVRE & BINARY @ 12/95                   -------------
                                        -------------



                            EXHIBIT 5 PAGE 1 OF 1

                                   SeraCare
                   Assumptions Underlying Four Year Forecast

The attached financial forecast were prepared by management of SeraCare and are based upon assumptions which management believes are reasonable. Nevertheless, the attached financial forecast are based upon assumptions which may or may not prove to be accurate or appropriate. No assurances can be given that any of the results or events described herein will occur, or that if they do occur, they will occur at the predicted times. Actual results may vary widely from projected results. Accordingly, the financial forecasts should not be relied upon to indicate the actual results which will be attained by SeraCare during the forecasted periods.

The four years forecasted herein have been predicated on meeting the Company's strategic objective of expanding the business through internally generated cash flow. To this end, the forecast illustrates how additional plasma centers can be acquired during the four year period. While there is no particular reason why such acquisitions can not be made, there can be no guarantees that they will be made or that the results will be presented herein.

Other assumptions are as follows:

1. The assumed rate of acquisition is reflected on the projected Statements of Income attached herewith.

2. The attached forecasts assume that production from acquired centers will be sold domestically at approximately the same prices as currently being received.

                                    EXHIBIT C

                            EXHIBIT 6 PAGE 1 OF 15

3. It is expected that by January 1996, 25% of the plasma collected (approximately 25,000 annually) will be hyperimmune and will yield a $3.00 to $8.00 premium per liter over source plasma.

4. The cost of acquired centers is assumed to be $200,000 each with fixed assets of $90,000, goodwill of $60,000, and net current assets of $50,000. It has been assumed that all acquisitions will be made for cash with no financing.

5. Goodwill has been amortized over 17 years consistent to the AICPA pronouncement.

6. After considering the impact of the "1986 tax act", taxes have been calculated based upon the assumption that the current loss carry-forward of approximately $6.5 million will be available to SeraCare at the rate of $150,000 per year for 15 years. Under the provisions of the 1986 tax act, such an assumption may or may not be valid depending upon the ultimate determination of ownership, control and business activity.

7. The basic framework of this presentation is that a net of $.995 million is received by SeraCare and used as follows:

             To pay down secured lender               $600,000
             To pay Unsecured Creditors               $200,000
             Administrative legal fees                $195,000
                                                      --------
                                                      $995,000
                                                      --------
                                                      --------


                                   EXHIBIT C

                            EXHIBIT 6 PAGE 2 OF 15

8. In preparation of the four year forecast for SeraCare, the following Monthly Acquisition Model was used to reflect the impact of acquisitions:

                      Revenue (1)                       63,000
                                                        ------
                      Direct Expense:
                        Donor fees                      20,790
                        Salaries & related exp. (2)     17,063
                        Testing & softgoods                  0
                        Rent                             3,000
                        Other direct expenses           10,560
                                                        ------
                             Total expenses             51,413
                                                        ------
                      Gross Profit                      11,587
                      Indirect Expenses                  3,000
                                                        ------

                      Net income before taxes            8,587
                                                        ------

               (1) Represents 1,810 donors; 1,448 liters per month or 337 liters per week.

               (2)   Staffing includes: one manager @ $2,500; one nurse
                     @ $2,500; 10 technicians/receptionists/phlebotomists @ $8,000; and one regional manager for each ten new centers.

               (3) An average plasma center has been defined herein as one collecting approximately 15,000 liters of plasma per year.


                                     EXHIBIT C

                              EXHIBIT 6 PAGE 3 OF 15

SeraCare
POST EMERGENCE FORECAST
First Twelve Months


                Month    Month    Month    Month    Month    Month    Month    Month    Month   Month    Month    Month
                  1        2        3        4        5        6        7        8        9       10       11       12     TOTAL
              ---------------------------------------------------------------------------------------------------------------------

Revenue        476,988  426,118  464,352  428,345  452,746  475,704  487,263  518,733  510,273  513,326  527,044  561,085 5,841,977
              ---------------------------------------------------------------------------------------------------------------------

Direct
 Expenses
  Donor Fees   226,219  201,095  221,818  202,367  214,998  222,000  227,408  242,959  239,014  241,869  250,404  265,773 2,755,924
  Salaries
   and related
   expenses     98,438   88,453  100,133   89,479   98,108  101,623   99,453  107,102  101,558  104,843  106,871  108,577 1,204,638
  Testing            0        0        0        0        0        0        0        0        0        0        0        0         0
  Softgoods          0        0        0        0        0        0        0        0        0        0        0        0         0
  Rent          14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   174,780
  Other Direct
   Expenses     48,629   44,814   45,638   44,845   45,184   45,697   47,710   49,686   48,068   47,662   48,415   49,950   566,298
              ---------------------------------------------------------------------------------------------------------------------
     Total     387,851  348,927  382,154  351,256  372,855  383,855  389,136  414,312  403,205  408,939  420,255  438,865 4,701,640
              ---------------------------------------------------------------------------------------------------------------------

Gross Profit    89,137   77,191   82,198   77,089   79,891   91,819   98,127  104,421  107,068  104,387  106,789  122,220 1,140,337
Indirect
 Administrative
 Expenses       55,145   55,145   55,145   55,145   55,145   55,145   55,145   55,145   55,145   55,260   55,260   55,260   662,085
Interest income   (169)    (322)    (264)    (322)    (225)    (167)    (204)    (400)    (342)    (513)    (717)    (725)   (4,370)
Interest
 expense        11,667   11,667   10,938   10,938   10,938   10,208   10,208   10,208    9,479    9,479    9,479    8,750   123,958

Amortization
 of Goodwill     8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668   104,016
              ---------------------------------------------------------------------------------------------------------------------
Net Profit from
 Operations     13,827    2,034    7,711    2,661    5,366   17,964   24,310   30,800   34,118   31,492   34,099   50,267   254,647
Taxes on Income      0        0        0        0        0        0        0        0        0        0        0        0         0
              ---------------------------------------------------------------------------------------------------------------------
Net Income      13,827    2,034    7,711    2,661    5,366   17,964   24,310   30,800   34,118   31,492   34,099   50,267   254,647
              ---------------------------------------------------------------------------------------------------------------------
              ---------------------------------------------------------------------------------------------------------------------
Number of
 locations           6        6        6        6        6        6        6        6        6        6        6        6



                                  EXHIBIT C

                            EXHIBIT 6 PAGE 4 OF 15

SeraCare
POST EMERGENCE BALANCE SHEET
First Twelve Months



                                                Month    Month    Month      Month      Month    Month
                                                  1        2        3          4          5        6
                                            ------------------------------------------------------------
ASSETS
 Current Assets
  Cash and investments                           40,827    77,528    63,408    75,737    54,770    39,903
  Accounts receivable-trade                     456,000   426,000   400,000   375,000   375,000   350,000
  Inventory                                     466,000   446,000   426,000   406,000   406,000   406,000
  Prepaid Expenses                               75,000    75,000    75,000    75,000    75,000    75,000
  Deposits                                       15,000    15,000    15,000    15,000    15,000    15,000
                                            --------------------------------------------------------------
    Total Current Assets                      1,052,827 1,039,528   979,408   946,737   925,770   885,903
                                            --------------------------------------------------------------

  Fixed Assets(at cost)                         515,000   515,000   515,000   515,000   515,000   515,000

  Accumulated depreciation                     (395,000) (401,000) (407,000) (413,000) (419,000) (425,000)
                                            --------------------------------------------------------------
  Net Fixed Assets                              120,000   114,000   108,000   102,000    96,000    90,000
                                            --------------------------------------------------------------
Fresh Start Goodwill                          1,700,000 1,691,332 1,682,664 1,673,996 1,665,328 1,656,668
                                            --------------------------------------------------------------
Total Assets                                  2,872,827 2,844,860 2,770,072 2,772,733 2,687,098 2,632,563
                                            --------------------------------------------------------------
                                            --------------------------------------------------------------

LIABILITIES
 Accounts payable                               529,000   499,000   479,000   459,000   418,000   400,000
 Accrued liabilities                            155,000   155,000   155,000   125,000   125,000   125,000
 Notes payable - Secured Creditor             1,000,000 1,000,000   937,500   937,500   937,500   875,000
                                            -------------------------------------------------------------
    Total Liabilities                         1,684,000 1,654,000 1,571,500 1,521,500 1,480,500 1,408,000
                                            -------------------------------------------------------------

SHAREHOLDERS EQUITY
 Paid in surplus                              1,172,885 1,172,885 1,172,885 1,172,885 1,172,885 1,172,885
 Common stock @ $.001 per share                   2,115     2,115     2,115     2,115     2,115     2,115
 Accumulated earnings                                 0         0         0         0         0         0
 Current year earnings                           13,827    15,860    23,572    26,233    31,598    49,563
                                            -------------------------------------------------------------
    Total Shareholders Equity                 1,188,827 1,190,860 1,198,572 1,201,233 1,206,598 1,224,563
                                            -------------------------------------------------------------
    Total Liabilities and
     Shareholders Equity                      2,872,827 2,844,860 2,770,072 2,722,733 2,687,098 2,632,563
                                            -------------------------------------------------------------
                                            -------------------------------------------------------------
                                                      0         0         0         0         0         0


                                               Month     Month     Month     Month     Month    Month
                                                 7         8         9         10        11      12
                                            ------------------------------------------------------------
ASSETS
 Current Assets
  Cash and investments                           48,880    96,348    82,634   123,794   172,560  174,995
  Accounts receivable-trade                     350,000   325,000   325,000   300,000   300,000  300,000
  Inventory                                     406,000   406,000   406,000   406,000   406,000  406,000
  Prepaid expenses                               75,000    75,000    75,000    75,000    75,000   75,000
  Deposits                                       15,000    15,000    15,000    15,000    15,000   15,000
                                            -------------------------------------------------------------
   Total Current Assets                         894,880   917,348   903,634   919,794   968,560  970,995
                                            -------------------------------------------------------------

  Fixed Assets(at cost)                         515,000   515,000   515,000   515,000   515,000  515,000
  Accumulated depreciation                     (431,000) (437,000) (443,000) (449,000) (455,000)(461,000)
                                            -------------------------------------------------------------
  Net Fixed Assets                               84,000    78,000    72,000    66,000    60,000   54,000
                                            -------------------------------------------------------------
Fresh Start Goodwill                          1,647,992 1,639,324 1,639,656 1,621,988 1,613,320 1,604,652
                                            -------------------------------------------------------------
  Total Assets                                2,626,872 2,634,672 2,606,290 2,607,782 2,641,880 2,629,647
                                            -------------------------------------------------------------
                                            -------------------------------------------------------------

LIABILITIES
 Accounts payable                              378,000   355,000   355,000   325,000   325,000   325,000
 Accrued liabilities                           125,000   125,000   125,000   125,000   125,000   125,000
 Notes payable - Secured Creditor              875,000   875,000   812,500   812,500   812,500   750,000
                                            -------------------------------------------------------------
    Total Liabilities                        1,378,000 1,355,000 1,292,500 1,262,500 1,262,500 1,200,000
                                            -------------------------------------------------------------

SHAREHOLDERS EQUITY
  Paid in surplus                            1,172,885 1,172,885 1,172,885 1,172,885 1,172,885 1,172,885
  Common stock @ $.001 per share                 2,115     2,115     2,115     2,115     2,115     2,115

Accumulated earnings                                 0         0         0         0         0         0
Current year earnings                           73,872   104,672   138,790   170,282   204,380   254,647
                                            -------------------------------------------------------------
   Total Shareholders Equity                 1,248,872 1,279,672 1,313,790 1,345,282 1,379,380 1,429,647
                                            -------------------------------------------------------------
   Total Liabilities and
    Shareholders Equity                      2,626,872 2,634,672 2,606,290 2,607,782 2,641,880 2,629,647
                                            -------------------------------------------------------------
                                            -------------------------------------------------------------
                                                     0         0         0         0         0         0


                                  EXHIBIT C

                            EXHIBIT 6 PAGE 5 OF 15

SeraCare
POST EMERGENCE FUNDS FLOW
First Twelve Months



                           Month   Month   Month   Month  Month   Month    Month   Month  Month   Month    Month   Month   TOTAL
                             1       2       3       4      5       6        7       8      9      10        11      12
                         --------------------------------------------------------------------------------------------------------
Net income after
 taxes                    13,827   2,034   7,711   2,661  5,366   17,964  24,310  30,800  34,118  31,492  34,099  50,267  254,647
Add: Amortization          8,668   8,668   8,668   8,668  8,668    8,668   8,668   8,668   8,668   8,668   8,668   8,668  104,016
    Depreciation           6,000   6,000   6,000   6,000  6,000    6,000   6,000   6,000   6,000   6,000   6,000   6,000   72,000
                         --------------------------------------------------------------------------------------------------------
Cash Flow From
 Operations               28,495  16,702  22,379  17,329  20,034  32,632  38,978  45,468  48,786  46,160  48,767  64,935  430,663
                         --------------------------------------------------------------------------------------------------------

Decr (Incr) in current
  assets:
  Accounts Receivable     15,000  30,000  26,000  25,000       0  25,000       0  25,000       0  25,000       0       0  171,000
  Inventory               10,000  20,000  20,000  20,000       0       0       0       0       0       0       0       0   70,000
  Prepaid expenses             0       0       0       0       0       0       0       0       0       0       0       0        0
  Deposits                     0       0       0       0       0       0       0       0       0       0       0       0        0
Incr (Decr) in
 liabilities:
  Accounts payable       (20,000)(30,000)(20,000)(20,000)(41,000)(10,000)(30,000)(23,000)      0 (30,000)      0       0 (224,000)
  Accrued liabilities     (5,000)      0       0 (30,000)      0       0       0       0       0       0       0       0  (35,000)
  Note payable -
   Secured Creditors           0       0 (62,500)      0       0 (62,500)      0       0 (62,500)      0       0 (62,500)(250,000)
                         --------------------------------------------------------------------------------------------------------
Net Cash Flow             28,495  36,702 (14,121) 12,329 (20,967)(14,868)  8,978  47,468 (13,715) 41,160  48,767   2,435  162,663

Beginning cash balance    12,332  40,872  77,529  63,408  75,737  54,770  39,903  48,881  96,348  82,634 123,794 172,561   12,332
                         --------------------------------------------------------------------------------------------------------
Ending Cash Balance       40,827  77,529  63,408  75,737  54,770  39,903  48,881  96,348  82,634 123,794 172,561 174,996  174,996
                         --------------------------------------------------------------------------------------------------------
                         --------------------------------------------------------------------------------------------------------


                                  EXHIBIT C

                            EXHIBIT 6 PAGE 6 OF 15

SeraCare
POST EMERGENCE FORECAST
Second Twelve Months


              Month    Month   Month  Month   Month  Month   Month    Month   Month   Month   Month   Month
                1        2       3      4       5      6       7         8     9        10      11      12     TOTAL
             ---------------------------------------------------------------------------------------------------------
Revenue      476,988  426,118 464,352 428,345 452,746 475,704 487,263 581,733 573,273 576,326 590,044 624,085 6,156,977
             ----------------------------------------------------------------------------------------------------------
Direct Expenses
  Donor
   Fees      226,219  201,095 221,818 202,367 214,998 222,000 227,408 263,749 259,804 262,659 271,194 286,263 2,859,874
  Salaries
   and
   related
   expenses   98,438   88,453 100,133  89,479  98,108 101,623  99,453 124,165 118,621 121,906 123,934 125,640 1,289,953
  Testing          0        0       0       0       0       0       0       0       0       0       0       0         0
  Softgoods        0        0       0       0       0       0       0       0       0       0       0       0         0
  Rent        14,565   14,565  14,565  14,565  14,565  14,565  14,565  17,565  17,565  17,565  17,565  17,565   189,780
  Other
   Direct
   Expenses   48,629   44,814  45,638  44,845  45,184  45,697  47,710  60,246  58,628  58,222  58,975  60,510   619,098
             ----------------------------------------------------------------------------------------------------------
    Total    387,851  348,927 382,154 351,256 372,855 383,885 389,136 465,725 454,618 460,352 471,668 490,278 4,958,705
             ----------------------------------------------------------------------------------------------------------
Gross
  Profit      89,137   77,191  82,198  77,089  79,891  91,819  98,127 116,008 118,655 115,974 118,376 133,807 1,198,272

Indirect
  Adminis-
  trative
  Expenses    55,145   55,145  55,145  55,145  55,145  55,145  55,145  58,145  58,145  58,260  58,260  58,260  677,085
Interest
  income        (863)  (1,050)   (896)   (896) (1,000)   (896)   (983)    (521)  (513)   (671)   (925)   (983) (10,196)
Interest
  expense      8,750    8,750   8,021   8,021   8,021   7,292   7,292    7,292  6,563   6,563   6,563   5,833   88,958
Amortization
  of Goodwill  8,668    8,668   8,668   8,668   8,668   8,668   8,668    8,918  8,918   8,918   8,918   8,918  105,266
             ----------------------------------------------------------------------------------------------------------
Net Profit
  From
  Operations  17,437    5,678  11,260   6,151   9,057   21,610  28,006  42,174 45,542  42,904  45,561   61,779 337,159
Taxes on
  Income           0        0       0       0       0        0       0       0      0       0       0        0       0
             ---------------------------------------------------------------------------------------------------------
Net Income    17,437    5,678  11,260   6,151   9,057   21,610  28,006  42,174 45,542  42,904  45,561   61,779 337,159
             ---------------------------------------------------------------------------------------------------------
             ---------------------------------------------------------------------------------------------------------
Number of
locations          6        6       6       6       6        6       6       7      7       7       7        7       0



                                  EXHIBIT C

                            EXHIBIT 6 PAGE 7 OF 15

SeraCare
POST EMERGENCE BALANCE SHEET
Second Twelve Months


                        Month      Month      Month     Month     Month       Month       Month       Month       Month
                         1           2          3         4         5           6           7           8           9
-------------------------------------------------------------------------------------------------------------------------
ASSETS
 Current Assets
  Cash and
   investments        207,100    252,446    215,874   216,693     240,418     215,196     236,870     124,962      122,922
  Accounts
   receivable -
   trade              300,000    275,000    275,000   275,000     275,000     275,000     275,000     300,000      300,000
  Inventory           406,000    406,000    406,000   406,000     406,000     405,000     406,000     425,000      425,000
  Prepaid expenses     75,000     75,000     75,000    75,000      75,000      75,000      75,000      75,000       75,000
  Deposits             15,000     15,000     15,000    15,000      15,000      15,000      15,000      15,000       15,000
                  --------------------------------------------------------------------------------------------------------
    Total
     Current
     Assets         1,003,100  1,023,446    986,874   987,693   1,011,418     985,196   1,007,870     939,962      937,922
                   ---------------------------------------------------------------------------------- --------------------
Fixed Assets (at
 cost)                515,000    515,000    515,000   535,000     535,000     535,000     555,000     645,000      645,000
Accumulated
 depreciation        (467,000)  (473,000)  (479,000) (485,000)   (491,000)   (497,000)   (503,000)   (509,000)    (515,000)
                   --------------------------------------------------------------------------------------------------------
   Net Fixed
    Assets             48,000     42,000     36,000    50,000      44,000      38,000      52,000     136,000      130,000
                   --------------------------------------------------------------------------------------------------------
Fresh Start
  Goodwill          1,595,984  1,587,316  1,578,648  1,569,980  1,561,312   1,592,644   1,543,976   1,595,058    1,586,140
                   --------------------------------------------------------------------------------------------------------

Total Assets        2,647,084  2,652,762  2,601,522  2,607,673  2,616,730    2,575,840   2,603,846  2,671,020    2,654,062
                   -------------------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------------------
LIABILITIES
 Accounts
  payable             325,000    325,000    325,000    325,000    325,000      325,000     325,000    345,000      345,000
 Accrued
  liabilities         125,000    125,000    125,000    125,000     125,000     125,000    125,000     130,000      130,000
 Notes payable -
 Secured Creditor     750,000    750,000    687,500    687,500     687,500     625,000    625,000     625,000      562,500
                   -------------------------------------------------------------------------------------------------------
  Total
   Liabilities      1,200,000  1,200,000  1,137,500  1,137,500   1,137,500   1,075,000  1,075,000   1,100,000    1,037,500
                   -------------------------------------------------------------------------------------------------------

SHAREHOLDERS EQUITY
  Paid in
    surplus         1,172,885  1,172,885  1,172,885  1,172,885   1,172,885   1,172,885  1,172,885   1,172,885    1,172,885
  Common stock
    @ $.001 per
    share               2,115      2,115      2,115      2,115       2,115       2,115      2,115       2,115        2,115
  Accumulated
   earnings           254,647    254,647    254,647    254,647     254,647     254,647    254,647     254,647      254,647
  Current year
    earnings           17,437     23,115     34,375     40,526      49,583      71,193     99,199     141,373      186,915
                   -------------------------------------------------------------------------------------------------------
    Total
     Shareholders
     Equity         1,447,084  1,452,762  1,464,022   1,470,173   1,479,230  1,500,840  1,528,846   1,571,020    1,616,562
                   -------------------------------------------------------------------------------------------------------

    Total
      Liabilities
      and
      Shareholders
      Equity        2,647,084  2,652,762  2,601,522   2,607,673   2,616,730  2,575,840  2,603,846   2,671,020    2,654,062
                   -------------------------------------------------------------------------------------------------------

                            0          0          0           0           0          0          0           0            0



                     Month          Month         Month
                       10            11            12
--------------------------------------------------------
ASSETS
 Current Assets
  Cash and
   investments         160,744      221,223      235,420
  Accounts
   receivable -
   trade               300,000      300,000      300,000
  Inventory            425,000      425,000      425,000
  Prepaid expenses      75,000       75,000       75,000
  Deposits              15,000       15,000       15,000
                     -----------------------------------
   Total Current
     Assets            975,744    1,036,223    1,050,420
                     -----------------------------------
  Fixed Assets
   (at cost)           665,000      665,000      665,000
  Accumulated
   depreciation       (521,000)    (527,000)    (533,000)
                     -----------------------------------
    Net Fixed
      Assets           144,000      138,000      132,000
                     -----------------------------------
  Fresh Start
    Goodwill         1,577,222    1,568,304    1,559,386
                     -----------------------------------
  Total Assets       2,696,966    2,742,527    2,741,806
                     -----------------------------------
                     -----------------------------------

LIABILITIES

  Accounts payable      345,000     345,000      345,000
  Accrued
    liabilities         130,000     130,000      130,000
  Notes payable -
    Secured
    Creditor            562,500     562,500      500,000
                     -----------------------------------
   Total Liabilities  1,037,500   1,037,500      975,000
                     -----------------------------------

SHAREHOLDERS EQUITY
  Paid in surplus     1,172,885   1,172,885    1,172,885
  Common stock @
    $.001 per share       2,115       2,115        2,115
  Accumulated
    earnings            254,647     254,647      254,647
  Current year
    earnings            229,819     275,380      337,159
                     -----------------------------------
   Total
     Shareholders
     Equity           1,659,466   1,705,027   1,766,806
                     -----------------------------------
   Total
     Liabilities and
     Shareholders
     Equity           2,696,966   2,742,527   2,741,806
                     -----------------------------------

                              0           0           0

                                  EXHIBIT C

                            EXHIBIT 6 PAGE 8 OF 15

SeraCare
POST EMERGENCE FUNDS FLOW
Second Twelve Months

                            Month    Month    Month    Month    Month    Month    Month    Month     Month    Month
                              1        2        3        4        5        6        7        8         9       10
                           -----------------------------------------------------------------------------------------
Net Income after taxes      17,437    5,678   11,260    6,151    9,057   21,610   28,006    42,174   45,542   42,904
Add: Amortization            8,668    8,668    8,668    8,668    8,668    8,668    8,668     8,918    8,918    8,918
     Depreciation            6,000    6,000    6,000    6,000    6,000    6,000    6,000     6,000    6,000    6,000
                           -----------------------------------------------------------------------------------------
Cash Flow From Operations   32,105   20,346   25,928   20,819   23,725   36,278   42,674    57,092   60,460   57,822
                           -----------------------------------------------------------------------------------------
Decr (Incr) in current
 assets:
  Accounts Receivable            0   25,000        0        0        0        0        0   (25,000)       0        0
  Inventory                      0        0        0        0        0    1,000   (1,000)  (19,000)       0        0
  Prepaid expenses               0        0        0        0        0        0        0         0        0        0
  Goodwill                       0        0        0        0        0        0        0   (60,000)       0        0
  Fixed Assets                   0        0        0  (20,000)       0        0  (20,000)  (90,000)       0  (20,000)
Incr (Decr) in
 liabilities:
  Accounts payable               0        0        0        0        0        0        0    20,000        0        0
  Accrued liabilities            0        0        0        0        0        0        0     5,000        0        0
  Note payable - Secured
    Creditors                    0        0  (62,500)       0        0  (62,500)       0         0  (62,500)       0

                           -----------------------------------------------------------------------------------------
Net Cash Flow               32,105   45,346  (36,572)     819   23,725  (25,222)  21,674  (111,908)  (2,040)  37,822

Beginning cash balance     174,995  207,100  252,446  215,874  216,693  240,148  215,196   236,870  124,962  122,922
                           -----------------------------------------------------------------------------------------

Ending Cash balance        207,100  252,446  215,874  216,693  240,418  215,196  236,870   124,962  122,922  160,744
                           -----------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------

                            Month    Month
                             11       12      Total
                           --------------------------
Net Income after taxes      45,561   61,779   337,159
Add: Amortization            8,918    8,918   105,266
     Depreciation            6,000    6,000    72,000
                           --------------------------
Cash flow from operations   60,479   76,697   514,425
                           --------------------------
Decr. (Incr.) In current
 assets:
  Accounts receivable            0        0
  Inventory                      0        0   (19,000)
  Prepaid expenses               0        0         0
  Goodwill                       0        0   (60,000)
  Fixed Assets                   0        0  (150,000)
Incr. (decr.)in
 liabilities:
  Accounts payable               0        0    20,000
  Accrued liabilities            0        0     5,000
  Note payable - Secured
    Creditors                    0  (62,500) (250,000)

                           --------------------------
Net Cash Flow               60,479   14,197    60,425

Beginning cash balance     160,744  221,223   174,995
                           --------------------------

Ending Cash balance        221,223  235,420   235,420
                           --------------------------
                           --------------------------

                                  EXHIBIT C

                            EXHIBIT 6 PAGE 9 OF 15

SERACARE
POST EMERGENCE FORECAST
THIRD TWELVE MONTHS

                                     MONTH    MONTH     MONTH    MONTH     MONTH    MONTH     MONTH
                                       1        2         3        4         5        6         7
                                    ----------------------------------------------------------------
Revenue                             539,988  489,118   527,352  491,345   515,746  538,704   550,263
                                    ----------------------------------------------------------------
Direct Expense
  Donor Fees                        247,009  221,885   242,608  223,157   235,788  242,790   248,198
  Salaries and related expenses     115,501  105,516   117,196  106,542   115,171  118,686   116,516
  Testing                                 0        0         0        0         0        0         0
  Softgoods                               0        0         0        0         0        0         0
  Rent                               17,565   17,565    17,565   17,565    17,565   17,565    17,565
  Other Direct Expense               59,189   55,374    56,198   55,405    55,744   56,257    58,270
                                    ----------------------------------------------------------------
    Total                           439,264  400,340   433,567  402,669   424,268  435,298   440,549
                                    ----------------------------------------------------------------

Gross Profit                        100,724   88,778    93,785   88,676    91,478  103,406   109,714

Indirect Administrative Expenses     58,145   58,145    58,145   58,145    58,145   58,145    58,145
Interest Income                      (1,163)  (1,296)   (1,192)  (1,242)   (1,392)  (1,333)   (1,479)
Interest expense                      5,833    5,833     5,104    5,104     5,104    4,375     4,375
Amortization of Goodwill              8,918    8,918     8,918    8,918     8,918    8,918     8,918
                                    ----------------------------------------------------------------
Net Profit From Operating            28,990   17,178    22,810   17,751    20,703   33,301    39,755
Taxes on Income                        (904)  (5,629)   (3,376)  (5,400)   (4,219)     821     3,402
                                    ----------------------------------------------------------------
Net Income                           29,894   22,807    26,186   23,150    24,922   32,481    36,353
                                    ----------------------------------------------------------------
                                    ----------------------------------------------------------------
Number of Locations                       7        7         7        7         7        7         7



                                      MONTH     MONTH     MONTH     MONTH    MONTH
                                        8         9        10        11       12       TOTAL
                                    ----------------------------------------------------------
Revenue                              644,733   636,273   702,326   716,044  750,085  7,101,977
                                    ----------------------------------------------------------
Direct Expense
  Donor Fees                         284,539   280,594   304,239   312,774  328,143  3,171,724
  Salaries and related expenses      141,228   135,684   156,032   158,060  159,766  1,545,898
  Testing                                  0         0         0         0        0          0
  Softgoods                                0         0         0         0        0          0
  Rent                                20,565    20,565    23,565    23,565   23,565    234,780
  Other Direct Expense                70,806    69,188    79,342    80,095   81,630    777,498
                                    ----------------------------------------------------------
    Total                            517,138   506,031   563,178   574,494  593,104  5,729,900
                                    ----------------------------------------------------------

Gross Profit                         127,595   130,242   139,148   141,550  156,981  1,372,077

Indirect Administrative Expenses      61,145    61,145    64,260    64,260   64,260    722,085
Interest Income                       (1,079)   (1,121)     (675)   (1,008)  (1,154)   (14,133)
Interest expense                       4,375     3,646     3,646     3,646    2,917     53,958
Amortization of Goodwill               9,168     9,168     9,418     9,418    9,418    109,016
                                    ----------------------------------------------------------
Net Profit From Operating             53,986    57,404    62,499    65,235   81,541    501,151
Taxes on Income                        9,094    10,462    12,500    13,594   20,116     50,460
                                    ----------------------------------------------------------
Net Income                            44,892    46,942    50,000    51,641   61,424    450,691
                                    ----------------------------------------------------------
                                    ----------------------------------------------------------
Number of Locations                        8         8         9         9        9

                                  EXHIBIT C

                            EXHIBIT 6 PAGE 10 OF 15

SERACARE
POST EMERGENCE BALANCE SHEET
THIRD TWELVE MONTHS

                                       MONTH       MONTH       MONTH       MONTH       MONTH       MONTH       MONTH
                                         1           2           3           4           5           6           7
                                    -----------------------------------------------------------------------------------
ASSETS
  Current Assets
    Cash and investments              280,232      317,957     296,560     314,629     354,468     339,367     370,638
    Accounts receivable - trade       300,000      300,000     300,000     300,000     300,000     300,000     300,000
    Inventory                         425,000      425,000     425,000     425,000     425,000     425,000     425,000
    Prepaid expense                    75,000       75,000      75,000      75,000      75,000      75,000      75,000
    Deposit                            15,000       15,000      15,000      15,000      15,000      15,000      15,000
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
      Total Current Assets          1,095,232    1,132,957   1,111,560   1,129,629   1,169,468   1,154,367   1,185,638
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
  Fixed Assets (at cost)              665,000      665,000     665,000     685,000     685,000     685,000     705,000
  Accumulated depreciation           (539,000)    (545,000)   (551,000)   (557,000)   (563,000)   (569,000)   (575,000)
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
    Net Fixed Assets                  126,000      120,000     114,000     128,000     122,000     116,000     130,000
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
  Fresh Start Goodwill              1,550,468    1,541,550   1,532,632   1,523,714   1,514,796   1,505,878   1,496,960
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
  Total Assets                      2,771,700    2,794,507   2,758,192   2,781,343   2,806,264   2,776,245   2,812,598
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
LIABILITIES
  Accounts payable                    345,000      345,000     345,000     345,000     345,000     345,000     345,000
  Accrued liabilities                 130,000      130,000     130,000     130,000     130,000     130,000     130,000
  Notes payable - Secured Creditor    500,000      500,000     437,500     437,500     437,500     375,000     375,000
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
    Total Liabilities                 975,000      975,000     912,500     912,500     912,500     850,000     850,000
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
SHAREHOLDERS EQUITY
  Paid in surplus                   1,172,885    1,172,885   1,172,885   1,172,885   1,172,885   1,172,885   1,172,885
  Common stock @ $.001 per share        2,115        2,115       2,115       2,115       2,115       2,115       2,115
  Accumulated earnings                591,806      591,806     591,806     591,806     591,806     591,806     591,806
  Current earnings                     29,894       52,701      78,886     102,037     126,958     159,439     195,792
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
    Total Shareholders Equity       1,796,700    1,819,507   1,845,692   1,868,843   1,893,764   1,926,245   1,962,598
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
    Total Liabilities and
     Shareholders Equity            2,771,700    2,794,507   2,758,192   2,781,343   2,806,264   2,776,245   2,812,598
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------

                                      MONTH       MONTH       MONTH       MONTH       MONTH
                                        8           9          10          11          12
                                    ----------------------------------------------------------
ASSETS
  Current Assets
    Cash and investments              265,698     265,308     145,726     212,784     227,127
    Accounts receivable - trade       325,000     325,000     350,000     350,000     350,000
    Inventory                         440,000     440,000     455,000     455,000     455,000
    Prepaid expense                    75,000      75,000      75,000      75,000      75,000
    Deposit                            15,000      15,000      15,000      15,000      15,000
                                    ---------   ---------   ---------   ---------   ---------
      Total Current Assets          1,120,698   1,120,308   1,040,726   1,107,784   1,122,127
                                    ---------   ---------   ---------   ---------   ---------
  Fixed Assets (at cost)              795,000     795,000     905,000     905,000     905,000
  Accumulated depreciation           (581,000)   (587,000)   (593,000)   (599,000)   (605,000)
                                    ---------   ---------   ---------   ---------   ---------
    Net Fixed Assets                  214,000     208,000     312,000     306,000     300,000
                                    ---------   ---------   ---------   ---------   ---------
  Fresh Start Goodwill              1,574,792   1,538,624   1,589,206   1,579,788   1,570,370
                                    ---------   ---------   ---------   ---------   ---------
  Total Assets                      2,882,490   2,866,932   2,941,932   2,993,572   2,992,497
                                    ---------   ---------   ---------   ---------   ---------
                                    ---------   ---------   ---------   ---------   ---------
LIABILITIES
  Accounts payable                    365,000     365,000     385,000     385,000     385,000
  Accrued liabilities                 135,000     135,000     140,000     140,000     140,000
  Notes payable - Secured Creditor    375,000     312,500     312,500     312,500     250,000
                                    ---------    ---------   ---------  ---------  ----------
    Total Liabilities                 875,000     812,500     837,500     837,500     775,500
                                    ---------    ---------   ---------  ---------  ----------
                                    ---------    ---------   ---------  ---------  ----------
SHAREHOLDERS EQUITY
  Paid in surplus                   1,172,885   1,172,885   1,172,885   1,172,885   1,172,885
  Common stock @ $.001 per share        2,115       2,115       2,115       2,115       2,115
  Accumulated earnings                591,806     591,806     591,806     591,806     591,806
  Current earnings                    240,684     287,626     337,626     389,266     450,691
                                    ---------   ---------   ---------   ---------  ----------
    Total Shareholders Equity       2,007,490   2,054,432   2,104,432   2,156,072   2,217,497
                                    ---------    ---------   ---------   ---------  ---------
    Total Liabilities and
     Shareholders Equity            2,882,490   2,866,932   2,941,932   2,993,572   2,992,497
                                    ---------    ---------   ---------   ---------  ---------
                                    ---------    ---------   ---------   ---------  ---------

                                  EXHIBIT C

                            EXHIBIT 6 PAGE 11 OF 15

SERACARE
POST EMERGENCE FUNDS FLOW
THIRD TWELVE MONTHS


                                     MONTH      MONTH       MONTH      MONTH      MONTH      MONTH       MONTH
                                       1          2           3          4          5          6           7
                                   ---------------------------------------------------------------------------
Net Income After Taxes               28,894     22,807      26,186     23,150     24,922     32,481      36,353
Add: Amortization                     8,918      8,918       8,918      8,918      8,918      8,918       8,918
     Depreciation                     6,000      6,000       6,000      6,000      6,000      6,000       6,000
                                    -------    -------     -------    -------    -------    -------     -------
Cash Flow from Operations            44,812     37,725      41,104     38,068     39,840     47,399      51,271
                                    -------    -------     -------    -------    -------    -------     -------
Decr (incr) in current assets:
  Accounts Receivable                     0          0           0          0          0          0           0
  Inventory                               0          0           0          0          0          0           0
  Prepaid expenses                        0          0           0          0          0          0           0
  Goodwill                                0          0           0          0          0          0           0
  Fixed Assets                            0          0           0    (20,000)         0          0     (20,000)
Incr (decr) in liabilities:
  Accounts Payable                        0          0           0          0          0          0           0
  Accrued Liabilities                     0          0           0          0          0          0           0
  Note payable - Secured Creditors        0          0     (62,500)         0          0    (62,500)          0
                                    -------    -------     -------    -------    -------    -------     -------
Net Cash Flow                        44,812     37,725     (21,396)    18,068     39,840    (15,101)     31,271
Beginning cash balance              235,420    280,232     317,957    296,560    314,629    354,468     339,367
                                    -------    -------     -------    -------    -------    -------     -------
Ending cash balance                 280,232    317,957     296,560    314,629    354,468    339,367     370,638
                                    -------    -------     -------    -------    -------    -------     -------
                                    -------    -------     -------    -------    -------    -------     -------



                                       MONTH       MONTH       MONTH      MONTH      MONTH
                                         8           9          10         11         12        TOTAL
                                    --------------------------------------------------------------------
Net Income After Taxes                 44,892      46,942      50,000     51,641     61,424     450,691
Add: Amortization                       9,168       9,168       9,418      9,418      9,418     109,016
     Depreciation                       6,000       6,000       6,000      6,000      6,000      72,000
                                      -------     -------     -------    -------    -------    --------
Cash Flow from Operations              60,060      62,110      65,418     67,059     76,842     631,707
                                      -------     -------     -------    -------    -------    --------
Decr (incr) in current assets:
  Accounts Receivable                 (25,000)          0     (25,000)         0          0     (50,000)
  Inventory                           (15,000)          0     (15,000)         0          0     (30,000)
  Prepaid expenses                          0           0           0          0          0
  Goodwill                            (60,000)          0     (60,000)         0          0    (120,000)
  Fixed Assets                        (90,000)          0    (110,000)         0          0    (240,000)
Incr (decr) in liabilities:
  Accounts Payable                     20,000           0      20,000          0          0      40,000
  Accrued Liabilities                   5,000           0       5,000          0          0      10,000
  Note payable - Secured Creditors          0     (62,500)          0          0    (62,500)   (250,000)
                                      -------     -------     -------    -------    -------    --------
Net Cash Flow                        (104,940)       (390)   (119,583)    67,059     14,342      (8,293)
Beginning cash balance                370,638     265,698     265,308    145,726    212,784     235,420
                                      -------     -------     -------    -------    -------    --------
Ending cash balance                   265,698     265,308     145,726    212,784    227,127     227,127
                                      -------     -------     -------    -------    -------    --------
                                      -------     -------     -------    -------    -------    --------

                                  EXHIBIT C

                            EXHIBIT 6 PAGE 12 OF 15

SeraCare
POST EMERGENCE FORECAST
Fourth Twelve Months



                     Month     Month     Month     Month    Month    Month
                       1         2         3         4        5        6
                    -------   -------   -------   -------  -------  -------

Revenue             728,988   678,118   716,352   680,345  704,746  727,704
                    -------   -------   -------   -------  -------  -------
Direct Expenses
 Donor Fees         309,379   284,255   304,978   285,527  298,158  305,160
 Salaries and
 related expenses   166,690   156,705   168,385   157,731  166,360  169,875
 Testing                  0         0         0         0        0        0
 Softgoods                0         0         0         0        0        0
 Rent                26,565    26,565    26,565    26,565   26,565   26,565
 Other Direct
 Expenses            90,869    87,054     87,878   87,085   87,424   87,937
                    -------   -------   -------   -------  -------  -------
  Total             593,503   554,579   587,806   556,908  578,507  589,537
                    -------   -------   -------   -------  -------  -------

Gross Profit        135,485   123,539   128,546   123,437  126,239  138,167

Indirect Admini-
strative Expense     67,145    67,145     67,145   67,145   67,145   67,145
Interest Income      (1,163)   (1,296)   (1,192)   (1,242)  (1,392)  (1,333)
Interest expense      2,917     2,917     2,188     2,188    2,188    1,458
Amortization of
Goodwill              9,668     9,668     9,668     9,668    9,668    9,668
                    -------   -------   -------   -------  -------  -------
Net Profit From
Operations           56,918    45,105     50,737   45,678   48,630   61,229
Taxes on Income      10,267     5,542     7,795     5,771    6,952   11,992
                    -------   -------   -------   -------  -------  -------
Net Income           46,651    39,563     42,942   39,907   41,678   49,237
                    -------   -------   -------   -------  -------  -------
Number of
locations            10        10         10       10       10       10




                     Month    Month    Month     Month    Month    Month
                       7        8         9       10       11        12      TOTAL
                    -------  -------  -------  -------  -------  -------   ---------

Revenue             802,263  833,733  825,273  891,326  905,044  939,085   9,432,977
                    -------  -------  -------  -------  -------  -------   ---------
Direct Expenses
 Donor Fees         331,358  346,909  342,964  366,609  375,144  390,513   3,940,954
 Salaries and
 related expenses   184,768  192,417  186,873  207,221  209,249  210,955   2,177,229
 Testing                  0        0        0        0        0        0           0
 Softgoods                0        0        0        0        0        0           0
 Rent                29,565   29,565   29,565   32,565   32,565   32,565     345,780
 Other Direct
 Expenses           100,510  102,486  100,868  111,022  111,775  113,310   1,168,218
                    -------  -------  -------  -------  -------  -------   ---------
  Total             646,201  671,377  660,270  717,417  728,733  747,343   7,632,181
                    -------  -------  -------  -------  -------  -------   ---------

Gross Profit        156,062  162,356  165,003  173,909  176,311  191,742   1,800,796

Indirect Admini-
strative Expense     70,145   70,145   70,145   73,260   73,260   73,260     833,085
Interest Income        (675)  (1,008)  (1,154)    (675)  (1,008)  (1,154)    (13,292)
Interest expense      1,458    1,458      729      729      729        0      18,958
Amortization of
Goodwill              9,918    9,918    9,918   10,168   10,168   10,168     118,266
                    -------  -------  -------  -------  -------  -------   ---------
Net Profit From
Operations           75,216   81,843   85,365   90,427   93,162  109,468     843,778
Taxes on Income      17,586   20,237   21,646   23,671   24,765   31,287     187,511
                    -------  -------  -------  -------  -------  -------   ---------
Net Income           57,629   61,606   63,719   66,756   68,397   78,181     656,267
                    -------  -------  -------  -------  -------  -------   ---------
Number of
locations            11       11       11       12       12       12


                                  EXHIBIT C

                            EXHIBIT 6 PAGE 13 OF 15

SeraCare
POST EMERGENCE BALANCE SHEET
Fourth Twelve Months


                 Month      Month      Month      Month      Month      Month
                   1          2          3          4          5          6
               ---------  ---------  ---------  ---------  ---------  ---------

ASSETS
 Current Assets
  Cash and
  Investments    124,446    179,677    175,787    211,362    268,708     271,114
  Accounts
  receivable-
  trade          375,000    375,000    375,000    375,000    375,000     375,000
 Inventory       470,000    470,000    470,000    470,000    470,000     470,000
 Prepaid
 expenses         75,000     75,000     75,000     75,000     75,000     75,000
 Deposits         15,000     15,000     15,000     15,000     15,000     15,000
               ---------  ---------  ---------  ---------  ---------  ---------
  Total
  current
  assets       1,059,446  1,114,677  1,110,787  1,146,362  1,203,708  1,206,114
               ---------  ---------  ---------  ---------  ---------  ---------
Fixed Assets
(at cost)        995,000    995,000    995,000  1,015,000  1,015,000  1,015,000
Accumulated
depreciation    (611,000)  (617,000)  (623,000)  (629,000)  (635,000)  (641,000)
               ---------  ---------  ---------  ---------  ---------  ---------
 Net Fixed
 Assets          384,000    378,000    372,000    386,000    380,000    374,000
               ---------  ---------  ---------  ---------  ---------  ---------
Fresh Start
Goodwill       1,620,702  1,611,034  1,601,366  1,591,698  1,582,030  1,572,362
               ---------  ---------  ---------  ---------  ---------  ---------
Total Assets   3,064,148  3,103,711  3,084,153  3,124,060  3,165,738  3,152,476
               ---------  ---------  ---------  ---------  ---------  ---------

LIABILITIES
 Accounts
 payable         405,000    405,000    405,000    405,000    405,000     405,000
 Accrued
 liabilities     145,000    145,000    145,000    145,000    145,000     145,000
 Notes payable-
 Secured
 Creditors       250,000    250,000    187,500    187,500    187,500     125,000
               ---------  ---------  ---------  ---------  ---------   ---------
  Total
  Liabilities    800,000    800,000    737,500    737,500    737,500     675,000
               ---------  ---------  ---------  ---------  ---------   ---------
SHAREHOLDERS EQUITY
 Paid in
 surplus       1,172,885  1,172,885  1,172,885  1,172,885  1,172,885   1,172,885
 Common stock
 @ $001 per
 share             2,115      2,115      2,115      2,115      2,115       2,115
 Accumulated
 earnings      1,042,497  1,042,497  1,042,497  1,042,497  1,042,497   1,042,497
 Current year
 earnings         46,651     86,214    129,156    169,063    210,741     259,979
               ---------  ---------  ---------  ---------  ---------   ---------
  Total
  Shareholders
  Equity       2,264,148  2,303,711  2,346,653  2,386,560  2,428,238   2,477,476
               ---------  ---------  ---------  ---------  ---------   ---------
  Total
  Liabilities
  and Share-
  holders
  Equity       3,064,148  3,103,711  3,084,153  3,124,060  3,165,738   3,152,476
               ---------  ---------  ---------  ---------  ---------   ---------



                  Month      Month      Month      Month      Month      Month
                    7          8          9          10         11         12
                ---------  ---------  ---------  ---------  ---------  ---------

ASSETS
 Current Assets
  Cash and
  Investments     154,661    232,185    249,322    147,246   231,811    263,660
  Accounts
  receivable-
  trade           400,000    400,000    400,000    425,000   425,000    425,000
 Inventory        485,000    485,000    485,000    500,000   500,000    500,000
 Prepaid
 expenses          75,000     75,000     75,000     75,000     75,000     75,000
 Deposits          15,000     15,000     15,000     15,000     15,000     15,000
                ---------  ---------  ---------  ---------  ---------  ---------
  Total
  current
  assets        1,129,661  1,207,185  1,224,322  1,162,246  1,246,811  1,278,660
                ---------  ---------  ---------  ---------  ---------  ---------
Fixed Assets
(at cost)       1,125,000  1,125,000  1,125,000  1,235,000  1,235,000  1,235,000
Accumulated
depreciation     (647,000)  (653,000)  (659,000)  (665,000)  (671,000)  (677,000)
                ---------  ---------  ---------  ---------  ---------  ---------
 Net Fixed
 Assets           478,000    472,000    466,000    570,000    564,000    558,000
                ---------  ---------  ---------  ---------  ---------  ---------
Fresh Start
Goodwill        1,622,444  1,612,526  1,602,608  1,652,440  1,642,272  1,632,104
                ---------  ---------  ---------  ---------  ---------  ---------
Total Assets    3,230,105  3,291,711  3,292,930  3,384,686  3,453,083  3,468,764
                ---------  ---------  ---------  ---------  ---------  ---------

LIABILITIES
 Accounts
 payable          420,000    420,000    420,000    435,000    435,000    435,000
 Accrued
 liabilities      150,000    150,000    150,000    160,000    160,000    160,000
 Notes payable-
 Secured
 Creditors        125,000    125,000     62,500     62,500     62,500          0
                ---------  ---------  ---------  ---------  ---------  ---------
  Total
  Liabilities     695,000    695,000    632,500    657,500    657,500    595,000
                ---------  ---------  ---------  ---------  ---------  ---------
SHAREHOLDERS EQUITY
 Paid in
 surplus        1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885
 Common stock
 @ $001 per
 share              2,115      2,115      2,115      2,115      2,115      2,115
 Accumulated
 earnings       1,042,497  1,042,497  1,042,497  1,042,497  1,042,497  1,042,497
 Current year
 earnings         317,608    379,214    442,933    509,689    578,086    656,267
                ---------  ---------  ---------  ---------  ---------  ---------
  Total
  Shareholders
  Equity        2,535,105  2,596,711  2,660,430  2,727,186  2,795,583  2,873,764
                ---------  ---------  ---------  ---------  ---------  ---------
  Total
  Liabilities
  and Share-
  holders
  Equity        3,230,105  3,291,711  3,292,930  3,384,686  3,453,083  3,468,764
                ---------  ---------  ---------  ---------  ---------  ---------


                                  EXHIBIT C

                                    -92-


                            EXHIBIT 6 PAGE 14 OF 15

SeraCare
POST EMERGENCE FUNDS FLOW
Fourth Twelve Months


                Month      Month     Month     Month     Month     Month
                  1          2         3         4         5         6
               --------   --------  --------  --------  --------  --------

Net Income
After Taxes      46,651     39,563    42,942    39,907    41,678    49,237
Add:
 Amortization     9,668      9,668     9,668     9,668     9,668     9,668
 Depreciation     6,000      6,000     6,000     6,000     6,000     6,000
               --------   --------  --------  --------  --------  --------
Cash Flow from
Operations       62,319     55,231    58,610    55,575    57,346    64,905
               --------   --------  --------  --------  --------  --------
Decr (Incr) in
current assets:
 Accounts
 Receivable     (25,000)         0         0         0         0         0
 Inventory      (15,000)         0         0         0         0         0
 Prepaid
 Expenses             0          0         0         0         0         0
 Goodwill       (60,000)         0         0         0         0         0
 Fixed Assets   (90,000)         0         0   (20,000)        0         0
Incr (Decr) In
liabilities:
 Accounts
 Payable         20,000          0         0         0         0         0
 Accrued
 Liabilities      5,000          0         0         0         0         0
 Note payable-
 Secured
 Creditors            0          0   (62,500)        0         0   (62,500)
               --------   --------  --------  --------  --------  --------
Net Cash Flow  (102,681)    55,231    (3,890)   35,575    57,346     2,405

Beginning cash
balance         227,127    124,446   179,677   175,787   211,362   268,708
               --------   --------  --------  --------  --------  --------  -
Ending cash
balance         124,446    179,677   175,787   211,362   268,708   271,114
               --------   --------  --------  --------  --------  --------  -



                 Month     Month     Month     Month     Month     Month
                   7         8         9         10        11        12       TOTAL
                -------  --------  --------  --------  --------  --------  --------

Net Income
After Taxes      57,629    61,606    63,719    66,756    68,397    78,181   656,267
Add:
 Amortization     9,918     9,918     9,918    10,168    10,168    10,168   118,266
 Depreciation     6,000     6,000     6,000     6,000     6,000     6,000    72,000
               --------  --------  --------  --------  --------  --------  --------
Cash Flow from
Operations       73,547    77,524    79,637    82,924    84,565    94,349   846,533
               --------  --------  --------  --------  --------  --------  --------
Decr (Incr) in
current assets:
 Accounts
 Receivable     (25,000)        0         0   (25,000)        0         0   (75,000)
 Inventory      (15,000)        0         0   (15,000)        0         0   (45,000)
 Prepaid
 Expenses             0         0         0         0         0         0         0
 Goodwill       (60,000)        0         0   (60,000)        0         0  (180,000)
 Fixed Assets  (110,000)        0         0  (110,000)        0         0  (330,000)
Incr (Decr) in
liabilities:
 Payable         15,000         0         0    15,000         0         0    50,000
 Accrued
 Liabilities      5,000         0         0    10,000         0         0    20,000
 Note payable-
 Secured
 Creditors            0         0   (62,500)        0         0   (62,500) (250,000)
               --------  --------  --------  --------  --------  --------  --------
Net Cash Flow  (116,453)   77,524    17,137  (102,076)   84,565    31,849    36,533

Beginning cash
balance         271,114   154,661   232,185   249,322   147,246   231,811   227,127
               --------  --------  --------  --------  --------  --------  --------
Ending cash
balance         154,661   232,185   249,322   147,246   231,811   263,660   263,660
               --------  --------  --------  --------  --------  --------  --------


                                  EXHIBIT C

                                    -93-


                            EXHIBIT 6 PAGE 15 OF 15

                                 [LETTERHEAD]
                                    [PHOTO]

LITIGATION SUPPORT & INSOLVENCY SERVICES GROUPS

S. CHELL CHELLIAH, CPA, CIRA, CFE
HEAD OF LITIGATION SUPPORT & INSOLVENCY SERVICES GROUP
Direct Line: (310) 268-2018 Fax:  (310) 268-2001

EXPERIENCE SUMMARY
Mr. Chelliah is a Certified Public Accountant, a Certified Fraud Examiner and a Certified Insolvency and Reorganization Accountant with over twelve years experience in public accounting. Mr. Chelliah has built his forensic accounting expertise and expert witness credentials on a broad base of investigative audit and financial reporting experience in a variety of industries. This makes him a particularly suitable expert in a multitude of accounting, fraud, and financial reporting issues. In the last six years, Mr. Chelliah has focused on forensic accounting, mergers and acquisitions, corporate restructuring and litigation support. He has performed investigative accounting reviews for buyers in significant mergers and acquisition transactions and has closely assisted in reorganizations. Mr. Chelliah has performed expert witness preparation and testimony concerning fraud, bankruptcy issues, economic damages and business valuations. Mr. Chelliah is an experienced in-house training instructor, skilled in the effective use of audio visual aids and presentation techniques, and has presented various continuing education seminars and lectures to civic and business organizations.

Previously, Mr. Chelliah directed Chapter 7 liquidations, Chapter 11 plans of reorganization and state court receiverships, including litigation support services as accountant to the trustee, examiner, creditors' committee, debtor in possession and receiver. Mr. Chelliah is highly conversant in the investigation and related litigation of preferences and fraudulent transfers both for plaintiffs and defendants. He has controlled acquisition reviews involving business valuations and capital restructuring evaluations.

EMPLOYMENT HISTORY, CREDENTIALS, AND ORGANIZATIONS
Neilson, Elggren, Durkin & Co., Los Angeles, Senior Manager, 1990 to 1994 Ernst & Young, Los Angeles, Manager, Mergers & Acquisitions, 1987 to 1990 Ernst & Young, London, U.K., Audit Supervisor, 1981 to 1986
B.S. - Bachelor of Science with Honors, University of London, U.K., 1981 A.C.A. - Chartered Accountant in England & Wales, 1985
C.P.A. - Certified Public Accountant, State of California, 1990
C.I.R.A. - Certified Insolvency and Reorganization Accountant, 1993
C.F.E. - Certified Fraud Examiner, 1993
National Association of  Certified Fraud Examiners
Association of Insolvency Accountants
Los Angeles Junior Chamber of Commerce - Director 1990 & 1991
National Association of Certified Valuation Analysts
American Institute of Certified Public Accountants
California Society of Certified Public Accountants
American Bankruptcy Institute


                            EXHIBIT 7 PAGE 1 OF 1

                                 [LETTERHEAD]


MARTIN J. BRILL (State Bar No. 53220)
ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California 90067
Telephone: (310) 277-7400
Telephone: (310) 277-7584

Attorneys for Debtors in Possession



                          UNITED STATES BANKRUPTCY COURT
                          CENTRAL DISTRICT OF CALIFORNIA

    In re                           )             Bk No. LA-94-11730-AA
    AMERICAN BLOOD INSTITUTE, INC.  )             Chapter 11
    AVRE INCORPORATED, and          )
    BINARY ASSOCIATES, INC.         )             (Joint Administration
                                    )             of Case Nos.
                   Debtors          )             LA-94-11730-AA;
                                    )             LA-94-11736-AA; and
                                    )             LA-94-11738-AA)
                                    )
                                    )             ORDER APPROVING
                                    )             DISCLOSURE STATEMENT,
                                    )             SETTING TIME WITHIN
                                    )             WHICH TO SERVE PLAN AND
                                    )             DISCLOSURE STATEMENT, AND
                                    )             FIXING TIME FOR FILING
                                    )             ACCEPTANCES OR REJECTIONS
____________________________________)             OF PLAN

                                                  Date:  December 6, 1995
                                                  Time:  9:30 a.m.
                                                  Place: Courtroom 1375



         A Disclosure Statement for Debtors' Third Amended Joint Plan of Reorganization (the "Disclosure Statement") under Chapter 11 of the Bankruptcy Code having been filed by American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. ("Debtors") referring to a Third Amended Joint Plan of
///


                              EXHIBIT A  PAGE 79

                                 [LETTERHEAD]


Reorganization (the "Plan") under Chapter 11 of the Code Filed by the
Debtors;
         It having been determined after hearing and notice that the Disclosure Statement contains adequate information; it is
         ORDERED, that:
         A.  The Disclosure Statement filed by the Debtors is approved.
         B. The Debtors are authorized to serve the Disclosure Statement, the Plan and a Ballot to vote on the Plan on creditors, interest holders and other parties in interest.
         C. Creditors and interest holders shall have at least 19 days in which to vote on the Plan pursuant to Federal Rules of Bankruptcy Procedure Rules 2002 (b) and 9006 (c).

DATED:    December  DEC 21 1995  , 1995
                   --------------


                                             /s/ALAN M. AHART
                                           ---------------------------
                                                ALAN M. AHART
                                           UNITED STATES BANKRUPTCY JUDGE

SUBMITTED BY:

ROBINSON, DIAMANT, BRILL, & KLAUSNER
A Professional Corporation


By /s/ MARTIN J. BRILL
   ----------------------------------
       MARTIN J. BRILL
       Attorneys for Debtors


                                      -2-

                              EXHIBIT A  PAGE 80

                                 PROOF OF SERVICE

STATE OF CALIFORNIA, COUNTY OF LOS ANGELES

    I am employed in the County of Los Angeles, State of California. I am over the age of 18 and not a party to the within action; my business address is: 1888 Century Park East, Suite 1500, Los Angeles, California 90067.

On December 7, 1995 I served the foregoing document described as:

ORDER APPROVING DISCLOSURE STATEMENT, SETTING TIME WITHIN WHICH TO SERVE PLAN AND DISCLOSURE STATEMENT, AND FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS OF PLAN

on the interested parties in this action by placing a true copy thereof enclosed in a sealed envelope addressed as follows:

See attached

(x) (By Mail) I caused such envelope with postage thereon fully prepaid to be placed in the United States mail at Los Angeles, California.

( ) (By personal service) I caused the foregoing document to be hand-delivered to the above.

Executed on December 7, 1995 at Los Angeles,  California.

(x) (Federal) I declare that I am employed in the office of a member of the bar of this court at whose direction the service was made.


                                       /s/ Marguerite Hardin
                                       -------------------------------------
                                       Marguerite Hardin


                              EXHIBIT A  PAGE 81

ORDER APPROVING DISCLOSURE STATEMENT,       Russell Clementson, Esq.                    CYO Financial
SETTING TIME WITHIN WHICH TO SERVE PLAN     Office of the United States Trustee         2121 Avenue of the Stars
AND DISCLOSURE STATEMENT, AND FIXING TIME   221 N. Figueroa St., Suite 800              #2200
FOR FILING ACCEPTANCES OR REJECTIONS OF     Los Angeles, CA 90012                      Los Angeles, CA 90067-5010
PLAN

Benjamin S. Seigel, Esq.                    Craig N. Millet, Esq.                       Dale V. Goodloe
Katz, Hoyt, Seigel & Kapor                  Gibson, Dunn & Crutcher                     Blood Bank of Alaska
11111 Santa Monica Blvd., Suite 820         (For: BAXTER HEALTHCARE)                    4000 Laurel Street
Los Angeles, CA 90025-3342                  4 Park Plaza, Ste. 1400                     Anchorage, Alaska  99508
                                            Irvine, CA  92714

Marsha A. Boysaw, Esq.                      Stuart I. Schneider, Esq.                   Alfred Jay Moran, Jr.
Katten, Muchin et al                        Matthew A. Meco, Esq.                       ABI
(For: Lifesource)                           Levin, Stein, et al.                        1875 Century Pk East #2130
1999 Avenue of the Stars                    (For: Mansay USA)                           Los Angeles, CA  90067
#1400                                       12424 Wilshire Blvd #1450
Los Angeles, CA 90067-6042                  Los Angeles, CA 90025

Ronald J. Grant, Esq.                       Herbert C. Gibson, Esq                      Eric G. Lardiere, Esq.
Tilles, Webb, et al.                        Gibson & Adams                              (For: Civitan Regional Blood Center)
433 N. Camden Dr., #1010                    303 Banyan Blvd #400                        2049 Century Pk East #755
Beverly Hills, CA 90210                     P.O. Box 1629                               Los Angeles, CA  90067
                                            West Palm Beach, FL 33402-1629

Warren L. Olson                             Michael D. Fort, Esq.                       *Kaufman & Kaufman
City National Bank                          Comm. Employment Security                   (For: Brachmann)
606 S. Olive St., 20th Flr                  12th Floor, Legal Dept                      200 W. Santa Ana Blvd.
Los Angeles, CA 90014                       500 James Robertson Pkway                   #605
                                            Nashville, TN  37245-0100                   Santa Ana, CA 92701-4134

Jerry S. Phillips, Esq.                     John Kreis, Esq.                            Alan Bartz Esq
Friedman & Phillips                         Chrystie & Berle                            19100 Von Karman Ave
(For: Stone/Kotelko)                        1925 Century Park East                      Ste 750
10920 Wilshire Blvd. #650                   Suite 2200                                  Irvine, CA  92715-1539
Los Angeles, CA 90024-6508                  Los Angeles, California 90067

Kiran A. Phansalker, Esq.                   Howard E. King Esq                          William A. Smelko, Esq.
The Hastie Law Firm                         King, Purtich & Holmes                      Webb, Smelko & Carey
3000 Oklahoma Tower                         2121 Avenue of the Stars                    350 West Ash St., #701
210 Park Avenue                             22nd Floor                                  San Diego, CA 92101
Oklahoma City, OK  73102                    Los Angeles, CA  90067

Richard L. Wynne, Esq.
Wynne Spiegel Itkin
1901 Avenue of the Stars
Ste. 1600
Los Angeles, CA 90067-6080


                              EXHIBIT A  PAGE 82

                          NOTE TO USER OF THIS FORM:
PHYSICALLY ATTACH THIS FORM AS THE LAST PAGE OF THE PROPOSED ORDER OR JUDGMENT.
                 DO NOT FILE THIS FORM AS A SEPARATE DOCUMENT.

_______________________________________________________________________________
In re                    (SHORT TITLE)            CHAPTER  11  CASE NUMBER:
AMERICAN BLOOD INSTITUTE                                 ------
                                          Debtor. LA-94-11730-AA
_______________________________________________________________________________

                       NOTICE OF ENTRY OF JUDGMENT OR ORDER
                           AND CERTIFICATE OF MAILING

TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

1. You are hereby notified, pursuant to Local Bankruptcy Rule 116(1)(a)(iv), that a judgment or order entitled (SPECIFY):
     ORDER APPROVING DISCLOSURE STATEMENT, ETC.



     was entered on (SPECIFY DATE):
                                      Dec. 22, 1995

2. I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the attached service list on (SPECIFY DATE):
                                      Dec. 25, 1995



Dated:                                JON D. CERETTO
                                      Clerk of the Bankruptcy Court



                                      By: /s/ illegible
                                      ----------------------------------------
                                      Deputy Clerk



                              EXHIBIT A  PAGE 83


ORDER APPROVING DISCLOSURE STAEMENT,        Russell Clementson, Esq.                    CYO Financial
SETTING TIME WITHIN WHICH TO SERVE PLAN     Office of the United States Trustee         2121 Avenue of the Stars
AND DISCLOSURE STATEMENT, AND FIXING TIME   221 N. Figueroa St., Suite 800              #2200
FOR FILING ACCEPTANCES OR REJECTIONS OF     Los Angeles, CA 90012                       Los Angeles, CA 90067-5010
PLAN

Benjamin S. Seigel, Esq.                    Craig N. Miller, Esq.                       Dale V. Goodloe
Katz, Hoyt, Seigel & Kapor                  Gibson, Dunn & Crutcher                     Blood Bank of Alaska
11111 Santa Monica Blvd., Suite 820         (For: BAXTER HEALTHCARE)                    4000 Laurel Street
Los Angeles, CA 90025-3342                  4 Park Plaza, Ste 1400                      Anchorage, Alaska  99508
                                            Irvine, CA  92714

Marsha A. Boysaw, Esq.                      Stuart I. Schneider Esq                     Alfred Jay Moran, Jr.
Katten, Muchin et al                        Matthew A. Meco, Esq.                       ABI
(for: Lifesource)                           Levin, Stein, et al.                        1875 Century Pk East #2130
1999 Avenue of the Stars                    (for: Mansy USA)                            Los Angeles, CA  90067
#1400                                       12424 Wilshire Blvd. #1450
Los Angeles, CA 90067-6042                  Los Angeles, CA 90025

Ronald J. Grant, Esq.                       Herbert C. Gibson, Esq                      Eric G. Lardiere, Esq.
Tilles, Webb, et al.                        Gibson & Adams                              (For: Civitan Regional Blood Center)
433 N. Camden Dr., #1010                    303 Banyan Blvd #400                        2049 Century Pk East #755
Beverly Hills, CA 90210                     P.O. Box 1629                               Los Angeles, CA  90067
                                            West Palm Beach, FL  33402-1629

Warren L. Olson                             Michael D. Fort, Esq.                       *Kaufman & Kaufman
City National Bank                          Comm. Employment Security                   (For: Brachmann)
606 S. Olive St., 20th Flr.                 12th  Floor, Legal Dept                     200 W. Santa Ana Blvd.
Los Angeles, CA 90014                       500 James Robertson Pkway                   #605
                                            Nashville, TN  37245-0100                   Santa Ana, CA 92701-4134

Jerry S. Phillips, Esq.                     John Kreis, Esq.                            Alan Bartz Esq
Friedman & Phillips                         Chrystie & Berle                            19100 Von Karman Ave
(For: Stone/Kotelko)                        1925 Century Park East                      Ste 750
10920 Wilshire Blvd. #650                   Suite 2200                                  Irvine, CA  92715-1539
Los Angeles, CA 90024-6508                  Los Angeles, California 90067

Kiran A. Phansalker, Esq.                   Howard E. King Esq                          William A. Smelko, Esq.
The Hastie Law Firm                         King, Purtich & Holmes                      Webb, Smelko & Carey
3000 Oklahoma Tower                         2121 Avenue of the Stars                    350 West Ash St., #701
210 Park Avenue                             22nd Floor                                  San Diego, CA 92101
Oklahoma City, OK  73102                    Los Angeles, CA  90067

Richard L. Wynne, Esq.                      ROBINSON, DIAMANT, BRILL & KLAUSNER
Wynne Spiegel Itkin                               1888 CENTURY PARK EAST
1901 Avenue of the Stars                                SUITE 1500
Ste. 1600                                      LOS ANGELES, CALIFORNIA 90067
Los Angeles, CA 90067-6080



                              EXHIBIT A  PAGE 84

                                  [LETTERHEAD]

                                December 7, 1995

To: UNSECURED CREDITORS OF AMERICAN BLOOD INSTITUTE, AVRE INC. AND BINARY ASSOCIATES, INC.

    We have been counsel to the unsecured creditors committee since the inception of these cases. The Committee has monitored all of the debtors' prior efforts to formulate a plan of reorganization that would permit unsecured creditors of the three debtors to receive a reasonable dividend.

    The Committee believes that the plan of reorganization that accompanies the enclosed disclosure statement is the last opportunity that unsecured creditors will have to receive any recovery.

    Those creditors who have been following the activities in this case are aware of the fact that CVD Financial has been granted relief from the automatic stay provisions of the Bankruptcy Code. If the debtors' proposed plan of reorganization is not confirmed, CVD will undoubtedly move forward to foreclose on its collateral and as a result, the unsecured creditors of all three debtors will receive nothing.

    The Committee recommends that the proposed plan of reorganization be confirmed and it urges all unsecured creditors to vote in favor of the plan. To do so, creditors must indicate their acceptance of the plan on the enclosed ballot and return it to the attorney for the debtors in the envelope that has been provided. Ballots must be received by December 29, 1995 to be counted. However, in order to forestall CVD's foreclosure action it would be helpful if you returned your ballot by December 19, 1995. Therefore, we ask that you give this matter your immediate attention and mark and return your ballot today.

                                     Very truly yours,

                                     KATZ, HOYT, SEIGEL, & KAPOR

                                     /s/ BENJAMIN S. SEIGEL

                                     BENJAMIN S. SEIGEL, Counsel to the
                                     Committee of Creditors Holding
                                     Unsecured Claims

BSS/jn


                              EXHIBIT B  PAGE 85

                          UNITED SATES BANKRUPTCY COURT
                          CENTRAL DISTRICT OF CALIFORNIA

In re                                     )   Bk. No. LA-94-11730-AA
                                          )   Chapter 11
AMERICAN BLOOD INSTITUTE, INC.,           )
a Delaware Corporation;                   )
AVRE INCORPORATED, a Nevada corporation;  )   (Joint Administration of Case Nos.
and BINARY ASSOCIATES, INC.,              )   LA-94-11730-AA,
a Colorado corporation,                   )   LA-94-11736-AA and
                                          )   LA-94-11738-AA)
                   Debtors.               )
                                          )   (Case Not Consolidated)
                                          )
                                          )                 B A L L O T
                                          )
                                          )   FOR ACCEPTING OR REJECTING
                                          )   THIRD AMENDED JOINT PLAN OF
                                          )   REORGANIZATION
------------------------------------------

The Debtors' Third Amended Joint Plan of Reorganization (the "Plan") can be confirmed by the Court and thereby made binding on you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class and the holders of two-thirds in amount of equity security interests in each class voting on the Plan. In the event the requesite acceptances are not obtained, the Court may nevertheless confirm a plan if the Court finds that the Plan accords fair and equitable treatment to the Class rejecting it. To have your vote count, you must complete and return this Ballot.

The undersigned is  a creditor (as defined in the Debtors' Plan and set forth
below)   of the above-named Debtors, having a claim in the sum of
$              , and votes as follows:
 -------------

    (   )     Class 3        General unsecured creditors of American Blood
                             Institute, Inc.

    (   )     Class 4        Unsecured Note holders of American Blood
                             Institute, Inc.

    (   )     Class 5        General unsecured creditors of AVRE, Inc.

    (   )     Class 6        General unsecured creditors of Binary
                             Associates, Inc.

and votes to:
         (   )     Accept                   (   )     Reject

the Debtors' Third Amended Joint Plan of Reorganization.

DATED:         , 1995
      ---------

         PRINT OR TYPE NAME:
                              ---------------------------------
         (Company Name, if Applicable)

         SIGNED:
                              ---------------------------------
         CORPORATE TITLE (If any)
                                   ----------------------------

         ADDRESS:
                              ---------------------------------

                              ---------------------------------

           RETURN THIS BALLOT ON OR BEFORE 5:00 PM PST, NO LATER THAN
                          DECEMBER 29,  1995 TO:

ROBINSON, DIAMANT, BRILL & KLAUSNER
Attn:  Martin J. Brill, Esq.
1888  Century Park East, Suite 15000
Los Angeles, California  90067


                              EXHIBIT B  PAGE 86

MARTIN J. BRILL (Bar No. 53220)
DOUGLAS D. KAPPLER (Bar No. 48979)
ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California 90067
Telephone: (310) 277-7400

Attorneys for Debtors

                        UNITED SATES BANKRUPTCY COURT
                        CENTRAL DISTRICT OF CALIFORNIA

In re                          )   Bk. No. LA-94-11730-AA
                               )
AMERICAN BLOOD INSTITUTE, INC. )   Chapter 11
AVRE INC. and                  )   (Joint Administration of Case Nos.
BINARY ASSOCIATES, INC.        )   LA-94-11730-AA;
                               )   LA-94-11736-AA; and
1875 Century Park East         )   LA-94-11738-AA)
Suite 2130                     )
Los Angeles, CA 90067          )   NOTICE OF:
                               )
I.D. Nos.                      )   (1) Hearing to Consider
   95-4343492                  )       Confirmation of Plan;
   88-0242558                  )   (2) Time Fixed for
   94-2344650                  )       Filing Acceptances or
                               )       Rejections of Plan
                               )
                               )   Date:  January 24, 1996
                               )   Time:  10:30 a.m.
                               )   Place: Courtroom 1375
-------------------------------

TO THE CREDITORS OF THE ABOVE ESTATES AND OTHER PARTIES IN INTEREST:

         PLEASE TAKE NOTICE that a hearing will be held before the Honorable Alan M. Ahart, United States Bankruptcy Judge, on January 24, 1996 at 10:30 a.m., in his Courtroom 1375, Roybal Federal Building, 255 East Temple, Los Angeles, California 90012, to consider confirmation of the Debtors' Third Amended Joint Plan of Reorganization (the "Plan"). The Plan and the Debtors' Disclosure Statement accompany this Notice.


                              EXHIBIT B  PAGE 87

    PLEASE TAKE FURTHER NOTICE that Ballots accepting or rejecting the plan must be returned to the Debtor at the following address so that they are received no later than 5:00 PM, Pacific Standard Time, on December 29, 1995.

                   Robinson, Diamant, Brill & Klausner
                   A Professional Corporation
                   Attn:  Martin J. Brill
                   1888 Century Park East, Suite 1500
                   Los Angeles, California 90067

    PLEASE TAKE FURTHER NOTICE that the Debtor's Confirmation Motion will only be served upon the United States Trustee, the Official Creditors' Committee and all impaired creditors and equity security holders who reject the Plan.

Dated:  December 8,  1995


                             Robinson, Diamant, Brill & Klausner
                             A Professional Corporation


                             By /s/ MARTIN J. BRILL
                                --------------------------------
                                  MARTIN J. BRILL
                                  Attorneys for Debtors


                              EXHIBIT B  PAGE 88

MARTIN J. BRILL (State Bar No. 53220)
DOUGLAS D. KAPPLER (State Bar No. 48979)
ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California 90067
Telephone: (310) 277-7400
Telephone: (310) 277-7584

Attorneys for Debtors in Possession


                              UNITED SATES BANKRUPTCY COURT
                              CENTRAL DISTRICT OF CALIFORNIA



In re                              )  Bk. No. LA-94-11730-AA
                                   )  Chapter 11
AMERICAN BLOOD INSTITUTE, INC., a  )
Delaware corporation; AVRE INC., a )  (Joint Administration of Case Nos.
Nevada corporation; and BINARY     )  LA-94-11730-AA,
ASSOCIATES, INC., a Colorado       )  LA-94-11736-AA, and
corporation,                       )  LA-94-11738-AA)
                                   )
             Debtors.              )  (Cases Not Consolidated)
                                   )
                                   )  DISCLOSURE STATEMENT FOR THIRD AMENDED
                                   )  JOINT PLAN OF REORGANIZATON OF AMERICAN
                                   )  BLOOD INSTITUTE, INC.; AVRE, INC.; AND
                                   )  BINARY ASSOCIATES, INC.; DECLARATION OF
                                   )  ALFRED JAY MORAN, JR.
                                   )
                                   )
-----------------------------------


                              EXHIBIT B  PAGE 89

                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
TABLE OF AUTHORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

I.   INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

II.  VOTING AND CONFIRMATION PROCEDURES  . . . . . . . . . . . . . . . . .   1

III. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

IV.  BACKGROUND AND HISTORY OF DEBTORS . . . . . . . . . . . . . . . . . .   2

     A.   Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

          1.   Overview  . . . . . . . . . . . . . . . . . . . . . . . . .   2
          2.   The Product . . . . . . . . . . . . . . . . . . . . . . . .   3
          3.   The Industry and The Market . . . . . . . . . . . . . . . .   3
          4.   Quality Plasma Program (QPP) Certification  . . . . . . . .   4
          5.   Current Operations  . . . . . . . . . . . . . . . . . . . .   4
          6.   Business Strategy . . . . . . . . . . . . . . . . . . . . .   4
          7.   Management  . . . . . . . . . . . . . . . . . . . . . . . .   5

     B.   Background . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

          1.   Ownership . . . . . . . . . . . . . . . . . . . . . . . . .   5
          2.   History of the Plasma Centers . . . . . . . . . . . . . . .   5

     C.   The Market . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     D.   Business Strategy  . . . . . . . . . . . . . . . . . . . . . . .   6

     E.   Operations . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

          1.   Management  . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.   Regulatory Issues . . . . . . . . . . . . . . . . . . . . .   9

V.   REASONS FOR FILING BANKRUPTCY CASES . . . . . . . . . . . . . . . . .   9

VI.  SIGNIFICANT EVENTS DURING THE CHAPTER 11 PROCEEDINGS  . . . . . . . .   9

     A.   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     B.   Appointment of Creditors Committee . . . . . . . . . . . . . . .  10
     C.   Retention of Professionals . . . . . . . . . . . . . . . . . . .  10
     D.   Payment of Priority Wages  . . . . . . . . . . . . . . . . . . .  10
     E.   Joint Administration of Chapter 11 Cases . . . . . . . . . . . .  10
     F.   Extension of Exclusivity . . . . . . . . . . . . . . . . . . . .  11
     G.   Unexpired  Leases and Executory Contracts  . . . . . . . . . . .  11
     H.   Sales of Property  . . . . . . . . . . . . . . . . . . . . . . .  11
     I.   Debtor Financing . . . . . . . . . . . . . . . . . . . . . . . .  11
     J.   Motion For Relief From Stay by CVD . . . . . . . . . . . . . . .  12
     K.   Stipulation Re Administrative Claim of Drs. Frisch and Golding .  12
     L.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .  12

                              EXHIBIT B  PAGE 90

                                                                       PAGE(S)
                                                                       -------
VII. SUMMARY OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

          1.   Administrative Priority Claims  . . . . . . . . . . . . . .  13
          2.   Tax Claims  . . . . . . . . . . . . . . . . . . . . . . . .  14
          3.   Priority Claims, Class 1  . . . . . . . . . . . . . . . . .  14
          4.   The Secured Claims of CVD - Class 2 . . . . . . . . . . . .  14
          5.   Unsecured Creditors of ABI - Class 3  . . . . . . . . . . .  15
          6.   Unsecured Note Holders - Class 4  . . . . . . . . . . . . .  15
          7.   Unsecured Creditors of AVRE - Class 5 . . . . . . . . . . .  15
          8.   Unsecured Creditors of Binary - Class 6 . . . . . . . . . .  15
          9.   Preferred and Common Equity Interests of ABI - Class 7  . .  15
          10.  Common Equity Interest Holder of AVRE and
               Binary - Class 8  . . . . . . . . . . . . . . . . . . . . .  15

VIII. ANALYSIS OF CLAIMS BY CLASS  . . . . . . . . . . . . . . . . . . . .  16

      A.  Executive Compensation . . . . . . . . . . . . . . . . . . . . .  17

X.   POST-REORGANIZATION  OPERATION OF REORGANIZED DEBTORS . . . . . . . .  17

XI.  COMPARISON OF THE DEBTORS' PLAN TO ALTERNATIVES . . . . . . . . . . .  18

XII. LIQUIDATION ANALYSIS  . . . . . . . . . . . . . . . . . . . . . . . .  20

XIII. RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

           1.  Financial Projections . . . . . . . . . . . . . . . . . . .  23
           2.  National Restrictions On The Import Of Plasma . . . . . . .  23
           3.  Development Of Recombinant Products . . . . . . . . . . . .  23

XIV. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN . . . . . . . . .  24

XV.  STATUS AND RESALE OF SECURITIES TO BE ISSUED PURSUANT TO PLAN . . . .  25

XVI. ACCEPTANCE AND CONFIRMATION . . . . . . . . . . . . . . . . . . . . .  25

     A.   Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     B.   Confirmation Without Acceptance By All Impaired Classes  . . . .  26

XVII. CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

DECLARATION OF ALFRED JAY MORAN, JR. . . . . . . . . . . . . . . . . . . .  28

                              EXHIBIT B  PAGE 91

                             TABLE OF AUTHORITIES

STATUTES                                                               PAGE(S)
                                                                       -------
11 U.S.C. Section 507  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

11 U.S.C. Section 1102 . . . . . . . . . . . . . . . . . . . . . . . . . .  10

11 U.S.C. Section 1121 (b) . . . . . . . . . . . . . . . . . . . . . . . .  11

11 U.S.C. Section 1129 (b) . . . . . . . . . . . . . . . . . . . . . . . .   2

11 U.S.C. Section 1145 . . . . . . . . . . . . . . . . . . . . . . . . . .  25



OTHER

Securities Act of 1933, Rule 144 . . . . . . . . . . . . . . . . . . . . .  25

                              EXHIBIT B  PAGE 92

                                       I.

                                 INTRODUCTION

     Contemporaneously with this Disclosure Statement, American Blood Institute, Inc. ("ABI"), AVRE, Inc. ("AVRE") and Binary Associates, Inc. ("Binary"), Debtors in Possession herein (collectively the "Debtors") have filed with the Bankruptcy Court a proposed Third Amended Joint Plan of Reorganization (the "Plan").

     The Plan herein provides for the continued operation of the Debtors under the new name SeraCare, Inc. ("SeraCare"). Having divested its unprofitable whole blood collection business, SeraCare will concentrate on operation and development of its plasma collection centers.

     Under the Plan, Unsecured Creditors of ABI will receive approximately 10% of the allowed amount of their Claims, a pro rata distribution of 10,000 shares of Reorganized ABI's (SeraCare's) common stock and fifty percent of any net affirmative recovery received by the Debtors against recipients of avoidable transfers. Holders of Unsecured Notes of ABU will receive securities in Reorganized ABI. Holders of equity interests of ABI will not receive any distributions. General unsecured creditors of AVRE and Binary will receive cash distributions totaling 80% of the allowed amount of their claims.

                                      II.

                       VOTING AND CONFIRMATION PROCEDURES

     After notice and hearing, this Disclosure Statement was approved by the Bankruptcy Court as containing adequate information in sufficient detail to enable the Holders of Claims against the Debtors to make an informed judgment about the merits of approving the Plan of Reorganization.

     THE PLAN OF REORGANIZATION IS SET FORTH IN FULL IN EXHIBIT "A" TO THIS DISCLOSURE STATEMENT. EACH RECIPIENT OF THIS DISCLOSURE STATEMENT IS URGED TO REVIEW THE PROVISIONS OF THE PLAN OF REORGANIZATION FULLY PRIOR TO REVIEWING THIS DISCLOSURE STATEMENT.

     The Bankruptcy Court will set a hearing on the Confirmation of the Plan of Reorganization after Creditors have voted. Creditors may vote on the Plan of Reorganization by filling out and mailing the accompanying Ballot for Accepting or Rejecting Plan of Reorganization to Douglas D. Kappler of Robinson, Diamant, Brill & Klausner, A Professional Corporation, 1888 Century Park East, Suite 1500, Los Angeles, California 90067. In order for Creditors' votes to count, ballots must be received on or before December 29, 1995. The Debtors will file the ballots timely received with the Bankruptcy Court.

Each Creditor is entitled to vote for or against the Plan. As a Creditor your vote is important. The Bankruptcy Court cannot consider Confirmation of the Plan or Reorganization until acceptance thereof has been

                                      -1-


                              EXHIBIT B  PAGE 93
obtaining pursuant to the affirmative vote of each impaired class of Creditors who holds at least two-thirds ( 2/3 ) in dollar amount and more than one-half (1/2) in number of the allowed Claims of such classes voting on the Plan of Reorganization. Following acceptance, the Bankruptcy Court will hold a hearing on the Confirmation of the Plan of Reorganization and will enter an Order of Confirmation with respect to the Plan of Reorganization if it finds that, among other things, all payments to be made by the Debtors in connection with the case or Plan of Reorganization have been disclosed to the Bankruptcy Court; each class of Creditors has accepted the Plan of Reorganization or is not impaired by the provisions thereof, and that Confirmation is nor likely to be followed by the liquidation or need for further financial reorganization of the Reorganized Debtor.


     The Plan of Reorganization may be confirmed even if it is not accepted by all of the classes of Creditors if the Bankruptcy Court finds that the Plan does not discriminate unfairly against and is "fair and equitable" as to such class or classes. This provision, set forth in Section 1129 (b) of the Bankruptcy Code, requires that, among other things, the claimants in the impaired classes must either receive the full value of their Claims or, if they receive less than the full value of their Claims, no class with junior liquidation priority may receive anything and no senior claimant may receive more than full payment.
Section 1129 (b) is a complex provision and this summary is not intended to be a complete statement of the law. The Debtor will elect to rely upon this provision to seek Confirmation of the Plan if it is not accepted by each impaired class of Creditors.

     NO REPRESENTATIONS CONCERNING THE DEBTORS' FINANCIAL CONDITION, THE PLAN OF REORGANIZATION, OR THE VALUE OF THE ASSETS TO BE LIQUIDATED PURSUANT TO THE PLAN ARE AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

                                      III.

                                  DEFINITIONS

Unless otherwise provided in this Disclosure Statement for the Plan, all terms used herein shall have the meanings assigned to such terms in Title 11 of the United States Code. For purposes of both this Disclosure Statement and the Plan, the terms defined in the Plan shall have the meanings set forth in Articles I of the Plan entitled "Definitions," which Article is incorporated herein by this reference. A copy of the Plan is attached hereto as Exhibit "A."

                                      IV.

                       BACKGROUND AND HISTORY OF DEBTORS

A.   SUMMARY.

     1.   OVERVIEW

     American Blood Institute, Inc. ("ABI" or the "Company") is a company engaged in the business of owning and operating of plasma collection centers. Initially, the Company was engaged in the collection and distribution of

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whole blood on a "for-profit" basis.  When the current management analyzed the whole blood business, it was determined that (a) the Company had lost significant sums of money, (b) the whole blood business in California was too cost intensive, and (c) the Plasma business presented an opportunity to build a significant operation relatively quickly. As a result, the blood collection activities were ceased and six (6) plasma collection centers were acquired. The Company currently owns and operates six such centers.

     ABI filed for reorganization under Chapter 11 when CVD Financial Corporation ("CVD") commenced foreclosure upon ABI's assets. The Company is completing its operational turnaround, and has filed its Second Amended Chapter 11 Plan or Reorganization together with this Disclosure Statement.

     2.   THE PRODUCT.

     ABI's product is source plasma. It is the strategy of ABI to build its source plasma operation via acquisition of ABRA Quality Plasma Program (QPP) certified plasma centers throughout the United States and then convert certain of its facilities to the collection of hyperimmune plasma; however, for the purposes of this statement source plasma will be the only product discussed. Source plasma is collected from humans, and is the liquid part of blood. When plasma is donated during a procedure similar to that of giving blood, the clear plasma is mechanically separated from the cellular elements of the blood, with the later being returned to the donor. Plasma carries many needed substances including valuable proteins and antibodies. After donation, the plasma is shipped to pharmaceutical manufacturers who fractionate (separate) the proteins and antibodies as part of processes to manufacture a large number of both therapeutic and diagnostic products.
These products are used throughout the world to prevent and treat illnesses and to treat injuries. Plasma products are the fastest growing segment of the blood products industry and also provide vital raw materials for medical and biotechnology research and development.

     3.   THE INDUSTRY AND THE MARKET.

     There are currently approximately 440 plasma collection centers located across the United States which supply 65% of the world's plasma needs. These collection centers, which are protected under the blood immunity statutes, sell their plasma to fractionators of which the top five are located in the United States. Four of these five are large international companies. Commercial source plasma operations are relatively new, beginning in the early 1960's.
The industry has grown rapidly and for the past few years, collection has averaged around 7.5 million liters within the United States. Of this amount, approximately 4.5 million liters is collected by or sold to major fractionators in the U.S. Such plasma is usually sold under a long term contract, with the fractionator paying the cost of testing and soft goods.(1) The balance is sold, often through brokers into the spot market to

------------------

    (1) Soft goods are items such as containers, tubing and other materials which are consumed during the plasma collection process. Testing consists of assays to ensure that collected plasma is free from infection with, for example, Hepatitis A, B & C and the HIV viruses.

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(usually) European customers.  Plasma contracted to U.S. fractionators typically sells for between $40 and $48 per liter. Spot market plasma sells for approximately $76 per liter. The cost of producing plasma for the spot market, however, must include the price of testing and soft-goods (currently around $29 per liter).

     4.   QUALITY PLASMA PROGRAM (QPP) CERTIFICATION.

     Within the past five years, American Blood Resources Association (ABRA), the plasma industry trade association with self-regulatory powers, has created a certification called Quality Plasma Program (herein called "QPP"). The QPP certification program has been successful in upgrading the United States plasma collection industry in that a QPP certification of a Plasma Center requires that the centers follow strict rules including facilities upgrade, high operating standards, minimum FDA citations, strict donor screening for drug and disease, bona fide addresses for donors, etc.

     The result of the QPP program is that non-QPP plasma is less and less desirable in the world plasma market. United States QPP plasma is considered to be of a high quality worldwide, thus, providing product differentiation based upon quality in the world market for United States collected plasma.

     When ABI purchased AVRE and Binary, none of the six centers were QPP certified. Under the current management, the Company has received QPP certification for all of its six centers.

     5.   CURRENT OPERATIONS.

     ABI's six plasma collection locations were the result of an acquisition of two companies: AVRE, Inc. ("AVRE") and Binary Associates, Inc. ("Binary"). These facilities owned by AVRE and Binary currently collect approximately 9,500 liters of plasma per month. Approximately 30% of this product is currently sold under a long-term contract to Alpha Therapeutics, a subsidiary of Green Cross of Japan. Approximately 60% of the production is sold through brokers to European fractionators. The balance represents tetanus and CMV hyperimmune plasma which is sold domestically. Forecasted pretax profits before bankruptcy and extraordinary expenses for the year ended December 31, 1995 are estimated at $300,000.2/

     6.   BUSINESS STRATEGY.

     ABI believes there is an opportunity to improve the profitability of the present centers. To this end, management has been involved in re-negotiating plasma contracts on more favorable terms as they come due, and has been working to increase the operating efficiency of the individual centers. The Company also intends to expand by purchasing additional centers through the use of warrants, a secondary offering or other financial vehicles available at the discretion of the Board of Directors. It is also felt that operations will generate significant amounts of cash annually which can ultimately be

-------------------


     2/   ABI currently has a tax loss carry-forward of approximately $6 million. Therefore the company does not expect to pay tax on income until 1996.

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                              EXHIBIT B  PAGE 96

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invested in additional centers or into derivative businesses including hyperimmune plasma collection.

     7.   MANAGEMENT.

     ABI has assembled an experienced management team including individuals with many years' experience in source plasma collection, business turnaround management, strategic business planning and corporate finance.

B.   BACKGROUND.

     American Blood Institute was founded and incorporated with its original purpose to enter the blood collection and distribution business on a "for profit" basis. Originally conceived as a "Blood Bank" with national roll-out potential, ABI lost significant sums of money until 1993, when following an analysis of the company and the industry, new management decided that the original business was:

     a.   Overly complicated,

     b.   Too highly regulated, and

     c.   Not economically feasible in California as a "for profit" business.

     At that time, the strategic direction of the Company was changed whereby it was determined to acquire a core group of plasma collection centers and ultimately to discontinue the whole blood operations. ABI acquired AVRE and Binary and immediately entered into renegotiations of the plasma sales contracts, began developing marketing strategies including demographic studies and donor pricing analysis, applied for QPP designation on five of the six centers, and began to establish consistent policies and strategies in order to compete in the emerging QPP Plasma industry.

     For the fiscal year ending December 31, 1993, ABI lost approximately $2.7 Million. For the fiscal year ending December 31, 1994, ABI, AVRE and Binary broke even before extraordinary and chapter 11 expenses.

     1.   OWNERSHIP.

     ABI common stock is currently held by the following entities.

Gerant Industries, Inc.                                25%

Conversion Industries, Inc.                            28%

Essex Venture Partners, L.P.                           17%

Others                                                 30%

Alfred Jay Moran, Jr., Chairman of the Board and President of Gerant, is Chairman, President and CEO of ABI.

     2.   HISTORY OF THE PLASMA CENTERS.

     In 1976, Binary was started by Dale Gallinatti and Larry Carey (both of whom are no longer with the company) with one plasma center located in Nogales, Arizona. The owners later added a second corporation, AVRE. Over


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the years, the two corporations had as many as ten plasma centers, but by 1993 the number had been reduced to six. In October 1993, ABI purchased both Binary and AVRE for $1 million. The purchase was made with a $1 million loan from CVD which was guaranteed by Company Industries, Inc. ("Conversion"). Gerant owned over 60% of the Company prior to the CVD loan, but was required to give 1/2 of its ownership in ABI as a fee to Conversion in order to obtain the financing.

C.   THE MARKET.

     The blood resource industry can be divided into two industry segments. One is the non-profit or voluntary whole blood sector which is commonly thought of as Red Cross or regional blood centers. The other is the commercial or for-profit segment as plasma collection centers.

     The non-profit sector is primarily concerned with providing whole blood and components of blood for transfusion in medical applications.

     The for-profit commercial sector commonly collects plasma from paid donors and sells this source plasma to fractionators who then produce plasma products or fractions which are used in the prevention and/or treatment for various illnesses and injuries.

     The U. S. plasma industry has continued to expand rapidly, and in 1990 there were about 50,000 donor collections per day. This total came from a donor pool of just over 1 million individuals. There were 23 new licensed source plasma centers opened in 1989 and 22 more in 1990 bringing the total to 440 located in the U.S.

     The commercial U.S. source plasma centers collected over 7 million liters of plasma. The market is structured among centers owned by both foreign and U.S. fractionators and by independent companies who sell to diagnostic companies and other fractionators.

     Because of its position as a world leader in medicine and medical biotech development, the United States plays the leading role in supplying the world's source plasma. This is due to our superior health standards and our seeming obsession with a high degree of regulation resulting in a superior source plasma product. The United States commercial sector provides 65% of the world's plasma needs.

D.   BUSINESS STRATEGY.

     The fundamental elements of the strategy which underlie the Debtors' forecast are:

          a. Managing the existing centers effectively to increase operating efficiency and monthly volume

          b. Upgrading all facilities to meet recent industry quality standards for plasma collection centers (QPP standards).

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          c.   Paying close attention to trends in the plasma market in order to maintain an optimum mix of contract and spot market sales.

E.   OPERATIONS.

     The Debtors currently operate six plasma centers at the following locations:

     *    Clarksville,  Tennessee

     *    Colorado Springs,  Colorado (2 centers)

     *    Las Vegas,  Nevada

     *    Phoenix,  Arizona

     *    Pueblo  Colorado

     These locations are forecasted to collect approximately 105,000 liters of plasma in calendar year 1995. This represents an increase of approximately 26,000 liters over 1993 and 10,000 liters over 1994. Management expects to see continued growth resulting from better marketing (donor recruitment) practices, better customer service (donor throughput), more attention to the yield of plasma per donor and increased margins from the Company's hyperimmune plasma programs.

     1.   MANAGEMENT.

     ABI is headquartered in Los Angeles, California and operates with a small head office staff in addition to the employees at the collection centers.

     The Board of Directors will be comprised of five members. The members will be: Alfred Jay Moran, Jr., Chairman, President and Chief Executive Officer of ABI and Samuel Anderson, former Chairman and Chief Executive Officer of Alpha Therapeutics. The three remaining Board Member positions will be selected by the purchasers of the $1.2 million in Debtor's Notes (the "Investor Group").

Alfred Jay Moran, Jr.
CHAIRMAN,  PRESIDENT & CHIEF EXECUTIVE OFFICER

     Mr. Moran is Chairman, President and Chief Executive Officer of the Company. Mr. Moran is also President and CEO of Gerant Industries, Inc., one of the major shareholders of ABI. Mr. Moran has been personally responsible for ABI's restructure and conversion to a plasma company. Mr. Moran is formerly a Managing Consultant of Kibel, Green, Inc., the largest crisis management consulting turnaround firm in the Western United States, where he has executed many restructurings since 1987. The firm, composed mainly of former CEOs, provides management expertise in turnaround and crisis situations, typically for engagements lasting from three months to one year. He left Kibel, Green briefly in 1990 to become President of WET Enterprises, Inc. a company engaged in the design, engineering and installation of major water features for theme parks and large installations throughout the world.


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     He served as Chairman and Chief Executive Officer of Moran Group
Companies from 1978 to 1987. The company provided commercial printing services, paper management systems, consulting and business form production services from its facilities in Dallas, Houston, New Orleans, Philadelphia, St. Louis, Baton Rouge and Shreveport. Between 1970 and 1978 Mr. Moran was a Vice President and member of the Board of Directors of Coenen & Co., a NYSE Member investment banking and institutional brokerage firm in New York.

     Mr. Moran received an MBA from the Harvard Business School in 1969 and a BA in Philosophy from the University of North Carolina at Chapel Hill in 1967. He is a member of Young Presidents Organization-Graduates (YPO-G).

Jerry L. Burdick
EXECUTIVE VICE PRESIDENT OF FINANCE & ADMINISTRATION

     Jerry Burdick is Chief Financial and Administrative Officer of the Company. He has over 20 year's experience and a proven track record in designing and implementing profitability programs, management controls, financial systems and SEC compliance practices and procedures. Most recently, he was employed to analyze business operations and develop revitalization plans for two successful Chapter 11 turnarounds.

     Jerry Burdick has operated his own consulting practice since 1988 and has held key financial management positions at International Rectifier Corporation, Candle Corporation, Getty Oil Company, and Whittatker Corporation. Mr. Burdick is a California Certified Public Accountant and holds an MBA in economics and marketing, a BBA in accounting and a second BBA in business management from Woodbury University in Glendale, California. Mr. Burdick also completed one year of law school and has served both as an expert witness and as a litigation consultant in various legal proceedings.

Brian Olson
VICE PRESIDENT OF OPERATIONS

     Mr. Olson is the Vice President of Operations of ABI, AVRE and Binary. Prior to joining ABI in 1992, he spent fourteen years with Alpha Therapeutics Corporation, the largest collector and frationator of plasma in the United States. During his tenure at Alpha, he served in many capacities including Center Director, Regional Director, Employee Relations Manager, Corporate Real Estate Manager and Director of Plasma Supply. In addition, he started a new business venture for Alpha, providing highly technical therapeutic services to hospitals in San Jose, California and Miami, Florida.

     During a hiatus from Alpha Therapeutics, he spent one year as Real Estate and Facilities Manager for Hamilton Avnet of Culver City, California. He managed over sixty facilities in the United States and Canada as well as negotiated and procured all commercial leases.

     Prior to joining Alpha Therapeutics, Mr. Olson worked primarily in health care related fields including hospital administration as well as various management positions in Respiratory Therapy and Nursing. He served three years in the United States Army, ANC, and was discharged with the rank of Captain.


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     Mr. Olson attended Western Reserve University and graduated from St.
Luke's Hospital School of Nursing in 1965. In addition, he has completed graduate work in Respiratory Therapy at Northeastern University. He has guest lectured on pulmonary physiology at Purdue University, University of Chicago, Northern Michigan University and University of Illinois.

     2.   REGULATORY ISSUES.

     The plasma collection and derivative industry is one of the most heavily regulated in the United States. Federal, state and local regulation are basically designed to protect the health of the donors as well as the integrity of the products. Although the Food and Drug Administration administers the particulars of the Code of Federal Regulations rather evenly across the country, patchworks of state and local regulations can be, in some cases, very restrictive. In recent years, as a result of some "less than perfect" practices in the blood and plasma industry, the FDA has become much more focused on plasma centers and blood banks in general. Recent history has demonstrated this by the actual closing of a number of blood banks and plasma centers in the United States because of legal action taken by the FDA. The Company's management has, and will continue to, closely monitor the compliance with regulations as well as with overall quality assurance standards.

                                      V.

                     REASONS FOR FILING BANKRUPTCY CASES

     Because of six years of losses in the whole blood collection and distribution business and their accumulated debt, new management decided to effect a strategic refocusing of operations via an effort to reorganize voluntarily outside of bankruptcy. That effort was initially agreed to by CVD which later attempted to foreclose on ABI's primary assets thereby forcing ABI to file for protection under the provisions of Chapter 11 of the Federal Bankruptcy Laws in order to complete its reorganization plans. Voluntary petitions under chapter 11 were filed by ABI, AVRE and Binary on January 7, 1994, after CVD, the Debtor's primary lender, declared a default under its loan agreements.

                                     VI.

               SIGNIFICANT EVENTS DURING THE CHAPTER 11 PROCEEDINGS

A.   GENERAL.

     Following the filing of the Debtors' petitions seeking reorganization under chapter 11 of the Bankruptcy Code, the Debtors have operated their businesses as debtors in possession.

     The Bankruptcy Court has certain supervisory powers over the operations of the Debtors during the reorganization. These powers generally consist of reviewing and ruling upon any objection raised by a party in interest to business operations or proposed transactions of the Debtor. Except as otherwise authorized by the Bankruptcy Court, the Debtors have given notice or any transactions not in the ordinary course of business, and of any other


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matters that require notice pursuant to Bankruptcy Court Rules or as ordered by the Bankruptcy Court. In addition, the Bankruptcy Court has exercised supervisory powers in connection with the employment of attorneys and other professionals.

B.   APPOINTMENT OF CREDITORS COMMITTEE.

     Shortly after the commencement of the ABI's Chapter 11 case the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Committee") pursuant to Bankruptcy Code Section 1102. The Committee consists of Belle Bonfile Memorial; Blood Bank of Alaska, Inc.; Blood Systems, Inc.; Central California Blood Banks; Lifesource Blood Services; and Oklahoma Blood Institute.

C.    RETENTION OF PROFESSIONALS.

     The Committee has retained Katz, Hoyt, Seigel & Kapor as its attorneys. ABI and its counsel have been in frequent communication with the Committee and have kept the Committee regularly informed concerning the operation of the ABI's business and other matters of interest to the Committee.

     During the course of its chapter 11 proceedings, the Debtors have employed pursuant to authority granted by the Bankruptcy Court various professional to assist it in these Chapter 11 proceedings and in conducting its ongoing operations. The Debtors employed Robinson, Diamant, Brill & Klausner as bankruptcy counsel; Tilles, Webb, Kulla & Grant as special corporate counsel; Fisher & Phillips as special litigation counsel; and Samuel
T. Anderson and Stephen Wyle as management consultants.

D.   PAYMENT OF PRIORITY WAGES.

     AVRE and Binary, along with their parent company ABI, filed their voluntary petitions under chapter 11 of the Bankruptcy Code on January 7, 1994. At that time, the payroll of approximately 72 employees of AVRE and Binary for the period from December 31, 1993 through January 7, 1994 was due on January 21, 1994. Accordingly, AVRE and Binary each brought motions for permission to pay prepetition priority wages that had accrued as of the petition date. The motions were granted on an emergency basis thereby allowing AVRE and Binary to remain in business without loss of staff for failure to pay wages. Total amounts of gross employee compensation paid to the Binary and AVRE employees pursuant to order of Court were $13,246.07 and $6,323.85, respectively.

E.   JOINT ADMINISTRATION OF CHAPTER 11 CASES.

     Early in the case ABI, AVRE and Binary jointly moved the Bankruptcy Court for an order authorizing joint administration of their Chapter 11 cases.
Since three Debtors were and still are, respectively, a parent company and its two wholly owned subsidiaries, whose business operations are conducted under common management and with consolidated administrative and operation functions, it made sense that the three cases be jointly administered. Furthermore, the three Debtors have in common a single secured creditor group, whose claims on any of the three bankruptcy estates arise out of and relate to the same events, transactions and documents. Accordingly,


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the Court entered an order for joint administration of the above-named bankruptcy cases thereby avoiding duplication of costs and expenses and needless complication in the administration of these three matters. The order for joint administration further provided for the non-allocation of time expended by professionals for each of the Debtors and such other professionals whose employment is approved by the Court.

F.   EXTENSION OF EXCLUSIVITY.

     Before expiration of the exclusivity periods provided by Bankruptcy Code
Section 1121 (b), which gives a debtor an exclusive right to file and confirm a plan of reorganization, the Debtors moved on several occasions for extensions of such periods. The latest extension of exclusivity ended in July, 1995, and the Debtors did not seek to have it extended further.

G.   UNEXPIRED LEASES AND EXECUTORY CONTRACTS.

     The Debtors have also sought and obtained extensions of time within which to assume or reject certain nonresidential leases of real property. Currently the Debtors intend to assume the leases for the following business locations:
611 North Las Vegas Boulevard, Las Vegas, Nevada; 1174 Fort Campbell Boulevard, Clarksville, Tennessee; 129 and 141 North Spruce, Colorado Springs, Colorado; and 411 and 413 West 4th Street, Pueblo, Colorado. The Debtors are current on all of their obligations under the foregoing leases.

H.   SALES OF PROPERTY.

     Prior to bankruptcy, ABI discontinued its business operations consisting of collecting and distributing whole blood and blood components. As a result, ABI owned certain equipment, furniture and inventory that could be sold. Prior to bankruptcy, ABI had received offers to purchase some of its personal property. Following bankruptcy, ABI sought and obtained permission of the Bankruptcy Court to consummate the proposed sales. Later, ABI sought and obtained permission of the Bankruptcy Court to sell the balance of its equipment and furniture provided that the total sales price for such property was at least fifty percent (50%) of its value as estimated by Evaluation Counselors, a professional appraisal company.

I.   DEBTOR FINANCING.

     By order entered September 21, 1994, the Bankruptcy Court authorized ABI to obtain up to $4.5 million in credit through the issuance of Debtor's Notes. The order provides, among other things, that Debtor's Notes carry an interest rate of 12%, allows superiority over other administrative claims and provides for the payment of certain finders' fees.

     ABI initially attempted to place the Notes through Relco Corporation ("Relco"), an investment banking firm primarily engaged in restructuring and financing companies in chapter 11. Relco was unable to place the Notes, and ABI was forced to turn to other sources.


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                              EXHIBIT B  PAGE 103

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     More recently, ABI has received a best efforts commitment from First
Equity Capital Securities, Inc. ("First Equity") to place $1.2 million in Debtor's Notes with its clients, which will net approximately $1 million to ABI, an amount sufficient to fund the Third Amended Plan of Reorganization described herein. (1) ABI has filed a motion wherein it is seeking an order of the Bankruptcy Court modifying some of the terms of the Debtor's Notes.
Copies of the commitment letter and the firm resume of First Equity are attached hereto collectively as Exhibit "B".

J.   MOTION  FOR RELIEF FROM STAY BY CVD.

     Prior to the commencement of the within cases CVD entered into a financial transaction with ABI wherein CVD granted ABI a line of credit and term loan secured by a first priority lien against the accounts receivable, inventory and equipment of ABI, AVRE and Binary. Additionally, the CVD line of credit and term loan were secured by the common shares of AVRE and Binary. On or about July 7,1995, CVD filed a motion for relief from stay seeking permission to foreclose on its liens and security interests in the property of the Debtors. By order of the Bankruptcy Court, CVD's motion was granted effective January 2, 1996.

K.   STIPULATION RE ADMINISTRATIVE CLAIM OF DRS. FRISCH AND GOLDING.

     In or about October 1995 the Debtors entered into a stipulation with the Committee and Doctors David M. Frisch and Arthur Golding (the "Doctors") wherein the Debtors agreed to reimburse the Doctors for all of their expenses incurred in assisting the Debtors and the Committee in opposing CVD's motion for relief and in connection with the Doctors' efforts to structure a plan involving the Doctors' purchase of the Debtors' assets. The stipulation which is subject to Bankruptcy Court approval provides for an administrative claim in favor of the Doctors in an amount up to $42,000 for such expenses. The administrative claim may be increased under certain circumstances but in no event will such claim exceed $100,000.

L.   MISCELLANEOUS.

     Pursuant to an order of this Court entered April 19, 1994, June 30, 1994 was set as the last day to file proofs of claims or other interests in these cases.

-------------------

     (1) A prior plan contemplated a national buildout of up to 42 centers, utilizing the major portion of the proceeds from the $4.5 million in Debtor's Notes authorized by the Court for the buildout. The current Plan does not incorporate a national buildout in its projections thereby substantially decreasing the cash needs of the Debtor. However, the Reorganized Debtor intends to expand post-confirmation by purchasing additional centers through the use of warrants, a secondary offering, or other financial devices available at the discretion of the Board of Directors.


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                              EXHIBIT B  PAGE 104

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                                     VII.

                               SUMMARY OF PLAN

     The Plan is attached as Exhibit "A" to this Disclosure Statement. The Plan, if confirmed, will constitute a legally binding agreement between the Debtor and the holders of claims, and it is therefore important for you to understand its provisions. Holders of claims are urged to discuss any questions they may have with their respective counsel and/or accountants.

     The Reorganized Debtors will consist of ABI, AVRE and Binary. AVRE and Binary will continue to operate as wholly owned subsidiaries of ABI. ABI will continue in business under a single new name SeraCare, Inc. ("SeraCare"). SeraCare ("Reorganized ABI") will be involved in the business of owning and operating plasma collection centers. The Plan thereby contemplates preservation of ABI's net operating loss carry forward, which exceeds $6,000,000.

     For purposes of the plan, the Debtors have divided their creditors into different classes of claims and interests. Essentially, the Plan proposes to treat creditors as follow:

     1.   ADMINISTRATIVE PRIORITY CLAIMS.

     All professionals who have been rendering services to the Debtors or the Committee in these cases will be paid in full in cash as and when allowed by the Court. The Debtors estimate these costs and expenses at $195,000, including the claim of Doctors Frisch and Golding (SEE Article VI.K hereinabove). All unpaid expenses of operation of the Debtors post-petition will be paid pursuant to normal business terms. Additional Administrative Claims include Debtor's Notes issued or to be issued in the face amount of $1,200,000; compensation to management consisting of 189,495 shares of Reorganized ABI and 126,300 options to purchase shares of Reorganized ABI to Alfred Jay Moran, Jr., Jerry L. Burdick and Brian Olson; investment banker fees to First Equity of $90,000 plus reimbursement of expenses including legal fees; finder's fees to Anthony J.A. Bryan, Sr. Of $60,000; and finder's fees to Stuart Sundlun of $30,000. Additionally, First Equity will receive 94,748 shares of common stock of Reorganized ABI, Anthony J.A. Bryan, Sr. 84,220 shares of common stock of Reorganized ABI and Stuart Sundlun 21,055 shares of common stock of Reorganized ABI.

     Debtors' Notes shall be payable in accordance with their terms, and may be converted to up to 1,610,708 shares of Reorganized ABI on or after the Effective Date.

     Upon confirmation of the Plan, as a bonus and for compensation for management services rendered by Alfred Jay Moran, Jr., Jerry L. Burdick and Brian Olson during the course of the Chapter 11 case Mr. Moran shall be issued 84,220 shares of Reorganized ABI's common stock and 56,147 options to purchase common stock of Reorganized ABI. Mr. Burdick shall be issued 63,165 shares of Reorganized ABI's common stock and 42,110 options to purchase common stock of Reorganized ABI., and Mr. Olson shall be issued 42,110 shares of Reorganized ABI's common stock and 28,073 options to purchase common stock

                              EXHIBIT B  PAGE 105
of ABI. The exercise terms of the options are described in detail in Exhibit "B" attached hereto. The vesting date of the options will be the anniversary date of the Effective Date. The options will vest at the rate of one-third per year and are contingent upon Reorganized ABI achieving certain projected operating results. Messrs. Moran, Burdick and Olson have filed Insider Compensation Request forms with the United States Trustee's Office requesting the stock and options as bonuses payable upon the successful confirmation of the Plan. As set forth in those notices it is too speculative for the Debtors to estimate the value of the securities to be issued to management.

     2.   TAX CLAIMS.

     The Plan proposes to pay pre-petition priority taxes in cash, in full on the Effective Date or as soon thereafter as is practicable. The Debtors estimate that the total pre-petition Tax Claims are approximately $5,000.

     3.   PRIORITY CLAIMS, CLASS 1.

     With the exception of pre-petition priority taxes and administrative claims, all Claims entitled to priority under Bankruptcy Code section 507 will be paid in cash, in full on the Effective date. The Debtors estimate that the total Priority Claims are approximately $11,500.

     4.   THE SECURED CLAIM OF CVD - CLASS 2.

     The secured claim of CVD, estimated by the Debtor to be approximately $1,600,000, shall be paid down by $600,000 on the Effective Date.(1) CVD shall receive a replacement note for the balance of its claims payable over four years from the Effective Date, interest to accrue at the rate of 14% per annum on the unpaid balance. The replacement note may be pre-paid at any time without penalty. CVD shall maintain its present secured position, unless eliminated or altered by order of the Bankruptcy Court.



__________________

     1/   The CVD claim is estimated by the Debtors not to exceed $1.6
Million. CVD filed a claim for $1,813,234.85 in June 1994, but it does not take into account certain payments made by the Debtors on account of assets liquidated by the Debtors or adequate protection payments made after the claim was filed. The claim also includes a default rate of interest and certain other charges to which the Debtors intend to object. Among other things, the Debtors contend that CVD is not entitled to a default rate of interest, attorneys' fees or other costs; CVD received preferential and
fraudulent transfers;   CVD received avoidable post-petition transfers;
CVD's claim should be equitably subordinated as a capital contribution disguised as a loan; CVD wrongfully instituted foreclosure proceedings;
and CVD breached the covenant of good faith and fair dealing. The Debtors intend to pursue these and other claims and defenses against CVD post-confirmation. The Debtors have requested a current accounting from CVD, but as of the date hereof have not yet received a response. If, after objection to CVD's claim such claim exceeds the sum of $1,600,000, the replacement note given to CVD shall equal the difference between the Allowed Secured Claim amount and the sum of $600,000.

                              EXHIBIT B  PAGE 106

     5.   UNSECURED CREDITORS OF ABI - CLASS 3.

     Class 3 Claimants shall receive a pro rata distribution of the balance remaining from the sum of $200,000 after payment of all Class 5 and Class 6 Claimants, up to a maximum of $.10 cash for each Claim dollar, payable as soon as practicable after the Effective Date. The Debtors estimate that Class 3 Claimants should receive a distribution of approximately 9-10% on their Claims. Class 3 Claimants also shall receive 10,000 shares of common stock of Reorganized ABI to be distributed on a pro rata basis as soon as practicable after the Effective Date. In addition, Class 3 Claimants shall receive for pro rata distribution fifty percent (50%) of any "net affirmative recovery" received by the Debtors against recipients of avoidable transfers. "Net affirmative recovery" means any cash consideration actually received by the Debtors on account of an action brought against a creditor for an avoidable transfer, less costs and attorneys' fees incurred in obtaining such recovery. The Debtors estimate that Class 3 Claims total approximately $1,960,000 without consideration of certain Claims which were filed as contingent or unliquidated.

     6.   UNSECURED NOTE HOLDERS - CLASS 4.

     Holders of Unsecured Notes totalling approximately $420,000 shall be converted into 105,275 shares of Common Stock or Reorganized ABI. All distributions shall be made on a pro rata basis.

     7.   UNSECURED CREDITORS OF AVRE - CLASS 5.

     Unsecured Creditors of AVRE holding unsecured claims totalling approximately $5,000 shall receive eighty cents on the dollar in cash as soon as practicable after the Effective Date.

     8.   UNSECURED CREDITORS OF BINARY - CLASS 6.

     Unsecured Creditors of Binary holding unsecured claims totalling approximately $9,500 shall receive eighty cents on the dollar in cash as soon as practicable after the Effective Date.

     9.   PREFERRED AND COMMON EQUITY INTERESTS OF ABI - CLASS 7.

     On the Effective Date all Preferred and Common Equity Interests of ABI shall be deemed cancelled, annulled and terminated, and Holders of preferred equity Interests consisting of approximately 139,700 shares and common stock consisting of 4,350,912 shares shall not be entitled to any distribution.

     All outstanding warrants shall be cancelled and the holders of warrants or other equity claims not described above shall not be entitled to any distribution.

     10.  COMMON EQUITY INTEREST HOLDER OF AVRE AND BINARY - CLASS 8.

     All of the issued and outstanding shares of AVRE and Binary are held by ABI. ABI shall retain its interests unimpaired.

                              EXHIBIT B  PAGE 107

                                       VIII.

                             ANALYSIS OF CLAIMS BY CLASS

    CLASS           DESCRIPTION            EST.        EST. AMT.   IMPAIRMENT
                     OF CLASS             NO. OF      OF CLAIMS
                                          CLAIMS
------------    ---------------------     ------      ----------   ----------

Unclassified    Administrative                          $195,000   Unimpaired
                Claims

Unclassified    Tax Claims                     10         $5,000   Unimpaired

1               Priority Claims                 7        $11,500   Unimpaired
                other than
                unclassified claims

2               Secured claim of                1     $1,600,000   Impaired
                CVD Financial Corp.

3               Unsecured Creditors           220     $1,960,000   Impaired
                of ABI

4               Unsecured Note                  6       $420,000   Impaired
                Holders

5               Unsecured Creditors            20         $5,000   Impaired
                of AVRE

6               Unsecured Creditors            20         $9,500   Impaired
                of Binary

7               Preferred and                  20            N/A   Impaired
                Common Equity
                Interest of ABI

8               Common Equity                   1            N/A   Unimpaired
                Interests of AVRE
                and Binary


____________________

1/   Professional fees and unpaid expenses of Drs. Frisch and Golding only.
It is anticipated that Holders of certain Administrative Claims will be paid in stock of Reorganized ABI.  Those Holders of Administrative Claims not
receiving cash on Confirmation must consent to that treatment.  Accounts payable of the Debtors incurred during the Chapter 11 cases will be paid in the ordinary course on the Debtors' business.

                                       -16-


                              EXHIBIT B  PAGE 108

                                        IX.

                            MANAGEMENT OF REORGANIZED DEBTOR

A.   EXECUTIVE COMPENSATION.

    The executive officers of the Debtors are set forth in Paragraph 6.1 of
Article III, SUPRA, together with a brief statement of the background and qualifications of each such officer. The following table sets forth the key officers and employees of Reorganized ABI and the annual salary to be paid on confirmation of the Plan:

Name                          Position                      Salary
----                          --------                      ------
Alfred Jay Moran, Jr.         Chairman, President           $150,000
                              and CEO

Jerry L Brudick               Executive Vice President      $125,000
                              and CEO

Brian Olson                   Vice President                $ 90,000

There will be a quarterly salary adjustment whereby any pretax earnings over $100,000 per quarter shall be paid to the officers up to an annual maximum of $25,000 to Mr. Moran, $10,000 to Mr. Burdick and $10,000 to Mr. Olson.

    The officers of the Reorganized Debtors shall receive three year standard renewable contracts, copies of which are collectively attached hereto as Exhibit "C". Also, a Management Bonus Plan will be established for the above-listed officers by the board of directors of Reorganized ABI whereby the Company will allocate ten percent of Pre-Tax Earnings which are in excess of $920,549 in year one after confirmation, $2,590,160 in year two, $4,384,187 in year three, $6,244,536 in year four and $8,166,636 in year five to a bonus pool to be paid to management pro rata based on salary level. No bonuses will be paid to management if the Debtors are in default under the Plan. Based upon the four-year projections attached hereto as Exhibit "D" management would not be eligible for any bonuses.

                                       X.

                POST-REORGANIZATION OPERATION OF REORGANIZED DEBTORS

    Four (4) year financial projections have been prepared by management and are attached as Exhibit "D". The projections have been prepared in accordance with generally accepted accounting principles and utilize the accrual method. Assumptions used in calculating the projections are as set forth below.

                              EXHIBIT B  PAGE 109

      These financial projections represent an estimate of future events that may or may not occur. It is probable that some of the assumptions on which the financial projections are based will not materialize and that unanticipated events and circumstances will occur which will affect these projections. Therefore, there can be no assurance, and no representation or implication is made, that the financial projections or related assumptions will constitute an accurate reflection of the actual operating cash flow of the Reorganized Debtors during the periods indicated and the financial projections should not be relied upon as assurances of the actual results that will be obtained.

    Attached hereto and collectively marked Exhibit "E" are income statements for the Debtors' operating entities, AVRE and Binary, for the year ending 1994 and for the nine (9) months ending September 30, 1995. These income statements have been prepared by the Debtors and are unaudited. Since ABI discontinued its operations prior to the Chapter 11 filing, no historical financial information is provided. The income statements for "SeraCare" reflect the combined operation of AVRE and Binary.

    The Debtors believe that its business operations have sufficiently changed over the past two years that reliance upon historical financial data to project future operations is misleading. For example, commencing January 1, 1996, the Debtors have entered into a new contract with Alpha Therapeutic which provides for a $2.00 per unit higher pricing than the previous contract with Octafarma. In addition, 1994 was a transition year wherein the Debtors:
(1) obtained QPP certification for all six plasma centers, (2) cancelled subpar contracts with existing customers at non-QPP pricing, (3) negotiated new contracts for QPP production with Alpha Therapeutics and Octafarma, (4) initiated advertising programs at all centers to increase donors, (5) replaced 4 of the 6 center managers and substantially upgraded the other personnel through newly established training programs, (6) initiated the CMV hyperimmune program which generates an $8.00 premium over standard source plasma, and (7) initiated the tetanus hyperimmune program.

    Attached hereto and marked Exhibit "F" is a chart showing the proposed equity ownership of Reorganized ABI.

                                       XI.

                    COMPARISON OF THE DEBTORS' PLAN TO ALTERNATIVES

     In chapter 11 proceedings such as these, there are usually only three plan scenarios. First, there is a scenario under which substantially all of the assets of the debtor are sold as a going concern. This type of sale usually preserves going concern values and provides to creditors an enhanced distribution over that which they would receive in a piece meal liquidation. The second scenario involves liquidation of a debtor's assets either by the debtor or by professionals such as an auctioneer. In light of the presence of secured debt, as in the present case, and because of the failure to

                              EXHIBIT B  PAGE 110
exploit going concern values, this process usually results in the smallest distribution to creditors. The third scenario involves a reorganization based upon a debtor's continuing operations. That is the type of plan that the Debtors are proposing herein.

    The Debtors do not believe that a liquidation of their assets would be in the best interest of Creditors. By virtue of the existence of a large Secured Claim and the forefeiture of going concern values, there would be no distribution to Unsecured Creditors in a liquidation (SEE liquidation analysis, INFRA, Article XIII).

    With regard to the second scenario, i.e., the sale of the Debtors' business as a going concern, the Debtors have not received any offers for the purchase of the entire business better than the Plan proposal, nor are they aware of any interest in such an acquisition by any third parties.

    The Debtors have thus proposed a Plan which is based upon the continued operation of the business by the Debtors. The Debtors have already divested themselves of the unprofitable whole blood collection business and are now engaged solely in the operation of plasma collection centers, which have historically generated a profit.

    The Debtors believe that the Reorganized Debtors will have the capability of generating sufficient earnings to satisfy the obligations in connection with the Plan. Under the Debtors' Plan , Unsecured Creditors will receive cash payment totaling approximately 10% of the Allowed amount of their Claims, a cash distribution on the Effective Date of $200,000. In addition, Unsecured Creditors shall received 10,000 shares of common stock of Reorganized ABI for pro rata distribution. Holders of Unsecured Notes will receive 105,275 shares of common stock in Reorganized ABI.

    The foregoing demonstrated that the total "package" to Creditors under the proposed Plan is far more valuable than the distribution which Unsecured Creditors would receive in a liquidation. Accordingly, the consideration being given to Creditors under the Plan is far more valuable than the distribution they could expect to receive in a liquidation.

                              EXHIBIT B  PAGE 111

                                      XIII.

                              LIQUIDATION ANALYSIS

                          AMERICAN BLOOD INSTITUTE, INC.
                              LIQUIDATION ANALYSIS 6/

-------------------------------------------------------------------------------------
ASSETS          BOOK VALUE     EST. %       LIQUID.        ENCOM.           AMT.
                               REALIZ.      VALUE          AND/OR           AVAIL. IN
                                                           COSTS OF         CHAPTER
                                                           SALES            7
-------------------------------------------------------------------------------------

Hospital        -0-               N/A       -0-            N/A              0
Receivables (7)
-------------------------------------------------------------------------------------
Patient         -0-               N/A       -0-            N/A              0
Receivables
-------------------------------------------------------------------------------------
1991            -0-               N/A       -0-            N/A              0
Bloodline,
Inc. loan
-------------------------------------------------------------------------------------
Equipment       -0-               N/A       -0-            N/A              0
-------------------------------------------------------------------------------------
AVRE, Inc.      $1,103,876 (8)    100%  $2,000,000 (9)  $2,000,000 (10)     0
and Binary
Associates,
Inc. stock
-------------------------------------------------------------------------------------

Total available to Unsecured Creditors in Chapter 7 Liquidation          -0-


______________________

     6/   All figures are as of August 31, 1995.

     7/   All scheduled assets of ABI except stock of AVRE and Binary were liquidated during the course of these chapter 11 proceedings. Net proceeds of such liquidation totaling $385,746 were turned over to CVD, which claims to be secured by the liquidated assets.

     8/   Represents acquisition cost in October 1993.

     9/   $2,000,000 valuation is based on the projected operating results of
AVRE and Binary for calendar year 1996.

    10/ Secured claims of CVD estimated at $1,600,000 plus unpaid chapter 11 administrative costs, costs of sale and chapter 7 administrative costs.

                              EXHIBIT B  PAGE 112

                               BINARY ASSOCIATES, INC.
                                LIQUIDATION ANALYSIS 11/

-------------------------------------------------------------------------------------
ASSETS          BOOK VALUE     EST. %       LIQUID.        ENCOM.           AMT.
                               REALIZ.      VALUE          AND/OR           AVAIL. IN
                                                           COSTS OF         CHAPTER
                                                           SALE             7
-------------------------------------------------------------------------------------
Cash            $ 20,609       100%         $ 20,609        N/A         $ 20,609
-------------------------------------------------------------------------------------
Accounts        $346,395        80%         $277,116        -0-         $277,116
Receivable
-------------------------------------------------------------------------------------
Equipment       $ 98,900 (12)   20% (13)    $ 19,780        -0-         $ 19,780
-------------------------------------------------------------------------------------
Inventory       $502,984        25%         $251,492        -0-         $251,492
-------------------------------------------------------------------------------------
Prepaid         $ 66,194       -0-           -0-            N/A          -0-
Expenses
-------------------------------------------------------------------------------------

                                                                        ---------
                                                       TOTAL            $568,997

              Less unpaid chapter 11 costs of administration            $915,073 14/
                                                                        ---------
                        Total available to                                     0
                        Unsecured Creditors
                        in Chapter 7 Liquidation


________________________

     11/  All figures are as of August 31,1995.

     12/  Net after subtracting accumulated depreciation.

     13/  Equipment is obsolete.

     14/ Includes post-petition trade payables of $815,073. All trade payables are being satisfied out of current cash flow on terms that are satisfactory to the trade creditors.

                              EXHIBIT B  PAGE 113

                                    AVRE, INC.
                            LIQUIDATION ANALYSIS 15/

-------------------------------------------------------------------------------------
ASSETS          BOOK VALUE     EST. %       LIQUID.        ENCOM.           AMT.
                               REALIZ.      VALUE          AND/OR           AVAIL. IN
                                                           COSTS OF         CHAPTER
                                                           SALE             7
-------------------------------------------------------------------------------------
Cash            $ 42,686       100%         $ 42,686       -0-             $42,686
-------------------------------------------------------------------------------------
Accounts        $ 75,126        80%         $ 60,100       -0-             $60,100
Receivable
-------------------------------------------------------------------------------------
Equipment       $ 18,377 (16)   20% (17)    $  3,675       -0-             $ 3,675
-------------------------------------------------------------------------------------
Inventory       $136,931        50%         $ 68,465       -0-             $68,465
-------------------------------------------------------------------------------------
Prepaid         $  13,748        0%           -0-          -0-             -0-
Expenses
-------------------------------------------------------------------------------------

                                                                        ---------
                                       TOTAL                            $174,926

         Less unpaid chapter 11 costs of administration                 $175,588 18/
                                                                        ---------
                        Total available to                                     0
                        Unsecured Creditors
                        in Chapter 7 Liquidation

                                     XIII.
                                 RISK FACTORS


              The Debtors' abilities to implement the Plan, to assure, insofar as is possible, the feasibility of the Plan and to achieve Confirmation of the Plan is subject to certain matters which constitute important risk factors. As yet, each of these matters continues to be a risk. Although the Debtors expect to resolve successfully each of these matters, they cannot warrant that each, or all, of these will be successfully resolved or how long resolution of these matters will take.

_________________

    15/  All figures are as of August 31, 1995.

    16/  Net after subtracting accumulated depreciation.

    17/  Equipment is obsolete.

    18/ Includes post-petition trade payable of $125,588. All trade payables are being satisfied our of current cash flow on terms that are satisfactory to the trade creditors.

                              EXHIBIT B  PAGE 114

     1.   FINANCIAL PROJECTIONS.

     The feasibility of the Plan and the Reorganized Debtors' ability to meet their obligations in the future are premised upon the Reorganized Debtors' performance after they emerge from Chapter 11. The Reorganized Debtors' future performance is predicated in terms of financial projections which rest upon a number of overall economic assumptions and assumptions made by the Debtors about their future business and the markets in which they function. Such information is necessarily forward looking and is provided herein to demonstrate the feasibility of the Plan. Although the Debtors believe that the projections and assumptions are reasonable, no assurance can be given that they are correct. In particular, it should be understood that the Debtors face severe competition in all the markets in which they compete. Furthermore, unanticipated events and circumstances such as economic recession may affect the actual financial results.

     2.   NATIONAL RESTRICTIONS ON THE IMPORT OF PLASMA.

     A significant portion of plasma collected in the United States (around 40%) is exported to Europe where it is fractionated. Recent events in Germany have provided motivation for the government to declare its intention to make Germany independent of foreign source plasma. It is estimated that Germany currently imports around 1 million liters from the U.S. annually. Observers of the industry believe, however, that despite the rhetoric, there is no practical plan being considered within Germany which would allow this goal to be achieved or even seriously attempted. To further ensure the continuation of the German market for U.S. plasma, the U.S. plasma industry has been adopting voluntary quality standards (QPP standards) which would further minimize any legitimate German concern over the quality of U.S. source plasma.

     3.   DEVELOPMENT OF RECOMBINANT PRODUCTS.

     Significant amounts of plasma are used in the production of Factor VIII. Recently, a genetically engineered Factor VIII has been approved by the FDA and is available in the market. The advantage of this recombinant product is an increased margin of safety from contamination by Hepatitis or HIV. On the other hand, recombinant Factor VIII will sell for approximately three times the price of plasma derived from Factor VIII. While patients have been able to get reimbursement for the new Factor VIII, many are finding that they are reaching the lifetime limits of their policies at an unacceptably high rate.

     Offsetting revenues which will be lost due to recombinant Factor VIII is the significant increase in the use of plasma in the manufacture of IV immune globulins.

     While research is continuing on genetically engineered substances, it is unlikely that other recombinant substitutes for plasma derived products will be available for at least ten years.

                              EXHIBIT B  PAGE 115

                                         XIV.

                CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     Under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), there are significant federal income tax consequences associated with the Plan described in this Disclosure Statement. However, it is not practicable to present a detailed explanation of all of the federal income tax aspects of the Plan and the following is only a summary discussion of certain of the significant consequences.

     The tax consequences of the implementation of the Plan to a creditor receiving ABI securities will depend in part on whether that Creditor's present debt Claim constitutes a "security" for federal income tax purposes. The determination as to whether the Claim of any particular Creditor constitutes a "security" for federal income tax purposes is complex, and depends on the facts and circumstances surrounding the origin and nature of the Claim. Generally, Claims arising out of the extension of trade credit have been held not to be securities, while corporate debt obligations evidenced by written instruments with maturities when issued, of 10 years or more, have generally been held to be securities. The Debtors express no views with respect to whether the Claim of any particular Creditor constitutes a "security" for federal income tax purposes and urges each Creditor to consult its tax advisor.

     A Creditor which exchanges its existing Claim for securities of ABI may recognize income or loss with regard to consideration received in respect of accrued interest attributable to its existing Claim, and gain or loss on the exchange of the principal of the Claim for securities.

     Under present law, there is substantial uncertainty surrounding many of the tax consequences. Uncertainty is created, in part, by the changes made by the Bankruptcy Tax Act of 1980, the Tax Reform Act of 1984, the Tax Reform Act of 1986 and the Revenue Reconciliation Act of 1990, certain provisions of which call for the promulgation of regulations by the Treasury Department which have not yet been promulgated in final form. In addition, there are differences in the nature of the Claims of various Creditors, their methods of tax accounting and prior actions taken by Creditors with respect to their Claims. Further, the federal income tax consequences to any particular Creditor may be affected by a variety of matters. For example, certain types of Creditors (including non-resident aliens and tax exempt organizations) may be subject to special rules. The transactions contemplated herein may also have significant state and local tax consequences. Neither a ruling from the Internal Revenue Service (the "IRS") nor an opinion of counsel has been requested with respect to the federal income tax consequences of the Plan.

     ACCORDINGLY, HOLDERS OF CLAIMS AND INTEREST ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THEIR CLAIM OR INTEREST.

                              EXHIBIT B  PAGE 116

                                       IV.

           STATUS AND RESALE OF SECURITIES TO BE ISSUED PURSUANT TO PLAN

     Under Bankruptcy Code section 1145, the original issuance of the Reorganized Debtor's securities (hereinafter "Securities") under the Plan will be exempt from the registration on requirements of the Securities Act of 1933 and applicable state laws requiring registration of securities. Resale of Securities by a Creditor receiving them directly under the Plan will also be exempt provided the Creditor is not an underwriter. Generally, a Creditor will not be deemed to be an underwriter if it: (1) has not become a Creditor of the Debtor with a view to distribution of any Securities to be received in exchange for claims under the Plan; (2) has not offered to sell the securities for others; (3) has not offered to buy the securities from others where that offer is with a view to their distribution, and under an agreement made in connection with the Plan; (4) is not an issuer as that term is used in the Securities Act of 1933. The determination of whether a particular Creditor would be deemed to be an underwriter is necessarily an individual one, and any Creditor considering reselling Securities under the Plan should consult with its securities advisor to determine whether it would be an underwriter, and therefor, ineligible for the exemption described above.

     A Creditor who is deemed to be an underwriter may be able to sell Securities without registration pursuant to the provisions of Rule 144 under the Securities Act of 1933, which fact may permit the public sale of Securities received pursuant to the Plan by underwriters subject to volume limitations and certain other conditions. Creditors who believe they may be underwriters are advised to consult their own counsel with respect to the availability of the exemptions provided by Rule 144.

     THE ABOVE DISCUSSION IS INTENDED AS GENERAL INFORMATION ONLY, AND ANY ENTITY DESIRING TO RESELL ANY SECURITIES RECEIVED BY IT PURSUANT TO THE PLAN IS URGED TO CONSULT ITS SECURITIES ADVISOR REGARDING THE AVAILABILITY OF ANY REGISTRATION EXEMPTION.

                                    XVI.

                         ACCEPTANCE AND CONFIRMATION

A.   ACCEPTANCE.

     As a condition to Confirmation, the Bankruptcy Code requires that each impaired class of claims or interests accepts the Plan, with the exceptions described in the following section. The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of two-thirds in dollar amount and a majority in number of claims of that class, but for this purpose counts only those who actually vote to accept or to reject the plan. The Bankruptcy Code defines acceptance of a plan by a class of interests (equity securities) as acceptance by two-third of the number of shares, but for this purpose counts only shares actually

                              EXHIBIT B  PAGE 117
two-thirds voted. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting the Plan.

     Classes of claims and interest that are not "impaired" under a plan are deemed to have accepted the plan. Acceptances of the Plan are being solicited only from those persons who hold claims or interests in impaired classes. A class is "impaired" if the legal, equitable, or contractual rights attaching to the classes or interests of that class are modified, other than by curing defaults and reinstating maturities or by payment in full in cash. Classes 2, 3, 4, 5 and 6 Claims and Class 7 Interests are impaired under the Plan.

B.   CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES.

     The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, provided at least one impaired class of claims has accepted it. These "cramdown" provisions for confirmation of a plan despite the nonacceptance of one or more impaired classes of claims or interests are set forth in Section 1129(b) of the Bankruptcy Code.

     If a class of unsecured claims rejects the Plan, it may still be confirmed so long as the Plan provides that (i) each holder of a claim included in the rejecting class receives or retains on account of that claim property which has a value, as of the Effective Date, equal to the allowed amount of such claim; or that (ii) the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all. The Debtors believe that the Plan does meet this test with regard to ABI and therefore the Plan may be confirmed if it is rejected by Class 3 or 4 claimants. With regard to AVRE and Binary, the Debtors believe that the Plan does not meet this test and therefore the Plan cannot be confirmed if it is rejected by Class 5 or Class
6 claimants.

     If a class of equity security interest rejects the Plan, the Plan may still be confirmed so long as the plan provides that (i) each holder of an interest included in the rejecting class receives or retains on account of that claim property which has a value, as of the Effective date, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, and the value of such interest; (ii) the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property at all. The Debtors believe that the plan meet this test with respect to Classes 7 and 8 Interests, and, therefore, the Plan can be confirmed even if it is rejected by the holders of Classes 7 and 8 Interests.

                              EXHIBIT B  PAGE 118

                                        XVII.

                                      CONCLUSION

     The Bankruptcy Court, after notice and hearing, approved this Disclosure Statement as containing information adequate to permit holders of Allowed Claims and Allowed Interests that are impaired under the Plan to make an informed judgment as to whether or not to accept the Plan. The Debtors believe that the Plan is feasible and in the best interests of all persons holding Allowed Claims and Allowed Interests, and recommend acceptance of the Plan.

DATED:    November 27, 1995        AMERICAN BLOOD INSTITUTE, INC.
                                   A Delaware corporation



                                   By:          /s/
                                       ------------------------------------
                                             ALFRED JAY MORAN, JR.
                                                   President


DATED:    November 27, 1995        AVRE, INC.
                                   A Nevada corporation



                                   By:           /s/
                                       ------------------------------------
                                              ALFRED JAY MORAN, JR.
                                                   President


DATED:    November 27, 1995        BINARY ASSOCIATES, INC.
                                   A Colorado corporation



                                   By:           /s/
                                       ------------------------------------
                                            ALFRED JAY MORAN, JR.
                                                 President


PRESENTED BY:

ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation



By:          /s/
    ------------------------------------
          MARTIN J. BRILL
Attorneys for Debtors American Blood
  Institute, Inc., AVRE, Inc. and
      Binary Associates, Inc.


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                              EXHIBIT B  PAGE 119

                          DECLARATION OF ALFRED JAY MORAN, JR.

     I, Alfred Jay Moran, Jr. Declare as follows:

     1. I am the President and Chief Executive Officer of American Blood Institute, Inc., AVRE, Inc., and Binary Associates, Inc., the chapter 11 Debtors herein. I make this Declaration in support of the Debtors' Disclosure Statement For Amended Joint Plan Of Reorganization attached hereto. I am over the age of 18 and competent to testify in a court of law.

     2. I have personal knowledge of the facts set forth below, and if called as a witness, I could and would competently testify to the facts set forth below.

     3. At my direction and with my assistance, Robinson, Diamant, Brill & Klausner, A Professional Corporation, prepared the attached disclosure statement.

     4. All facts and representations in the plan and disclosure statement are true to the best of my knowledge.

     5. The financial information used to support the disclosure statement was, at my direction, provided by Jerry Burdick, the Debtors' chief financial officer. The accounting method used to prepare the cash flow projections and the other financial documents is an accrual basis.

     6. To the best of my knowledge, no fact material to a claimant or equity security holder in voting to accept or reject the proposed plan has been omitted.

     I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct and that this declaration was executed this 27th day of November, 1995, at Los Angeles, California.

                                          /s/
                                 ----------------------------
                                    ALFRED JAY MORAN, JR.



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                              EXHIBIT B  PAGE 120

                                 EXHIBIT "A"


                              EXHIBIT B  PAGE 121

MARTIN J. BRILL (State Bar No.53220)
DOUGLAS D. KAPPLER (State bar No. 48979)
ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California  90067
Telephone:(310) 277-7400
Telecopier:(310) 277-7584

Attorneys for Debtors in Possession




                          UNITED STATES BANCRUPTCY COURT

                          CENTRAL DISTRICT OF CALIFORNIA



                                    )
                                    )
                                    )Bk. No. LA 94-11730-AA
In re                               )Chapter 11
                                    )
AMERICAN BLOOD INSTITUTE, INC., a   ) (Joint Administration of Case Nos.
Delaware corporation; AVRE, INC., a )    LA 94-11730-AA, LA 94-11736-AA, and
Nevada corporation; and BINARY      )    LA 94-11738-AA)
ASSOCIATES, INC., a Colorado        )
corporation,                        )    [Cases Not Consolidated]
                                    )
               Debtors.             )    THIRD AMENDED JOINT PLAN OF
                                    )    REORGANIZATION OF AMERICAN BLOOD
                                    )    INSTITUTE, INC.; AVRE, INC.; AND
                                    )    BINARY ASSOCIATES, INC.


                              EXHIBIT A  PAGE 29


                              EXHIBIT B  PAGE 122

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          -----
TABLE OF AUTHORITIES . . . . . . . . . . . . . . . . . . . . . . . . . .   iv

INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .   1

     Section 1.1   "Administrative Claim" . . . . . . . . . . . . . . . .   1
     Section 1.2   "ABI"  . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.3   "Allowed Claim"  . . . . . . . . . . . . . . . . . . .   1
     Section 1.4   "AVRE" . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.5   "Bankruptcy Code"  . . . . . . . . . . . . . . . . . .   2
     Section 1.6   "Bankruptcy Court" . . . . . . . . . . . . . . . . . .   2
     Section 1.7   "Bankruptcy Rules" . . . . . . . . . . . . . . . . . .   2
     Section 1.8   "Binary" . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.9   "Claim"  . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.10  "Committee". . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.11  "Confirmation or "Confirmation Date" . . . . . . . . .   2
     Section 1.12  "Confirmation Order" . . . . . . . . . . . . . . . . .   3
     Section 1.13  "Creditor" . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.14  "CVD"  . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.15  "Debtor" . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.17  "Effective Date" . . . . . . . . . . . . . . . . . . .   3
     Section 1.18  "Executory Contract" . . . . . . . . . . . . . . . . .   3
     Section 1.19  "Filing Date"  . . . . . . . . . . . . . . . . . . . .   3
     Section 1.20  "Final Order"  . . . . . . . . . . . . . . . . . . . .   3
     Section 1.21  "Holder" . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.22  "Interest" . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.23  "Plan" or "Reorganization Plan"  . . . . . . . . . . .   3
     Section 1.24  "Priority Claim" . . . . . . . . . . . . . . . . . . .   3
     Section 1.25  "Reorganization Case"  . . . . . . . . . . . . . . . .   4
     Section 1.26  "Reorganized Debtors"  . . . . . . . . . . . . . . . .   4
     Section 1.27  "Reorganized ABI"  . . . . . . . . . . . . . . . . . .   4
     Section 1.28  "Reorganized AVRE" . . . . . . . . . . . . . . . . . .   4
     Section 1.29  "Reorganized Binary" . . . . . . . . . . . . . . . . .   4
     Section 1.30  "Secured Claim"  . . . . . . . . . . . . . . . . . . .   4
     Section 1.31  "Secured Creditor" . . . . . . . . . . . . . . . . . .   4
     Section 1.32  "Tax Claim"  . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.33  "Unsecured Claim"  . . . . . . . . . . . . . . . . . .   4
     Section 1.34  "Unsecured Creditor" . . . . . . . . . . . . . . . . .   4
     Section 1.35  "Unsecured Notes"  . . . . . . . . . . . . . . . . . .   4

ARTICLE II     CLASSIFICATION OF CLAIMS AND INTERESTS . . . . . . . . . .   4

     Section 2.1   Classification . . . . . . . . . . . . . . . . . . . .   4
     Section 2.2   Classes of Claims and Interests  . . . . . . . . . . .   5

ARTICLE III    TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS . . . . . . . .   5

     Section 3.1   Administrative Claims  . . . . . . . . . . . . . . . .   5
     Section 3.2   Tax Claims . . . . . . . . . . . . . . . . . . . . . .   6



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

                       TABLE OF CONTENTS (Continued)


                                                                      PAGE(S)
                                                                      -------
ARTICLE IV     TREATMENT OF CLASSES UNDER THE REORGANIZATION PLAN . . . .   6

     Section 4.1   Satisfaction of Claims . . . . . . . . . . . . . . . .   6
     Section 4.2   Class 1 - Priority Claims  . . . . . . . . . . . . . .   7
     Section 4.3   Class 2 - The Secured Claim of CVD . . . . . . . . . .   7
     Section 4.4   Unsecured Creditors of ABI - Class 3 . . . . . . . . .   7
     Section 4.5   Unsecured Note Holders - Class 4 . . . . . . . . . . .   8
     Section 4.6   Unsecured Creditors of AVRE - Class 5  . . . . . . . .   8
     Section 4.7   Unsecured Creditors of Binary - Class 6  . . . . . . .   8
     Section 4.8   Preferred and Common Equity Interests of ABI Class 7 .   8
     Section 4.9   Common Shareholder of AVRE and Binary - Class 8  . . .   8

ARTICLE V      IMPAIRMENT OR UNIMPAIRMENT OF CLASSES  . . . . . . . . . .   8

     Section 5.1   Unclassified Claims  . . . . . . . . . . . . . . . . .   8
     Section 5.2   Classes Not Impaired Under the Reorganization Plan . .   8
     Section 5.3   Classes Impaired Under the Reorganization Plan . . . .   8

ARTICLE VI     POTENTIAL CRAMDOWN OF NON-ACCEPTING CLASSES  . . . . . . .   8

     Section 6.1   Cramdown . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VII    MEANS FOR IMPLEMENTATION OF THE REORGANIZATION PLAN  . . .   9

     Section 7.1   Continued Business Operations of the Debtors . . . . .   9
     Section 7.2   Distribution of Cash and Securities  . . . . . . . . .   9
     Section 7.3   Funding of Plan  . . . . . . . . . . . . . . . . . . .   9
     Section 7.4   Executive Compensation . . . . . . . . . . . . . . . .   9
     Section 7.5   Revesting of Property  . . . . . . . . . . . . . . . .   9
     Section 7.6   Provisions for Objections to and Treatment of
                    Disputed Claims . . . . . . . . . . . . . . . . . . .  10
     Section 7.7   Estimation of Disputed Claims  . . . . . . . . . . . .  10
     Section 7.8   Manner of Payments Under the Reorganization Plan . . .  10
     Section 7.9   Unclaimed Distributions  . . . . . . . . . . . . . . .  10
     Section 7.10  No De Minimis Distributions  . . . . . . . . . . . . .  10
     Section 7.11  Disbursing Agent . . . . . . . . . . . . . . . . . . .  11
     Section 7.12  Fractional Shares  . . . . . . . . . . . . . . . . . .  11
     Section 7.13  Designation of Nominee . . . . . . . . . . . . . . . .  11

ARTICLE VIII   EFFECT OF CONFIRMATION . . . . . . . . . . . . . . . . . .  11

     Section 8.1   Discharge  . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IX     EXECUTORY CONTRACTS  . . . . . . . . . . . . . . . . . . .  12



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                              EXHIBIT B  PAGE 124

                                                                        PAGE(S)
                                                                        -------
ARTICLE X      AMENDMENT TO CHARTER DOCUMENTS OF DEBTORS AND OTHER
               MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .   12

     Section 10.1  Cancellation of Outstanding Securities of ABI . . . .   12
     Section 10.2  Amendments to Articles of Incorporation . . . . . . .   12

ARTICLE XI     STATUS OF SECURITIES TO BE ISSUED PURSUANT TO PLAN  . . .   13

ARTICLE XII    RETENTION OF JURISDICTION . . . . . . . . . . . . . . . .   14

ARTICLE XIII   AMENDMENT TO PLAN . . . . . . . . . . . . . . . . . . . .   14

ARTICLE XIV    EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . .   14



                                     -iii-


                              EXHIBIT A  PAGE 32


                              EXHIBIT B  PAGE 125

                          TABLE OF AUTHORITIES


STATUTES                                                               PAGE(S)
--------                                                              --------
11 U.S.C.  Section 101 . . . . . . . . . . . . . . . . . . . . . . . . . .  2

11 U.S.C.  Section 101(49) . . . . . . . . . . . . . . . . . . . . . . . .  3

11 U.S.C.  Section 503(b)  . . . . . . . . . . . . . . . . . . . . . . . .  1

11 U.S.C.  Section 507(a)(1) . . . . . . . . . . . . . . . . . . . . . . .  1

11 U.S.C.  Section 1122(a) . . . . . . . . . . . . . . . . . . . . . . . .  5

11 U.S.C.  Section 1123(a)(1)  . . . . . . . . . . . . . . . . . . .  3, 5, 8

11 U.S.C.  Section 1124  . . . . . . . . . . . . . . . . . . . . . . . . .  8

11 U.S.C.  Section 1125  . . . . . . . . . . . . . . . . . . . . . . . . . 14

11 U.S.C.  Section 1126  . . . . . . . . . . . . . . . . . . . . . . . . .  8

11 U.S.C.  Section 1126(f) . . . . . . . . . . . . . . . . . . . . . . . .  8

11 U.S.C.  Section 1127  . . . . . . . . . . . . . . . . . . . . . . . . . 14

11 U.S.C.  Section 1129(b) . . . . . . . . . . . . . . . . . . . . . . . .  9

11 U.S.C.  Section 1141(d)(1)  . . . . . . . . . . . . . . . . . . . . . . 11

11 U.S.C.  Section 1141(d)(1)(A) . . . . . . . . . . . . . . . . . . . . . 11

11 U.S.C.  Section 1145  . . . . . . . . . . . . . . . . . . . . . . . . . 13

28 U.S.C.  Section 157 . . . . . . . . . . . . . . . . . . . . . . . . . .  2

28 U.S.C.  Section 1930  . . . . . . . . . . . . . . . . . . . . . . . . .  1



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                              EXHIBIT A  PAGE 33


                              EXHIBIT B  PAGE 126

     American Blood Institute, Inc. ("ABI"); AVRE, Inc. ("AVRE") and Binary Associates, Inc. ("Binary"), Debtors in Possession herein (collectively the "Debtors") submit the following Third Amended Joint Plan of Reorganization (herein "Plan" or "Reorganization Plan"):

                                  INTRODUCTION

     The Plan herein provides for the continued operation of the Debtors under the new name SeraCare, Inc. Having divested its unprofitable whole blood collection business, SeraCare, Inc. will concentrate on operation and development of its plasma collection centers.

     Under the Plan, each unsecured creditor of ABI will receive a cash payment of approximately 10% of the allowed amount of its Claim, a pro rata distribution of 10,000 shares of Reorganized ABI's common stock and fifty percent of any net affirmative recovery received by the Debtors against recipients of avoidable transfers. Holders of Unsecured Notes will receive securities in Reorganized ABI. Equity interests in ABI are wiped out. General unsecured creditors of AVRE and Binary will be paid in cash 80% of their claims as soon as practicable after the Effective Date.

                                  ARTICLE I

                                 DEFINITIONS

     Unless otherwise provided in the Reorganization Plan, all terms used herein shall have the meanings assigned to such terms in Title 11 of the United States Code. For purposes of the Plan the following terms shall have the meanings set forth below:

     SECTION 1.1 "ADMINISTRATIVE CLAIM". Administrative Claim means and refers to any cost and/or expense of administration of the Reorganization Case pursuant to Bankruptcy Code Section 503(b) that is entitled to priority pursuant to Bankruptcy Code Section 507(a)(1) including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor(s) and operating the business of the Debtor(s), any fees and expenses of professionals as allowed and awarded pursuant to order of the Bankruptcy Court and any indebtedness or obligation incurred or assumed by the Debtor(s) from and after the Filing Date and any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 1930.

     SECTION 1.2 "ABI" means American Blood Institute, Inc., a Delaware corporation, one of the Debtors and Debtors in Possession herein.

     SECTION 1.3 "ALLOWED CLAIM" means an Allowed Claim against a Debtor to the extend that:

          (a) the Claim has been scheduled by the Debtor as other than contingent, unliquidated or disputed if no proof of claim has been timely filed; or

          (b)  a proof of claim has been timely filed and either

               (i)  the Claim is not a disputed Claim, or


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                              EXHIBIT A  PAGE 34


                              EXHIBIT B  PAGE 127

               (ii) the Claim has been allowed by a Final Order but only to the extent so allowed; or

               (iii) the Claim is a Tax Claim and the amount of such Claim has been agreed to by the Debtor or allowed by a Final Order of the Bankruptcy Court; or

          (c) the Claim is an Administrative Claim for compensation pursuant to any of Section 330, 331 and 503(b) of the Bankruptcy Code that has been allowed by the Bankruptcy Court; or

          (d)  the Claim is a Claim that is allowed by the Court.

     SECTION 1.4 "AVRE" means AVRE, Inc., a Nevada corporation, one of the Debtors and Debtors in Possession herein.

     SECTION 1.5 "BANKRUPTCY CODE" means Title 11 of the United States Code, 11 U.S.C. Section 101 ET SEQ., as applicable to the Reorganization Case, together with all amendments, modifications and replacements as the same exist upon any relevant date. Unless otherwise expressly stated herein, all references to code sections will be deemed to be references to the Bankruptcy Code.

     SECTION 1.6 "BANKRUPTCY COURT" means the United States District Court for the Central District of California with the jurisdiction over the Reorganization Case and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the United States Bankruptcy Court for the Central District of California or any Court having competent jurisdiction to enter a Confirmation Order.

     SECTION 1.7 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended, and the Local Rules of the Bankruptcy Court, as applicable to the Reorganization Case.

     SECTION 1.8 "BINARY" means Binary Associates, Inc., a Colorado corporation, one of the Debtors and Debtors in Possession herein.

     SECTION 1.9  "CLAIM" means with reference to a Debtor,

          (a) a right to payment (including, without limitation, a guarantee), whether or not such right is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

          (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.


     SECTION 1.10 "COMMITTEE" means the Official Committee of Unsecured Creditors for ABI appointed by the Office of the United States Trustee.

     SECTION 1.1 "CONFIRMATION OR "CONFIRMATION DATE" means or refers to the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

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                              EXHIBIT A  PAGE 35


                              EXHIBIT B  PAGE 128

     SECTION 1.12 "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Reorganization Plan.

     SECTION 1.13 "CREDITOR" means any person or entity which holds a Claim against a Debtor that arose or is deemed to have arisen on or before the Filing Date including, without limitation, Claims of the kind specified in
Section 502(f), 502(g), 502(h) or 502(i).

     SECTION 1.14  "CVD" means CVD Financial Corporation.

     SECTION 1.15 "DEBTOR" means ABI, AVRE and/or Binary either collectively or separately in their capacities as Debtors in the Reorganization Case.

     SECTION 1.16 "DEBTORS NOTES" means and refers to up to $1,175,000 in notes issued or to be issued by ABI pursuant to Bankruptcy Court order to finance the Plan.

     SECTION 1.17 "EFFECTIVE DATE" means the first business day: (a) that is at least ten days after the Confirmation Date; and (b) on which no stay of the Confirmation Order is in effect.

     SECTION 1.18 "EXECUTORY CONTRACT" means any executory contract or unexpired lease, subject to Section 365 of the Bankruptcy Code, between a Debtor and any other person or persons in effect as of the Filing Date.

     SECTION 1.19  "FILING DATE" means January 7, 1994.

     SECTION 1.20 "FINAL ORDER" means an order or judgment of any court of competent jurisdiction that has not been reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari, or rehearing is pending, or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing or, if on appeal, reargument, petition for certiorari, or a hearing theron has been denied, the time to take any further appeal or seek certiorari or further reargument or rehearing has expired. Notwithstanding, and in lieu of the foregoing, insofar, as the Confirmation Order is concerned, Final Order means an order or judgment of the Bankruptcy Court with respect to which no stay is in effect.

     SECTION 1.21 "HOLDER" means the owner or holder of any Claim or Interest.

     SECTION 1.22 "INTEREST" means, any equity security of the Debtors as defined in Section 101(49) of the Bankruptcy Code.

     SECTION 1.23 "PLAN" or "REORGANIZATION PLAN" means this Third Amended Joint Plan of Reorganization of American Blood Institute, Inc.; AVRE, Inc.; and Binary Associates, Inc.

     SECTION 1.24 "PRIORITY CLAIM" means all Claims that are entitles to priority pursuant to Section 507(a) of the Bankruptcy Code and that are not Administrative Claims, other than Claims that are not classified pursuant to
Section 1123(a)(1) of the Bankruptcy Code or Tax Claims.


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                              EXHIBIT A  PAGE 36


                              EXHIBIT B  PAGE 129

     SECTION 1.25 "REORGANIZATION CASE" means the Chapter 11 cases of ABI, pending as Case No. LA 94-11730-AA in the Bankruptcy Court; AVRE, pending as Case No. 94-11736-AA in the Bankruptcy Court; and/or Binary, pending as Case No. 94-11738-AA in the Bankruptcy Court, either collectively or separately.

     SECTION 1.26 "REORGANIZED DEBTORS" means ABI, AVRE and Binary as of the Effective Date.

     SECTION 1.27 "REORGANIZED ABI" means ABI as of the Effective Date, to be known as SeraCare, Inc.

     SECTION 1.28  "REORGANIZED AVRE" means AVRE as of the Effective Date.

     SECTION 1.29  "REORGANIZED BINARY" means Binary as of the Effective Date.

     SECTION 1.30 "SECURED CLAIM" means (a) a Claim secured by a lien on any asset, which lien is valid, perfected and enforceable and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, but only to the extent that such Claim does not exceed the value of the asset(s) securing such Claim, or (b) a Claim allowed under the Reorganization Plan as a Secured Claim.

     SECTION 1.31 "SECURED CREDITOR" means a Creditor of a Debtor who holds a Secured Claim.

     SECTION 1.32 "TAX CLAIM" means a Claim of the kind specified in Section 507(a)(7) of the Bankruptcy Code.

     SECTION 1.33 "UNSECURED CLAIM" means a Claim which is neither a Secured Claim as specified herein nor entitled to priority under the Bankruptcy Code or the orders of the Bankruptcy Court.

     SECTION 1.34 "UNSECURED CREDITOR" means a Creditor of a Debtor who holds an Unsecured Claim.

     SECTION 1.35 "UNSECURED NOTES" means unsecured notes of ABI issued in October, 1993 in the total principal sum of $420,000.

                                  ARTICLE II

                   CLASSIFICATION OF CLAIMS AND INTERESTS

     SECTION 2.1  CLASSIFICATION.

          (a) Section 2.2 sets forth a designation of classes of Claims and Interests. A Claim or Interest is classified in particular class only to the extent that the Claim or Interest qualifies within the description of the class and is classified in a different class to the extent the claim or interest qualifies within the description of that different class.

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                              EXHIBIT A  PAGE 37


                              EXHIBIT B  PAGE 130

          (b) In accordance with Section 1123(a)(1) of the Bankruptcy Code, claims arising under Sections 507(a)(1), 507(a)(2) and 507(a)(7) of the Bankruptcy Code have not been classified and are excluded from the following classes.

     SECTION 2.2 CLASSES OF CLAIMS AND INTERESTS. For the purposes of the Reorganization Plan, those persons holding Claims against, or Interests in a Debtor are grouped as follows in accordance with Section 1122(a) of the Bankruptcy Code:

          (a) CLASS 1: PRIORITY CLAIMS. Class 1 consists of all Allowed Claims against any Debtor that are not Claims of the type referred to in
Section 2.1(b) hereof and are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code.

          (b) CLASS 2: CVD. Class 2 consists of the Allowed Secured Claims of CVD.

          (c) CLASS 3: UNSECURED CREDITORS OF ABI. Class 3 consists of the Allowed Unsecured Claims of Creditors of ABI.

          (d) CLASS 4: UNSECURED NOTE HOLDERS. This class consists of the Claims of Holders of Unsecured Notes of ABI.

          (e) CLASS 5: UNSECURED CREDITORS OF AVRE. Class 5 consists of the Allowed Unsecured Claims of Creditors of AVRE.

          (f) CLASS 6: UNSECURED CREDITORS OF BINARY. Class 6 consists of the Allowed Unsecured Claims of Creditors of Binary.

          (g) CLASS 7: PREFERRED EQUITY INTERESTS OF ABI. This class consists of Holders of preferred and common equity Interests of ABI.

          (h) CLASS 8: COMMON EQUITY INTEREST OF AVRE AND BINARY. This class consists of the Holder of common stock of AVRE and Binary.

                                  ARTICLE III

                 TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS

     SECTION 3.1 ADMINISTRATIVE CLAIMS. Except as otherwise provided in the Plan, each Holder of an Allowed Administrative Claim shall receive in full satisfaction of such Claim in cash equal to the amount of such Claim on the Effective Date, or as soon thereafter as is practicable, unless such Holder shall have agreed to payment at a later date; in the event that an Administrative Claim is a disputed Claim, or is otherwise not allowed as of the Effective Date, such Claim shall be paid within ten (10) days after such becomes an Allowed Claim as agreed upon between the Holder of such Claim and the relevant Debtor or determined by Final Order, unless the Holder of such a Claim agrees to a different treatment. All professional fees incurred by any professional employed pursuant to Bankruptcy Court order are subject to Bankruptcy Court approval and will only be paid after entry of an appropriate order.

                              EXHIBIT A  PAGE 38


                              EXHIBIT B  PAGE 131

     All applications for final compensation of professional persons for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and all other requests for payment of an Administrative Claim incurred before the Effective Date shall be filed no later than sixty (60) days after the Effective Date. Any such Claim not filed within this deadline shall be forever barred and the Holder of an Administrative Claim who is required to file a request by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, their estates, or any of their respective property.

     Holders of Debtor's Notes totalling up to $1,200,000 issued during the course of this Reorganization Case shall have the option to exchange those Notes for up to 1,610,708 shares of Reorganized ABI's securities. If any Noteholder declines to make this election, the Note will be paid pursuant to its terms. In addition, on the Effective Date, First Equity Capital Securities, Inc., Anthony J.A. Bryan, Sr. and Stuart Sundlun shall receive 94,748 shares of Reorganized ABI's stock, $90,000 cash and reimbursement of expenses, including legal fees, 84,220 shares of Reorganized ABI's stock and $60,000 cash and 21,055 shares of Reorganized ABI's stock and $30,000 cash respectively, for consulting and finders' fees incurred in connection with funding the Debtor's Notes.

     Upon confirmation of the Plan, in addition to other compensation to be paid for management services rendered by Alfred Jay Moran, Jr., Jerry L. Burdick and Brian Olson during the course of the Chapter 11 case, including, but not limited to creating the restructured company, giving up prior company benefits and equity, acquisition and funding of the initial six plasma centers, profit enhancement to the centers, bankruptcy administration, arranging financing, and developing and executing the chapter 11 plan, and as an incentive, Mr. Moran shall be issued 84,220 shares of Reorganized ABI's stock and stock options to acquire 56,147 shares over a three year period, Mr. Burdick shall be issued 63,165 shares of Reorganized ABI's stock and stock options to acquire 42,110 shares over a three year period, and Mr. Olson shall be issued 42,110 shares of Reorganized ABI's stock and stock options to acquire 28,073 shares over a three year period.

     Ordinary administrative expenses incurred in the normal course of business of a Debtor may be paid by that Debtor without further order of the Bankruptcy Court.

     SECTION 3.2 TAX CLAIMS. Tax Claims against the Debtors shall be paid in full in cash on the Effective Date or as soon thereafter as is practicable.

                                 ARTICLE IV

               TREATMENT OF CLASSES UNDER THE REORGANIZATION PLAN


     SECTION 4.1 SATISFACTION OF CLAIMS. The treatment of and consideration to be received by Holders of Allowed Claims or Interests pursuant to this

                              EXHIBIT A  PAGE 39


                              EXHIBIT B  PAGE 132

Article IV of the Reorganization Plan shall be in full settlement, satisfaction, release and discharge of their respective Claims against or Interests in the Debtors.

     SECTION 4.2 CLASS 1 - PRIORITY CLAIMS. Each Holder of a Class 1 Claim which is an Allowed Claim shall receive cash equal to the amount of such Claim on the Effective Date, unless such Holder shall have agreed to a different treatment. In the event that a Priority Claim is a disputed Claim, or has not become an Allowed Claim prior to the Effective Date, such Claim shall be paid within ten days after such Claim becomes an Allowed Claim as agreed upon between the relevant Debtor and the Holder of such Claim or determined by Final Order.

     SECTION 4.3 CLASS 2 - THE SECURED CLAIM OF CVD. The Secured Claim of CVD, estimated to not exceed the sum of $1,600,000 shall be satisfied as follows: The Reorganized Debtors shall pay CVD the sum of $600,000 cash on the Effective Date. CVD shall receive a replacement non-negotiable promissory note made by the Reorganized Debtors in an amount equal to the balance of CVD's Secured Claim as ultimately determined by the Bankruptcy Court or agreed to by CVD and the Debtors. The promissory note shall be fully amortized over four (4) years, with interest payable monthly at an interest rate of 14% per annum and with principal payable quarterly. CVD shall retain its lien upon the Debtor's assets to secure the Reorganized Debtors' obligations under the promissory note until paid in full. The Reorganized Debtors intend to challenge the amount of CVD's Claim and the extent and validity of its liens upon the Debtors' assets prior or subsequent to Confirmation. To the extent that CVD's Claim is reduced as a result of any challenge to CVD's Claim, the face amount of the promissory note shall be reduced accordingly and the reduced amount shall be fully amortized and paid over a period of four years after the Effective Date as set forth above. The first payment to CVD under the promissory note shall commence on the first day of the month, one full month after the Effective Date.

     Except as set forth below, in the event of a challenge to CVD's Claim, the Reorganized Debtors will continue making payments of interest and principal based upon a promissory note with a face amount of not more than $1,000,000 until the Bankruptcy Court renders a decision on the challenge to CVD's Claim. If the Bankruptcy Court sustains the challenge, the Bankruptcy Court shall determine how the payments made prior to the rendering of its decision shall be credited.

     SECTION 4.4 UNSECURED CREDITORS OF ABI - CLASS 3. Class 3 Claimants shall receive a pro rata distribution of the balance remaining from the sum of $200,000 after payment of all Class 5 and Class 6 Claimants, up to a maximum of $.10 cash for each Claim dollar, payable as soon as practicable after the Effective Date. Class 3 Claimants also shall receive 10,000 shares of common stock of Reorganized ABI to be distributed on a pro rata basis as soon as practicable after the Effective Date. In addition, Class 3 Claimants shall receive for pro rata distribution fifty percent (50%) of any "net affirmative recovery" received by the Debtors against recipients of avoidable transfers. "Net affirmative recovery" means any cash consideration actually

                              EXHIBIT A  PAGE 40


                              EXHIBIT B  PAGE 133
received by the Debtors on account of an action brought against a creditor for an avoidable transfer, less costs and attorneys' fees incurred in obtaining such recovery.

     SECTION 4.5 UNSECURED NOTE HOLDERS - CLASS 4. Holders of Unsecured Notes shall receive in exchange for their Claims, including accrued interest to the Filing Date, 105,275 shares of common stock of Reorganized ABI for pro rata distribution.

     SECTION 4.6 UNSECURED CREDITORS OF AVRE - CLASS 5. Creditors of AVRE holding unsecured Claims shall receive eighty cents on the dollar in cash as soon as practicable after the Effective Date.

     SECTION 4.7 UNSECURED CREDITORS OF BINARY - CLASS 6. Creditors of Binary holding unsecured Claims shall receive eighty cents on the dollar in cash as soon as practicable after the Effective Date.

     SECTION 4.8 PREFERRED AND COMMON EQUITY INTERESTS OF ABI - CLASS 7. On the Effective Date all Preferred and Common Equity Interests of ABI shall be deemed cancelled, annulled and terminated, and the Holders of such Interests shall receive no distribution under the Plan on account of their Interest in such Class.

     SECTION 4.9 COMMON SHAREHOLDER OF AVRE AND BINARY - CLASS 8. The Holder of the issued and outstanding common stock of AVRE and Binary shall retain all such Interests.

                                  ARTICLE V

                    IMPAIRMENT OR UNIMPAIRMENT OF CLASSES

     SECTION 5.1 UNCLASSIFIED CLAIMS. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims and Claims arising under Section 502(f) or Section 502(b) of the Bankruptcy Code are not classified under the Reorganization Plan and the Holders of such Claims are not entitled to vote on the Reorganization Plan.

     SECTION 5.2  CLASSES NOT IMPAIRED UNDER THE REORGANIZATION PLAN.
Classes 1 and 8 are not impaired under the Reorganization Plan and pursuant to Section 1126(f) are conclusively deemed to have accepted the Reorganization Plan and are not entitled to vote on the Reorganization Plan.

     SECTION 5.3 CLASSES IMPAIRED UNDER THE REORGANIZATION PLAN. Classes 2, 3, 4, 5, 6, and 7 are impaired within the meaning of Section 1124 and Holders of Claims or Interests in such classes shall be entitled to vote on the Reorganization Plan.

                                  ARTICLE VI

                POTENTIAL CRAMDOWN OF NON-ACCEPTING CLASSES

     SECTION 6.1 CRAMDOWN. If any impaired class fails to accept the Reorganization Plan by the requisite majorities in number and amount as required by Section 1126 of the Bankruptcy Code, the provisions of Section

                              EXHIBIT A  PAGE 41


                              EXHIBIT B  PAGE 134

1129(b) of the Bankruptcy Code may be invoked by the proponents of the Plan. If the proponents of the Plan invoke the so-called "cramdown" provisions of
Section 1129(b), they will be required to show that the Reorganization Plan does not discriminate unfairly and that it is fair and equitable as to each class that is impaired and has not accepted the Reorganization Plan.

                                  ARTICLE VII

            MEANS FOR IMPLEMENTATION OF THE REORGANIZATION PLAN

     SECTION 7.1 CONTINUED BUSINESS OPERATIONS OF THE DEBTORS. The Debtors will continue to develop and operate plasma collection centers.

     SECTION 7.2 DISTRIBUTION OF CASH AND SECURITIES. On the Effective Date, or as soon as practicable thereafter, the Disbursing Agent will make the cash and securities distributions which the Reorganization Plan requires to be made on or after the Effective Date.

     SECTION 7.3  FUNDING OF PLAN.  The funding of the Plan will be accomplished by:

          1)   continued business operation of the Debtor entities,

          2)   borrowing of up to $1,200,000 by means of the Debtor's Notes,

          3)   the Debtor's cash and other assets as of the Effective Date,

          4) an equity contribution by the holders of the Debtor's Notes in conjunction with the Debtor's Notes, up to a total of $1,200,000, and

          5)   the common stock of Reorganized ABI.

     SECTION 7.4 EXECUTIVE COMPENSATION. The officers of the Reorganized Debtors shall receive three year contracts with noncompete language. The officers of the Reorganized Debtors shall be: Alfred Jay Moran, Jr. with an annual salary of $150,000 as Chairman, President and CEO; Jerry L. Burdick with an annual salary of $125,000 as Executive Vice President and Chief Financial Officer; and Brian Olson with an annual salary of $90,000 as Vice President. There shall be a quarterly salary adjustment whereby any pre-tax earnings over $100,000 per quarter shall be paid to the officers of the Reorganized Debtor up to an annual maximum of $25,000 for Alfred Jay Moran, Jr. and $10,000 each for Jerry L. Burdick and Brian Olson. There shall also be a Management Bonus Pool which will allocate ten percent (10%) of pre-tax earnings which are in excess of $920,549 in year one following the Effective Date, in excess of $2,590,160 in year two, in excess of $4,384,187 in year three, in excess of $6,244,536 in year four, and in excess of $8,166,636 in year five, to a bonus pool to be paid pro rata to management on the basis of salaries.

     SECTION 7.5 REVESTING OF PROPERTY. Except as otherwise specifically provided herein, upon the Effective Date of the Plan, all property of each of

                              EXHIBIT A  PAGE 42


                              EXHIBIT B  PAGE 135
the bankruptcy estates, including but not limited to claims for relief under 11 U.S.C. Sections 544, 545, 546, 548, 549, 550 and 551, shall be revested in the Reorganized Debtor of that estate and each such Reorganized Debtor shall retain such property free and clear of all Claims and Interests of creditors, other than the liens expressly to be assumed herein by the respective Debtors.

     SECTION 7.6 PROVISIONS FOR OBJECTIONS TO AND TREATMENT OF DISPUTED CLAIMS. The Reorganized Debtors shall object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability in whole or in part is disputed. Such objections, if not previously filed, shall be filed before or within sixty days after the Effective Date, unless such date is extended by order of Court. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors, after the Effective Date, may compromise and settle any such objection with the approval of the Bankruptcy Court. Upon the allowance of a disputed Claim or Interest by either compromise and settlement or by Final Order, the Reorganized Debtors shall distribute to the Holder of such Allowed Claim the distribution to which such Holder shall be then entitled on equal status with its class had such Claim not been disputed.

     SECTION 7.7 ESTIMATION OF DISPUTED CLAIMS. Subject to Section 7.6 hereof, any disputed Claim may be estimated by the Bankruptcy Court at any time regardless of whether such Claim has been allowed by the Bankruptcy Court or another court and regardless of whether any judgment or order with respect to such Claim is on appeal, for purposes of making distributions, voting or holding funds in reserve under the Reorganization Plan.

     SECTION 7.8 MANNER OF PAYMENTS UNDER THE REORGANIZATION PLAN. Any cash payment to be made on behalf of the Reorganized Debtors by the Disbursing Agent or pursuant to the Reorganization Plan may be by check or wire transfer or as otherwise required or provided in applicable agreements.

     SECTION 7.9 UNCLAIMED DISTRIBUTIONS. All distributions shall be made by mail to (1) the latest mailing address filed of record with the Bankruptcy Court for the party entitled thereto or (2) if no such mailing address has been so filed, the mailing address reflected on the Schedules of Assets and Liabilities filed by the Debtors, as amended, unless the Claim or Claim Holder notifies the Debtor of the change of address at the address shown below:

                    1875 Century Park East, Suite 2130
                      Los Angeles, California  90067

     If a distribution has not cleared the relevant bank account of Reorganized ABI within two months of the date of mailing, or if the distribution is returned to Reorganized ABI because of an inaccurate mailing address and Reorganized ABI are unable to discover the proper mailing address, the distribution shall be forfeited and shall be deposited into a bank account in the name of Reorganized ABI.

     SECTION 7.10 NO DE MINIMIS DISTRIBUTIONS. No distributions totalling less than $15.00 or less than two (2) shares of Reorganized ABI's common stock shall be required to be distributed by Reorganized ABI to the Holder of any Claim entitled to receive distributions under the Reorganization Plan unless specifically requested in writing by such Holder. Any undistributed

                              EXHIBIT A  PAGE 43


                              EXHIBIT B  PAGE 136
cash amount shall be deposited into a bank account in the name of Reorganized
ABI.

     SECTION 7.11 DISBURSING AGENT. Reorganized ABI shall act as the disbursing agent and shall make all distributions required by this Reorganization Plan.

     SECTION 7.12 FRACTIONAL SHARES. No fractional shares shall be issued by Reorganized ABI. Any fractional shares shall be rounded up to the next whole share.

     SECTION 7.13 DESIGNATION OF NOMINEE. Any person or entity entitled to receive consideration or stock of Reorganized ABI may designate a nominee or designee to receive the consideration or stock to be issued pursuant to this Plan.

                                  ARTICLE VIII

                            EFFECT OF CONFIRMATION

     SECTION 8.1 DISCHARGE. Except as otherwise provided in this Reorganization Plan or in the Confirmation Order, Confirmation shall operate as a discharge pursuant to Bankruptcy Code Section 1141(d)(1), of any and all debts or Claims against each Debtor that arose at any time before Confirmation, including but not limited to all principal and interest, whether accrued before, on or after the filing date. The discharge shall become effective after the Effective Date and when the initial distribution to creditors holding uncontested Claims of the cash and securities has been made. The Debtors will apply for an order of discharge upon providing a declaration to the Court setting forth that such initial distribution has been made. As to every discharged debt and Claim, the creditor that held such debt or Claim shall be precluded from asserting against any Debtor herein or against a Debtor's assets or a Reorganized Debtor or any assets of a Reorganized Debtor, any or further Claim based upon any document, instrument or act, omission, transaction or any other activity of any kind or nature that occurred prior to the Confirmation Date, including, without limitation, Claims in the nature of successor liability. Without limiting the generality of the foregoing, on the Effective Date the Debtor shall be discharged from any debt that arose before the date of Confirmation and any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code to the full extent permitted by Section 1141 (d)(1)(A) of the Bankruptcy Code. Furthermore, all Claims and debts against each Debtor which are so discharged may not be asserted against any Reorganized Debtor under any circumstances unless pursuant to the provisions of the Reorganization Plan.

     The Order of Confirmation shall operate as an injunction against the commencement or continuation of any act relating to the collection or enforcement of any Claim governed by the discharge provisions hereof.

                              EXHIBIT A  PAGE 44


                              EXHIBIT B  PAGE 137

                                  ARTICLE IX

                             EXECUTORY CONTRACTS

     Except those contracts which have been specifically assumed under the Reorganization Plan, or by order entered by the Bankruptcy Court, or in writing executed by the Reorganized Debtors before sixty days after the Effective Date, the Debtors reject any and all executory contracts, including, but not limited to, leases, warrants to purchase stock of the Debtors, employee's stock option or profit sharing plans, and all other stock options outstanding, which were, or which are claimed to be, or to have been existence at any time before these cases were filed. Any Claims arising out of the rejection of executory contracts or leases under Article IX must be filed with the Court within thirty (30) days after Confirmation or be forever barred. A separate notice will be sent by the Debtors upon Confirmation to the holders of contracts to be rejected advising them of this deadline for filing Claims.

     The Debtors specifically assume the following executory contracts:

          (1)  Leases of real property for the following locations:

               a)   611 North Las Vegas Boulevard, Las Vegas, Nevada;

               b)   1174 Fort Campbell Boulevard, Clarksville, Tennessee;

               c)   129 and 141 North Spruce, Colorado Springs, Colorado; and

               d)   411 and 413 West 4th Street, Pueblo, Colorado

          (2)  Contracts for sale of source plasma with Alpha Therapeutics, Inc.


                                  ARTICLE X

                     AMENDMENT TO CHARTER DOCUMENTS

                     OF DEBTORS AND OTHER MATTERS


     SECTION 10.1 CANCELLATION OF OUTSTANDING SECURITIES OF ABI. On the Effective Date, except as otherwise provided herein, all outstanding instruments and securities representing Interests in ABI and any rights to acquire Interests in ABI shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any person. The holders of such canceled instruments, securities, and other documents shall have no rights arising from or relating to such instruments, securities or other documents or the cancellation thereof, except the rights provided pursuant to the Plan.

     SECTION 10.2 AMENDMENTS TO ARTICLES OF INCORPORATION. On the Effective date, the board of directors of Reorganized ABI shall be authorized to amend the Articles of Incorporation and Bylaws to accomplish the following:

          10.2.1 Change ABI's name to SeraCare, Inc. or such other name as the board of directors determines.

                              EXHIBIT A  PAGE 45


                              EXHIBIT B  PAGE 138

          10.2.2 Change the place of incorporation of the Reorganized ABI to any State or Territory of the United States or to any foreign jurisdiction.

          10.2.3 Authorize the issuance of 25,000,000 shares of common stock of ABI.

          10.2.4 Authorize the issuance of 25,000,000 shares of preferred stock. The board of directors shall determine in their discretion the par value, rights, preferences, privileges, and restrictions granted to or imposed on such shares.

          10.2.5 Carry out a stock split or reverse stock split, which may provide that the shares of odd lot shareholders (those holding less than 100 shares after a reverse stock split) may be rounded pursuant to a board of directors resolution and which stock split may be discriminatory as compared to non-odd lot shareholders, or may be paid in cash.

          10.2.6 Establish an employee stock option and/or stock bonus plan.

          10.2.7 Effect a quasi-reorganization for accounting purposes.

          10.2.8 Change Reorganized ABI's fiscal year end.

          10.2.9 Issue shares, warrants or other securities to carry out any transaction contemplated in the Plan without solicitation of or notice to shareholders.

          10.2.10 Take all action necessary and appropriate to carry out the terms of the Plan.

          10.2.11 Amend the Debtor's Articles of Incorporation and/or Bylaws to provide the maximum indemnification or other protections to Reorganized ABI's officers and directors that is allowed under applicable law.

          10.2.12 Without shareholder approval, take any and all action necessary or appropriate to effectuate any amendments to its Certificate of Incorporation and/or Bylaws called for under the Plan and the board of directors and officers of Reorganized ABI shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same.

                               ARTICLE XI

          STATUS OF SECURITIES TO BE ISSUED PURSUANT TO PLAN

     All securities of Reorganized ABI to be issued in accordance with this Plan to creditors or equity interest holders will not be registered under the Securities Act of 1933, as amended, or under any state or local securities laws and will be issued under an exemption from registration provided by section 1145 of the Bankruptcy Code (11 U.S.C. Section 1145).

                              EXHIBIT A  PAGE 46


                              EXHIBIT B  PAGE 139

                                ARTICLE XII

                        RETENTION OF JURISDICTION


     The Bankruptcy Court will retain jurisdiction of each of the Reorganization Cases until the entry of a final decree closing the bankruptcy cases.

                                ARTICLE XIII

                             AMENDMENT TO PLAN

          The proponents of the Plan, with the approval of the Court, may insofar as it does not materially or adversely effect the interest of Creditors, supply any details, correct any omissions or reconcile any inconsistencies in this Reorganization Plan or the Order of Confirmation, in such manner as may be necessary to carry out the purposes of this Reorganization Plan, without further notice to Creditors as provided by law.

     The Reorganization Plan may be amended, modified or supplemented by the proponents of the Plan before or after the Confirmation Date, in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order.

                                ARTICLE XIV

                    EVENTS OF DEFAULT AND REMEDIES

     The failure of the Reorganized Debtors to make timely payment of any of their monetary obligations or to timely perform any of their non-monetary obligations under and pursuant to the terms and conditions herein set forth shall constitute an event of default. The Committee or any party in interest adversely affected by an event of default shall have standing to initiate and pursue any remedy provided for herein or pursuant to any other applicable law which remedies shall include, but shall not necessarily be limited to the following:

          a. The Committee or any party in interest may declare a default under the Plan. Such action shall be taken by the filing of a motion seeking an order directing such remedy to be afforded with notice to all parties in interest and supported by factual declarations and memorandum of applicable law in support thereof. Following the entry of such an order and the same becoming a final order, any party affected thereby may initiate an action in any court of competent jurisdiction to recover the balance due to such party.

          b. The Committee or any party in interest may seek to convert the case to one under Chapter 7 of the Bankruptcy Code or seek the entry of an order dismissing the case pursuant to the provisions of 11 U.S.C. Section 1112(b).

                              EXHIBIT A  PAGE 47


                              EXHIBIT B  PAGE 140

          c. The Committee or any party in interest may seek the revocation of the order confirming the Plan pursuant to 11 U.S.C. Section 1144.

DATED:     November 27, 1995             AMERICAN BLOOD INSTITUTE, INC.
                                         A Delaware corporation



                                         By:            /s/
                                              --------------------------------
                                                   ALFRED JAY MORAN, JR.
                                                         President


DATED:     November 27, 1995             AVRE, INC.
                                         A Nevada corporation



                                         By:            /s/
                                              --------------------------------
                                                   ALFRED JAY MORAN, JR.
                                                         President


DATED:     November 27, 1995             BINARY ASSOCIATES, INC.
                                         A Colorado corporation



                                         By:            /s/
                                              --------------------------------
                                                   ALFRED JAY MORAN, JR.
                                                         President


SUBMITTED BY:

ROBINSON, DIAMANT, BRILL & KLAUSNER
A Professional Corporation



By:            /S/
     ---------------------------
           MARTIN J. BRILL
        Attorneys for Debtors

                              EXHIBIT A  PAGE 48


                              EXHIBIT B  PAGE 141

                                  EXHIBIT "B"


                              EXHIBIT B  PAGE 142

                             FIRST EQUITY CAPITAL SECURITIES, INC.
                               317 MADISON AVENUE - SUITE 1700
                                    NEW YORK, NY  10017
                                      (212) 922-0004
                                   FAX (212) 557-9711



October 18, 1995


Mr. Alfred Jay Moran, Jr.
American Blood Institute, Inc.
A.K.A. SeraCare
1875 Century Park East
Suite 2130
Los Angeles, CA  90067


Dear Mr. Moran:

First Equity Capital Securities, Inc. ("First Equity") is interested in and intends to procure financing for American Blood Institute, Inc. A.K.A. SeraCare (the "Company"). First Equity agrees to raise, on behalf of the Company proceeds to purchase 10% Promissory Note ("Debtor Certificates") in a net amount of at least $1,175,000. The holders of the Debtor Certificates shall receive 76.1% of the common stock of the Company.

     Private Placement

The Company will appoint First Equity as the exclusive Selling Agent assisting in the selling of the Debtor Certificates in connection with this private placement. The private placement will take place on a "best efforts" basis.

No funds shall leave escrow without the written approval of First Equity. The closing of this offering shall be contingent upon approval by the Bankruptcy Court of the plan to be submitted by the debtor in possession (such plan to be approved by First Equity) and upon the successful emergence of the Company from Bankruptcy.

The terms and conditions of this private placement shall be as set forth on the Term Sheet attached hereto.

     Compensation due on Emergence/Closing

The Company shall be obligated to pay First Equity the compensation as set forth on the Term Sheet only upon (i) the closing of the offering and (ii) successful emergence of the Company from bankruptcy.

     Expenses

Upon closing and emergence, the Company will bear all reasonable costs and expenses incident to the issuance, offer, sales and delivery of the units, including reasonable legal expenses of First Equity's counsel and any other reasonable expenses incurring by First Equity in connection with this private placement.


                              EXHIBIT B  PAGE 49


                              EXHIBIT B  PAGE 143

     Bridge Loan

First Equity shall procure for the Company a bridge loan in the amount of not less than $50,000 or more than $50,000 on or before November 3, 1995 (unless such date is extended by the Company). Such funds shall be used to pay expenses of the Company related to this offering and the bankruptcy. The bridge lender(s) shall receive the right to convert such bridge loan interests into the private placement on favorable terms. Such premium shall not increase the gross amount of shares to be issued to the investors.

     Intention to be a Public Company

First Equity and the Company each acknowledge that it is the intention of all parties that the Common Stock of the Company be free trading and that the Company be a publicly traded company as soon as possible, although the Company intends that it be public and that its common stock will be freely tradable concurrent with its emergence from bankruptcy, all parties agree that the issuance of additional shares may be necessary in order to achieve this end (i.e., 300 shareholders). Both parties also acknowledge that, if this scenario is not achievable or if the parties otherwise desire, a reverse merger into a public shell may be necessary. Under these of other scenarios, all parties acknowledge that additional shares (above 2,000,000) may be issued and that all parties shall be diluted thereby.

     Indemnification

First Equity and the Company will each agree to indemnify and hold harmless the other against any and all claims, etc., with respect to any information provided by the indemnifying party for inclusion in any private placement memorandum or offering circular.

Very truly yours,
FIRST EQUITY CAPTIAL SECURITIES, INC.

By: /s/ Kenneth R. Levine
   -------------------------------
     Kenneth R. Levine
     CEO


Agreed to an Accepted the day
and year first above written:

AMERICAN BLOOD INSTITUTE, INC.
A.K.A. SeraCare

By: /s/ Alfred Jay Moran, Jr.
   -------------------------------
     Alfred Jay  Moran, Jr.
     Chairman, President and
     Chief Executive Officer


                              EXHIBIT B  PAGE 50


                              EXHIBIT B  PAGE 144

SeraCare
Term Sheet for Financing and Plan of Reorganization

This Term Sheet assumes a gross raise of $1,175,000.00 of which $50,000.00 will be deposited with SeraCare on or before November 3, 1995. The balance of $1,125,000 will be deposited into escrow on or before December 30, 1995 and will be used to purchase Debtor Certificates on or about the effective date of the Plan of Reorganization.

Use of Funds is anticipated as follows:
     General Unsecured Creditors                             $  200,000
     Downpayment to Secured Creditors                           600,000
     Administrative costs (mainly legal)                        195,000
     Investment Banker Fees - First Equity Capital (1)           90,000
     Investment Banker Fees - Anthony Bryant (1)                 60,000
     Investment Banker Fees - Sundlund Capital (1)               30,000
                                                            -------------
                                                             $1,175,000
                                                            -------------
                                                            -------------

(1) All Investment Banker fees are contingent upon the emergence from bankruptcy.

The Debtor Certificates representing the $1,175,000.00 shall convert into 1,610,708 shares of SeraCare on emergence. SeraCare contemplates utilizing warrants or a secondary offering to provide for the secondary financing necessary for the purchase of additional centers.

Management will receive 189,495 shares of common stock of SeraCare plus options to purchase 126,330 shares of common stock of SeraCare at a calculated price which is the mean average between $.74 per share and the weighted average of the closing bid price for the company's stock for the thirty trading days prior to the vesting date. The vesting date is defined as the anniversary date of the effective date of the Reorganization Plan as herein defined. The options will vest at the rate of one-third per year and are contingent upon the company achieving the projected operating results reflected in the Confidential Memorandum except that if the indicated funding is not provided in timely fashion for acquisition of the indicated centers reflected in that Confidential Memorandum then a calculation will be made utilizing the projected results of the base six centers (which includes corporate overhead) plus a pro rated calculation of the projected operating results of the acquisition centers based upon the percentage of the secondary acquisition financing actually received by SeraCare. For example, the projections contemplate the acquisition of twelve centers during the first year after emergence. Accordingly, at the rate of $200,000 per center this acquisition program would require $2,400,000. If $1,200,000 or 50% is actually funded, then a calculation will be made utilizing 100% of the First Year projected operating results which include corporate overhead ($365,556) plus 50% of the First Year projected operating results from the acquisition centers (50% X $450,198 = $225,009) with the summation of the two being ($365,556 + 225,099 = $590,655). Accordingly, $590,655 will be the objective criteria for vesting of one third of the options


                              EXHIBIT B  PAGE 51


                              EXHIBIT B  PAGE 145
if $1,200,000 of secondary financing is actually funded in Year One. If SeraCare is sold, merged, or consolidated with another company, at which time the options will become immediately vested and exercisable.

Anthony Bryant will receive 78,956 shares of common stock of SeraCare.

First Equity will receive 94,748 shares of common stock of SeraCare.

Sundlund Capital will receive 26,319 shares of common stock of SeraCare.

The Unsecured Note Holders shall receive 105,275 shares of SeraCare. Agreed Upon Plan of Reorganization:

     Class I -      Certain administrative claimants will be paid in cash:

                    Mainly Bankruptcy Counsel                  $195,000

                    The invested funds of $1,175,000 will purchase Debtor Certificates which will convert into 1,610,708 shares of common stock of SeraCare on the effective date.

     Class II -     The tax claims of about $5,000 will paid in cash.

     Class III -    The Secured claim of CVD Financial estimated to be
                    $1,600,000 will be paid in full ($600,000 upon emergence and $1,000,000 over four years with interest).

     Class IV -     Unsecured Note Holders totaling approximately $440,000
                    will be converted into 105,275 shares of common stock.

     Class V -      Unsecured trade creditors totaling approximately
                    $2,000,000 will receive $.10 for each claim dollar up to a maximum of $200,000 and a prorata allocation of 10,000 shares of common stock in SeraCare on the effective date of the plan.

     Class VI -     Other claims and interests shall receive zero value.

     Class VII -    Existing preferred equity holders will receive zero.

     Class VIII -   Current common stock holders will receive zero.

     Class IX -     Warrant holders and other equity claims consisting of
                    approximately 1,021,818 warrants shall be canceled and the claimants shall receive nothing.


                              EXHIBIT B  PAGE 52


                              EXHIBIT B  PAGE 146

OTHER ISSUES

A deposit of $50,000.00 will be made on or before November 3, 1995 which will be available for use by SeraCare to pay expenses of the bankruptcy and the debt offering. The depositor of the $50,000 shall receive debtor certificates convertible into common stock and the deposit will be refundable if the plan fails to be confirmed through no fault of First Equity Capital Securities, Inc.

Management Issues:

      The officers of the new public company shall be Alfred Jay Moran, Jr.
      as President Chairman and CEO; Jerry L. Burdick as Executive Vice President and Chief Financial Officer; and Brian Olson as Vice President. The Directors are proposed to be Alfred Jay Moran, Jr. and
      Samual Anderson, with three directors being selected by the Investor Group, for a total of Board of five.

Salaries of the key officers will be:
      Alfred Jay Moran, Jr.           $150,000
      Jerry L. Burdick                $125,000
      Brian Olson                      $90,000

There shall be a quarterly salary adjustment whereby any pre tax earnings over $100,000 per quarter shall be paid to the officers up to an annual maximum of the following:

      Alfred Jay Moran, Jr.            $25,000
      Jerry L. Burdick                 $10,000
      Brian Olson                      $10,000

Officers will receive three year contracts with non-compete language. The non-compete term shall extend two years beyond the basic three years or a total of five years.

There shall be a Management Bonus Plan which will allocate ten percent of Pre Tax Earnings which are in excess of $920,549 in year one, $2,590,160 in year two, $4,384,187 in year three $6,244,536 in year four, and $8,166,636 to a bonus pool to be paid to management on a pro-rata basis of salaries.


                              EXHIBIT B  PAGE 53


                              EXHIBIT B  PAGE 147

                                 EXHIBIT "C"



                              EXHIBIT B  PAGE 148

                                   EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is intended to be the operative agreement by and between American Blood Institute, Inc., AVRE, Inc., and Binary Associates, Inc. AKA SeraCare (referred to collectively herein as the "Corporation") and Alfred J. Moran, Jr. ("Moran"). This Agreement is conditional upon confirmation of a Plan of Reorganization for the Corporation and approval of such Plan of Reorganization by the Federal Bankruptcy Court. The effective date of this Agreement shall be the Effective Date of the Plan of Reorganization.

     1. EMPLOYMENT AS PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Corporation hereby agrees to retain Moran and Moran hereby agrees to be employed as President and Chief Executive Officer of the Plasma Operations to be acquired by the Corporation via the Plan of Reorganization regarding American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. In such capacities, Moran shall perform all of the normal duties and responsibilities of a President, Chief Executive Officer and Chairman of the Board of Directors. In the performance of his duties and responsibilities, Moran shall at all times be under the direction of the Board of Directors of the Corporation. Moran shall perform his duties and responsibilities in accordance with all reasonable rules, regulations and policies adopted by the Board of Directors of the Corporation.

     2. INDEMNIFICATION ; INSURANCE AGREEMENT. The Corporation warrants and assures Moran that the Charter of the Corporation contains a provision which provides for indemnification of officers by the corporation to the maximum extent permissible under the laws of the jurisdiction in which the Corporation is incorporated. Further, the Corporation agrees to either or both of the following: (A) Enter into an Indemnification Agreement provided that such Indemnification Agreement shall be modified if necessary to conform with the laws of the jurisdiction in which the Corporation is incorporated;
(B) Obtain and maintain in full force and effect at Corporation's sole expense, such director's and officer's liability insurance for errors and omissions of such type and in such amount as is customary for similarly situated companies, if available at reasonable cost.

     3. EXTENT OF SERVICES. Moran agrees to devote all of his efforts on behalf of the business of the Corporation. Without limiting the foregoing, during the term of this Agreement, Moran shall make written request to the Board of Directors and must obtain written approval from such Board if Moran wishes to devote any of his time to any other business effort, whether or not such business effort is in direct competition with the Corporation.

     4. COMPENSATION. On the effective date of this contract, Moran shall be paid at the rate of $150,000 per year payable bi-weekly. There shall be a quarterly salary adjustment whereby any pre-tax earnings over $100,000 per quarter shall be paid to the officers of the Reorganized Debtor (SeraCare) up to a maximum annual amount of $25,000 to Alfred J. Moran, Jr. and $10,000 each for Jerry L. Burdick and Brian Olson. The distribution of the quarterly salary adjustment shall be on a pro rata basis.


                              EXHIBIT C  PAGE 54


                              EXHIBIT B  PAGE 149

     5. PERFORMANCE BONUS. There shall also be a Management Bonus Pool which will allocate ten percent (10%) of pre-tax earnings which are in excess of $920,549 in year one following the Effective Date of the Reorganization Plan, $2,590,160 in year two, $4,384,187 in year three, $6,244,536 in year four, and $8,166,626 in year five to a bonus pool to be paid pro rata to management on the basis of salaries. Moran shall be a participant in this Management Bonus Pool during the term of this agreement.

     6. FRINGE BENEFITS. Moran shall receive four (4) weeks paid vacation per year during the course of this Agreement. Moran will also receive company paid: sick pay, group health insurance, dental care, vision care, disability insurance, life insurance and such other benefits in the amounts and as may be provided in the ordinary course to the Corporation's other senior executives.

     7. STOCK AND WARRANT GRANT. Moran shall be granted 84,220 shares of common stock of SeraCare (SeraCare is herein defined as AVRE, Inc., Binary Associates, Inc., American Blood Institute, Inc. and any post emergence replacement or successor corporation or entity into which the Plasma Operations of Avre, Inc. and Binary Associates, Inc. are transferred, placed, controlled, merged or which are acquired by) and stock options to purchase 56,147 shares of common stock in SeraCare for a calculated price which is the mean average between $.74 and the weighted average of the closing bid price for the Company's stock for the thirty trading days prior to the vesting date. The vesting date is defined as the anniversary date of the Effective date of the Reorganization Plan for SeraCare. The options will vest at the rate of one-third per year and are contingent upon the company achieving the projected operating results reflected in the Confidential Memorandum attached herewith except that if the indicated funding is not provided in timely fashion for the acquisition of the indicated centers reflected in the Confidential Memorandum, then a calculation will be made utilizing the projected results of the base six centers (which includes corporate overhead) plus a pro rated calculation of the projected operating results of the acquisition centers based upon the percentage of the secondary financing actually received by SeraCare. For example, the projections contemplate the acquisition of twelve centers during year one. Accordingly, at the rate of $200,000 per center this acquisition program would require $2,400,000. If $1,200,000 or 50% is actually funded, then a calculation will be made utilizing 100% of the year one operating results projected for the base six centers ($365,099) plus 50% of the year one projected operating results for the acquisition centers (50% X $450,198 = $225,099) with the summation of two being ($365,556 + $225,198 = $590,655). Accordingly, $590,655 will be the objective criteria for vesting of one third of the options if $1,200,000 of secondary financing is actually received by SeraCare in year one. If SeraCare is sold, merged, consolidated with another company or reorganized to the extent that there is a 50% or more change in ownership, the options will become immediately vested and exercisable.

     8. TERM. This Agreement is condition upon confirmation of the Plan of Reorganization for American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. and approval by the Federal Bankruptcy Court. The term shall be for the three year period beginning on the "Effective Date" of the Confirmed Plan of Reorganization and ending thirty six months after the "Effective Date" unless this Agreement is terminated at an earlier date as provided in Section 9 below.



                              EXHIBIT C  PAGE 55


                              EXHIBIT B  PAGE 150

     9.   TERMINATION.

          A. FOR "CAUSE". The Corporation may terminate this Agreement upon thirty days notice for cause. "Cause" is defined for the purpose of this agreement as: death; dishonesty; theft; conviction of a felony; alcohol or drug abuse; unethical business conduct; and a material breach of this Agreement by Moran. If Moran is terminated for "Cause" as herein defined, Moran shall receive thirty days notice with pay, and no other compensation other than the receipt of any options which have already vested.

          B. FOR "ACTIONS DEEMED NOT IN THE BEST INTERESTS". The Corporation may also terminate this Agreement if Moran fails for any reason, within ten days after receipt by Moran of written notice thereof from the Board of Directors, to correct, disassociate, cease or otherwise alter any actions, associations, insubordination, failure to comply with instructions, failure or other action or omission to act which, in the opinion of the Board of Directors, materially affects or may materially affect the Corporations' business operations. "Actions Deemed Not in the Best Interests" shall also include the association by Moran with individuals, companies, organizations or activities which in the opinion of the Board of Directors does or could have a material negative affect on the Corporations operations, it's market price per share, or the Corporation's ability to raise additional capital.
If Moran is terminated for "Actions Deemed Not in the Best Interests" as herein defined, Moran shall receive twelve months severance pay and no other compensation other than the receipt of any options which have already vested as of the termination date.

          C. OTHER EVENTS. Other events which will result in the termination of this contract are:

          1.   The date on which Moran agrees to terminate this Agreement.

          2. The disability of Moran. Disability herein is defined as being unable to perform the duties hereunder due to a physical and/or mental condition or impairment for one hundred eighty (180) consecutive days during the term of this Agreement or 120 consecutive days in any 365 day period during the term.

          3. The date on which Moran voluntarily ceases to perform his duties hereunder, other than by reason of a physical or mental condition prior to the time that a disability occurs.

In the event that the Corporation shall be sold, merged, devolved, consolidated or materially reorganized (within the term of this Agreement and Moran's position is eliminated, the Company will pay to Moran within Thirty
(30) days of such event the balance of the compensation which would be due to complete the term of this agreement. In addition, all then unvested stock options shall become immediately vested and exercisable.



                              EXHIBIT C  PAGE 56


                              EXHIBIT B  PAGE 151

Any unilateral termination of Moran by the Corporation other than for "Cause", "Actions Deemed Not in the Best Interests", or the reasons indicated in 9.(C)(1) through 9.(C)(3) above shall be considered a material breach of this agreement, the pre-agreed remedy for which is the payment in cash within thirty (30) days of such termination, the full compensation which would be due to complete the three year term of this agreement, including any and all compensation, warrants, options or bonus compensation, plus the continuation of benefits for a period of twelve months from the date of termination.

     10. NO SOLICITATION OF EMPLOYEES. During the period of this Agreement and for two (2) years following termination of this Agreement, Moran shall not, for any reason either directly or indirectly, solicit for employment or employ for any other entity any employee of the Corporation.

     11. AGREEMENT NOT TO COMPETE. During the period of this Agreement and for two (2) full years following termination of this Agreement (a total of five years), Moran shall not, for any reason either directly or indirectly, compete with SeraCare either directly through owning and operating a plasma center, or by being a significant investor, officer or key employee of any company which competes with the Corporation. On a geographic basis, compete is defined to mean being in the plasma collection business within a fifty mile radius of an existing SeraCare collection center.

     12. WITHHOLDING. Moran authorizes the Corporation to withhold and/or deduct from his compensation (including, without limitation, salary and wages), deductions to recover any amounts loaned by the Corporation to Moran or paid on Moran's behalf which, under the terms of said loan or payment, must be repaid to the Corporation including, without limitation, loans of money and the value of any of the Corporations property taken but not returned by Moran. Corporation shall also have the expressed right to deduct all sums required for federal, state, or local income, Social Security or other taxes now applicable or that may be enacted in the future.

     13. NOTICE. Any notice provided to be given pursuant to this Agreement shall be in writing and shall be deemed duly given three days after deposited in the mail, certified mail, return receipt requested, to the party to receive such notice at the address specified below:

  The Corporation:  American Blood Institute, Inc.
                    DBA - SeraCare
                    1875 Century Park East, Suite 2130
                    Los Angeles, CA  90067
                      Attn:  Board of Directors

  For Moran:        Alfred J. Moran, Jr.
                    8811 Burton Way
                    Los Angeles, California  90048

     14. GOVERNING LAW. The validity of this Agreement and the interpretation and performance of all of its terms shall be controlled exclusively by the substantive law of California, including California law concerning the interpretation and performance of contracts.



                              EXHIBIT C  PAGE 57


                              EXHIBIT B  PAGE 152

     15. ENFORCEABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof or rendering the remaining provisions hereof invalid, illegal, or unenforceable.

     16. WAIVER. The failure of either party hereto to insist upon strict compliance with any of the terms, convenants or conditions of this Agreement by the other party shall not be deemed a waiver of that or any other term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     17. ARBITRATION. Any controversy between the Corporation and Moran involving the construction, application or breach of any of the terms, provisions, or conditions of this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect (the AAA Rules). Such arbitration shall take place in Los Angeles, California and shall be conducted by three arbitrators, one of which shall be selected by each party, and the third of which shall be selected by the two arbitrators within the time limits established in the AAA Rules. The decision of the arbitrators may be enforced in any court having jurisdiction over the party against which enforcement is sought or its assets. The cost of such arbitration including the associated attorney fees, arbitrator fees, filing fees, AAA fees and other legal costs shall be borne by the losing party.

     18.  TRADE SECRETS, CONFIDENTIAL, AND PROPRIETARY INFORMATION.

          A. Moran and Corporation acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Moran shall have access to and become acquainted with information owned by the Corporation concerning its operation, which information derives independent economic value from not being generally known to the public or competitors, and which includes, without limitation: (1) manufacturing processes, research, and engineering, (2) marketing data and techniques, (3) trademarks, tradenames, and servicemarks, (4) customer and client bases and lists, and (5) financial and personnel information. Said information constitutes Employer's trade secret, confidential and proprietary information.

          B. Moran agrees that he shall not at any time (during the period of this agreement or any future time) disclose any such trade secret, confidential, or proprietary information, directly or indirectly, to any other person or use it in any way other than as required in the ordinary course of his employment under this agreement.

          C. Moran further agrees that all files, records, documents, equipment, and similar items relating the Corporation's business (including, without limitation, items containing trade secret, confidential or proprietary information), whether prepared by Moran or others, including all originals and copies, are and shall be returned to the Corporation upon Moran's termination.



                              EXHIBIT C  PAGE 58


                              EXHIBIT B  PAGE 153

          D. Moran further agrees that during the period of his employment by the Corporation and after termination thereof, he will not disrupt, damage, disparage, impair, or interfere with the Corporation's business or its reputation, whether by way of interfering with or soliciting its employees, disrupting its relationships with or soliciting clients or customers, agents, representatives, or vendors, aiding competitors, or by way of any other conduct.

     19. NON-ASSIGNABILITY. Moran may not assign any of his rights or responsibilities under this Agreement.

     20. ENTIRE AGREEMENT. This Amended Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Moran by the Corporation and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     21. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by both parties to this Agreement.

     22. LEGAL ACTION. In the event of any litigation or arbitration between or among the parties hereto respecting or arising out of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred after a judgement has been rendered by a court of competent jurisdiction. Any judgement shall include an attorneys' fees clause which shall entitle the judgement creditor to recover attorneys' fees incurred to enforce a judgement hereon, which attorneys' fees shall be an element of post-judgement costs; the parties agree that this attorneys' fee provision shall not merge into any judgement.

     IN WITNESS WHEREOF, the parties hereto, effective as of November 14, 1995 do hereby authorize and acknowledge that this Agreement be the effective agreement between the parties. It is understood that this Agreement will be filed as an amendment to the Reorganization Plan for the Corporation and will become effective on the Effective Date of such Plan of Reorganization.

                         Accepted By:
                                     ---------------------------------
                          Kenneth R. Levine
                          First Equity Capital Securities, Inc.
                          On behalf of the investment group



/s/ Alfred J. Moran, Jr.  /s/ Alfred J. Moran, Jr.
------------------------  ------------------------------------
Alfred J. Moran, Jr.      Alfred J. Moran, Jr.
An individual             President & Chairman
                          American Blood Institute, Inc.



                              EXHIBIT C  PAGE 59


                              EXHIBIT B  PAGE 154

                                   EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is intended to be the operative agreement by and between American Blood Institute, Inc., AVRE, Inc., and Binary Associates, Inc. AKA SeraCare (referred to collectively herein as the "Corporation") and Brain Olson ("Olson"). This Agreement is conditional upon confirmation of a Plan of Reorganization for the Corporation and approval of such Plan of Reorganization by the Federal Bankruptcy Court. The effective date of this Agreement shall be the Effective Date of the Plan of Reorganization.

     1. EMPLOYMENT AS VICE PRESIDENT. The Corporation hereby agrees to retain Olson and Olson hereby agrees to be employed as Vice President for the Plasma Operations to be acquired by the Corporation via the Plan of Reorganization regarding American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. In such capacities, Olson shall perform all of the normal duties and responsibilities of a Vice President of Operations. In the performance of his duties and responsibilities, Olson shall at all times be under the direction of the President and the Board of Directors of the Corporation. Olson shall perform his duties and responsibilities in accordance with all reasonable rules, regulations and policies adopted by the Board of Directors of the Corporation.

     2. INDEMNIFICATION ; INSURANCE AGREEMENT. The Corporation warrants and assures Olson that the Charter of the Corporation contains a provision which provides for indemnification of officers by the corporation to the maximum extent permissible under the laws of the jurisdiction in which the Corporation is incorporated. Further, the Corporation agrees to either or both of the following: (A) Enter into an Indemnification Agreement provided that such Indemnification Agreement shall be modified if necessary to conform with the laws of the jurisdiction in which the Corporation is incorporated;
(B) Obtain and maintain in full force and effect at Corporation's sole expense, such director's and officer's liability insurance for errors and omissions of such type and in such amount as is customary for similarly situated companies, if available at reasonable cost.

     3. EXTEND OF SERVICES. Olson agrees to devote all of his efforts on behalf of the business of the Corporation. Without limiting the foregoing, during the term of this Agreement, Olson shall make written request to the Board of Directors and must obtain written approval from such Board if Olson wishes to devote any of his time to any other business effort, whether or not such business effort is in direct competition with the Corporation.

     4. COMPENSATION. On the effective date of this contract, Olson shall be paid at the rate of $90,000 per year payable bi-weekly. There shall be a quarterly salary adjustment whereby any pre-tax earnings over $100,000 per quarter shall be paid to the officers of the Reorganized Debtor (SeraCare) up to a maximum annual amount of $25,000 to Alfred J. Moran, Jr. And $10,000 each for Jerry L. Burdick and Brian Olson. The distribution of the quarterly salary adjustment shall be on a pro rata basis.


                              EXHIBIT C  PAGE 60


                              EXHIBIT B  PAGE 155

     5. PERFORMANCE BONUS. There shall also be a Management Bonus Pool which will allocate ten percent (10%) of pre-tax earnings which are in excess of $920,549 in year one following the Effective Date of the Reorganization Plan, $2,590,160 in year two, $4,384,187 in year three, $6,244,536 in year four, and $8,166,626 in year five to a bonus pool to paid pro rata to management on the basis of salaries. Olson shall be a participant in this Management Bonus Pool during the term of this agreement.

     6. FRINGE BENEFITS. Olson shall receive four (4) weeks paid vacation per year during the course of this Agreement. Olson will also receive company paid: sick pay, group health insurance, dental care, vision care, disability insurance, life insurance and such other benefits in the amounts and as may be provided in the ordinary course to the Corporation's other senior executives.

     7. STOCK AND WARRANT GRANT. Olson shall be granted 42,110 shares of common stock of SeraCare (SeraCare is herein defined as AVRE, Inc., Binary Associates, Inc., American Blood Institute, Inc. and any post emergence replacement or successor corporation or entity into which the Plasma Operations of Avre, Inc. and Binary Associates, Inc. are transferred, placed, controlled, merged or which are acquired by) and stock options to purchase 28,073 shares of common stock in SeraCare for a calculated price which is the mean average between $.74 and the weighted average of the closing bid price for the Company's stock for the thirty trading days prior to the vesting date. The vesting date is defined as the anniversary date of the Effective date of the Reorganization Plan for SeraCare. The options will vest at the rate of one-third per year and are contingent upon the company achieving the projected operating results reflected in the Confidential Memorandum attached herewith except that if the indicated funding is not provided in timely fashion for the acquisition of the indicated centers reflected in the Confidential Memorandum, then a calculation will be made utilizing the projected results of the base six centers (which includes corporate overhead) plus a pro rated calculation of the projected operating results of the acquisition centers based upon the percentage of the secondary financing actually received by SeraCare. For example, the projections contemplate the acquisition of twelve centers during year one. Accordingly, at the rate of $200,000 per center this acquisition program would require $2,400,000. If $1,200,000 or 50% is actually funded, then a calculation will be made utilizing 100% of the year one operating results projected for the base six centers ($365,556) plus 50% of the year one projected operating results for the acquisition centers (50% X $450,198 = $225,099) with the summation of two being ($365,556 + $225,198 = $590,655). Accordingly, $590,655 will be the objective criteria for vesting of one third of the options if $1,200,000 of secondary financing is actually received by SeraCare in year one. If SeraCare is sold, merged, consolidated with another company or reorganized to the extent that there is a 50% or more change in ownership, the options will become immediately vested and exercisable.

     8. TERM. This Agreement is condition upon confirmation of the Plan of Reorganization for American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. and approval by the Federal Bankruptcy Court. The term shall be for the three year period beginning on the "Effective Date" of the Confirmed Plan of Reorganization and ending thirty six month after the "Effective Date" unless this Agreement is terminated at an earlier date as provided in Section 9 below.


                              EXHIBIT C  PAGE 61


                              EXHIBIT B  PAGE 156

     9.   TERMINATION.

          A. FOR "CAUSE". The Corporation may terminate this Agreement upon thirty days notice for cause. "Cause" is defined for the purpose of this agreement as: death; dishonesty; theft; conviction of a felony; alcohol or drug abuse; unethical business conduct; and a material breach of this Agreement by Olson. If Olson is terminated for "Cause" as herein defined, Olson shall receive thirty days notice with pay, and no other compensation other than the receipt of any options which have already vested.

          B. FOR "ACTIONS DEEMED NOT IN THE BEST INTERESTS". The Corporation may also terminate this Agreement if Olson fails for any reason, within ten days after receipt by Olson of written notice thereof from the Board of Directors, to correct, disassociate, cease or otherwise alter any actions, associations, insubordination, failure to comply with instructions, failure or other action or omission to act which, in the opinion of the Board of Directors, materially affects or may materially affect the Corporations' business operations. "Actions Deemed Not in the Best Interests" shall also include the association by Olson with individuals, companies, organizations or activities which in the opinion of the Board of Directors does or could have a material negative affect on the Corporations operations, it's market price per share, or the Corporation's ability to raise additional capital.
If Olson is terminated for "Actions Deemed Not in the Best Interests" as herein defined, Olson shall receive twelve months severance pay and no other compensation other than the receipt of any options which have already vested as of the termination date.

          C. OTHER EVENTS. Other events which will result in the termination of this contract are:

          1.   The date on which Olson agrees to terminate this Agreement.

          2. The disability of Olson. Disability herein is defined as being unable to perform the duties hereunder due to a physical and/or mental condition or impairment for one hundred eighty (180) consecutive days during the term of this Agreement or 120 consecutive days in any 365 day period during the term.

          3. The date on which Olson voluntarily ceases to perform his duties hereunder, other than by reason of physical or mental condition prior to the time that a disability occurs.

In the event that the Corporation shall be sold, merged, devolved, consolidated or materially reorganized (within the term of this Agreement and Olson's position is eliminated, the Company will pay to Olson within Thirty
(30) days of such event the balance of the compensation which would be due to complete the term of this agreement. In addition, all then unvested stock options shall become immediately vested and exercisable.


                              EXHIBIT C  PAGE 62


                              EXHIBIT B  PAGE 157

Any unilateral termination of Moran by the Corporation other than for "Cause", "Actions Deemed Not in the Best Interests", or the reasons indicated in 9.(C)(1) through 9.(C)(3) above shall be considered a material breach of this agreement, the pre-agreed remedy for which is the payment in cash within thirty (30) days of such termination, the full compensation which would be due to complete the three year term of this agreement, including any and all compensation, warrants, options or bonus compensation, plus the continuation of benefits for a period of twelve months. If terminated for "Actions Deemed Not in the Best Interests", the Corporation must show that it has a reasonable basis for believing that the actions or associations are or could be materially detrimental to the Corporation.

     10. NO SOLICITATION OF EMPLOYEES. During the period of this Agreement and for two (2) full years following termination of this Agreement, Olson shall not, for any reason either directly or indirectly, solicit for employment or employ for any other entity any employee of the Corporation.

     11. AGREEMENT NOT TO COMPETE. During the period of this Agreement and for two (2) full years following termination of this Agreement (a total of five years), Olson shall not, for any reason either directly or indirectly, compete with SeraCare either directly through owning and operating a plasma center, or by being a significant investor, officer or key employee of any company which competes with the Corporation. On a geographic basis, compete is defined to mean being in the plasma collection business within a fifty mile radius of an existing SeraCare collection center.

     12. WITHHOLDING. Olson authorizes the Corporation to withhold and/or deduct from his compensation (including, without limitation, salary and wages), deductions to recover any amounts loaned by the Corporation to Olson or paid on Olson's behalf which, under the terms of said loan or payment, must be repaid to the Corporation including, without limitation, loans of money and the value of any of the Corporations property taken but not returned by Olson. Corporation shall also have the expressed right to deduct all sums required for federal, state, or local income, Social Security or other taxes now applicable or that may be enacted in the future.

     13. NOTICE. Any notice provided to be given pursuant to this Agreement shall be in writing and shall be deemed duly given three days after deposited in the mail, certified mail, return receipt requested, to the party to receive such notice at the address specified below:

  The Corporation:  American Blood Institute, Inc.
                    DBA - SeraCare
                    1875 Century Park East, Suite 2130
                    Los Angeles, CA  90067
                      Attn:  Board of Directors

  For Olson:        Brain Olson
                    3249 Brookridge Road
                    Duarte, California 91010

     14. GOVERNING LAW. The validity of this Agreement and the interpretation and performance of all of its terms shall be controlled exclusively by the substantive law of California, including California law concerning the interpretation and performance of contracts.


                              EXHIBIT C  PAGE 63


                              EXHIBIT B  PAGE 158

     15. ENFORCEABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof or rendering the remaining provisions hereof invalid, illegal, or unenforceable.

     16. WAIVER. The failure of either party hereto to insist upon strict compliance with any of the terms, convenants or conditions of this Agreement by the other party shall not be deemed a waiver of that or any other term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     17. ARBITRATION. Any controversy between the Corporation and Olson involving the construction, application or breach of any of the terms, provisions, or conditions of this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect (the AAA Rules). Such arbitration shall take place in Los Angeles, California and shall be conducted by three arbitrators, one of which shall be selected by each party, and the third of which shall be selected by the two arbitrators within the time limits established in the AAA Rules. The decision of the arbitrators may be enforced in any court having jurisdiction over the party against which enforcement is sought or its assets. The cost of such arbitration including the associated attorney fees, arbitrator fees, filing fees, AAA fees and other legal costs shall be borne by the losing party.

     18.  TRADE SECRETS, CONFIDENTIAL, AND PROPRIETARY INFORMATION.

          A. Olson and Corporation acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Olson shall have access to and become acquainted with information owned by the Corporation concerning its operation, which information derives independent economic value from not being generally known to the public or competitors, and which includes, without limitation: (1) manufacturing processes, research, and engineering, (2) marketing data and techniques, (3) trademarks, tradenames, and servicemarks, (4) customer and client bases and lists, and (5) financial and personnel information. Said information constitutes Employer's trade secret, confidential and proprietary information.

          B. Olson agrees that he shall not at any time (during the period of this agreement or any future time) disclose any such trade secret, confidential, or proprietary information, directly or indirectly, to any other person or use it in any way other than as required in the ordinary course of his employment under this agreement.

          C. Olson further agrees that all files, records, documents, equipment, and similar items relating the Corporation's business (including, without limitation, items containing trade secret, confidential or proprietary information), whether prepared by Moran or others, including all originals and copies, are and shall be returned to the Corporation upon Olson's termination.


                              EXHIBIT C  PAGE 64


                              EXHIBIT B  PAGE 159

          D. Olson further agrees that during the period of his employment by the Corporation and after termination thereof, he will not disrupt, damage, disparage, impair, or interfere with the Corporation's business or its reputation, whether by way of interfering with or soliciting its employees, disrupting its relationships with or soliciting clients or customers, agents, representatives, or vendors, aiding competitors, or by way of any other conduct.

     19. NON-ASSIGNABILITY. Olson may not assign any of his rights or responsibilities under this Agreement.

     20. ENTIRE AGREEMENT. This Amended Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Olson by the Corporation and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     21. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by both parties to this Agreement.

     22. LEGAL ACTION. In the event of any litigation or arbitration between or among the parties hereto respecting or arising out of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred after a judgement has been rendered by a court of competent jurisdiction. Any judgement shall include an attorneys' fees clause which shall entitle the judgement creditor to recover attorneys' fees incurred to enforce a judgement hereon, which attorneys' fees shall be an element of post-judgement costs; the parties agree that this attorneys' fee provision shall not merge into any judgement.

     IN WITNESS WHEREOF, the parties hereto, effective as of November 14, 1995 do hereby authorize and acknowledge that this Agreement be the effective agreement between the parties. It is understood that this Agreement will be filed as an amendment to the Reorganization Plan for the Corporation and will become effective on the Effective Date of such Plan of Reorganization.

                         Accepted By:
                                     ---------------------------------
                          Kenneth R. Levine
                          First Equity Capital Securities, Inc.
                          On behalf of the investment group



/s/ Brian L. Olson        /s/ Alfred J. Moran, Jr.
------------------------  ------------------------------------
Brian L. Olson            Alfred J. Moran, Jr.
An individual             President & Chairman
                          American Blood Institute, Inc.


                              EXHIBIT C  PAGE 65


                              EXHIBIT B  PAGE 160

                                   EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is intended to be the operative agreement by and between American Blood Institute, Inc., AVRE, Inc., and Binary Associates, Inc. AKA SeraCare (referred to collectively herein as the "Corporation") and Jerry L. Burdick ("Burdick"). This Agreement is conditional upon confirmation of a Plan of Reorganization for the Corporation and approval of such Plan of Reorganization by the Federal Bankruptcy Court. The effective date of this Agreement shall be the Effective Date of the Plan of Reorganization.

     1. EMPLOYMENT AS VICE PRESIDENT OF FINANCE. The Corporation hereby agrees to retain Burdick and Burdick hereby agrees to be employed as Vice President and of Finance for the Plasma Operations to be acquired by the Corporation via the Plan of Reorganization regarding American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. In such capacities, Burdick shall perform all of the normal duties and responsibilities of a Vice President of Finance. In the performance of his duties and responsibilities, Burdick shall at all times be under the direction of the President and the Board of Directors of the Corporation. Burdick shall perform his duties and responsibilities in accordance with all reasonable rules, regulations and policies adopted by the Board of Directors of the Corporation.

     2. INDEMNIFICATION ; INSURANCE AGREEMENT. The Corporation warrants and assures Burdick that the Charter of the Corporation contains a provision which provides for indemnification of officers by the corporation to the maximum extent permissible under the laws of the jurisdiction in which the Corporation is incorporated. Further, the Corporation agrees to either or both of the following: (A) Enter into an Indemnification Agreement provided that such Indemnification Agreement shall be modified if necessary to conform with the laws of the jurisdiction in which the Corporation is incorporated;
(B) Obtain and maintain in full force and effect at Corporation's sole expense, such director's and officer's liability insurance for errors and omissions of such type and in such amount as is customary for similarly situated companies, if available at reasonable cost.

     3. EXTENT OF SERVICES. Burdick agrees to devote all of his efforts on behalf of the business of the Corporation. Without limiting the foregoing, during the term of this Agreement, Burdick shall make written request to the Board of Directors and must obtain written approval from such Board if Moran wishes to devote any of his time to any other business effort, whether or not such business effort is in direct competition with the Corporation.

     4. COMPENSATION. On the effective date of this contract, Burdick shall be paid at the rate of $125,000 per year payable bi-weekly. There shall be a quarterly salary adjustment whereby any pre-tax earnings over $100,000 per quarter shall be paid to the officers of the Reorganized Debtor (SeraCare) up to a maximum annual amount of $25,000 to Alfred J. Moran, Jr. And $10,000 each for Jerry L. Burdick and Brian Olson. The distribution of the quarterly salary adjustment shall be on a pro rata basis.


                              EXHIBIT C  PAGE 66


                              EXHIBIT B  PAGE 161

     5. PERFORMANCE BONUS. There shall also be a Management Bonus Pool which will allocate ten percent (10%) of pre-tax earnings which are in excess of $920,549 in year one following the Effective Date of the Reorganization Plan, $2,590,160 in year two, $4,384,187 in year three, $6,244,536 in year four, and $8,166,626 in year five to a bonus pool to paid pro rata to management on the basis of salaries. Burdick shall be a participant in this Management Bonus Pool during the term of this agreement.

     6. FRINGE BENEFITS. Burdick shall receive four (4) weeks paid vacation per year during the course of this Agreement. Burdick will also receive company paid: sick pay, group health insurance, dental care, vision care, disability insurance, life insurance and such other benefits in the amounts and as may be provided in the ordinary course to the Corporation's other senior executives.

     7. STOCK AND WARRANT GRANT. Burdick shall be granted 63,165 shares of common stock of SeraCare (SeraCare is herein defined as AVRE, Inc., Binary Associates, Inc., American Blood Institute, Inc. and any post emergence replacement or successor corporation or entity into which the Plasma Operations of Avre, Inc. and Binary Associates, Inc. are transferred, placed, controlled, merged or which are acquired by) and stock options to purchase 42,110 shares of common stock in SeraCare for a calculated price which is the mean average between $.74 and the weighted average of the closing bid price for the Company's stock for the thirty trading days prior to the vesting date. The vesting date is defined as the anniversary date of the Effective date of the Reorganization Plan for SeraCare. The options will vest at the rate of one-third per year and are contingent upon the company achieving the projected operating results reflected in the Confidential Memorandum attached herewith except that if the indicated funding is not provided in timely fashion for the acquisition of the indicated centers reflected in the Confidential Memorandum, then a calculation will be made utilizing the projected results of the base six centers (which includes corporate overhead) plus a pro rated calculation of the projected operating results of the acquisition centers based upon the percentage of the secondary financing actually received by SeraCare. For example, the projections contemplate the acquisition of twelve centers during year one. Accordingly, at the rate of $200,000 per center this acquisition program would require $2,400,000. If $1,200,000 or 50% is actually funded, then a calculation will be made utilizing 100% of the year one operating results projected for the base six centers ($365,556) plus 50% of the year one projected operating results for the acquisition centers (50% X $450,198 = $225,099) with the summation of two being ($365,556 + $225,099 = $590,655). Accordingly, $590,655 will be the objective criteria for vesting of one third of the options if $1,200,000 of secondary financing is actually received by SeraCare in year one. If SeraCare is sold, merged, consolidated with another company or reorganized to the extent that there is a 50% or more change in ownership, the options will become immediately vested and exercisable.

     8. TERM. This Agreement is conditional upon confirmation of the Plan of Reorganization for American Blood Institute, Inc., AVRE, Inc. and Binary Associates, Inc. and approval by the Federal Bankruptcy Court. The term shall be for the three year period beginning on the "Effective Date" of the Confirmed Plan of Reorganization and ending thirty six month after the "Effective Date" unless this Agreement is terminated at an earlier date as provided in Section 9 below.


                              EXHIBIT C  PAGE 67


                              EXHIBIT B  PAGE 162

     9.   TERMINATION.

          A. FOR "CAUSE". The Corporation may terminate this Agreement upon thirty days notice for cause. "Cause" is defined for the purpose of this agreement as: death; dishonesty; theft; conviction of a felony; alcohol or drug abuse; unethical business conduct; and a material breach of this Agreement by Burdick. If Burdick is terminated for "Cause" as herein defined, Burdick shall receive thirty days notice with pay, and no other compensation other than the receipt of any options which have already vested.

          B. FOR "ACTIONS DEEMED NOT IN THE BEST INTERESTS". The Corporation may also terminate this Agreement if Burdick fails for any reason, within ten days after receipt by Burdick of written notice thereof from the Board of Directors, to correct, disassociate, cease or otherwise alter any actions, associations, insubordination, failure to comply with instructions, failure or other action or omission to act which, in the opinion of the Board of Directors, materially affects or may materially affect the Corporations' business operations. "Actions Deemed Not in the Best Interests" shall also include the association by Burdick with individuals, companies, organizations or activities which the Board of Directors has a reasonable basis for believing does or could have a material negative affect on the Corporations operations, it's market price per share, or the Corporation's ability to raise additional capital. If Burdick is terminated for "Actions Deemed Not in the Best Interests" as herein defined, Burdick shall receive twelve months severance pay and no other compensation other than the receipt of any options which have already vested as of the termination date.

          C. OTHER EVENTS. Other events which will result in the termination of this contract are:

          1.   The date on which Burdick agrees to terminate this Agreement.

          2. The disability of Burdick. Disability herein is defined as being unable to perform the duties hereunder due to a physical and/or mental condition or impairment for one hundred eighty (180) consecutive days during the term of this Agreement or 120 consecutive days in any 365 day period during the term.

          3. The date on which Burdick voluntarily ceases to perform his duties hereunder, other than by reason of physical or mental condition prior to the time that a disability occurs.

In the event that the Corporation shall be sold, merged, devolved, consolidated or materially reorganized (within the term of this Agreement and Burdick's position is eliminated, the Company will pay to Burdick within Thirty
(30) days of such event the balance of the compensation which would be due to complete the term of this agreement. In addition, all then unvested stock options shall become immediately vested and exercisable.


                              EXHIBIT C  PAGE 68


                              EXHIBIT B  PAGE 163

Any unilateral termination of Burdick by the Corporation other than for "Cause", "Actions Deemed Not in the Best Interests", or the reasons indicated in 9.(C)(1) through 9.(C)(3) above shall be considered a material breach of this agreement, the pre-agreed remedy for which is the payment in cash within thirty (30) days of such termination, the full compensation which would be due to complete the three year term of this agreement, including any and all compensation, warrants, options or bonus compensation, plus the continuation of benefits for a period of twelve months. If terminated for "Actions Deemed Not in the Best Interests", the Corporation must show that it has a reasonable basis for believing that the actions or associations are or could be materially detrimental to the Corporation.

     10. NO SOLICITATION OF EMPLOYEES. During the period of this Agreement and for two (2) full years following termination of this Agreement, Burdick shall not, for any reason either directly or indirectly, solicit for employment or employ for any other entity any employee of the Corporation.

     11. AGREEMENT NOT TO COMPETE. During the period of this Agreement and for two (2) full years following termination of this Agreement (a total of five years), Burdick shall not, for any reason either directly or indirectly, compete with SeraCare either directly through owning and operating a plasma center, or by being a significant investor, officer or key employee of any company which competes with the Corporation. On a geographic basis, compete is defined to mean being in the plasma collection business within a fifty mile radius of an existing SeraCare collection center.

     12. WITHHOLDING. Burdick authorizes the Corporation to withhold and/or deduct from his compensation (including, without limitation, salary and wages), deductions to recover any amounts loaned by the Corporation to Burdick or paid on Burdick's behalf which, under the terms of said loan or payment, must be repaid to the Corporation including, without limitation, loans of money and the value of any of the Corporations property taken but not returned by Burdick. Corporation shall also have the expressed right to deduct all sums required for federal, state, or local income, Social Security or other taxes now applicable or that may be enacted in the future.

     13. NOTICE. Any notice provided to be given pursuant to this Agreement shall be in writing and shall be deemed duly given three days after deposited in the mail, certified mail, return receipt requested, to the party to receive such notice at the address specified below:

  The Corporation:  American Blood Institute, Inc.
                    DBA - SeraCare
                    1875 Century Park East, Suite 2130
                    Los Angeles, CA  90067
                      Attn:  Board of Directors

  For Burdick:      Jerry L. Burdick
                    1106 First Street
                    Hermosa Beach, California 90254

     14. GOVERNING LAW. The validity of this Agreement and the interpretation and performance of all of its terms shall be controlled exclusively by the substantive law of California, including California law concerning the interpretation and performance of contracts.


                              EXHIBIT C  PAGE 69


                              EXHIBIT B  PAGE 164

     15. ENFORCEABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof or rendering the remaining provisions hereof invalid, illegal, or unenforceable.

     16. WAIVER. The failure of either party hereto to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that or any other term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     17. ARBITRATION. Any controversy between the Corporation and Burdick involving the construction, application or breach of any of the terms, provisions, or conditions of this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect (the AAA Rules). Such arbitration shall take place in Los Angeles, California and shall be conducted by three arbitrators, one of which shall be selected by each party, and the third of which shall be selected by the two arbitrators within the time limits established in the AAA Rules. The decision of the arbitrators may be enforced in any court having jurisdiction over the party against which enforcement is sought or its assets. The cost of such arbitration including the associated attorney fees, arbitrator fees, filing fees, AAA fees and other legal costs shall be borne by the losing party.

     18.  TRADE SECRETS, CONFIDENTIAL, AND PROPRIETARY INFORMATION.

          A. Burdick and Corporation acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Burdick shall have access to and become acquainted with information owned by the Corporation concerning its operation, which information derives independent economic value from not being generally known to the public or competitors, and which includes, without limitation: (1) manufacturing processes, research, and engineering, (2) marketing data and techniques, (3) trademarks, tradenames, and servicemarks, (4) customer and client bases and lists, and (5) financial and personnel information. Said information constitutes Employer's trade secret, confidential and proprietary information.

          B. Burdick agrees that he shall not at any time (during the period of this agreement or any future time) disclose any such trade secret, confidential, or proprietary information, directly or indirectly, to any other person or use it in any way other than as required in the ordinary course of his employment under this agreement.

          C. Burdick further agrees that all files, records, documents, equipment, and similar items relating the Corporation's business (including, without limitation, items containing trade secret, confidential or proprietary information), whether prepared by Burdick or others, including all originals and copies, are and shall be returned to the Corporation upon Burdick's termination.


                              EXHIBIT C  PAGE 70


                              EXHIBIT B  PAGE 165

          D. Burdick further agrees that during the period of his employment by the Corporation and after termination thereof, he will not disrupt, damage, disparage, impair, or interfere with the Corporation's business or its reputation, whether by way of interfering with or soliciting its employees, disrupting its relationships with or soliciting clients or customers, agents, representatives, or vendors, aiding competitors, or by way of any other conduct.

     19. NON-ASSIGNABILITY. Moran may not assign any of his rights or responsibilities under this Agreement.

     20. ENTIRE AGREEMENT. This Amended Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Burdick by the Corporation and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     21. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by both parties to this Agreement.

     22. LEGAL ACTION. In the event of any litigation or arbitration between or among the parties hereto respecting or arising out of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred after a judgement has been rendered by a court of competent jurisdiction. Any judgement shall include an attorneys' fees clause which shall entitle the judgement creditor to recover attorneys' fees incurred to enforce a judgement hereon, which attorneys' fees shall be an element of post-judgement costs; the parties agree that this attorneys' fee provision shall not merge into any judgement.

     IN WITNESS WHEREOF, the parties hereto, effective as of November 14, 1995 do hereby authorize and acknowledge that this Agreement be the effective agreement between the parties. It is understood that this Agreement will be filed as an amendment to the Reorganization Plan for the Corporation and will become effective on the Effective Date of such Plan of Reorganization.

                         Accepted By:
                                     ---------------------------------
                          Kenneth R. Levine
                          First Equity Capital Securities, Inc.
                          On behalf of the investment group



/s/ Jerry L. Burdick      /s/ Alfred J. Moran, Jr.
------------------------  ------------------------------------
Jerry L. Burdick          Alfred J. Moran, Jr.
An individual             President & Chairman
                          American Blood Institute, Inc.


                              EXHIBIT C  PAGE 71


                              EXHIBIT B  PAGE 166

                                EXHIBIT "D"


                             EXHIBIT B PAGE 167

                              SeraCare
             Assumptions Underlying Four Year Forecast

The attached financial forecasts were prepared by management of SeraCare and are based upon assumptions which management believes are reasonable. Nevertheless, the attached financial forecasts are based upon assumptions which may or may not prove to be accurate or appropriate. No assurances can be given that any of the results or events described herein will occur, or that if they do occur, they will occur at the predicted times.
Actual results may vary widely from projected results. Accordingly, the financial forecasts should not be replied upon to indicate the actual results which will be attained by SeraCare during the forecasted periods.

The  four years forecasted herein have been predicated on meeting the
Company's  strategic objective of  expanding   the  business through  the
internally generated cash flow.  To this  end,  the forecast  illustrates
how  additional  plasma  centers  can   be acquired  during  the  four  year
period.   While  there  is  no particular reason why such acquisitions can not be made, there can be no guarantees that they will be made or that the results will be presented herein.

Other assumptions areas follows:

1. The assumed rate of acquisition is reflected on the projected Statements of Income attached herewith.

2. The attached forecasts assume that production from acquired centers will be sold domestically at approximately the same prices as currently being received.


                              EXHIBIT D  PAGE 72


                              EXHIBIT B  PAGE 168

3. It is expected that by January 1996, 25% of the plasma collected (approximately 25,000 annually) will be hyperimmune and will yield a $3.00 to $8.00 premium per liter over source plasma.

4. The cost of acquired centers is assumed to be $200,000 each with fixed assets of $90,000, goodwill of $60,000, and net current assets of $50,000. It has been assumed that all acquisitions will be made for cash with no financing.

5. Goodwill has been amortized over 17 years consistent with the AICPA pronouncement .

6. After considering the impact of the "1986 tax act", taxes have been calculated based upon the assumption that the current loss carry-forward of approximately $6.5 million will be available to SeraCare at the rate of $150,000 per year for 15 years. Under the provisions of the 1986 tax act, such an assumption may or may not be valid depending upon the ultimate determination of ownership, control and business activity.

7. The basic framework of this presentation is that a net of $.995 million is received by SeraCare and used as follows:

           To pay down secured lender         $600,000
           To pay Unsecured Creditors          200,000
           Administrative legal fees           195,000
                                              --------
                                              $995,000
                                              --------
                                              --------


                              EXHIBIT D  PAGE 73


                              EXHIBIT B  PAGE 169

8. In preparation of the four year forecast for SeraCare, the following Monthly Acquisition Model was used to reflect the impact of acquisitions:

     Revenue(1)                   63,000
                                  ------
     Direct Expenses:
      Donor fees                  20,790
      Salaries & related exp (2)  17,063
      Testing & softgoods              0
      Rent                         3,000
      Other direct expenses       10,560
                                  ------
           Total expenses         51,413
                                  ------
      Gross Profit                11,587
      Indirect Expenses            3,000
                                  ------
      Net income before taxes      8,587
                                  ------

     (1) Represents 1,810 donors; 1,448 liters per month or 337 liters per week.

     (2) Staffing includes: one manager @$2,500; one nurse @$2,500; 10 technicians/receptionists/phlebotomists @$8,000; and one regional manager for each ten new centers.

     (3) An average plasma center has been defined herein as one collecting approximately 15,000 liters of plasma per year.


                              EXHIBIT D  PAGE 74


                              EXHIBIT B  PAGE 170

SeraCare
Post Emergence Forecast
First Twelve Months




                Month    Month    Month    Month    Month    Month    Month    Month    Month   Month    Month    Month
                  1        2        3        4        5        6        7        8        9       10       11       12     Total
              ---------------------------------------------------------------------------------------------------------------------

Revenue        476,988  426,118  464,352  428,345  452,746  475,704  487,263  518,733  510,273  513,326  527,044  561,085 5,841,977
              ---------------------------------------------------------------------------------------------------------------------

Direct
 Expenses
  Donor Fees   226,219  201,095  221,818  202,367  214,998  222,000  227,408  242,999  239,014  241,869  250,404  265,773 2,755,924
  Salaries
   and related
   expenses     98,438   88,433  100,133   89,479   98,108  101,623   99,453  107,102  101,558  104,843  106,871  108,577 1,204,638
  Testing            0        0        0        0        0        0        0        0        0        0        0        0         0
  Softgoods          0        0        0        0        0        0        0        0        0        0        0        0         0
  Rent          14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   14,565   174,700
  Other Direct
   Expenses     48,629   44,814   45,638   44,845   45,184   45,697   47,710   49,686   48,068   47,662   48,415   49,950   566,298
              ---------------------------------------------------------------------------------------------------------------------
     Total     387,851  348,927  382,154  351,256  372,855  383,855  389,136  414,312  403,205  408,939  420,255  438,865 4,701,640
              ---------------------------------------------------------------------------------------------------------------------
Gross Profit    89,137   77,191   82,198   77,009   79,891   91,819   98,127  104,421  107,068  104,387  106,789  122,220 1,140,337
Indirect
 Administrative
 Expenses       55,145   55,145   55,145   55,145   55,145   55,145   55,145   55,145   55,145   55,260   55,260   55,260   662,085
Interest Income   (169)    (322)    (264)    (322)    (225)    (167)    (204)    (400)    (342)    (513)    (717)    (725)   (4,370)
Interest
 expenses       11,667   11,667   10,938   10,938   10,938   10,208   10,208   10,208    9,479    9,479    9,479    8,750   123,958

Amortization
 of Goodwill     8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,668   104,016
              ---------------------------------------------------------------------------------------------------------------------
Net Profit from
 Operations     13,827    2,034    7,711    2,661    5,366   17,964   24,310   30,800   34,118   31,492   34,099   50,267   254,647
Taxes on Income      0        0        0        0        0        0        0        0        0        0        0        0         0
              ---------------------------------------------------------------------------------------------------------------------
Net Income      13,827    2,034    7,711    2,661    5,366   17,964   24,310   30,800   34,118   31,492   34,099   50,267   254,647
              ---------------------------------------------------------------------------------------------------------------------
              ---------------------------------------------------------------------------------------------------------------------
Number of
 Locations           6        6        6        6        6        6        6        6        6        6        6        6



                              EXHIBIT D  PAGE 75


                              EXHIBIT B  PAGE 171

SeraCare
POST EMERGENCE BALANCE SHEET
First Twelve Months



                                                Month    Month    Month      Month      Month    Month
                                                  1        2        3          4          5        6
                                            ------------------------------------------------------------
ASSETS
 Current Assets
  Cash and investments                           40,827    77,528    63,408    75,737    54,770    39,903
  Accounts receivable-trade                     456,000   426,000   400,000   375,000   375,000   350,000
  Inventory                                     466,000   446,000   426,000   406,000   406,000   406,000
  Prepaid expenses                               75,000    75,000    75,000    75,000    75,000    75,000
  Deposits                                       15,000    15,000    15,000    15,000    15,000    15,000
                                            --------------------------------------------------------------
    Total Current Assets                      1,052,827 1,039,528   979,408   946,737   925,770   885,903
                                            --------------------------------------------------------------

Fixed Assets(at cost)                           515,000   515,000   515,000   515,000   515,000   515,000

Accumulated depreciation                       (395,000) (401,000) (407,000) (413,000) (419,000) (425,000)
                                            --------------------------------------------------------------
  Net Fixed Assets                              120,000   114,000   108,000   102,000    96,000    90,000
                                            --------------------------------------------------------------
  Fresh Start Goodwill                        1,700,000 1,691,332 1,682,664 1,673,996 1,665,328 1,656,660
                                            --------------------------------------------------------------
  Total Assets                                2,872,827 2,844,860 2,770,072 2,722,733 2,687,098 2,632,563
                                            --------------------------------------------------------------
                                            --------------------------------------------------------------

LIABILITIES
 Accounts payable                               529,000   499,000   479,000   459,000   418,000   408,000
 Accrued liabilities                            155,000   155,000   155,000   125,000   125,000   125,000
 Notes payable - Secured Creditor             1,000,000 1,000,000   937,500   937,500   937,500   875,000
                                            -------------------------------------------------------------
  Total Liabilities                           1,684,000 1,654,000 1,571,500 1,521,500 1,480,500 1,408,000
                                            -------------------------------------------------------------

SHAREHOLDERS EQUITY
 Paid in surplus                              1,172,885 1,172,885 1,172,885 1,172,885 1,172,885 1,172,885
 Common stock @ $.001 per share                   2,115     2,115     2,115     2,115     2,115     2,115
 Accumulated earnings                                 0         0         0         0         0         0
 Current year earnings                           13,827    15,860    23,572    26,233    31,598    49,563
                                            -------------------------------------------------------------
   Total Shareholders Equity                  1,188,827 1,190,860 1,198,572 1,201,233 1,206,598 1,224,563
                                            -------------------------------------------------------------
   Total Liabilities and
    Shareholders Equity                       2,872,827 2,844,860 2,770,072 2,722,733 2,687,096 2,632,563
                                            -------------------------------------------------------------
                                            -------------------------------------------------------------



                                               Month     Month     Month     Month     Month    Month
                                                 7         8         9         10        11      12
                                            ------------------------------------------------------------
ASSETS
 Current Assets
  Cash and investments                           48,880    96,348    82,634   123,794   172,560  174,995
  Accounts receivable-trade                     350,000   325,000   325,000   300,000   300,000  300,000
  Inventory                                     406,000   406,000   406,000   406,000   406,000  406,000
  Prepaid expenses                               75,000    75,000    75,000    75,000    75,000   75,000
  Deposits                                       15,000    15,000    15,000    15,000    15,000    15,000
                                            -------------------------------------------------------------
   Total Current Assets                         894,880   917,348   903,634   919,794   968,560   970,995
                                            -------------------------------------------------------------

Fixed Assets(at cost)                           515,000   515,000   515,000   515,000   515,000   515,000
Accumulated depreciation                       (431,000) (437,000) (443,000) (449,000) (455,000) (461,000)
                                            -------------------------------------------------------------
  Net Fixed Assets                               84,000    78,000    72,000    66,000    60,000    54,000
                                            -------------------------------------------------------------
  Fresh Start Goodwill                        1,647,992 1,639,324 1,630,656 1,621,988 1,613,320 1,604,652
                                            -------------------------------------------------------------
  Total Assets                                2,626,872 2,634,672 2,606,290 2,607,782 2,641,880 2,629,647
                                            -------------------------------------------------------------
                                            -------------------------------------------------------------

LIABILITIES
 Accounts payable                               378,000   355,000   355,000   325,000   325,000   325,000
 Accrued liabilities                            125,000   125,000   125,000   125,000   125,000   125,000
 Notes payable - Secured Creditor               875,000   875,000   812,500   812,500   812,500   750,000
                                            -------------------------------------------------------------
  Total Liabilities                           1,378,000 1,355,000 1,292,500 1,262,500 1,262,500 1,200,000
                                            -------------------------------------------------------------

SHAREHOLDERS EQUITY
Paid in surplus                              1,172,885 1,172,885 1,172,885 1,172,885 1,172,885 1,172,885
Common stock @ $.001 per share                   2,115     2,115     2,115     2,115     2,115     2,115

  Accumulated earnings                               0         0         0         0         0         0
  Current year earnings                         73,872   104,672   138,790   170,282   204,380   254,647
                                            -------------------------------------------------------------
   Total Shareholders Equity                 1,248,872 1,279,672 1,313,790 1,345,282 1,379,380 1,429,647
                                            -------------------------------------------------------------
   Total Liabilities and
    Shareholders Equity                      2,626,872 2,634,672 2,006,290 2,007,782 2,641,880 2,629,647
                                            -------------------------------------------------------------
                                            -------------------------------------------------------------


                              EXHIBIT D  PAGE 76


                              EXHIBIT B  PAGE 172

SeraCare
POST EMERGENCE FUNDS FLOW
First Twelve Months



                           Month   Month   Month   Month  Month   Month    Month   Month  Month   Month    Month   Month   TOTAL
                             1       2       3       4      5       6        7       8      9      10        11      12
                         --------------------------------------------------------------------------------------------------------
Net income after
 taxes                    13,827   2,034   7,711   2,661   5,366  17,964  24,310  30,800  34,118  31,492  34,099  50,267  254,647
Add Amortization           8,668   8,668   8,668   8,668   8,668   8,668   8,668   8,668   8,668   8,668   8,668   8,668  104,016
    Depreciation           6,000   6,000   6,000   6,000   6,000   6,000   6,000   6,000   6,000   6,000   6,000   6,000   72,000
                         --------------------------------------------------------------------------------------------------------
Cash Flow From
 Operations               28,495  16,702  22,379  17,329  20,034  32,632  38,978  45,468  48,786  46,160  48,767  64,935  430,663
                         --------------------------------------------------------------------------------------------------------

Decr (Incr) in Current
  Assets
  Accounts Receivable     15,000  30,000  26,000  25,000       0  25,000       0  25,000       0  25,000       0       0  171,000
  Inventory               10,000  20,000  20,000  20,000       0       0       0       0       0       0       0       0   70,000
  Prepaid expenses             0       0       0       0       0       0       0       0       0       0       0       0        0
  Deposits                     0       0       0       0       0       0       0       0       0       0       0       0        0
Incr (Decr) in
 liabilities:
  Accounts Payable       (20,000)(30,000)(20,000)(20,000)(41,000)(10,000)(30,000)(23,000)      0 (30,000)      0       0 (224,000)
  Accrued liabilities     (5,000)      0       0 (30,000)      0       0       0       0       0       0       0       0  (35,000)
   Note payable -
    Secured Creditors          0       0 (62,500)      0       0 (62,500)      0       0 (62,500)      0       0 (62,500)(250,000)
                         --------------------------------------------------------------------------------------------------------
Net Cash Flow             28,495  36,702 (14,121) 12,329 (20,967)(14,868)  8,978  47,468 (13,715) 41,160  48,767   2,435  162,663

Beginning cash balance    12,332  40,827  77,529  63,408  75,737  54,770  39,903  48,881  96,348  82,634 123,794 172,561   12,332
                         --------------------------------------------------------------------------------------------------------
Ending cash balance       40,827  77,529  63,408  75,737  54,770  39,903  48,881  96,348  82,634 123,794 172,561 174,996  174,996
                         --------------------------------------------------------------------------------------------------------
                         --------------------------------------------------------------------------------------------------------



                              EXHIBIT D  PAGE 77


                              EXHIBIT B  PAGE 173

SeraCare
POST EMERGENCE FORECAST
Second Twelve Months

                                 MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH
                                   1        2        3        4        5        6        7        8        9       10       11
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Revenue                         476,988  426,118  464,352  428,345  452,746  475,704  487,263  581,733  573,273  576,326  590,044
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Direct Expenses
  Donor Fees                    226,219  201,095  221,818  202,367  214,998  222,000  227,408  263,749  259,804  262,659  271,194
  Salaries and related
   expenses                      98,438   88,453  100,133   89,479   98,108  101,623   99,453  124,165  118,621  121,906  123,934
  Testing                             0        0        0        0        0        0        0        0        0        0        0
  Softgoods                           0        0        0        0        0        0        0        0        0        0        0
  Rent                           14,565   14,565   14,565   14,565   14,565   14,565   14,565   17,565   17,565   17,565   17,565
  Other Direct Expenses          48,629   44,814   45,638   44,845   45,184   45,697   47,710   60,246   58,628   58,222   58,975
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
    Total                       387,851  348,927  382,154  351,256  372,855  383,855  389,136  465,725  454,618  460,352  471,668
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Green Profit                     89,137   77,191   82,198   77,089   79,891   91,819   98,127  116,008  118,655  115,974  118,376
Indirect Administrative
   Expenses                      55,145   55,145   55,145   55,145   55,145   55,145   55,145   58,145   58,145   58,260   58,260
Interest Income                    (863)  (1,050)    (896)    (896)  (1,000)    (896)    (983)  (1,192)  (1,150)  (1,275)  (1,492)
Interest expenses                 8,750    8,750    8,021    8,021    8,021    7,292    7,292    7,292    6,563    6,563    6,563
Amortization of Goodwill          8,668    8,668    8,668    8,668    8,668    8,668    8,668    8,918    8,918    8,918    8,918
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Profit from Operations       17,437    5,678   11,260    6,151    9,057   21,610   28,006   42,845   46,180   43,509   46,127
Taxes on Income                       0        0        0        0        0        0        0        0        0        0        0
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Income                       17,437    5,678   11,260    6,151    9,057   21,610   28,006   42,845   46,180   43,509   46,127
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Number of Locations                   6        6        6        6        6        6        6        7        7        7        7

                                 MONTH
                                  12       TOTAL
                                -------  ---------
Revenue                         624,085  6,156,977
                                -------  ---------
Direct Expenses
  Donor Fees                    286,563  2,859,874
  Salaries and related
   expenses                     125,640  1,289,953
  Testing                             0          0
  Softgoods                           0          0
  Rent                           17,565    189,780
  Other Direct Expenses          60,510    619,098
                                -------  ---------
    Total                       490,278  4,958,705
                                -------  ---------
Green Profit                    133,807  1,198,272
Indirect Administrative
   Expenses                      58,260    677,085
Interest Income                  (1,517)   (13,208)
Interest expenses                 5,833     88,958
Amortization of Goodwill          8,918    105,266
                                -------  ---------
Net Profit from Operations       62,312    340,171
Taxes on Income                       0          0
                                -------  ---------
Net Income                       62,312    340,171
                                -------  ---------
                                -------  ---------
Number of Locations                   7


                              EXHIBIT D  PAGE 78


                              EXHIBIT B  PAGE 174

SeraCare
POST EMERGENCE BALANCE SHEET
Second Twelve Months

                        MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH
                          1          2          3          4          5          6          7          8          9         10
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
ASSETS
  Current Assets
    Cash and
     Investments        207,100    252,446    215,874    216,693    240,418    215,196    236,870    125,633    124,230    162,657
    Accounts
     Receivable --
     trade              300,000    275,000    275,000    275,000    275,000    275,000    275,000    300,000    300,000    300,000
    Inventory           406,000    406,000    406,000    406,000    406,000    405,000    406,000    425,000    425,000    425,000
    Prepaid Expenses     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000
    Deposits             15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total Current
       Assets         1,003,100  1,023,446    986,874    987,693  1,011,418    985,196  1,007,870    940,633    939,230    977,657
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fixed Assets (at
   cost)                515,000    515,000    515,000    535,000    535,000    535,000    555,000    645,000    645,000    665,000
  Accumulated
   depreciation        (467,000)  (473,000)  (479,000)  (485,000)  (491,000)  (497,000)  (503,000)  (509,000)  (515,000)  (521,000)
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net Fixed Assets       48,000     42,000     36,000     50,000     44,000     38,000     52,000    136,000    130,000    144,000
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fresh Start
   Goodwill           1,595,984  1,587,316  1,578,648  1,569,980  1,561,312  1,552,644  1,543,976  1,595,058  1,586,140  1,577,222
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Assets        2,647,084  2,652,762  2,601,522  2,607,673  2,616,730  2,575,840  2,603,846  2,671,691  2,655,370  2,698,879
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LIABILITIES

  Accounts Payable      325,000    325,000    325,000    325,000    325,000    325,000    325,000    345,000    345,000    345,000
  Accrued
   Liabilities          125,000    125,000    125,000    125,000    125,000    125,000    125,000    130,000    130,000    130,000
  Notes Payable
   Secured Creditor     750,000    750,000    687,500    687,500    687,500    625,000    625,000    625,000    562,500    562,500
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total
     Liabilities      1,200,000  1,200,000  1,137,500  1,137,500  1,137,500  1,075,000  1,075,000  1,100,000  1,037,500  1,037,500
SHAREHOLDERS EQUITY
  Paid in Surplus     1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885
  Common Stock @
   $.001 per share        2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115
  Accumulated
   earnings             254,647    254,647    254,647    254,647    254,647    254,647    254,647    254,647    254,647    254,647
  Current year
   earnings              17,437     23,115     34,375     40,526     49,583     71,193     99,199    142,044    188,223    231,732
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total
     Shareholders
     Equity           1,447,084  1,452,762  1,464,022  1,470,173  1,479,230  1,500,840  1,528,846  1,571,691  1,617,870  1,661,379
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total
     Liabilities and
     Shareholders
     Equity           2,647,084  2,652,762  2,601,522  2,607,673  2,616,730  2,575,840  2,603,846  2,671,691  2,655,370  2,698,879
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                        MONTH      MONTH
                         11         12
                      ---------  ---------
ASSETS
  Current Assets
    Cash and
     Investments        223,702    238,432
    Accounts
     Receivable --
     trade              300,000    300,000
    Inventory           425,000    425,000
    Prepaid Expenses     75,000     75,000
    Deposits             15,000     15,000
                      ---------  ---------
      Total Current
       Assets         1,038,702  1,053,432
                      ---------  ---------
  Fixed Assets (at
   cost)                665,000    665,000
  Accumulated
   depreciation        (527,000)  (533,000)
                      ---------  ---------
  Net Fixed Assets      138,000    132,000
                      ---------  ---------
  Fresh Start
   Goodwill           1,568,304  1,559,386
                      ---------  ---------
  Total Assets        2,745,006  2,744,818
                      ---------  ---------
                      ---------  ---------
LIABILITIES

  Accounts Payable      345,000    345,000
  Accrued
   Liabilities          130,000    130,000
  Notes Payable
   Secured Creditor     562,500    500,000
                      ---------  ---------
    Total
     Liabilities      1,037,500    975,000
SHAREHOLDERS EQUITY
  Paid in Surplus     1,172,885  1,172,885
  Common Stock @
   $.001 per share        2,115      2,115
  Accumulated
   earnings             254,647    254,647
  Current year
   earnings             277,859    340,171
                      ---------  ---------
    Total
     Shareholders
     Equity           1,707,506  1,769,818
                      ---------  ---------
    Total
     Liabilities and
     Shareholders
     Equity           2,745,006  2,744,818
                      ---------  ---------
                      ---------  ---------


                              EXHIBIT D  PAGE 79


                              EXHIBIT B  PAGE 175

SeraCare
POST EMERGENCE FUNDS FLOW
Second Twelve Months

                               MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH     MONTH    MONTH    MONTH
                                 1        2        3        4        5        6        7        8         9       10       11
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------

Net income after taxes         17,437    5,678   11,260    6,151    9,057   21,610   28,006    42,845   46,180   43,509   46,127
Add: Amortization               8,668    8,668    8,668    8,668    8,668    8,668    8,668     8,918    8,918    8,918    8,918
     Depreciation               6,000    6,000    6,000    6,000    6,000    6,000    6,000     6,000    6,000    6,000    6,000
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Cash Flow From Operations      32,105   20,346   25,928   20,819   23,725   36,278   42,674    57,763   61,098   58,427   61,045
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Decr (Incr) in current
   assets
  Accounts Receivable               0   25,000        0        0        0        0        0   (25,000)       0        0      0 0
  Inventory                         0        0        0        0        0    1,000   (1,000)  (19,000)       0        0      0 0
  Prepaid expenses                  0        0        0        0        0        0        0         0        0        0      0 0
  Goodwill                          0        0        0        0        0        0        0   (60,000)       0        0      0 0
  Fiscal Assets                     0        0        0  (20,000)       0        0  (20,000)  (90,000)       0  (20,000)     0 0
Incr (Decr) in liabilities:
  Accounts payable                  0        0        0        0        0        0        0    20,000        0        0      0 0
  Accrued liabilities               0        0        0        0        0        0        0     5,000        0        0      0 0
  Note payable-Secured
   Creditors                        0        0  (62,500)       0        0  (62,500)       0         0  (62,500)       0        0
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
  Net Cash Flow                32,105   45,346  (36,572)     819   23,725  (25,222)  21,674  (111,237)  (1,403)  38,427   61,045
  Beginning cash balance      174,995  207,100  252,446  215,874  216,693  240,418  215,196   236,870  125,633  124,230  162,657
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
  Ending cash balance         207,100  252,446  215,874  216,693  240,418  215,196  236,870   125,633  124,230  162,657  223,702
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------

                               MONTH
                                 12       TOTAL
                              --------  ---------

Net income after taxes          62,312    340,171
Add: Amortization                8,918    105,266
     Depreciation                6,000     72,000
                              --------  ---------
Cash Flow From Operations       77,230    517,437
                              --------  ---------
Decr (Incr) in current
   assets
  Accounts Receivable                0          0
  Inventory                          0    (19,000)
  Prepaid expenses                   0          0
  Goodwill                           0    (60,000)
  Fiscal Assets                      0   (150,000)
Incr (Decr) in liabilities:
  Accounts payable                   0     20,000
  Accrued liabilities                0      5,000
  Note payable-Secured
   Creditors                   (62,500)  (250,000)
                              --------  ---------
  Net Cash Flow                 14,730     63,437
  Beginning cash balance       223,702    174,995
                              --------  ---------
  Ending Cash Balance          238,432    238,432
                              --------  ---------
                              --------  ---------


                              EXHIBIT D  PAGE 80


                              EXHIBIT B  PAGE 176

SeraCare
POST EMERGENCE FORECAST
Third Twelve Months

                               MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH     MONTH    MONTH    MONTH
                                 1        2        3        4        5        6        7        8         9       10       11
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Revenue                       539,988  489,118  527,352  491,345  515,746  538,704  550,263   644,733  636,273  702,326  716,044
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Direct Expenses
  Donor Fees                  247,009  221,885  242,608  223,157  235,788  242,790  248,198   284,539  280,594  304,239  312,774
  Salaries and related
   expenses                   115,501  105,516  117,196  106,542  115,171  118,686  116,516   141,228  135,684  156,032  158,060
  Testing                           0        0        0        0        0        0        0         0        0        0        0
  Softgoods                         0        0        0        0        0        0        0         0        0        0        0
  Rent                         17,565   17,565   17,565   17,565   17,565   17,565   17,565    20,565   20,565   23,565   23,565
  Other Direct Expenses        59,189   55,374   56,198   55,405   55,744   56,257   58,270    70,806   69,188   79,342   80,095
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
    Total                     439,264  400,340  433,567  402,669  424,268  435,298  440,549   517,138  506,031  563,178  574,494
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Gross Profit                  100,724   88,778   93,785   88,676   91,478  103,406  109,714   127,595  130,242  139,148  141,550
Indirect Administrative
   Expenses                    58,145   58,145   58,145   58,145   58,145   58,145   58,145    61,145   61,145   64,260   64,260
Interest Income                (1,163)  (1,296)  (1,192)  (1,242)  (1,392)  (1,333)  (1,479)   (1,079)  (1,121)    (675)  (1,008)
Interest expense                5,833    5,833    5,104    5,104    5,104    4,375    4,375     4,375    3,646    3,646    3,646
Amortization of Goodwill        8,918    8,918    8,918    8,918    8,918    8,918    8,918     9,168    9,168    9,418    9,418
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Net Profit from Operations     28,990   17,178   22,810   17,751   20,703   33,301   39,755    53,986   57,404   62,499   65,235
Taxes on Income                  (904)  (5,629)  (3,376)  (5,400)  (4,219)     821    3,402     9,094   10,462   12,500   13,594
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Net Income                     29,894   22,807   26,186   23,150   24,922   32,481   36,353    44,892   46,942   50,000   51,641
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
                              -------  -------  -------  -------  -------  -------  -------  --------  -------  -------  -------
Number of locations                 7        7        7        7        7        7        7         8        8        9        9

                               MONTH
                                12       TOTAL
                              -------  ---------
Revenue                       750,085  7,101,977
                              -------  ---------
Direct Expenses
  Donor Fees                  328,143  3,171,724
  Salaries and related
   expenses                   159,766  1,545,898
  Testing                           0          0
  Softgoods                         0          0
  Rent                         23,565    234,780
  Other Direct Expenses        81,630    777,498
                              -------  ---------
    Total                     593,104  5,729,900
                              -------  ---------
Gross Profit                  156,981  1,372,077
Indirect Administrative
   Expenses                    64,260    722,085
Interest Income                (1,154)   (14,133)
Interest expense                2,917     53,958
Amortization of Goodwill        9,418    109,016
                              -------  ---------
Net Profit from Operations     81,541    501,151
Taxes on Income                20,116     50,460
                              -------  ---------
Net Income                     61,424    450,691
                              -------  ---------
                              -------  ---------
Number of locations                 9


                              EXHIBIT D  PAGE 81


                              EXHIBIT B  PAGE 177

SeraCare
POST EMERGENCE BALANCE SHEET
Third Twelve Months

                        MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH
                          1          2          3          4          5          6          7          8          9         10
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
ASSETS
  Current Assets
    Cash and
     Investments        280,232    317,957    296,560    314,629    354,468    339,367    370,638    265,698    265,308    145,726
    Accounts
     receivable --
     trade              300,000    300,000    300,000    300,000    300,000    300,000    300,000    325,000    325,000    350,000
    Inventory           425,000    425,000    425,000    425,000    425,000    425,000    425,000    440,000    440,000    455,000
    Prepaid expenses     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000
    Deposits             15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total Current
       Assets         1,095,232  1,132,957  1,111,560  1,129,629  1,169,468  1,154,367  1,185,638  1,120,698  1,120,308  1,040,726
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fixed Assets (at
   cost)                665,000    665,000    665,000    685,000    685,000    685,000    705,000    795,000    795,000    905,000
  Accumulated
   depreciation        (539,000)  (545,000)  (551,000)  (557,000)  (563,000)  (569,000)  (575,000)  (581,000)  (587,000)  (593,000)
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net Fixed Assets    126,000    120,000    114,000    128,000    122,000    116,000    130,000    214,000    208,000    312,000
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fresh Start
   Goodwill           1,550,468  1,541,550  1,532,632  1,523,714  1,514,796  1,505,878  1,496,960  1,547,792  1,538,624  1,589,206
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Assets        2,771,700  2,794,507  2,758,192  2,781,343  2,806,264  2,776,245  2,812,598  2,882,490  2,866,932  2,941,932
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LIABILITIES
  Accounts payable      345,000    345,000    345,000    345,000    345,000    345,000    345,000    365,000    365,000    385,000
  Accrued
   liabilities          130,000    130,000    130,000    130,000    130,000    130,000    130,000    135,000    135,000    140,000
  Notes payable -
   Secured Creditor     500,000    500,000    437,500    437,500    437,500    375,000    375,000    375,000    312,500    312,500
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total
       Liabilities      975,000    975,000    912,500    912,500    912,500    850,000    850,000    875,000    812,500    837,500
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
SHAREHOLDERS EQUITY
  Paid in surplus     1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885
  Common Stock @
   $.001 per share        2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115
  Accumulated
   earnings             591,806    591,806    591,806    591,806    591,806    591,806    591,806    591,806    591,806    591,806
  Current year
   earnings              29,894     52,701     78,886    102,037    126,958    159,439    195,792    240,684    287,626    337,626
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total
       Shareholders
       Equity         1,796,700  1,819,507  1,845,692  1,868,843  1,893,764  1,926,245  1,962,598  2,007,490  2,054,432  2,104,432
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total
       Liabilities
       and
       Shareholders
       Equity         2,771,700  2,794,507  2,758,192  2,781,343  2,806,264  2,776,245  2,812,598  2,882,490  2,866,932  2,941,932
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                        MONTH      MONTH
                         11         12
                      ---------  ---------
ASSETS
  Current Assets
    Cash and
     Investments        212,784    227,127
    Accounts
     receivable --
     trade              350,000    350,000
    Inventory           455,000    455,000
    Prepaid expenses     75,000     75,000
    Deposits             15,000     15,000
                      ---------  ---------
      Total Current
       Assets         1,107,784  1,122,127
                      ---------  ---------
  Fixed Assets (at
   cost)                905,000    905,000
  Accumulated
   depreciation        (599,000)  (605,000)
                      ---------  ---------
     Net Fixed Assets   306,000    300,000
                      ---------  ---------
  Fresh Start
   Goodwill           1,579,788  1,570,370
                      ---------  ---------
  Total Assets        2,993,572  2,992,497
                      ---------  ---------
                      ---------  ---------
LIABILITIES
  Accounts payable      385,000    385,000
  Accrued
   liabilities          140,000    140,000
  Notes Payable
   Secured Creditor     312,500    250,000
                      ---------  ---------
    Total
     Liabilities        837,500    775,000
                      ---------  ---------
SHAREHOLDERS EQUITY
  Paid in surplus     1,172,885  1,172,885
  Common Stock @
   $.001 per share        2,115      2,115
  Accumulated
   earnings             591,806    591,806
  Current year
   earnings             389,266    450,691
                      ---------  ---------
    Total
     Shareholders
     Equity           2,156,072  2,217,497
                      ---------  ---------
    Total
     Liabilities
     and
     Shareholders
     Equity           2,993,572  2,992,497
                      ---------  ---------
                      ---------  ---------



                              EXHIBIT D  PAGE 82


                              EXHIBIT B  PAGE 178

SeraCare
POST EMERGENCE FUNDS FLOW
Third Twelve Months

                       MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH
                         1        2        3        4        5        6        7        8        9       10       11
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Income after
   taxes               29,894   22,807   26,186   23,150   24,922   32,481   36,353   44,892   46,942   50,000   51,641
Add: Amortization       8,918    8,918    8,918    8,918    8,918    8,918    8,918    9,168    9,168    9,418    9,418
     Depreciation       6,000    6,000    6,000    6,000    6,000    6,000    6,000    6,000    6,000    6,000    6,000
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Cash Flow From
   Operations          44,812   37,725   41,104   38,068   39,840   47,399   51,271   60,060   62,110   65,418   67,059
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Decr (Incr) in
   current assets:
  Accounts
   Receivable               0        0        0        0        0        0        0  (25,000)       0  (25,000)       0
  Inventory                 0        0        0        0        0        0        0  (15,000)       0  (15,000)       0
  Prepaid expenses          0        0        0        0        0        0        0        0        0        0        0
  Goodwill                  0        0        0        0        0        0        0  (60,000)       0  (60,000)       0
  Fixed Assets              0        0        0  (20,000)       0        0  (20,000) (90,000)       0 (110,000)       0
Incr (Decr) in
   liabilities:
  Accounts payable          0        0        0        0        0        0        0   20,000        0   20,000        0
  Accrued
   liabilities              0        0        0        0        0        0        0    5,000        0    5,000        0
  Note payable --
   Secured Creditors        0        0  (62,500)       0        0  (62,500)       0        0  (62,500)       0        0
                      -------  -------  -------  -------  -------  -------  -------  -------  ------- --------  -------
Net Cash Flow          44,812   37,725  (21,396)  18,068   39,840  (15,101)  31,271  104,940     (390)(119,583)  67,059
Beginning cash
   balance            235,420  200,232  317,957  296,560  314,629  354,468  339,367  370,638  265,698  265,368  145,726
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Ending cash balance   200,232  317,957  296,560  314,629  354,468  339,367  370,638  265,698  265,300  145,726  212,784
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------

                       MONTH
                         12       TOTAL
                      --------  ---------
Net Income after
   taxes                61,424    450,691
Add: Amortization        9,418    109,016
     Depreciation        6,000     72,000
                      --------  ---------
Cash Flow From
   Operations           76,842    631,707
                      --------  ---------
Decr (Incr) in
   current assets:
  Accounts
   Receivable                0    (50,000)
  Inventory                  0    (30,000)
  Prepaid expenses           0          0
  Goodwill                   0   (120,000)
  Fixed Assets               0   (240,000)
Incr (Decr) in
   liabilities:
  Accounts payable           0     40,000
  Accrued
   liabilities               0     10,000
Note payable --
   Secured Creditors   (62,500)  (250,000)
                      --------  ---------
Net Cash Flow           14,342     (8,293)
Beginning cash
   balance             212,784    235,420
                      --------  ---------
Ending cash balance    227,127    227,127
                      --------  ---------
                      --------  ---------


                              EXHIBIT D  PAGE 83


                              EXHIBIT B  PAGE 179

SeraCare
POST EMERGENCE FORECAST
Fourth Twelve Months

                       MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH    MONTH
                         1        2        3        4        5        6        7        8        9       10       11
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Revenue               728,988  678,110  716,352  680,345  704,746  727,704  802,263  833,733  825,273  891,326  905,044
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Direct Expenses
  Donor Fees          309,379  284,255  304,978  285,527  290,158  305,160  331,358  346,909  342,964  366,609  375,144
  Salaries and
   related expenses   166,690  156,705  168,385  157,731  166,360  169,875  184,768  192,417  186,873  207,221  209,249
  Testing                   0        0        0        0        0        0        0        0        0        0        0
  Softgoods                 0        0        0        0        0        0        0        0        0        0        0
  Rent                 26,565   26,565   26,565   26,565   26,565   26,565   29,565   29,565   29,565   32,565   32,565
  Other Direct
   Expenses            90,869   87,054   87,878   87,085   87,424   87,937  100,510  102,486  100,868  111,022  111,775
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
    Total             593,503  554,579  587,806  556,908  578,507  589,537  646,201  671,377  660,270  717,417  728,733
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Green Profit          135,485  123,539  128,546  123,437  126,239  138,167  156,062  162,356  165,003  173,909  176,311
Indirect
   Administrative
   Expenses            67,145   67,145   67,145   67,145   67,145   67,145   70,145   70,145   70,145   73,260   73,260
Interest Income        (1,163)  (1,296)  (1,192)  (1,242)  (1,392)  (1,333)    (675)  (1,008)  (1,154)    (675)  (1,008)
Interest expense        2,917    2,917    2,188    2,188    2,188    1,458    1,458    1,458      729      729      729
Amortization of
   Goodwill             9,668    9,668    9,668    9,668    9,668    9,668    9,918    9,918    9,918   10,168   10,168
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Profit From
   Operations          56,918   45,105   50,737   45,678   48,630   61,229   75,216   81,843   85,365   90,427   93,162
Taxes on Income        10,267    5,542    7,795    5,771    6,952   11,992   17,586   20,237   21,646   23,671   24,765
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Income             46,651   39,563   42,942   39,907   41,678   49,237   57,629   61,606   63,719   66,756   68,397
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                      -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Number of Locations        10       10       10       10       10       10       11       11       11       12       12

                       MONTH
                        12       TOTAL
                      -------  ---------
Revenue               939,085  9,432,977
                      -------  ---------
Direct Expenses
  Donor Fees          390,513  3,940,954
  Salaries and
   related expenses   210,955  2,177,229
  Testing                   0          0
  Softgoods                 0          0
  Rent                 32,565    345,780
  Other Direct
   Expenses           113,310  1,168,218
                      -------  ---------
    Total             747,343  7,632,181
                      -------  ---------
Green Profit          191,742  1,800,796
Indirect
   Administrative
   Expenses            73,260    833,005
Interest Income        (1,154)   (13,292)
Interest expenses           0     18,958
Amortization of
   Goodwill            10,168    118,266
                      -------  ---------
Net Profit from
   Operations         109,468    843,778
Taxes on Income        31,287    187,511
                      -------  ---------
Net Income             78,181    656,267
                      -------  ---------
                      -------  ---------
Number of Locations        12


                              EXHIBIT D  PAGE 84


                              EXHIBIT B  PAGE 180

SeraCare
POST EMERGENCE BALANCE SHEET
Fourth Twelve Months

                        MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH      MONTH
                          1          2          3          4          5          6          7          8          9         10
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
ASSETS
  Current Assets
    Cash and
     Investments        124,446    179,677    175,787    211,362    268,708    271,114    154,661    232,185    249,322    147,246
    Accounts
     Receivable --
     trade              375,000    375,000    375,000    375,000    375,000    375,000    400,000    400,000    400,000    425,000
    Inventory           470,000    470,000    470,000    470,000    470,000    470,000    485,000    485,000    485,000    500,000
    Prepaid Expenses     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000
    Deposits             15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000     15,000
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total Current
       Assets         1,059,446  1,114,677  1,110,787  1,146,362  1,203,708  1,206,114  1,129,661  1,207,185  1,224,322  1,162,246
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fixed Assets (at
   cost)                995,000    995,000    995,000  1,015,000  1,015,000  1,015,000  1,125,000  1,125,000  1,125,000  1,235,000
  Accumulated
   depreciation        (611,000)  (617,000)  (623,000)  (629,000)  (635,000)  (641,000)  (647,000)  (653,000)  (659,000)  (665,000)
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net Fixed Assets      384,000    378,000    372,000    386,000    380,000    374,000    478,000    472,000    466,000    570,000
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fresh Start
   Goodwill           1,620,702  1,611,034  1,601,366  1,591,698  1,582,030  1,572,362  1,622,444  1,612,526  1,602,608  1,652,440
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total Assets      3,064,148  3,103,711  3,004,153  3,124,060  3,165,738  3,152,476  3,230,105  3,291,711  3,292,930  3,384,686
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
LIABILITIES
  Accounts Payable      405,000    405,000    405,000    405,000    405,000    405,000    420,000    420,000    420,000    435,000
  Accrued
   Liabilities          145,000    145,000    145,000    145,000    145,000    145,000    150,000    150,000    150,000    160,000
  Notes Payable-
   Secured Creditor     250,000    250,000    187,500    187,500    187,500    125,000    125,000    125,000     62,500     62,500
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total
     Liabilities        800,000    800,000    737,500    737,500    737,500    675,000    695,000    695,000    632,500    657,500
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
SHAREHOLDERS EQUITY
  Paid in Surplus     1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885  1,172,885
  Common Stock @
   $.001 per share        2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115      2,115
  Accumulated
   earnings           1,042,497  1,042,497  1,042,497  1,042,497  1,042,497  1,042,497  1,042,497  1,042,497  1,042,497  1,042,497
  Current year
   earnings              46,651     86,214    129,156    169,063    210,741    259,979    317,608    379,214    442,933    509,689
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total
     Shareholders
     Equity           2,264,148  2,303,711  2,346,653  2,386,560  2,428,238  2,477,476  2,535,105  2,596,711  2,660,430  2,727,186
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total
     Liabilities and
     Shareholders
     Equity           3,064,148  3,103,711  3,064,153  3,124,060  3,165,738  3,152,476  3,230,105  3,291,711  3,292,930  3,384,686
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                        MONTH      MONTH
                         11         12
                      ---------  ---------
ASSETS
  Current Assets
    Cash and
     Investments        231,011    263,660
    Accounts
     Receivable --
     trade              425,000    425,000
    Inventory           500,000    500,000
    Prepaid Expenses     75,000     75,000
    Deposits             15,000     15,000
                      ---------  ---------
      Total Current
       Assets         1,246,811  1,278,660
                      ---------  ---------
  Fixed Assets (at
   cost)              1,235,000  1,235,000
  Accumulated
   depreciation        (671,000)  (677,000)
                      ---------  ---------
  Net Fixed Assets      564,000    558,000
                      ---------  ---------
  Fresh Start
   Goodwill           1,642,272  1,632,104
                      ---------  ---------
    Total Assets      3,453,083  3,468,764
                      ---------  ---------
                      ---------  ---------
LIABILITIES
  Accounts Payable      435,000    435,000
  Accrued
   Liabilities          160,000    160,000
  Notes Payable
   Secured Creditor      62,500          0
                      ---------  ---------
    Total
     Liabilities        657,500    595,000
                      ---------  ---------
SHAREHOLDERS EQUITY
  Paid in Surplus     1,172,885  1,172,885
  Common Stock @
   $.001 per share        2,115      2,115
  Accumulated
   earnings           1,042,497  1,042,497
  Current year
   earnings             578,086    656,267
                      ---------  ---------
    Total
     Shareholders
     Equity           2,795,583  2,873,764
                      ---------  ---------
    Total
     Liabilities and
     Shareholders
     Equity           3,453,083  3,468,764
                      ---------  ---------
                      ---------  ---------


                              EXHIBIT D  PAGE 85


                              EXHIBIT B  PAGE 181

SeraCare
POST EMERGENCE FUNDS FLOW
Fourth Twelve Months

                       MONTH     MONTH    MONTH    MONTH    MONTH    MONTH    MONTH     MONTH    MONTH    MONTH     MONTH
                         1         2        3        4        5        6        7         8        9        10       11
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------
Net income after
   taxes                46,651   39,563   42,942   39,907   41,678   49,237    57,629   61,606   63,719    66,756   68,397
Add: Amortization        9,668    9,668    9,668    9,668    9,668    9,668     9,918    9,918    9,918    10,168   10,168
     Depreciation        6,000    6,000    6,000    6,000    6,000    6,000     6,000    6,000    6,000     6,000    6,000
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------
Cash Flow From
   Operations           62,319   55,231   58,610   55,575   57,346   64,905    73,547   77,524   79,637    82,924   84,565
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------
Decr (Incr) in
   current assets:
  Accounts
   Receivable          (25,000)       0        0        0        0        0   (25,000)       0        0   (25,000)       0
  Inventory            (15,000)       0        0        0        0        0   (15,000)       0        0   (15,000)       0
  Prepaid expenses           0        0        0        0        0        0         0        0        0         0        0
  Goodwill             (60,000)       0        0        0        0        0   (60,000)       0        0   (60,000)       0
Fixed Assets           (90,000)       0        0  (20,000)       0        0  (110,000)       0        0  (110,000)       0
Incr (Decr) in
   liabilities:
  Accounts Payable      20,000        0        0        0        0        0    15,000        0        0    15,000        0
  Accrued
   liabilities           5,000        0        0        0        0        0     5,000        0        0    10,000        0
  Note payable-
   Secured Creditors         0        0  (62,500)       0        0  (62,500)        0        0  (62,500)        0        0
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------
Net Cash Flow         (102,681)  55,231   (3,890)  35,575   57,346    2,405  (116,453)  77,524   17,137  (102,076)  84,565
Beginning cash
   balance             227,127  124,446  179,677  175,787  211,362  268,700   271,114  154,661  232,185   249,322  147,246
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------
Ending cash balance    124,446  179,677  175,787  211,362  268,700  271,114   154,661  232,185  249,322   147,246  231,811
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------
                      --------  -------  -------  -------  -------  -------  --------  -------  -------  --------  -------

                       MONTH
                        12       TOTAL
                      -------  ---------
Net income after
   taxes               78,181    656,267
Add: Amortization      10,168    118,266
     Depreciation       6,000     72,000
                      -------  ---------
Cash Flow From
   Operations          94,394    846,533
                      -------  ---------
Decr (Incr) in
   current assets:
  Accounts
   Receivable               0    (75,000)
  Inventory                 0    (45,000)
  Prepaid expenses          0          0
  Goodwill                  0   (180,000)
Fixed Assets                0   (330,000)
Incr (Decr) in
   liabilities
  Accounts Payable          0     50,000
  Accrued
   liabilities              0     20,000
  Note payable
   secured creditors  (62,500)  (250,000)
                      -------  ---------
Net cash flow          31,849     36,533
Beginning cash
   balance            231,811    227,127
                      -------  ---------
Ending Cash Balance   263,660    263,660
                      -------  ---------
                      -------  ---------


                              EXHIBIT D  PAGE 86


                              EXHIBIT B  PAGE 182

                             EXHIBIT  "E"


                         EXHIBIT B  PAGE 183

                               SERACARE


                         FINANCIAL STATEMENTS
                             (UNAUDITED)


                           DECEMBER 31,1994



                           EXHIBIT E  PAGE 87


                           EXHIBIT B  PAGE 184

                               SERACARE
                          INCOME STATEMENT
       FOR THE MONTH AND TWELVE MONTHS ENDING DECEMBER 31, 1994


                                   MONTH OF          YEAR TO
                                   DECEMBER            DATE
                                  ---------          ---------
Revenue                            $591,411          $4,969,862
                                  ---------          ----------
Direct  Expenses
 Donor Fees                         173,437          1,498,526
 Salaries and related               100,338          1,026,494
 Testing                             77,927            495,076
 Softgoods                          108,800            805,103
 Rent                                14,272            168,523
 Other Direct Expenses               35,405            343,547
                                  ---------          ---------
                                    510,179          4,337,269
                                  ---------          ---------

GROSS PROFIT                         81,232            632,593


INDIRECT EXPENSES                    53,222            633,322
                                  ---------          ---------

NET PROFIT (LOSS) FROM OPERATIONS   $28,010              $(729)
                                  ---------          ---------
                                  ---------          ---------

BANKRUPTCY EXPENSES                  15,208            182,409
                                  ---------          ---------

NET INCOME (LOSS)                   $12,802          $(183,138)
                                  ---------          ---------
                                  ---------          ---------


                           EXHIBIT E  PAGE 88


                           EXHIBIT B  PAGE 185

                              BINARY ASSOCIATES, INC
                                 INCOME STATEMENT
                  FOR THE TWELVE MONTHS ENDING DECEMBER 31, 1994


                           CURRENT MONTH      %     YEAR TO DATE     %

Revenue
 Plasma Sales                  $501,824     100.00   3,769,693      100.00
                               --------              ---------
 Total Revenues                 501,824     100.00   3,769,693      100.00
                               --------              ---------

Cost of Sales
 Donor's Fees                   131,211     26.15    1,067,156       28.31
 Soft Goods                     108,800     21.68      693,479       18.40
 Testing                         77,927     15.53      438,621       11.64
 Payroll                         60,221     12.00      554,164       14.70
 Payroll Taxes                    4,917      0.98       47,050        1.25
 Donors Supplies                 10,042      2.00       74,652        1.98
 Rent                             9,259      1.85      109,015        2.89
 Depreciation                        75      0.01          825        0.02
 Freight-in                           0      0.00          120        0.00
 General Insurance                1,027      0.20        9,320        0.25
 Group Health Insurance           1,178      0.23       18,738        0.50
 Worker's Comp Insurance          1,631      0.33       16,643        0.44
 Janitorial                         525      0.10        7,516        0.20
 Donor Recruitment                  433      0.09        5,474        0.15
 Miscellaneous                      (78)    (0.02)          11        0.00
 Payroll Service                      0      0.00           91        0.00
 Repairs & Maintenance            2,105      0.42       25,733        0.68
 Shipping                           363      0.07        4,608        0.12
 Security                             0      0.00            0        0.00
 Shrinkage                            0      0.00            0        0.00
 Taxes & Licenses                 2,053      0.41       10,668        0.28
 Telephone                          715      0.14        8,152        0.22
 Uniforms                             0      0.00            0        0.00
 Utilities                        4,575      0.91       55,620        1.48
 Waste Management                     0      0.00            0        0.00
 Inventory Adjustment             7,857      1.57       (5,163)      (0.14)
                               --------              ---------
 Total Cost of Sales            424,836     84.66    3,142,493       83.36
                               --------              ---------
 Gross Profit                    76,988     15.34      627,200       16.64
                               --------              ---------
Indirect Expenses
 Depreciation                        25      0.00          275        0.01
 Advertising                          0      0.00          100        0.00
 Auto Expenses                    1,053      0.21        5,345        0.14
 Workers' Comp. Ins.                  0      0.00        1,173        0.03
 Bank Charges                       173      0.03        1,148        0.03
 Entertainment & Meals              108      0.02        1,400        0.04
 Entertainment & Meals              436      0.09        1,610        0.04
 Group Health Insurance           1,286      0.26       16,822        0.45
 Legal & Accounting                (300)    (0.06)       7,102        0.19
 Miscellaneous                       82      0.02        1,211        0.03
 Meetings & Seminars                748      0.15        4,416        0.12
 Office Expense                   1,794      0.36       25,736        0.68
 Outside Contractors                230      0.05       11,766        0.31

                               For Management Purposes Only


                           EXHIBIT E  PAGE 89


                           EXHIBIT B  PAGE 186

                       Binary Associates, Inc.
                          Income Statement
           For the Twelve Months Ending December 31, 1994


                                     Current Month    %    Year to Date   %

   Payroll                             35,460       7.07     413,122     10.96
   Payroll Taxes                        2,282       0.45      26,762      0.71
   Payroll Services                       373       0.07       3,477      0.09
   Postage & Shipping                     824       0.16      11,293      0.30
   Rent                                 5,301       1.06      27,131      0.72
   Telephone                            1,509       0.30      12,776      0.34
   Travel                               2,473       0.49      33,433      0.89
   Utilities                           (1,300)     (0.26)        230      0.01
                                    ---------               --------
   Total Indirect Expenses             52,557      10.47     606,328     16.08
                                    ---------               --------
   Income Before Other
    Income & Taxes                     24,431       4.87      20,872      0.55
                                    ---------               --------
 Other Income & Expenses
     Interest Income                        1       0.00         334      0.01

   Income From Operations              24,432       4.87      21,206      0.56
                                    ---------               --------
 Bankruptcy Expenses
     Bankruptcy Expenses - Legal       11,338       2.26      75,792      2.01
     Bankruptcy Exp. - Consultants          0       0.00      13,680      0.36
                                    ---------               --------
   Total Bankruptcy Expenses           11,338       2.26      89.472      2.37
                                    ---------               --------
 Net Income                           $13.094       2.61     (68,266)    (1.81)
                                    ---------               --------
                                    ---------               --------


                           EXHIBIT E  PAGE 90


                           EXHIBIT B  PAGE 187

                               Avre, Inc.
                           Income Statement
              For the Twelve Months Ending December 31, 1994


                           Current Month     %         Year to Date       %
Revenue
 Plasma Sales               $ 89,587       100.00       1,200,169       100.00
                            --------                   ----------
 Total Revenues               89,587       100.00       1,200,169       100.00
                            --------                   ----------
Cost of Sales
 Donor's Fees                 42,226        47.13         431,371        35.94
 Soft Goods                        0         0.00         111,624         9.30
 Testing                           0         0.00          56,454         4.70
 Payroll                      28,727        32.07         339,715        28.31
 Payroll Taxes                 2,573         2.87          32,352         2.70
 Donor Supplies                1,994         2.23          27,131         2.26
 Rent                          5,013         5.60          59,512         4.96
 Depreciation                     75         0.08             825         0.07
 Freight-in                        0         0.00               0         0.00
 General Insurance             1,027         1.15          14,129         1.18
 Group Health Insurance        1,991         2.22          17,245         1.44
 Workers Comp. Insurance        (900)       (1.00)            588         0.05
 Janitorial                    1,003         1.12          10,306         0.86
 Donor Recruitment               637         0.71           7,925         0.66
 Miscellaneous                 1,898         2.12           8,625         0.72
 Payroll Service                   0         0.00               0         0.00
 Repair & Maintenance          1,773         1.98          18,726         1.56
 Shipping                      1,021         1.14           1,021         0.09
 Taxes & Licenses                291         0.32           7,539         0.63
 Telephone                       468         0.52           6,516         0.54
 Utilities                     3,505         3.91          42,973         3.58
 Inventory Adjustment         (7,979)       (8.91)            199         0.02
                            --------                   ----------
 Total Cost of Sales          85,343        95.26       1,194,776        99.55
                            --------                   ----------
 Gross Profit                  4,244         4.74           5,393         0.45
                            --------                   ----------
Indirect Expenses
 Depreciation                      0         0.00               0         0.00
 Advertising                       0         0.00             227         0.02
 Auto Expenses                    78         0.09             803         0.07
 Bank Charges                     64         0.07             818         0.07
 Dues and Subscriptions            0         0.00             868         0.07
 Entertainment & Meals             0         0.00              91         0.01
 Group Health Insurance            0         0.00               0         0.00
 Legal & Accounting                0         0.00             690         0.06
 Miscellaneous                     0         0.00              71         0.01
 Meetings & Seminars             0         0.00               0         0.00
 Office Expense                  260         0.29          12,139         1.01
 Outside Contractors               0         0.00           1,743         0.15
 Payroll                           0         0.00               0         0.00
 Payroll Taxes                     0         0.00               0         0.00
 Payroll Services                261         0.29           2,614         0.22
 Postage & Shipping               43         0.05             993         0.08
 Administration Charge             0         0.00               0         0.00
 Rent                              0         0.00               0         0.00


                           EXHIBIT E  PAGE 91


                           EXHIBIT B  PAGE 188

                              AVRE, INC.
                           INCOME STATEMENT
               FOR THE TWELVE MONTHS ENDING DECEMBER 31, 1994

                                   Current Month     %      Year  to  Date   %

Telephone                          $    0            0.00          0       0.00
Travel                                  0            0.00      7,029       0.59
Utilities                               0            0.00          0       0.00
                                   ------                     ------
Total Indirect Expenses               705            0.79     28,086       2.34
                                   ------                     ------
Income Before Other Income & Taxes  3,538            3.95    (22,693)     (1.89)
                                   ------                     ------
Other Income & Expenses
 Interest Income                       40            0.04        558       0.05
 Other Income & Expenses                0            0.00        200       0.02

Income  From  Operations            3,578            3.99    (21,935)     (1.83)
                                   ------                     ------
Bankruptcy Expenses
 Bankruptcy Expenses-Legal          3,870            4.32     70,339       5.86
 Bankruptcy Exp.-Consultants            0            0.00      2,598       0.22
                                   ------                     ------
Total   Bankruptcy  Expenses        3,870            4.32     72,937       6.08
                                   ------                     ------
Net Income                        $ (292)           (0.33)   (94,872)     (7.90)
                                   ------                     ------
                                   ------                     ------


                           EXHIBIT E  PAGE 92


                           EXHIBIT B  PAGE 189

                                 SERACARE
                           FINANCIAL STATEMENTS
                                (UNAUDITED)
                            SEPTEMBER 30, 1995


                             EXHIBIT E  PAGE 93


                             EXHIBIT B  PAGE 190

                                        SERACARE
                                    INCOME STATEMENTS
                   FOR THE MONTH AND NINE MONTHS ENDING SEPTEMBER 30, 1995

                                              PRIOR
                              MONTH OF       YEAR TO    YEAR TO
                             SEPTEMBER         DATE      DATE
                             -----------------------  ----------

Revenue                       $671,922     4,126,616  $4,796,538
                              ----------------------  ----------
Direct Expenses
 Donor Fees                    198,357     1,242,671   1,441,028
 Salaries and related           95,617       717,838     813,455
 Testing                        98,603       527,783     626,386
 SOFT GOODS                    149,987       767,131     917,118
 Rent                           14,544       115,935     130,479
 Other Direct Expenses          21,667       136,397     158,064
                              ----------------------  ----------
Total Direct Expenses          578,775     3,507,755   4,086,530
                              ----------------------  ----------
GROSS PROFIT                    93,147       618,861     712,008

INDIRECT EXPENSES               63,597       470,708     534,305
                              ----------------------  ----------
NET PROFIT (LOSS) FROM
 OPERATIONS                   $ 29,550       148,153  $  177,703
                              ----------------------  ----------
                              ----------------------  ----------
BANKRUPTCY & DISCONTINUED
 OPERATIONS                          0        49,969      49,969
                              ----------------------  ----------
NET INCOME                    $ 29,550        98,184  $  127,734
                              ----------------------  ----------
                              ----------------------  ----------


                             EXHIBIT E  PAGE 94


                             EXHIBIT B  PAGE 191

                                 AVRE, INC.
                              INCOME STATEMENT
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 1995

                                          YEAR TO
                                           DATE
                                           ACTUAL
                                         ----------
Revenue
  Plasma Sales                           $1,137,503
                                         ----------
  Total Revenues                          1,137,503
                                         ----------
                                         ----------
1st of Sales                                426,313
  Donor's Fees, Std.                         18,038
  Donor Fees, Misc.                          89,499
  Soft Goods                                 66,622
  Testing                                   117,527
  Payroll Technicians                       144,839
  Payroll Mgr. & Medical                      9,459
  Payroll Taxes, Tech                        11,609
  Payroll Taxes, Mgr. & Med                  18,950
  Donors Supplies                             45,415
  Rent                                          675
  Depreciation                                6,207
  General Insurance                          10,453
  Group Health  Insurance                     1,108
  Workers Comp Insurance                      5,437
  Janitorial                                  1,994
  Donor Recruitment                              80
  Miscellaneous                               8,095
  Plasma Destroyed                            8,283
  Repairs and Maintenance                    14,133
  Security                                    7,352
  Shipping                                      512
  Shrinkage                                   8,513
  Taxes and Licenses                          4,649
  Telephone                                  20,774
  Utilities                                   4,375
  Uniforms                                   10,693
  Waste Management                          (39,159)
                                         ----------
  Inventory Adjustment

  Total Cost of Sales                     1,022,445
                                         ----------
  Gross Profit                              115,058
                                         ----------

~~~~~~~~~~ Expenses                              60
  Advertising                                   574
  Auto Expenses                                 122
  Bank Charges                                  110
  Dues and Subscriptions                        419
  Entertainment and Meals                       591
  Workers Comp. Ins.                          9,950
  Group Health Insurance                          0
  Legal and Accounting                           92
  Miscellaneous                                 420
  Meetings and Seminars                       3,899
  Office Expenses                                 0
  Outside Contractors


                             EXHIBIT E  PAGE 95


                             EXHIBIT B  PAGE 192

                                 AVRE, INC.
                               INCOME STATEMENT
                   FOR THE NINE MONTHS ENDING SEPTEMBER 30, 1995

                                           YEAR TO
                                            DATE
                                           ACTUAL


   PAYROLL                                         0
   PAYROLL TAXES                                   0
   PAYROLL SERVICES                            1,968
   POSTAGE & SHIPPING                          4,181
   RENT                                            0
   TELEPHONE                                       0
   TRAVEL                                          0
                                            --------

   TOTAL INDIRECT EXPENSES                    22,386
                                            --------

   INCOME BEFORE OTHER INCOME                 92,672
                                            --------

 OTHER INCOME & EXPENSES


   INCOME FROM OPERATIONS                     92,672
                                            --------

 BANKRUPTCY EXPENSES
     BANKRUPTCY EXPENSES - LEG.                6,821
     BANKRUPTCY EXP. - OTHER                   7,500
                                            --------

   TOTAL BANKRUPTCY EXPENSES                  14,321
                                            --------

    NET INCOME                               $78,351
                                            --------
                                            --------


                             EXHIBIT E  PAGE 96


                             EXHIBIT B  PAGE 193

                             BINARY ASSOCIATES, INC.
                                INCOME STATEMENT
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30,1995

                                                YEAR TO
                                                  DATE
                                                 ACTUAL


 REVENUE
    PLASMA SALES                            $3,661,033
                                           -----------
    TOTAL REVENUES                           3,661,033
                                           -----------

 DIRECT COSTS
    DONOR'S FEES                               998,496
    SOFT GOODS                                 827,620
    TESTING                                    559,765
    PAYROLL TECHNICIANS                        268,628
    PAYROLL MGR. & MEDICAL                     192,103
    PAYROLL TAXES, TECH.                        21,178
    PAYROLL TAXES, MGR. & MED.                  15,508
    DONOR SUPPLIES                              45,573
    RENT                                        85,073
    DEPRECIATION                                10,614
    FREIGHT-IN                                   3,046
    GENERAL INSURANCE                                0
    GROUP HEALTH  INSURANCE                     12,310
    WORKER'S COMP INSURANCE                      8,627
    JANITORIAL                                   5,973
    DONOR RECRUITMENT                            1,397
    MISCELLANEOUS                                   52
    PAYROLL SERVICES                                 0
    PLASMA DESTROYED                            25,152
    REPAIRS & MAINTENANCE                       13,423
    SECURITY                                    10,021
    SHIPPING                                     2,971
    SHRINKAGE                                      183
    TAXES & LICENSES                            15,838
    TELEPHONE                                    5,114
    UTILITIES                                   19,319
    UNIFORMS                                     9,016
    WASTE MANAGEMENT                            20,596
    INVENTORY ADJUSTMENT                      (115,526)
                                           -----------
    TOTAL COST OF SALES                      3,062,070
                                           -----------

 INDIRECT COSTS
    DEPRECIATION                                   225
    ADVERTISING                                    159
    AUTO EXPENSES                               10,880
    WORKERS' COMP. INS.                          6,752
    BANK CHARGES                                   158
    DUES AND SUBSCRIPTIONS                       1,439
    ENTERTAINMENT & MEALS                        1,806
    GROUP HEALTH INSURANCE                      18,546
    LEGAL & ACCOUNTING                           2,563
    MISCELLANEOUS                                2,452
    MEETINGS & SEMINARS                          3,284
    OFFICE EXPENSE                              17,127


                             EXHIBIT E  PAGE 97


                             EXHIBIT B  PAGE 194

                       BINARY ASSOCIATES, INC.
                          INCOME STATEMENT
           FOR THE NINE MONTHS ENDING SEPTEMBER 30, 1995

                                                YEAR TO
                                                 DATE
                                                ACTUAL


   OUTSIDE CONTRACTORS                        3,986


   PAYROLL                                  331,584
   PAYROLL TAXES                             21,583
   PAYROLL SERVICES                           2,697
   POSTAGE & SHIPPING                         9,676
   RENT                                      48,341
   TELEPHONE                                 11,785
   TRAVEL                                    16,344
   UTILITIES                                      0
                                           --------
   TOTAL INDIRECT COSTS                     511,387
                                           --------
   TOTAL COSTS                            3,573,457
                                           --------
   INCOME BEFORE OTHER INCOME & TAXES        87,576
                                           --------

 OTHER INCOME & EXPENSES
     INTEREST INCOME                          1,477
     OTHER INCOME & EXPENSES                  2,219

   INCOME FROM OPERATIONS                    91,272
                                           --------

 BANKRUPTCY EXPENSES
     BANKRUPTCY EXPENSES - LEGAL             22,405
     BANKRUPTCY EXP. - CONSULTANTS               62
     BANKRUPTCY EXP. OTHER                    7,500
                                           --------

   TOTAL BANKRUPTCY EXPENSES                 29,967
                                           --------

    NET INCOME                              $61,305
                                           --------
                                           --------


                             EXHIBIT E  PAGE 98


                             EXHIBIT B  PAGE 195

                                EXHIBIT "F"


                            EXHIBIT B  PAGE 196

SERACARE
PROPOSED EQUITY DISTRIBUTION

                                            PLAN EFFECTIVE DATE
                                           ---------------------
                                              COMMON                 STOCK
           GROUP                              SHARES        %       OPTIONS
-----------------------------------------  -----------    -----   ----------

INVESTOR GROUP                              1,610,708     76.1%
UNSECURED CREDITORS - NOTES                   105,275      5.0%
INVESTMENT BANKERS - FIRST EQUITY CAPITAL      94,748      4.5%
INVESTMENT BANKERS - ANTHONY BRYANT            78,956      3.7%
INVESTMENT BANKERS - SUNDLAND GROUP            26,319      1.2%
MANAGEMENT - A J MORAN                         84,220      4.0%      56,147
MANAGEMENT - J L BURDICK                       63,165      3.0%      42,110
MANAGEMENT - BRIAN OLSON                       42,110      2.0%      28,073
UNSECURED CREDITORS                            10,000      0.5%
                                            ----------   ------     -------
                                            2,115,500    100.0%     126,330
                                            ----------   ------     -------
                                            ----------   ------     -------

                                                       (1) VEST 1/3 EACH YEAR


                             EXHIBIT F  PAGE 99


                             EXHIBIT B  PAGE 197

                                ORIGINAL NOTE


    PRINCIPAL AMOUNT:   1,100,000                  DATE:_________________, 1996
    (Or amount determined by the Bankruptcy Court)

       THIS ORIGINAL NOTE IS THE PROMISSORY NOTE ("NOTE") ISSUED BY
  AMERICAN BLOOD INSTITUTE, INC., AVRE, INC. AND BINARY ASSOCIATES, INC.
  TO CVD FINANCIAL CORPORATION, A DELAWARE CORPORATION, EFFECTIVE AS OF THE EFFECTIVE DATE OF THE THIRD AMENDED JOINT PLAN OF REORGANIZATION (THE "JOINT PLAN") IN ACCORDANCE WITH THE ORDER OF THE UNITED STATES BANKRUPTCY COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA CONFIRMING THE JOINT PLAN (THE "ORDER").

       In accordance with the Order of the Bankruptcy Court, the undersigned, American Blood Institute, Inc., a Delaware corporation, AVRE, Inc., and Binary Associates, Inc. ("Debtors") hereby promise to pay to CVD Financial Corporation, a Delaware corporation ("Lender"), in lawful money of the United States of America, at the office of the Lender or at such bank or other
  location as may  be  designated  in  writing  by  Lender,  the   sum  of the
  following amounts as provided in the Joint Plan: (a) the principal amount of ONE MILLION, ONE HUNDRED THOUSAND DOLLARS ($1,100,000) (or the amount determined by the Bankruptcy Court) such principal amount to be paid in equal quarterly installments over four years commencing on the first day of the first month 90 days after the Effective Date ( as defined in the Joint
  Plan), and (b)  accrued  interest  on  the   unpaid principal amount  at  the
  rate of 14%  per  annum  to  be  paid   commencing  on  the  first day of the
  first full month after  the  Effective  Date.

      This Note is secured by the Collateral as defined in the Restated Loan Agreement.


      The Restated Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof prior to the Maturity Date subject to the terms and conditions specified in the Restated Loan Agreement.

       In the event any action or proceeding is brought to enforce this Note, the prevailing party shall be entitled to recover its actual attorneys' fees and legal costs, including court costs and expert witness fees incurred therein.

       This Note may be prepaid at any time without penalty by the Debtors.

       This Note shall be governed by and constructed in accordance with the Laws of the State of California.

  AMERICAN  BLOOD INSTITUTE, INC.,             CVD  FINANCIAL CORPORATION,
  a Delaware Corporation                       a Delaware Corporation

  By:________________________                  By: ________________________
  Name:______________________                  Name: ______________________
  Title:_____________________                  Title: _____________________

  AVRE, INC.

  By: _______________________
  Name:______________________
  Title:_____________________

  BINARY ASSOCIATES, INC.

  By:________________________
  Name:______________________
  Title:_____________________



                             EXHIBIT C  PAGE 198

    MARTIN J. BRILL (State Bar No. 53220)
    DOUGLAS D. KAPPLER (State Bar No. 48979)
    ROBINSON, DIAMANT, BRILL & KLAUSNER
    A Professional Corporation
    1888 Century Park East, Suite 1500
    Los Angeles, California 90067
    Telephone: (310) 277-7400
    Telecopier: (310) 277-7584

    Attorneys for Debtors in Possession


                          UNITED STATES BANKRUPTCY COURT

                          CENTRAL DISTRICT OF CALIFORNIA


    In re                              )    Bk. No. LA 94-11730-AA
                                       )    Chapter 11
                                       )
    AMERICAN BLOOD INSTITUTE, INC.,    )
    a  Delaware corporation; AVRE,     )    (Joint Administration of Case
    INC.,  a  Nevada corporation; and  )    Nos. LA 94-11730-AA, LA 94-
    BINARY ASSOCIATES, INC., a         )    11736-AA, and LA 94-11738- AA)
    Colorado corporation,              )
                                       )    [Cases Not  Consolidated]
                 Debtors.              )
                                       )
                                       )    AMENDMENT TO THIRD AMENDED
                                       )    JOINT  PLAN  OF REORGANIZATION
                                       )    OF  AMERICAN  BLOOD  INSTITUTE,
                                       )    INC., AVRE, INC., AND BINARY
                                       )    ASSOCIATES, INC.
                                       )
                                       )    Date:      January 24, 1996
                                       )    Time:      10:30 a.m.
                                       )    Place:     Courtroom "1375"
                                       )               Roybal Federal Building
                                       )               255 East Temple Street
                                       )               Los Angeles, CA 90012
                                       )
---------------------------------------

    TO THE UNITED STATES TRUSTEE, CREDITORS OF THE ABOVE-NAMED

    DEBTORS AND ALL OTHER INTERESTED PARTIES:

         COMES NOW, American Blood Institute, Inc., Avre, Inc. and Binary

    Associates, Inc. and amend the Third Amended Joint Plan of

    Reorganization of American Blood Institute, Inc., Avre,  Inc. and

    Binary Associates, Inc. (the "Plan") as follows:

///


                             EXHIBIT D  PAGE 199

     The fourth paragraph of Section 3.1 of the Plan is amended to read as follows:

             "Upon confirmation of the Plan, in

          addition to other compensation to be paid for

          management services rendered by Alfred Jay

          Moran, Jr., Jerry L. Burdick and Brian Olson

          during the course of the Chapter 11 case,

          including, but not limited to creating the

          restructured company, giving up prior company

          benefits and equity, acquisition and funding

          of the initial six plasma centers, profit

          enhancement to the centers, bankruptcy

          administration, arranging financing, and

          developing and executing the chapter 11 plan,

          and as an incentive, Mr. Moran shall be

          issued 84,220 shares of Reorganized ABI's

          stock, Mr. Burdick shall be issued 63,165

          shares of Reorganized ABI's stock and stock

          options to acquire 42,110 shares over a three

          year period, and Mr. Olson shall be issued

          42,110 shares of Reorganized ABI's stock and

          stock options to acquire 28,073 shares over a

          three year period."

          Section 7.4 of the Plan is amended to read as follows:

                     "SECTION 7.4 EXECUTIVE COMPENSATION.

          The  officers  of the Reorganized Debtors shall  receive

          three year contracts with noncompete language.  The officers of the Reorganized

                             EXHIBIT D  PAGE 200

           Debtors shall  be:  Barry D. Plost, with  an  annual  salary  to  be negotiated, as Chairman, President and CEO; Jerry L. Burdick with an annual salary of $125,000 as Executive Vice President  and  Chief

           Financial Officer; and Brian Olson with an annual salary of $90,000 as Vice President.  There shall be a quarterly salary adjustment whereby  any  pre-tax earnings  over $100,000  per  quarter  shall

           be  paid  to  the  officers   of  the Reorganized  Debtor up to an

           annual maximum of $25,000 for  Barry D. Plost  and  $10,000 each for

           Jerry L. Burdick and Brian Olson. There shall  also  be  a

           Management Bonus Pool  which  will  allocate ten percent (10%) of pre-tax earnings which are in excess of $920,549 in year  one following the Effective Date, in excess of  $2,590,160 in year two,  in  excess  of $4,384,187 in year  three,  in  excess of

           $6,244,536  in year four, and in excess of $8,166,636 in  year five,

           to  a  bonus pool to be paid pro rata to management on the  basis of salaries."

             On  the  Effective  Date,  Alfred Jay Moran,  Jr.  will  resign as

Chairman, President and Chief Executive Officer, and Barry D. Plost will become

Chairman,  President and Chief Executive Officer. The above  amendments reflect that change.

                             EXHIBIT D  PAGE 201

Barry  D.  Plost is a Management Consultant with David Barrett, Inc.  and will continue as such  until  the  Effective Date. Mr. Plost was President and

Chief Executive Officer  of  Countrywide Transport  Services, Inc. from 1991 through 1994, and President and the Chief Operating Officer of Fray Miller

Trucking, Inc. from 1979 through 1991.

           Article  X shall be amended to add new paragraph 10.3  as

follows:

                "On the Effective Date, in accordance with Section 1123(a) (6)

           of  the  Bankruptcy  Code, the Reorganized Debtor  shall  adopt  an amendment  to  its  Articles of Incorporation  that  shall  contain

           provisions   that   prohibit  the  issuance  of  nonvoting   equity

           securities."

DATED: January 3, 1996                 AMERICAN BLOOD INSTITUTE, INC.,
                                       AVRE, INC. AND BINARY  ASSOCIATES, INC.

                                       By:   /s/ ALFRED JAY MORAN, JR.
                                           -----------------------------------
                                           ALFRED JAY MORAN, JR.,
                                           Their President

DATED: January 3, 1996                 ROBINSON,  DIAMANT, BRILL & KLAUSNER
                                       A Professional Corporation


                                       By:   /s/ MARTIN J. BRILL
                                           -----------------------------------
                                           MARTIN  J. BRILL
                                           Attorneys for Debtors in Possession

                             EXHIBIT D  PAGE 202

    MARTIN J. BRILL (Bar No. 53220)
    DOUGLAS D. KAPPLER (Bar No. 48979)
    ROBINSON, DIAMANT, BRILL & KLAUSNER
    A Professional Corporation
    1888 Century Park East
    Suite 1500
    Los Angeles, California 90067
    Telephone: (310) 277-7400

    Attorneys for Debtors


                         UNITED STATES BANKRUPTCY COURT

                        CENTRAL DISTRICT OF CALIFORNIA


    In re                              )          Bk. No. LA 94-11730-AA
                                       )
    AMERICAN BLOOD INSTITUTE, INC.,    )          Chapter 11
    AVRE  INCORPORATED                 )
    and BINARY ASSOCIATES, INC.        )          (Joint Administration  of
                                       )          Case Nos.
                                       )          LA-94-11730-AA;
                                       )          LA-94-11736-AA and
                                       )          LA-94-11738-AA)
                 Debtors.              )
                                       )
                                       )          ANALYSIS OF BALLOTS FOR
                                       )          ACCEPTING OR REJECTING
                                       )          DEBTORS' THIRD AMENDED
                                       )          JOINT PLAN OF REORGANIZATION
                                       )
                                       )          Date:  January 24, 1996
                                       )          Time:  10:30 a.m.
                                       )          Place: Courtroom 1375
---------------------------------------)

       COME NOW, AMERICAN BLOOD INSTITUTE, INC., AVRE, INC., and BINARY ASSOCIATES, INC., Debtors in the above-captioned Chapter 11 cases, and herewith files the Ballots For Accepting or Rejecting the Debtors' Third Amended Joint Plan of Reorganization herein, indicating the acceptances or rejections received thereto:


///

///


                             EXHIBIT E  PAGE 203

       I. CLASS 2 CLAIMS

               0         Vote Accepting Plan; Totalling -0-
             ------
               1         Vote Rejecting Plan; Totalling $1,913,954.00
             ------
               0         Votes Rejecting Plan; Totalling          -0-
             ------
                         0      % in Number
                       -------
                         0      % in Amount
                       -------

       II. CLASS 3 CLAIMS

               42        Votes Accepting Plan; Totalling          $1,753,627.07
             ------
               1         Votes Rejecting Plan; Totalling          $2,000.00
             ------

                         97.67   % in Number
                       -------
                         99.89   % in Amount
                       -------

       III. CLASS 4 CLAIMS

               1         Vote Accepting Plan; Totalling $150,000.00
             ------
               0         Votes Rejecting Plan; Totalling          $-0-
             ------

                         100      % in Number
                       -------
                         100      % in Amount
                       -------

       IV. CLASS 5 CLAIMS

               2         Votes Accepting Plan; Totalling          $872.17
             ------
               0         Votes Rejecting Plan; Totalling          $-0-
             ------

                         100      % in Number
                       -------
                         100      % in Amount
                       -------

       V. CLASS 6 CLAIMS

               6         Votes Accepting Plan; Totalling          $3,890.16
             ------
               0         Votes Rejecting Plan; Totalling          $-0-
             ------

                         100      % in Number
                       -------
                         100      % in Amount
                       -------



                                     -2-


                             EXHIBIT E  PAGE 204

       VI.  CLASS 7 CLAIMS

               2         Votes Accepting Plan
             -----
               0         Votes Rejecting Plan
             -----

                         100% in Number
                       -------

       DATED:  January 3,1996

                                          ROBINSON, DIAMANT, BRILL & KLAUSNER
                                          A Professional Corporation


                                          By:_______________________________
                                              MARTIN J. BRILL
                                              Attorneys for Debtors



                                     -3-


                             EXHIBIT E  PAGE 205

                                   PROOF OF SERVICE

STATE OF CALIFORNIA, COUNTY OF LOS ANGELES

        I am employed in the County of Los Angeles, State of California. I am over the age of 18 and not a party to the within action; my business address is:
1888 Century Park East, Suite 1500, Los Angeles, California 90067.

On January 3, 1996 I served the foregoing document described as:

MOTION FOR ORDER CONFIRMING THIRD AMENDED JOINT PLAN OF REORGANIZATION OF AMERICAN BLOOD INSTITUTE, INC., AVRE, INC., AND BINARY ASSOCIATES, INC.

on the interested parties in this action by placing a true copy thereof enclosed in a sealed envelope addressed as follows:

See attached

(x) (By Mail) I caused such envelope with postage thereon fully prepaid to be placed in the United States mail at Los Angeles, California.

( ) (By personal service) I caused the foregoing document to be hand-delivered to the above.

Executed on January 3, 1996 at Los Angeles, California.

(x)    (Federal)   I declare that I am employed in the office of a member of the bar of this court at whose direction the service was made.



                                    /s/ MARGUERITE HARDIN
                                    --------------------------
                                    Marguerite Hardin



MOTION FOR ORDER CONFIRMING THIRD        Russell Clementson, Esq.              Benjamin S. Seigel, Esq.
AMENDED JOINT PLAN OF REORGANIZATION     Office of the United States Trustee   Katz, Hoyt, Seigel & Kapor
OF AMERICAN BLOOD INSTITUTE, INC.,       221 N. Figueroa St., Suite 800        11111 Santa Monica Blvd., Suite 820
AVRE, INC., AND BINARY ASSOCIATES, INC.  Los Angeles, CA 90012                Los Angeles, CA 90025-3342



Michael D. Fort, Esq.                    Kiran A. Phansalkar, Esq.             Howard E. King Esq
Comm. Employment Security                The Hastie Law Firm                   King, Purtich & Holmes
12th Floor, Legal Dept                   3000 Oklahoma Tower                   2121 Avenue of the Stars
500 James Robertson Pkway                210 Park Avenue                       22nd Floor
Nashville, TN  37245-0100                Oklahoma City, OK  73102              Los Angeles, CA 90067



Richard L. Wynne, Esq.                   Dale V. Gallinetti                    Larry A. Cary
Wynne Spiegel Itkin                      119 Calle La Mesa                     32 Woodbridge
1901 Avenue of the Stars                 Moraga, CA 94556                      Colorado Springs CO 80906
Suite. 1600
Los Angeles, CA 90067-6080


Mould Bijou Center Ltd                   4th & Grand Partnership              Moss Family Trust
4067 Hardwick St., #168                  c/o The Leach Co.                    6971 Monte Ross Ave
Lakewood CA 90712                        P.O. Box 833                         Las Vegas, NV 89120-3018
                                         Pueblo CO 81002



